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INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES FOR THE THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 20
INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

As filed with the Securities and Exchange Commission on January 17, 2020

Registration No. 333-234702

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Williams Industrial Services Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1600 (Primary Standard Industrial Classification Code Number)	73-1541378 (I.R.S. Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240
Tucker, Georgia 30084
(770) 879-4400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Tracy D. Pagliara
President and Chief Executive Officer
Williams Industrial Services Group Inc.
100 Crescent Centre Parkway, Suite 1240
Tucker, Georgia 30084
(770) 879-4400
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Stuart Welburn
Todd E. Mason
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017
(212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(5)

Non-transferable rights to purchase common stock, par value $0.01(3)	N/A	N/A(3)

Common stock, $0.01 par value per share, underlying rights	$7,000,000(1)(4)	$908.6

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
We are granting, for no consideration, to our existing stockholders, non-transferable rights to purchase shares of our common stock. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the rights being offered hereby because the rights are being registered in the same registration statement as the common stock underlying the rights.

(4)
Represents the gross proceeds from the exercise of all non-transferable rights that may be issued.

(5)
A registration fee of $908.60 was previously paid in connection with the initial filing of this Registration Statement on November 14, 2019.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 17, 2020

PRELIMINARY PROSPECTUS

Williams Industrial Services Group Inc.

Non-transferable Subscription Rights to Purchase Shares of Common Stock
[                        ] Shares of Common Stock at $[                         ] per Share

        We are distributing, at no charge, to holders of our common stock, on a pro rata basis, non-transferable subscription rights to purchase an aggregate of [                ] shares of our common stock, par value $0.01 per share, which we refer to as "Rights." We refer to the offering of our common stock through the Rights as the "Rights Offering." Only holders of our common stock at [            ] [a.m./p.m.], New York City time, on [            ] [    ], 2020, which we refer to as the "Record Date," will receive one Right for each share of common stock owned. Each Right will entitle the holder to purchase [      ] of a share of our common stock at a subscription price of $[            ] per whole share, which we refer to as the "Subscription Price." We will not issue fractional shares in this Rights Offering.

        If the Rights Offering is not fully subscribed and you fully exercise your basic subscription Right, you will be entitled to exercise an over-subscription privilege to purchase additional shares of common stock that were not subscribed for by other Rights holders under the Rights Offering (up to a cap of 300% of the shares of common stock you held on the Record Date), such privilege being referred to as the "Over-Subscription Privilege." Both the basic subscription Right and the Over-Subscription Privilege are collectively referred to as the "Rights." The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on [                    ] [    ], 2020, unless we extend the Rights Offering period. All exercises of Rights are irrevocable, even if the Rights Offering is extended. We reserve the right to cancel the Rights Offering for any reason at our sole discretion any time before the expiration date, as originally determined or as may be extended.

        We have entered into a backstop purchase agreement, which we refer to as the "Backstop Agreement," with Wynnefield Capital, Inc., which we refer to, together with its affiliates, as "Wynnefield." Wynnefield is our largest stockholder and owns approximately 19.3% of our common stock; in addition, Nelson Obus, President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, serves on our Board of Directors. Pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, a number of shares of common stock such that the gross proceeds from the Rights Offering and backstop commitment will equal, but not exceed, $7.0 million in the aggregate.

        Our common stock is quoted on the OTCQX® Best Market, or the "OTCQX," under the symbol "WLMS." The shares of common stock that we issue in connection with the Rights Offering will also be quoted on the OTCQX under the same symbol. The Rights will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market. The last reported sale price of our common stock on the OTCQX on [                    ] [    ], 2020 was $[            ] per share.

        Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your Rights. You may not revoke or revise any exercises of Rights once made, unless we cancel or make a fundamental change to the terms and conditions of the Rights Offering. You should carefully read this entire prospectus and all information that we incorporate by reference before you make any investment decision. See the section in this prospectus under the caption: "Incorporation of Certain Documents by Reference." Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page 19 of this prospectus and in any other document incorporated by reference herein or therein before you make an investment in our securities.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2020

        You should rely only on the information contained in this prospectus and documents incorporated into this prospectus by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus or the documents incorporated by reference herein. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus, the documents incorporated by reference herein and any supplements to this prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of these securities.

        As permitted under the rules of the U.S. Securities and Exchange Commission, or the "SEC," this prospectus incorporates important business information about Williams Industrial Services Group Inc. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from other sources. See the sections in this prospectus under the captions "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or its offices described in this prospectus under the caption "Where You Can Find More Information."

        This prospectus and the documents incorporated by reference in this prospectus include important information about us, the securities being offered and other information you should know before exercising the Rights. You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus or any issuance of our shares of common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context requires otherwise, all references in this prospectus to "Williams," the "Company," "we," "our," or "us" refer to Williams Industrial Services Group Inc. and its subsidiaries.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and its exhibits contain or incorporate by reference various forward-looking statements that express a belief, expectation or intention or are otherwise not statements of historical fact. Forward-looking statements generally use forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. Investors should not place undue reliance on any of these forward-looking statements. Except as required by law, we undertake no obligation to further update any such statements, or the risk factors described in this prospectus under the caption "Risk Factors," to reflect new information, the occurrence of future events or circumstances or otherwise. The forward-looking statements in this prospectus do not constitute guarantees or promises of future performance. Forward-looking statements may include information concerning the following, among other items:

  •
  our ability to successfully refinance our existing credit facilities, which is a condition to the completion of this Rights Offering;

  •
  our ability to make interest and principal payments on our debt and satisfy the financial and other covenants contained in our debt facilities;

  •
  our ability to engage in certain transactions and activities due to limitations and covenants contained in our debt facilities;

  •
  our ability to enter into new lending facilities, if needed, and to obtain adequate surety bonding and letters of credit;

  •
  our ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that we make to our customers, and the possibility that we continue to incur further losses from operations in the future;

  •
  the possibility that our independent registered public accounting firm may include an explanatory paragraph in its audit opinion that accompanies our financial statements for the year ending December 31, 2019, indicating that our debt covenants and liquidity position raise substantial doubt about our ability to continue as a going concern or that such firm fails to stand for reappointment;

  •
  exposure to market risks from changes in interest rates, including changes to or replacement of the London Interbank Offered Rate ("LIBOR");

  •
  the possibility we may be required to write-down additional amounts of goodwill and other indefinite-lived assets;

  •
  our material weaknesses in internal control over financial reporting and our ability to implement and maintain effective controls over financial reporting in the future;

  •
  changes in our senior management and financial reporting and accounting teams, the ability of such persons to successfully perform their roles, and our ability to attract and retain qualified personnel, skilled workers and key officers;

  •
  a failure to successfully implement or realize our business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including our ability to successfully expand our business outside of the U.S., such as our expansion into Canada;

  •
  the loss of one or more of our significant customers;

  •
  our competitive position;

  •
  market outlook and trends in our industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants;

  •
  costs exceeding estimates we use to set fixed-price contracts;

  •
  harm to our reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency;

  •
  potential insolvency or financial distress of third parties, including our customers and suppliers;

  •
  our contract backlog and related amounts to be recognized as revenue;

  •
  our ability to maintain our safety record;

  •
  changes in our credit profile and market conditions affecting our relationships with suppliers, vendors and subcontractors;

  •
  compliance with environmental, health, safety and other related laws and regulations;

  •
  expiration of the Price-Anderson Act's indemnification authority;

  •
  our expected financial condition, future cash flows, results of operations and future capital and other expenditures;

  •
  the impact of general economic conditions;

  •
  information technology vulnerabilities and cyberattacks on our networks;

  •
  our failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery;

  •
  our participation in multiemployer pension plans;

  •
  the impact of any disruptions resulting from the expiration of collective bargaining agreements;

  •
  availability of raw materials and inventories;

  •
  the impact of natural disasters and other severe catastrophic events;

  •
  future income tax payments and utilization of net operating loss ("NOL") and foreign tax credit carryforwards, including any impact relating to the Tax Cuts and Jobs Act (the "Tax Act") or other tax changes;

  •
  future compliance with orders of and agreements with regulatory agencies;

  •
  volatility of the market price for our common stock and our stockholders' ability to resell their shares of common stock, including any impact of this Rights Offering;

  •
  our ability to pay cash dividends in the future;

  •
  the impact of activist shareholder actions;

  •
  the impact of future sales of our common stock on the market price of such stock;

  •
  expected outcomes of legal or regulatory proceedings and their expected effects on our results of operations, including future liabilities, fees and expenses resulting from the Koontz-Wagner Custom Controls Holdings LLC ("Koontz-Wagner") bankruptcy filing;

  •
  the broad discretion of our management in allocating the net proceeds of this Rights Offering; and

  •
  any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

        You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

 QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

        The following are examples of common questions that we expect to receive from stockholders and their representatives regarding our Rights Offering. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers are inherently limited in scope, do not contain all of the information that may be important to you, and may not address all of the questions that you may have about the Rights Offering. This prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, our common stock and our business.

What is the Rights Offering?

        We are distributing, at no charge and on a pro rata basis, to all holders of our common stock on the Record Date, the Rights, which are non-transferable subscription rights to purchase in the aggregate up to [                        ] shares of our common stock. One (1) Right will be distributed for each one (1) share outstanding to record holders of our common stock as of [      ]:[      ][      ] [a./p.]m., New York City time, on the Record Date, [                        ] [      ], 2020. Each Right will entitle the holder to purchase [            ] ([            ]) of a share of our common stock for a Subscription Price of $ [                ] per whole share. The Rights will be evidenced by the subscription Rights certificates, which we refer to as the "subscription rights certificates." The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX under the symbol "WLMS" and will not be listed on a national securities exchange. The Rights will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market.

Why are we conducting the Rights Offering?

        We are conducting the Rights Offering to raise capital in a cost-effective manner that allows all of our existing stockholders on the Record Date to participate. We expect to use the proceeds from the Rights Offering for working capital and general corporate purposes to fund the Company's strategic growth initiatives. See the section in this prospectus under the caption "Use of Proceeds."

        Our Board of Directors, which we sometimes refer to as the "Board", has chosen the structure of the Rights Offering to raise capital because it provides existing stockholders the opportunity to limit their ownership dilution from a sale of common stock to other investors.

Who may participate in the Rights Offering?

        Only stockholders of our Company as of [      ]:[      ][      ] [a./p.]m., New York City time, on the Record Date may participate in the Rights Offering.

What is the basic subscription Right?

        Each Right gives the holder the opportunity to purchase [                ] ([             ]) of a share of our common stock for $[            ] per whole share. No fractional shares will be issued in this Rights Offering. If the number of Rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share. Each holder as of [      ]:[      ][      ] [a./p.]m., New York City time, on the Record Date, will be granted one (1) Right for each one (1) share of our common stock owned at that time. Each Right carries with it a basic subscription Right and an Over-Subscription Privilege, as described below.

Is there an Over-Subscription Privilege?

        Yes. If, and only if, you fully exercise your basic subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering (up to a cap of 300% of the shares of common stock you held on the Record Date), subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the basic subscription Right. See the section in this prospectus under the caption "Description of the Rights Offering—Pro Rata Allocation."

What if there is an insufficient number of shares to satisfy the Over-Subscription Privilege requests?

        If there is an insufficient number of shares of our common stock available to fully satisfy the Over-Subscription Privilege requests of Rights holders, Rights holders who exercise their Over-Subscription Privilege will receive the available shares pro rata based on the number of shares each Rights holder has subscribed for under the Over-Subscription Privilege. Any excess subscription payments will be returned by mail, without interest or deduction, within ten (10) business days after the expiration of the Rights Offering.

May I transfer my Rights?

        No. The Rights are not transferable.

Will fractional shares of common stock be issued upon exercise of the Rights?

        We will not issue fractional shares or cash in lieu of fractional shares in this Rights Offering. If the number of Rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share.

How was the Subscription Price determined?

        The Subscription Price of $[            ] per share was determined by the Pricing Committee of the Board of Directors (the "Pricing Committee") based on [      ]% discount to the 25-trading-day volume weighted average price for the period immediately preceding the initiation of the Rights Offering. In making its determination, the Pricing Committe considered many factors, including, but not limited to, the historical and current trading prices of our common stock and general conditions in the industry and outlook. The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price of the Rights Offering or determine to cancel or otherwise alter the terms of the Rights Offering. See the section in this prospectus under the caption "Description of the Rights Offering—Subscription Price."

Am I required to exercise all of the Rights I receive in the Rights Offering?

        No. You may exercise your Rights in full or in part, or you may choose not to exercise any Rights. If you do not exercise your basic subscription Rights in full, your percentage ownership interest in our outstanding common stock will be diluted. You must, however, exercise your full basic subscription Rights to be entitled to exercise the Over-Subscription Privilege.

What will happen if I choose not to exercise my Rights?

        You may exercise some, all, or none of your Rights. If you do not exercise any of your Rights, the number of shares of our common stock you own will not change. Because Wynnefield has agreed, upon expiration of the Rights Offering, to purchase from us, a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), your ownership interest will be diluted following the consummation of the Rights Offering if you do not exercise your Rights in full. You can avoid such dilution by fully exercising your basic subscription Rights.

How do I exercise my Rights?

        If you are a record holder of our common stock and wish to participate in the Rights Offering, you must deliver to the subscription agent, prior to the expiration of the Rights Offering, all of the following, which the subscription agent must receive (and funds must clear) prior to 5:00 p.m., New York City time, on [                ] [      ], 2020, which is [         (        )] calendar days after the effective date of this prospectus:

  •
  Your payment for exercise of the Rights. See the section in this prospectus under the caption "Description of the Rights Offering—Payment Method"; and

  •
  Your complete and fully executed subscription rights certificate.

        If you cannot deliver your subscription rights certificate to the subscription agent before the expiration of the Rights Offering, you may use the procedures for guaranteed delivery as described in this prospectus in the section under the caption "Description of the Rights Offering—Guaranteed Delivery Procedures."

        If you hold your shares through a broker, dealer, custodian bank or other nominee, which we generally refer to as a "nominee," such nominee is the record holder of the shares you own and must exercise the Rights on your behalf of the shares of our common stock you wish to purchase. If you wish to participate in the Rights Offering, please promptly contact such nominee, which we will ask to notify you of the Rights Offering. You should receive from your nominee a beneficial owner subscription form or other similar form. You should complete and return to such nominee the beneficial owner subscription form, or such other forms provided to you by the nominee, and form of payment, in accordance with its stated procedures and prior to its stated deadlines.

        If you hold your shares in the name of a nominee who uses the services of the Depository Trust Company, or "DTC," DTC will issue a number of Rights to your nominee equal to which you are entitled as a beneficial holder. See the section in this prospectus under the caption "Description of the Rights Offering—Exercise of Rights."

When will I receive my subscription rights certificate?

        Promptly after the date of this prospectus, a subscription rights certificate will be mailed to each registered holder of our common stock as of the close of business on the Record Date, based on our stockholder registry maintained at the transfer agent for our common stock. That subscription rights certificate will include subscription details and election information for the subscription rights. If you hold your shares of common stock in "street name" through a nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your nominee whether or not to exercise your Rights on your behalf, pursuant to the nominee's stated procedures. If you wish to obtain a separate subscription rights certificate, you should promptly contact your nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your Rights if your shares are held by a nominee.

Where do I deliver my forms and the payment for exercise of the Rights?

        If your shares are held in the name of a nominee, then you must coordinate with your nominee regarding delivery of your subscription form, or such other forms provided to you by the nominee, notice of guaranteed delivery (if applicable) and subscription payment.

        If you are a stockholder of record and you wish to exercise your Rights, then you must send your subscription rights certificate, notice of guaranteed delivery (if applicable) and subscription payment to the subscription agent at the following address:

By registered first class mail:	By express mail, courier or other expedited service:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Corporate Actions Voluntary Offer; COY: GEG	Corporate Actions Voluntary Offer; COY: GEG
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

        All deliveries to the subscription agent should only be made by registered first class mail, express mail, courier or other expedited service. Please allow adequate time for delivery of your subscription to the subscription agent by you or by your nominee.

        We do not take any responsibility for completion of your subscription documents, including, as applicable, your subscription rights certificate or subscription form, and payment to the subscription agent or, if you are not a record holder, to your nominee. If you wish to exercise your Rights, please ensure that you properly complete all required subscription documents and that you provide responses to all requested information. If you have any questions or comments regarding completion of the materials, please contact the information agent.

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not properly specified, then the funds received will be applied to the exercise of Rights only to the extent of the payment actually received by the subscription agent. You must pay for your Over-Subscription Privilege shares at the time you exercise your basic subscription Rights; provided, that, to the extent you are not allocated all requested shares pursuant to the Over-Subscription Privilege, any excess funds will be returned to you, without interest.

How soon must I act to exercise my Rights?

        The Rights may be exercised at any time beginning on the effective date of this prospectus and before the expiration of the Rights Offering, which is [                ] [      ], 2020, at 5:00 p.m., New York City time. If you elect to exercise any Rights, the subscription agent must actually receive all required documents and payments from you or your nominee, as applicable, before the expiration of the Rights Offering. If you hold shares through a nominee, your nominee may require you to submit your forms and payment by a date and time earlier than the expiration of the Rights Offering. The expiration of the Rights Offering may be extended by the Company up to an additional thirty (30) days in its discretion.

After I send in my payment and subscription rights certificate, may I cancel my exercise of Rights?

        No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. You should not exercise your Rights unless you are certain that you wish to purchase additional shares of our

common stock at a Subscription Price of $[            ] per share. See the section in this prospectus under the caption "Description of the Rights Offering—No Revocation or Change."

Can the Rights Offering be extended, canceled or amended?

        Yes. We may cancel or amend the Rights Offering in our discretion at any time. In addition, we may, in our discretion, extend the period for exercising your Rights up to an additional thirty (30) days.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

        Yes. The subscription agent will hold all funds it receives in a segregated bank account, in escrow, until the Rights Offering is completed or is withdrawn or canceled. If the Rights Offering is terminated or otherwise is not completed, the subscription agent will return all subscription payments received by it as soon as practicable. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering. If you own shares in "street name," it may take longer for you to receive your refunded payment because the subscription agent will return payments through the record holder of the shares, which is your nominee.

Are there risks in exercising my Rights?

        Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully review this prospectus and any documents incorporated by reference into this prospectus. See the sections in this prospectus under the captions "Risk Factors" and "Incorporation of Certain Documents by Reference."

Are we requiring a minimum subscription to complete the Rights Offering?

        No. There is no aggregate minimum subscription we must receive to complete the Rights Offering. However, pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege).

What fees or charges apply if I purchase shares of common stock?

        If you wish to exercise your Rights, the only cost to you will be the payment of the Subscription Price for purchase of the Rights Offering shares. We will not charge any fees or commissions in connection with the issuance of the Rights to you or the exercise of your Rights. If you hold your shares of common stock through a nominee, you may be required to pay your nominee certain service or administration fees in connection with the exercise of your Rights. Please check with your nominee in such regard. We are not responsible for covering or reimbursing any such fees.

When and how will my new shares be delivered?

        The Company intends to issue the shares of common stock in book entry form to each subscriber as soon as practicable after completion of the Rights Offering. We will issue the shares in book entry form to each subscriber; we will not issue any stock certificates. If you are a holder of record of our common stock, you will receive a statement of ownership from our transfer agent, Computershare Trust Company, N.A., reflecting the shares of common stock that you purchased in the Rights Offering. If your shares of common stock are held in the name of a nominee, your new shares of common stock will be issued to the same account. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

When can I sell the shares of common stock I receive upon exercise of the Rights?

        If you exercise your Rights, you will be able to resell the shares of common stock purchased by exercising your Rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the Rights Offering, there may be a delay between the expiration date of the Rights Offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price.

Has our Board made a recommendation to our stockholders regarding the Rights Offering?

        No. Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your Rights. Stockholders who exercise Rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock will be above the Subscription Price or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the Rights Offering. See the section in this prospectus under the caption "Risk Factors."

Do any directors, officers, or principal stockholders have an interest in the Rights Offering?

        All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the non-transferable Rights to purchase shares of our common stock as described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

        Pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). Wynnefield is our largest stockholder and owns approximately 19.3% of our common stock. Nelson Obus is the President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, and he and David A. B. Brown were both appointed to the Board pursuant to the Election and Nomination Agreement entered into between the Company and Wynnefield in 2016. Mr. Obus has abstained from all votes related to this Rights Offering or the Backstop Agreement and the transactions contemplated thereby.

        Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering, and we have not otherwise received any indication from any of our other directors, officers or other stockholders as to whether they plan to subscribe for shares of our common stock in the Rights Offering.

Why is Wynnefield acting as backstop for the Rights Offering?

        Our objective is to raise $7.0 million in gross proceeds from our Rights Offering. In the event that all Rights are not exercised, we would fall short of that objective. We have therefore entered into the Backstop Agreement with Wynnefield, our largest stockholder, to ensure we will receive $7.0 million in gross proceeds from this Rights Offering; provided, that the gross proceeds from the Rights Offering and backstop commitment will not exceed the amount of $7.0 million in the aggregate. Additionally, we have determined that the increase in the ownership position of Wynnefield will not impair our ability to potentially use our NOLs even if no stockholders other than Wynnefield participate in the Rights Offering; accordingly, having Wynnefield provide the backstop commitment should minimize the potential impact of the Rights Offering on the Company's NOLs.

How many shares will Wynnefield own after the Rights Offering?

        Wynnefield is our largest stockholder and owns approximately 19.3% of our common stock.

        We will issue [                ] shares of common stock in the Rights Offering, as a result of which we will have an aggregate of approximately [        ] shares of common stock issued and outstanding following the Rights Offering. If each of our stockholders as of the Record Date purchases the full number of shares to which each such holder is entitled, Wynnefield would beneficially own approximately [        ]% of our combined issued and outstanding common stock. If none of our stockholders as of the Record Date purchases shares in the Rights Offering, then Wynnefield will purchase, pursuant to the Backstop Agreement, all shares issued in the Rights Offering and would own approximately [        ]% of our issued and outstanding common stock.

        In view of the large percentage of our common stock currently owned by Wynnefield, together with additional common stock that may be acquired by Wynnefield pursuant to the backstop commitment, we expect that Wynnefield will continue to have the ability to exert significant influence over our management and policies.

How does the backstop commitment work?

        Subject to certain conditions and pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). If all [                ] shares available in this Rights Offering are sold pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege), there will be no unsubscribed shares, and no shares will be sold to Wynnefield pursuant to the Backstop Agreement.

        The offer and sale of shares of our common stock to Wynnefield pursuant to the Backstop Agreement will be effectuated in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will not be registered pursuant to the registration statement of which this prospectus forms a part. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. For additional details, see the section in this prospectus under the caption "The Backstop Agreement and Registration Rights."

        The Backstop Agreement provides that Wynnefield has no obligation to consummate the transactions contemplated by the Backstop Agreement unless and until (i) the Company has executed and delivered the documentation governing the refinancing of its existing credit facilities (the "Refinancing") in the aggregate amount of not less than $45,000,000 (the "Refinancing Documentation Condition"), (ii) all conditions to the effectiveness of the documentation governing the Refinancing have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the closing of the transactions contemplated by the Backstop Agreement) (the "Satisfaction/Waiver Condition"), and (iii) the Company has consummated such Refinancing (together with the Refinancing Documentation Condition and the Satisfaction/Waiver Condition, the "Refinancing Condition"). Following the January 2020 amendment of our outstanding debt facilities, Wynnefield waived the Refinancing Condition. For additional details, see the section in this prospectus under the caption "Description of the Rights Offering—Backstop Commitment."

Is Wynnefield receiving any compensation for its backstop commitment?

        No. Wynnefield will not receive any fees for acting as backstop for the Rights Offering; however, we have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights.

How many shares of our common stock will be outstanding after the Rights Offering?

        As of the Record Date, [                ] shares of our common stock were issued and outstanding. We will issue approximately [            ] shares through the Rights Offering. In addition, we may issue equity securities (including, but not limited to, warrants to purchase shares of our common stock) in connection with future financing transactions. Upon consummation of the Rights Offering, we expect to have approximately [            ] shares of issued and outstanding common stock.

How much money will the Company receive from the Rights Offering?

        Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privileges issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), which will ensure that we receive $7.0 million in gross proceeds from the Rights Offering; provided, that the gross proceeds from the Rights Offering and backstop commitment will not exceed the amount of $7.0 million in the aggregate.

What are the U.S. federal income tax consequences of exercising Rights?

        For U.S. federal income tax purposes, we believe you generally should not recognize income or loss in connection with the receipt or exercise of Rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our common stock. See the section in this prospectus under the caption "Certain Material U.S. Federal Income Tax Consequences."

How do I exercise my Rights if I live outside the United States?

        We will not mail this prospectus or subscription rights certificates to stockholders with addresses that are outside the United States. The subscription agent will hold these subscription rights certificates for their account. To exercise Rights, our foreign stockholders must notify the subscription agent and timely follow other procedures described in the section entitled "Description of the Rights Offering—Non-U.S. Stockholders."

What fees and expenses will we incur in the Rights Offering?

        We will pay all fees charged by the subscription agent, the information agent, legal counsel to the Company, and the Company's independent registered public accounting firm. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights.

        Pursuant to the Backstop Agreement, we have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. The backstop commitment is subject to various terms and conditions we negotiated with Wynnefield, as described in this prospectus under "The Backstop Agreement and Registration Rights."

Whom should I contact if I have other questions?

        If you have other questions or need assistance, please contact the information agent, Georgeson LLC, at (888) 666-2580.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section describing the risks of investing in our common stock under the caption "Risk Factors," and the documents and financial statements incorporated by reference in the section entitled "Incorporation of Certain Documents by Reference" before making an investment decision. Some of the statements in this summary constitute forward-looking statements. For more information, please see "Cautionary Note Regarding Forward-Looking Statements."

 Our Company

        The Company was incorporated in 2001 under the laws of the State of Delaware under the name "Global Power Equipment Group Inc." and became the successor to GEEG Holdings, LLC, which was formed as a Delaware limited liability company in 1998. Effective June 29, 2018, Global Power Equipment Group Inc. changed its name to Williams Industrial Services Group Inc. to better align its name with the Williams business (which includes Williams Industrial Services Group, LLC, collectively with Williams Plant Services, LLC, Williams Specialty Services, LLC, Williams Industrial Services, LLC and Construction & Maintenance Professionals, LLC), and our stock now trades on the OTCQX under the ticker symbol "WLMS." Williams has been safely helping plant owners and operators enhance asset value for more than 50 years. We provide a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Our mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to our customers.

Risk Factors

        Exercising the Rights and investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information under the heading "Risk Factors" in this prospectus before you decide to exercise your Rights to purchase common stock.

Corporate Information

        Our principal executive offices are located at 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084, and our telephone number is (770) 879-4400. Our website is https://www.wisgrp.com/. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are explicitly incorporated by reference into this prospectus.

 The Rights Offering

        The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading "Description of the Rights Offering" in this prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Securities Offered	We are distributing, at no charge, to holders of our common stock, Rights to purchase [ ] shares in the aggregate of our common stock. You will receive one (1) Right for each share of common stock owned at [ ]:[ ] [a./p.]m., New York City time, as of the Record Date set forth below.
Subscription Rights
Each Right will entitle a holder to purchase [ ] ([ ]) of a share of our common stock at a Subscription Price of $[ ] per whole share. We will not issue fractional shares in this Rights Offering. If the number of Rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share.
Over-Subscription Privilege
If, and only if, you fully exercise your basic subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering (up to a cap of 300% of the shares of common stock you held on the Record Date), subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the basic subscription Right.
Proration of Over-Subscription Privilege
If there are not enough shares of our common stock available to satisfy all subscriptions made under the Over-Subscription Privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those holders exercising the Over-Subscription Privilege. For more information regarding proration, including the precise formula for how your Rights will be prorated, see "Description of the Rights Offering—Pro Rata Allocation."
Record Date	[ ]:[ ] [a./p.]m., New York City time, on [ ] [ ], 2020.
Expiration of the Rights Offering	5:00 p.m., New York City time, on [ ] [ ], 2020, unless extended by us in our discretion.
Subscription Price	$[ ] per share, payable in cash. All payments related to the exercise of a Right must be received by the subscription agent before the expiration of the Rights Offering.

Use of Proceeds	We intend to use the net proceeds of this Rights Offering for working capital and general corporate purposes to fund the Company's strategic growth initiatives. See "Use of Proceeds."
Non-Transferability of Subscription Rights	The Rights are not transferable and will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market.
No Board Recommendation
Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your Rights. For an explanation of how the Subscription Price of the Rights was determined, please see "Description of the Rights Offering—Subscription Price." You are urged to make your decision based on your own assessment of our business and the Rights Offering. See the section in this prospectus under the caption "Risk Factors."
Conditions	We are not requiring a minimum subscription to complete the Rights Offering.
Backstop Commitment
Subject to certain conditions and pursuant to a Backstop Agreement, Wynnefield agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). For additional details, see the section in this prospectus under the caption "The Backstop Agreement and Registration Rights."
Refinancing Condition
Wynnefield has no obligation to consummate the transactions contemplated by the Backstop Agreement unless and until (i) the Company has executed and delivered the documentation governing the Refinancing of its existing credit facilities in the aggregate amount of not less than $45,000,000, (ii) all conditions to the effectiveness of the documentation governing the Refinancing have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the closing of the transactions contemplated by the Backstop Agreement), and (iii) the Company has consummated such Refinancing. Following the January 2020 amendment of our outstanding debt facilities, Wynnefield waived the Refinancing Condition. For additional details, see the section in this prospectus under the caption "Description of the Rights Offering—Backstop Commitment."

Registration Rights	The offer and sale of shares of our common stock to Wynnefield pursuant to the Backstop Agreement will be effectuated in a transaction exempt from the registration requirements of the Securities Act and will not be registered pursuant to the registration statement of which this prospectus forms a part. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. For additional details, see the section in this prospectus under the caption "The Backstop Agreement and Registration Rights."
No Revocation by Holder
All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended. You should not exercise your Rights unless you are certain that you wish to purchase additional shares of our common stock at a Subscription Price of $[ ] per share.
U.S. Federal Income Tax Considerations
For U.S. federal income tax purposes, we believe you generally should not recognize income or loss in connection with the receipt or exercise of Rights. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our common stock. See the section in this prospectus under the caption "Certain Material U.S. Federal Income Tax Consequences."
Extension and Termination of Rights Offering
We may cancel, amend or terminate the Rights Offering at any time in our discretion. We may extend the period for exercising your Rights for up to an additional thirty (30) days, in our discretion, by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

Procedures for Exercising Rights	To exercise your Rights, you must complete the subscription documents and deliver them to the subscription agent, Computershare Trust Company, N.A., or, if you are not a record holder, to your nominee, together with full payment for all the Rights you elect to exercise. If regular mail is used to deliver the subscription documents and payments, we recommend using registered mail, properly insured, with return receipt requested.
In certain cases, a qualified designee of a record holder of Rights may exercise Rights. See the section in this prospectus under the caption "Description of the Rights Offering—Exercise of Rights."
Subscription Agent	Computershare Trust Company, N.A. will act as our subscription agent in connection with the Rights Offering.
Information Agent for Questions	Georgeson LLC will act as our information agent in connection with the Rights Offering. You may contact them directly with any questions or comments at (888) 666-2580.
Shares Outstanding as of the Record Date	[ ] shares of our common stock are issued and outstanding as of the Record Date.
Shares Outstanding after Completion of the Rights Offering
We will issue approximately [ ] shares of common stock in this Rights Offering. Upon consummation of the Rights Offering and assuming full subscription of the Rights Offering, we expect to have approximately [ ] shares of outstanding common stock.
Risk Factors
Investors considering making an investment by exercising Rights in the Rights Offering should carefully read and consider the information set forth in "Risk Factors" beginning on page 19 of this prospectus, the documents incorporated by reference herein and the risks that we have highlighted in other sections of this prospectus.
OTCQX Symbol	Our common stock is quoted on the OTCQX under the trading symbol "WLMS." The shares of common stock issued in the Rights Offering will be quoted on the OTCQX under the same symbol.
The Rights will not be quoted on the OTCQX or listed or quoted on any other stock exchange or market.

RISK FACTORS

        This section describes material risks to our business that currently are known to us. You should carefully consider all of the information in this prospectus and each of the risks described below, together with the other information incorporated by reference in this prospectus. Any of the following risks and those incorporated by reference could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus. While we believe we have identified and discussed the material risks affecting us, there may be additional risks and uncertainties that we do not currently know or that we do not currently believe to be material that may adversely affect our business, financial condition and results of operations in the future. Please see the section in this prospectus under the caption "Where You Can Find More Information."

Risk Factors Related to Our Liquidity and Capital Resources

We may not generate sufficient cash resources to continue funding our operations.

        In order to have sufficient cash to fund our continuing operations, we will need to successfully stabilize and sustain our reductions in corporate headquarters expenses to properly align with and support our business. In addition, we require substantial working capital in order to meet the demands of our growing business. If our liquidity generating initiatives do not produce the expected results, or if we are otherwise unable to obtain sufficient cash resources to operate our business, we may need to raise additional debt capital or sell assets outside the normal course of business. Otherwise, we may be forced to significantly curtail or cease our operations or seek bankruptcy protection. For additional information, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and to the consolidated financial statements included in this prospectus.

We have incurred losses from operations in recent fiscal years, and may incur further losses in the future.

        We incurred operating losses from continuing operations in the third quarter of 2019 and for the fiscal years ended 2018 and 2017 and may incur further losses in the operation of our business. The corporate headquarters organization required to manage the complexities of three reporting segments, one of which had significant international operations, contributed to our losses. Additionally, we incurred significant expenses related to professional services incurred in executing our strategy to exit our Mechanical Solutions and Electrical Solutions businesses and the now completed restatement of certain prior financial results. Although we had a reduction in corporate operating expenses in 2019 as a result of aggressive cost reductions implemented during 2018 and the more streamlined company structure, we may still fail to meet our goal of achieving and maintaining profitability in the future.

If we do not timely pay amounts due and comply with the covenants under the New Centre Lane Facility and the MidCap Facility, our business, financial condition and ability to continue as a going concern would be materially and adversely impacted.

        Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The terms of the four-year, $35.0 million senior secured credit agreement entered into by the Company on September 18, 2018 with an affiliate of Centre Lane Partners, LLC as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (as amended, the "New Centre Lane Facility"), to refinance and replace the 4.5-year senior secured term loan facility, entered into on June 16, 2017, with an affiliate of Centre Lane Partners, LLC as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (as amended, the "Initial Centre Lane Facility"), among other things, require high interest payments, and both the New Centre Lane Facility and the four-year, $25.0 million Credit and Security Agreement entered into on October 11, 2018 with MidCap Financial Trust as Agent and as a lender, and other lenders from time to time party thereto (as amended, the "MidCap Facility"), place encumbrances on our assets, and subject us to restrictive covenants that significantly limit our operating flexibility. Additionally, under the terms of the New Centre Lane Facility, the Company must make quarterly loan amortization payments of $0.1 million per quarter through June 30, 2019 and $0.2 million per quarter thereafter.

        The terms of the New Centre Lane Facility and the MidCap Facility have been structured in such a way that, if we default under one, we will also default under the other. In the event of a default, our senior secured lenders would have the right to accelerate the then-outstanding amounts under each such facility and to exercise their rights and remedies to collect such amounts, which would include foreclosing on collateral constituting substantially all of our assets and those of our subsidiaries. Any default on the New Centre Lane Facility or the MidCap Facility could result in the outstanding principal balance under each such facility becoming immediately due and payable. We do not currently have sufficient cash on hand to repay the outstanding balances, and a failure to do so would constitute a default. If such a payment default were to occur and our lenders under the New Centre Lane Facility and the MidCap Facility exercised their rights and remedies to the extent permitted by each such facility and applicable law, we would likely be forced to seek bankruptcy protection and our investors could lose the full value of their investment in our common stock. Accordingly, a default could have a material adverse effect on our business.

        For additional information, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and to the consolidated financial statements included in this prospectus.

Our independent registered public accounting firm may include an explanatory paragraph in its audit opinion that accompanies our financial statements for the year ended December 31, 2019 indicating that our debt covenants and liquidity position raise substantial doubt about our ability to continue as a going concern.

        If we are unable to pay amounts due under the New Centre Lane Facility or the MidCap Facility, fail to satisfy the restrictive covenants under the New Centre Lane Facility and MidCap Facility or otherwise breach or fail to develop and implement plans sufficient to alleviate the adverse effects of the foregoing before the completion of the audit of our consolidated financial statements for the year ended December 31, 2019, our independent registered public accounting firm may include an explanatory paragraph in its audit opinion that accompanies our 2019 financial statements, indicating that the terms of our indebtedness and related liquidity position raise substantial doubt about our ability to continue as a going concern.

        The presence of any such explanatory paragraph may, among other negative effects, make it difficult for us to continue to negotiate acceptable payment terms with our vendors and customers or may result in one or more of our suppliers making demand for adequate assurance, which could include a demand for payment in advance. If we are unable to negotiate acceptable payment terms with our customers, or if any of our material suppliers were to successfully demand payment in advance, and we were unable to internally generate or externally raise cash in sufficient amounts to cover our resulting reduced liquidity, it could have a material adverse effect on our liquidity and may force us to seek bankruptcy protection. Other effects of such an explanatory paragraph may include difficulty obtaining future financing and negative perceptions among our customers and investors.

If our independent registered public accounting firm fails to stand for reappointment, any resulting need to engage a new auditor could significantly delay the filing of our future annual and quarterly reports with the SEC and adversely impact our business.

        Our independent registered public accounting firm goes through client reacceptance procedures annually to determine if it is willing to stand for reappointment. These procedures include, among other items, a risk assessment. Due to our risk profile, there is a chance we will not meet the minimum criteria for reacceptance. If we are unable to satisfy the requirements of such client reacceptance criteria, we may be required to change auditors, which might delay the filing of our 2020 annual and quarterly reports on Form 10-K or 10-Q, as applicable, and subsequent reports with the SEC. Any such delay could result in a breach of the covenants of the New Centre Lane Facility and the MidCap Facility, reduce our trade credit based on our inability to deliver recent financial statements to our key vendors and cause us to become delinquent in our SEC filings.

The limitations and covenants contained in the New Centre Lane Facility constrain our ability to borrow additional money, sell assets and make acquisitions, which may impair our ability to fully implement elements of our business strategy and otherwise adversely affect our liquidity and financial condition.

        The New Centre Lane Facility contains a number of limitations and covenants that limit our ability and that of our subsidiaries to, among other things:

  •
  borrow money or make capital expenditures;

  •
  incur liens;

  •
  pay dividends or make other restricted payments;

  •
  merge or sell assets;

  •
  enter into transactions with affiliates;

  •
  fund our growth initiatives in Canada; and

  •
  make acquisitions or investments.

        The New Centre Lane Facility provides for variable rates of interest. We will be liable for the greatest amount of interest permitted under such rates. Any increase in LIBOR or the cessation of LIBOR as a viable reference rate may result in an increase in our interest rates on our outstanding debt under the New Centre Lane Facility and therefore negatively affect our cash flow and financial condition. Our obligations under the New Centre Lane Facility are guaranteed by all of our wholly owned subsidiaries, subject to customary exceptions, and such guarantees are secured by substantially all of the assets of such subsidiaries. Our obligations are secured by first priority security interests in substantially all of our assets and those of our wholly owned domestic subsidiaries. This includes 100% of the voting equity interests of our domestic subsidiaries and certain specified foreign subsidiaries.

        The New Centre Lane Facility also includes additional restrictive covenants, including covenants that require us to maintain a total net leverage ratio, minimum consolidated adjusted EBITDA and minimum liquidity. These restrictions could adversely affect our business because they include, among other things, limitations on our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that may be beneficial for our business. These restrictions also could have a material adverse effect on our ability to make capital expenditures and business acquisitions, restructure or refinance our indebtedness, accept certain business opportunities from customers or seek additional capital.

        If we do not comply with the restrictive covenants, including failing to satisfy the required financial covenants, or obtain waivers as needed, our lenders could accelerate our debt and foreclose on our assets, and our stockholders may lose the full value of an investment in our common stock. Our ability to comply with the restrictive covenants in the New Centre Lane Facility depends upon our ability to generate adequate earnings and operating cash flows or sell assets, which will be subject to our ability to successfully implement our business strategy, as well as other general economic and competitive conditions and financial, business and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations to fund our cash requirements and debt service obligations, and we may continue to face significant liquidity constraints. For additional information, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and to the consolidated financial statements included in this prospectus.

The limitations and covenants contained in the MidCap Facility constrain our ability to borrow additional money, sell assets and make acquisitions, which may impair our ability to fully implement elements of our business strategy and otherwise adversely affect our liquidity and financial condition.

        The MidCap Facility contains a number of limitations and covenants that limit our ability and that of our subsidiaries to, among other things:

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  create, incur, assume or guarantee any debt, except for the amount outstanding under the New Centre Lane Facility;

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  incur liens;

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  merge or sell assets;

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  purchase assets or engage in joint ventures or partnerships, except as permitted by the MidCap Facility, or make investments;

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  enter into transactions with affiliates;

  •
  change normal billing and reimbursement policies;

  •
  make sales or extend credit terms outside the normal course of business; and

  •
  pay dividends or make other restricted payments.

        The MidCap Facility provides for a rate of interest of LIBOR (with a floor of 1%) plus 6%. Any increase in LIBOR or the cessation of LIBOR as a viable reference rate may result in an increase in our interest rates on our outstanding debt under the MidCap Facility and therefore negatively affect our cash flow and financial condition. Our obligations under the MidCap Facility are secured by security interests in substantially all of our assets and those of our wholly-owned subsidiaries. Our obligations are also guaranteed by our Canadian subsidiaries.

        The MidCap Facility also includes additional restrictive covenants, including covenants that require us to maintain a total net leverage ratio, minimum consolidated adjusted EBITDA and minimum liquidity. If we do not comply with the restrictive covenants, including failing to satisfy the required financial covenants, or obtain waivers as needed, our lenders could accelerate our debt and foreclose on our assets, and our shareholders may lose the full value of an investment in our common stock. Our ability to comply with the restrictive covenants in the MidCap Facility depends upon our ability to successfully implement our business strategy, as well as other general economic and competition conditions and financial, business and other factors, many of which are beyond our control. Our business may not generate a sufficient borrowing base, as defined in the MidCap Facility, necessary to fund our cash requirements and debt service obligations, and we may continue to face significant liquidity constraints. For additional information, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and to the consolidated financial statements included in this prospectus.

Any inability to finance our business or repay the New Centre Lane Facility and the MidCap Facility, including due to deterioration of the credit markets, could adversely affect our business.

        We intend to finance our existing operations and initiatives with existing cash and cash equivalents, cash flows from operations, the New Centre Lane Facility and the MidCap Facility. The New Centre Lane Facility contains high interest rate payments and both the New Centre Lane Facility and the MidCap Facility contain a number of restrictive covenants and other terms that limit our operating flexibility, including our ability to make other investments or pursue new lines of business. Any deterioration in the credit markets could adversely affect the ability of many of our customers to pay us on time and the ability of many of our suppliers to meet our needs on a competitive basis. Any inability to pay amounts due under the New Centre Lane Facility and the MidCap Facility or access necessary additional funds on acceptable terms or at all may negatively impact our business or operations. In addition, we may require additional sources of funds in order to meet the working capital requirements of our growing business. If we are unable to access sufficient capital from our existing lenders or otherwise, our business and operations would be adversely impacted. For additional information, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Amendments to Debt Facilities."

We are exposed to market risks from changes in interest rates.

        We are subject to market risk exposure related to changes in interest rates. The New Centre Lane Facility and the MidCap Facility provide for variable rates of interest based on LIBOR. We will be liable for the greatest amount of interest permitted under such rates. On July 27, 2017, the United Kingdom's Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear whether or not, at that time, LIBOR will cease to exist and a satisfactory replacement rate developed or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of, among other entities, large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with a new index that measures the cost of borrowing cash overnight, backed by U.S. Treasury securities ("SOFR"). SOFR is observed and backward-looking, which stands in contrast with LIBOR under the current methodology, which is an estimated forward-looking rate and relies, to some degree, on the expert judgment of submitting panel members. Whether or not SOFR attains market traction as a LIBOR replacement rate remains in question. As such, the future of LIBOR at this time is uncertain. If LIBOR ceases to exist, we may need to renegotiate the applicable interest rates under the New Centre Lane Facility and the MidCap Facility, as they use LIBOR as a factor in determining the applicable interest rate.

If we become unable to obtain adequate surety bonding, it could reduce our ability to bid on new work, which could, in turn, have a material adverse effect on our future revenue and business prospects.

        In line with industry practice, we are at times required to provide performance and payment surety bonds to customers. These bonds provide credit support for the customer if we fail to perform our obligations under the contract. If security is required for a particular project and we are unable to obtain a bond on terms commercially acceptable to us, we may not be able to pursue that project. In addition, bonding may be more difficult to obtain in the future or may only be available at significant additional cost.

If we become unable to obtain adequate letters of credit, our ability to bid on new work could be reduced, which could have a material adverse effect on our future revenue and business prospects.

        In line with industry practice, we are at times required to provide letters of credit. These letters of credit provide credit support for the client if we fail to perform our obligations under the contract. Each of the New Centre Lane Facility and the MidCap Facility contains restrictions on the maximum amount that amy be drawn against letters of credit. If security is required for a particular project and we are unable to obtain a letter of credit on terms commercially acceptable to us, we may not be able to pursue that project. Any inability to obtain letters of credit on commercially reasonable terms could have a material adverse effect on our revenue and business prospects.

We have recorded write-downs of our goodwill and other indefinite-lived assets in the past. If we were required to write-down additional amounts, our results of operations and stockholders' equity could be materially adversely affected.

        We are required to review goodwill and indefinite-lived intangible assets for potential impairment at least annually in accordance with GAAP. As a result of our annual goodwill impairment analysis as of October 1, 2018 and 2017, we determined that our fair value exceeded its book value, and, accordingly, no impairment charge was necessary for the years ended December 31, 2018 and 2017. We had $47.9 million of goodwill and trade names remaining on our consolidated balance sheet as of September 30, 2019 and December 31, 2018. If we experience declines in revenue and gross profit or do not meet our current and forecasted operating budget, we may be subject to goodwill and/or other intangible asset impairments in the future. Because of the significance of our goodwill and intangible assets, and based on the magnitude of historical impairment charges, any future impairment of these assets could have a material adverse effect on our financial results. For additional information, please refer to "Note 6—Goodwill and Other Intangible Assets" to the consolidated financial statements for the years ended December 31, 2018 and 2017 included in this prospectus.

Liabilities, fees, and expenses related to the Koontz-Wagner bankruptcy filing could have a material adverse effect on our results of operations, cash flows and financial position.

        We may incur future liabilities as a result of the July 11, 2018 bankruptcy filing of our Koontz-Wagner subsidiary, and defending any claims relating to the Koontz-Wagner bankruptcy could require us to incur substantial legal fees and other expenses. Any such liabilities could have a material adverse effect on our results of operations, cash flows and financial position. For additional information, please refer to "Note 5—Changes in Business" to the unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 included in this prospectus.

Changes to tax regulations, laws, accounting principles, future business operations or examinations by tax authorities may adversely impact our provision for income taxes and ability to use deferred tax assets.

        Our ability to use our deferred tax assets is subject to volatility and could be adversely affected by earnings differing materially from our projections, changes in the valuation of our deferred tax assets and liabilities, expiration of or lapses in tax credits, changes in ownership as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and outcomes as a result of tax examinations or changes in tax laws, regulations and accounting principles. As a result, our income tax provisions are also subject to volatility from these changes, as well as changes in accounting for uncertain tax positions, or interpretations thereof.

        The Tax Act (i) reduced the U.S. corporate income tax rate from 35% to 21% beginning in 2018, (ii) generally will limit our annual deductions for interest expense to no more than 30% of our "adjusted taxable income" (plus 100% of our business interest income) for the year and (iii) will permit us to offset only 80% (rather than 100%) of our taxable income with any NOLs we generate after 2017. The disallowed interest and NOLs generated after 2017 can be carried to future periods indefinitely. It is possible in the future that the NOL and/or interest deductibility limitations could have the effect of causing us to incur income tax liability sooner than we otherwise would have incurred such liability or, in certain cases, could cause us to incur income tax liability that we might otherwise not have incurred, in the absence of these tax law changes.

        Significant judgment is required in determining the recognition and measurement attributes prescribed in GAAP related to accounting for income taxes. In addition, GAAP applies to all income tax positions, including the potential recovery of previously paid taxes, which, if settled unfavorably, could adversely impact our provision for income taxes or additional paid-in capital. We could also be subject to examinations of our income tax returns by the Internal Revenue Service ("IRS") and other tax authorities. We assess the likelihood of adverse outcomes resulting from these examinations in determining the adequacy of our provision for income taxes. There may be exposure that the outcomes from these examinations will have an adverse effect on our operating results and financial condition.

Our ability to use NOL carryforwards or other tax attributes may be subject to limitations under Sections 382 and 383 of the Code.

        As of December 31, 2018, we had U.S. federal tax NOL, foreign tax credits and general business tax credit carryforwards of $282.3 million, $5.6 million and $0.4 million, respectively. Generally, NOL, foreign tax credit and general business credit carryforwards may be used to offset future taxable income and thereby reduce or eliminate U.S. federal income tax liabilities. Section 382 of the Code limits a corporation's ability to utilize NOL carryforwards to reduce tax liabilities if the corporation undergoes an "ownership change." For these purposes, an ownership change is deemed to occur if there has been a change of more than 50% in the ownership of shareholders owning 5% or greater of the value of a corporation's stock over a three year period. Code Section 383 applies the same limitations to foreign tax credit, general business credit and capital loss carryforwards after an ownership change.

        Based upon our preliminary review of information available to date, we do not believe we have experienced an ownership change as defined under Code Section 382 as of December 31, 2019. If additional equity is issued in the future, including pursuant to this Rights Offering, an ownership change pursuant to Code Section 382 may occur. In addition, an ownership change under Code Section 382 could be caused by circumstances beyond the Company's control, such as market purchases or sales by certain 5% or greater shareholders of our stock. There is also a risk that, due to regulatory changes, such as suspensions on the use of NOLs or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. In addition, under the Tax Act, the amount of NOLs incurred after the end of the 2017 fiscal year that we are permitted to deduct in any taxable year is limited to 80% of our taxable income in such year, where taxable income is determined without regard to the NOL deduction itself. The Tax Act also generally eliminates the ability to carry back any NOLs to prior taxable years, while allowing post-2017 unused NOLs to be carried forward indefinitely. There is a risk that, due to changes under the Tax Act, regulatory changes, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. Thus, there can be no assurance that the Company will not experience an ownership change which would significantly limit the utilization of the Company's NOL, foreign tax credit or general business credit carryforwards in calculating future federal tax liabilities.

Risk Factors Related to the Restatement of Prior Period Financial Statements, delayed SEC Reporting and Our Internal Control over Financial Reporting

Audit, investigation, legal and expert services regarding the restatement and audit of our historical financial results, as well as recent legal proceedings, have required substantial attention from the Board of Directors, have diverted financial resources away from the Company and management's attention away from our usual business operations and may continue to adversely affect customer relationships and overall business, results of operations and financial condition.

        From mid-2015 until the filing of our Annual Report on Form 10-K for the year ended December 31, 2015 in March 2017, which included the restatement of certain prior period financial results, our Board, Audit Committee and members of management devoted substantial internal and external resources to legal matters resulting from the restatement and remediation efforts and the preparation and filing of such annual report. Due to the delays caused by the restatement, additional attention and resources were required during 2017 for the preparation and filing of our Annual Report on Form 10-K for our 2016 fiscal year, as well as our 2017 quarterly reports. As a result of these efforts, we incurred significant incremental fees and expenses for additional audit services, financial and other consulting services and legal services. These expenses, as well as the substantial time devoted by our Board and management toward identifying, addressing and remediating internal weaknesses and legal costs related to our internal investigation and the SEC investigation, litigation and other actions related to the restatement, had a material adverse effect on our business, results of operations and financial condition. Although our internal investigation, the SEC investigation and the pending putative class action have concluded, the remediation of weaknesses in our internal controls continues to require management's attention. In addition, any future inquiries from legal proceedings or other actions by the SEC as a result of the restatement of our historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources in addition to those resources already consumed in connection with the restatement itself and ongoing litigation matters. In addition, the restatement of our historical financial statements, the fact that our stock is not listed on a national securities exchange (such as the New York Stock Exchange), and our significantly constrained liquidity have hindered our ability to attract new customers and strained relationships with certain existing customers, making it challenging to increase the volume and scope of our work.

Legal matters could divert management's focus, result in substantial expenses and have an adverse impact on our reputation, financial condition and results of operations.

        The matters that led to our internal investigation and the restatement of our historical financial results expose us to greater than typical risks associated with litigation, regulatory proceedings and government enforcement actions. For instance, a putative shareholder class action was filed in 2015 in the U.S. District Court for the Northern District of Texas alleging violations of the federal securities laws in connection with matters related to the restatement of our financial results. Although the Company has prevailed in the putative shareholder class action, regardless of the outcome, lawsuits and investigations involving us, or our current or former officers and directors, could result in significant expenses and divert attention and resources of our management and other key employees. We could be required to pay damages or other penalties or have injunctions or other equitable remedies imposed against us or our current or former directors and officers. In addition, we are generally obligated to indemnify our current and former directors and officers in connection with lawsuits, governmental investigations and related litigation or settlement amounts. Such amounts could exceed the coverage provided under our insurance policies. Any of these factors could harm our reputation, business, financial condition, results of operations or cash flows.

Our failure to maintain effective internal control over financial reporting and disclosure controls and procedures could continue to have a material adverse effect on our business.

        We are required to maintain internal control over financial reporting and disclosure controls and procedures in order to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external purposes in accordance with GAAP. In connection with our internal investigation and the restatement, we determined that we had material weaknesses in our internal control environment and internal control activities. As of September 30, 2019 and December 31, 2018, these material weaknesses continued to exist. We therefore concluded that, as of the end of September 30, 2019 and December 31, 2018, respectively, our internal control over financial reporting and our disclosure controls and procedures were not effective. Until we fully remediate these deficiencies, it may be more difficult for us to report results accurately and on time. While we are working to address the internal control over financial reporting and other issues raised by our restatement process, we cannot be certain that our efforts will be successful or that we will be able to maintain adequate controls over our financial processes and reporting in the future. As of the date of this prospectus, the remediation process is ongoing.

        Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur undetected, and it is possible that additional significant deficiencies or material weaknesses in our internal control over financial reporting may be identified in the future. Any failure of our internal controls could result in additional material misstatements in our consolidated financial statements, significant deficiencies, material weaknesses, costs, failure to timely meet our periodic reporting obligations and further erosion of investor confidence. It would also adversely affect the results of periodic management evaluations and could have a material adverse effect on our business, financial condition, results of operations or cash flow. If our internal controls continue to be deemed inadequate in the future, our current external auditors could resign, and the process of retaining new auditors could limit our access to capital for an extended period of time.

Our business operations depend upon our senior management team and the ability of our other employees to successfully perform their roles.

        We have made significant changes to our business in a short interval of time, which can be disruptive to our employees and business, and may add to the risk of control failures, including a failure in the effective operation of our internal control over financial reporting or our disclosure controls and procedures. Changes to company strategy can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful.

        If key employees do not meet the expectations of their roles, we could experience inefficiencies or a lack of business continuity due to loss of historical knowledge and a lack of familiarity of those employees with business processes, operating requirements, policies and procedures (some of which are new) and key information technologies and related infrastructure used in our day-to-day operations and financial reporting. It is important to our success that these key employees quickly adapt to, and excel in, their new roles. Their failure to do so could result in operational and administrative inefficiencies and added costs that could adversely impact our results of operations, our stock price and our customer relationships and may make recruiting for future management positions more difficult. In addition, if we were to lose the services of any one or more key employees, whether due to death, disability or termination of employment, our ability to successfully implement our business strategy, financial plans and other objectives could be significantly impaired. Any of the above factors could also impede our ability to remediate the material weaknesses in our internal controls. If we do not effectively manage our business through our management transitions, our business and results of operations could be adversely affected.

Risk Factors Related to Our Operations

A substantial portion of our revenue is related to services performed at nuclear power plants, and reduced investment in, or increased regulation related to, nuclear power plants would have a material adverse effect on our business and prospects.

        The demand for the services we provide at nuclear power plants is directly tied to the number of nuclear power facilities that utilize our services. Additionally, U.S. nuclear capacity and electricity generation are expected to decline due to continuing low natural gas prices and the rapid expansion of low cost renewable energy and new technologies in the U.S., displacing more traditional sources of power, including nuclear power. Declining demand for U.S. nuclear power generation and related construction and maintenance budgets would have a material adverse effect on our business, operations and cash flow.

        There are two new nuclear reactors at one U.S. site under construction, and several nuclear reactors are undergoing decommissioning. Pricing pressure has resulted in a decrease in the maintenance budgets for existing nuclear plants. Other new construction projects were reevaluated and discontinued in 2017. For example, during 2017, the owners of V.C. Summer Units 2 and 3 abandoned the project.

        In addition, decreases in state and federal government subsidies and increased regulation would also negatively impact the demand for nuclear power and the services we provide. For instance, the U.S. Nuclear Regulatory Commission ("NRC") has broad authority under federal law to impose safety-related and other licensing requirements for the operation of nuclear generation facilities, and events at nuclear facilities or other events impacting the industry generally could lead to additional requirements and regulations on all nuclear generation facilities and could negatively impact the demand for nuclear power and the services we provide.

If our costs exceed the estimates we use to set the fixed-prices on certain of our contracts, our earnings will be reduced.

        Fixed-price contracts present certain inherent risks, including the possibility of ambiguities in the specifications received, erroneous or incomplete cost estimates, problems with new technologies and economic and other changes that may occur over the contract period.

        In addition, we have a limited ability to recover any cost overruns. Contract prices are established based in part on our projected costs, which are subject to a number of assumptions. The costs that we incur in connection with each contract can vary, sometimes substantially, from our original projections. Because of the large scale and complexity of our contracts, unanticipated changes may occur, such as customer budget decisions, design changes, delays in receiving permits and cost increases. Unanticipated cost increases or delays may occur as a result of several factors, including:

  •
  increases in the cost of commodities, labor or freight;

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  unanticipated technical problems;

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  problems related to successfully managing contract performance;

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  suppliers' or subcontractors' failure to perform, requiring modified execution plans or re-work; and

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  decreases in labor efficiency realized.

        We often are contractually subject to liquidated damages in the event that we fail to perform our obligations in a timely manner. Such damages can be significant and may have a negative impact on our profit margins and financial results.

        Cost increases or overruns that we cannot pass on to our customers or our payment of liquidated damages or other penalties under our contracts will lower our earnings. In addition, increases in commodity prices may adversely affect our gross margins.

If we are unable to control the delivery of services provided because of internal operational issues or poor subcontractor performances, our reputation could be adversely affected, and we could lose customers. In the event of subcontractor insolvency, if we are unable to recover any advance progress payments made to subcontractors, our profitability could be adversely affected.

        We rely on subcontractors to perform services on various projects for scopes of work that are outside of our current service offerings. Our subcontractors do not account for a significant percentage of our service costs. The quality and performance of our subcontractors are not entirely under our control. Our subcontractors may not always meet the requisite level of quality control or our delivery schedules. The failure of our subcontractors to perform quality services in a timely manner could adversely affect our reputation and result in the cancellation of orders for our services, significant warranty and repair costs and the loss of customers. In addition, our contracts with customers may contain liquidated damages, and triggering such provisions could result in significant financial penalties, or, even if not triggered, could affect our ability to recognize revenue in a given period.

        Other potential consequences of the failure of our subcontractors to meet our standards include a potential need to change subcontractors, resulting in increased costs. At times, we make advance progress payments to subcontractors in anticipation of completion of services, and we may be unable to recover those advances if a subcontractor fails to complete the scope of work. In addition, we generally provide warranties for terms of two years or less on our services; defects with respect to services previously provided, whether caused by our actions or a subcontractor's, could require us to incur costs fixing such issues. The occurrence of any of the above may adversely affect our financial condition, profitability and cash flow.

We operate our business in regions subject to natural disasters, including hurricanes, and other severe catastrophic events, such as acts of war and terrorism, and any disruption to our business resulting from such events will adversely affect our revenue and results of operations.

        We operate our business in regions subject to natural disasters and other severe catastrophic events. Any disaster could adversely affect our ability to conduct business and provide services to our customers, and the insurance we maintain may not be adequate to cover our losses resulting from any business interruption resulting from a natural disaster or other catastrophic events. These and any future disruptions to our operations, including acts of war, terrorism or other force majeure, could have a material adverse impact on our liquidity, financial condition and results of operations.

We may not be able to compete successfully against current and future competitors.

        The industry in which we operate is highly competitive. Some of our competitors and potential competitors are less leveraged than we are, have greater financial or other resources than we have and may be better able to withstand adverse market conditions within the industry. Our competitors typically compete aggressively on the basis of pricing, and such competition may continue to impact our ability to attract and retain customers or maintain the rates we charge. To the extent that we choose to match our competitors' prices, it may result in lower margins and, as a result, could harm our results of operations. Should we choose not to match, or remain within a reasonable competitive distance from, our competitors' pricing, our sales volume would likely decrease, which could harm our results of operations. In addition, our future growth will depend on our ability to gauge the direction of the commercial and technological progress in our markets that may be adopted by our competitors. However, any such developments would likely require additional financing, and we may not be able to obtain the necessary financing on acceptable terms, if at all. A failure to keep pace with our competitors or the technological innovations in the markets we serve could have a material adverse impact on our business.

Our future revenue and operating results may vary significantly from reporting period to reporting period.

        Our quarterly and annual revenue and earnings have varied in the past and are likely to vary in the future. Our service contracts contain customer-specific commercial terms that, coupled with other factors beyond our control, may result in uneven recognition of revenue and earnings over time. Customer-imposed delays can significantly impact the timing of revenue recognition and lengthen our cash conversion cycle. Due to our relatively large average contract size, our volume during any given period may be concentrated to relatively few contracts, intensifying the magnitude of these fluctuations. Furthermore, some of our operating costs are fixed. As a result, we may have limited ability to reduce our operating costs in response to unanticipated decreases in our revenue or the demand for our services in any given reporting period. Therefore, our operating results in any reporting period may not be indicative of our future performance. Because we must make significant estimates related to potential costs when we recognize revenue on a percentage-of-completion basis, these costs may change significantly from reporting period to reporting period based on new project information.

A small number of major customers account for a significant portion of our revenue, and the loss of any of these customers could negatively impact our business.

        We depend on a relatively small number of customers for a significant portion of our revenue. In 2018 and 2017, three customers accounted for 69% and 59%, respectively, of our consolidated revenue. For a listing of our major customers as of December 31, 2018, please refer to "Note 15—Major Customers and Concentration of Credit Risk" to the consolidated financial statements for the years ended December 31, 2018 and 2017 included in this prospectus. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. Because our major customers represent a large part of our business, the loss of any of our major customers could negatively impact our business and results of operations. Our business volume with each of our largest customers is highly dependent on operations and maintenance budgets for U.S. utilities. Fluctuations in any of these factors could materially adversely impact our financial results.

We are subject to potential insolvency or financial distress of third parties, including our customers and suppliers.

        We are exposed to the risk that third parties to various arrangements who owe us money or goods, or who purchase services from us, will be unable to perform their obligations or continue to place orders due to insolvency or financial distress. If such third parties fail to perform their obligations under arrangements with us, we may be forced to replace the underlying commitment at current or above market prices or on other terms that are less favorable to us, or we may have to write off receivables in the case of a customer failing to pay.

        If a customer becomes insolvent or files for bankruptcy, our ability to recover accounts receivable from that customer would be adversely affected and any payment we received during the preference period prior to a bankruptcy filing may be potentially recoverable by the bankruptcy estate. Any of the foregoing could adversely impact our results of operations, financial position and liquidity.

The dollar amount of our backlog, as stated at any time, is not necessarily indicative of our future revenue.

        Our backlog consists of firm orders or blanket authorizations from our customers. Backlog may vary significantly from reporting period to reporting period due to the timing of customer commitments. The time between receipt of an order and actual completion of services can vary. However, backlog may not be indicative of future operating results, and projects in our backlog may be cancelled, modified or otherwise altered by our customers. To the extent projects are delayed, the timing of our revenue could be affected. If a customer cancels an order, we may be reimbursed for the costs we have incurred. Typically, however, we have no contractual right to the full amount of the revenue reflected in our backlog contracts in the event of cancellation. In addition, projects may remain in our backlog for extended periods of time. Furthermore, a portion of our backlog for multi-year service maintenance contracts is based on what we expect to realize in the future and is therefore not necessarily supported by a firm purchase order. If that work does not materialize, then our backlog would be negatively impacted, as that work would be considered a "cancellation." Revenue recognition occurs over extended periods of time and is subject to unanticipated delays. Fluctuations in our reported backlog levels also result from the fact that we may receive a small number of relatively large orders in any given reporting period that may be included in our backlog. Because of these large orders, our backlog in that reporting period may reach levels that may not be sustained in subsequent reporting periods. Our backlog, therefore, is not necessarily indicative of our future revenue or of long-term industry trends.

Our success is partially dependent upon maintaining our safety record, and an injury to or death of any of our employees, customers or vendors could result in material liabilities to our Company.

        The activities we conduct at our customers' facilities present a risk of injury or death to our employees, customers or visitors, notwithstanding our efforts to comply with safety regulations. We may be unable to avoid material liabilities for an injury or death, and our workers' compensation and other insurance policies may not be adequate or may not continue to be available on terms acceptable to us, or at all, which could result in material liabilities to us. In addition, our ability to obtain new business and retain our current business is partially dependent on our continuing ability to maintain a safety record that exceeds the industry average. If we fail to maintain superior safety performance, or if serious accidents occur in spite of our safety procedures, our revenue and results of operations could be materially adversely affected.

Changes in our credit profile and market conditions can affect our relationships with suppliers, vendors and subcontractors, which could have a material adverse effect on our liquidity and our business, reputation and results of operations.

        We rely significantly on third-party suppliers and vendors to obtain necessary materials, and on subcontractors to perform certain services. Although we are not dependent on any single supplier, vendor or subcontractor, any substantial limitation on the availability of or deterioration in our relationship with required suppliers or subcontractors would negatively impact our operations.

        Changes in our credit profile can affect the way such third parties view our ability to make payments and may induce them to shorten the payment terms of their invoices or require credit enhancement. For instance, as a result of delays in our payments, certain suppliers and subcontractors have imposed less favorable payment terms on us, including requirements to provide them with additional security in the form of prepayments, surety bonds or letters of credit. The imposition of burdensome payment terms or collateral requirements could have a material adverse impact on our liquidity and our ability to make payments to other parties. This in turn could cause us to be unable to operate our business at the desired service levels, which might adversely affect our profitability and cash flow. In other cases, our relationships with certain third parties have been terminated, requiring us to rely on new firms for certain services, which may cost more and be of inferior quality.

        In addition, changes in market and economic conditions could increase the risk of a lack of available suppliers or subcontractors. If any supplier or subcontractor upon which we rely is unable or unwilling to meet its obligations under present or future agreements with us, we may be forced to pay higher prices to obtain necessary services and may suffer an interruption in our ability to provide our services to customers.

        To the extent we cannot engage quality subcontractors or acquire equipment or materials on acceptable terms, we would not be able to meet the full demands of our customers, which would have a material adverse effect on our business, reputation and results of operations.

Compliance with environmental, health, safety and other related laws and regulations is costly, and our ongoing operations may expose us to related liabilities.

        Our operations are subject to laws and regulations governing the discharge of materials into the environment or otherwise related to the protection of the environment or human health and safety. We are subject to various U.S. federal statutes and the regulations implementing them, as well as similar laws and regulations at the state and local levels. If we fail to comply with environmental laws or regulations, we may be subject to significant liabilities for fines, penalties or damages, or lose or be denied significant operating permits.

        In addition, we may be subject to liability allegations involving claims of personal injury or property damage. The operation of complex, large-scale equipment used in a variety of locations and climates and integration of a variety of purchased components entails an inherent risk of disputes and liabilities related to the operation of the equipment and the health and safety of the workers who operate and come into contact with the machinery. Because our services are primarily provided in power plants, claims could arise in different contexts, including fires, explosions and power surges, which can result in significant property damage or personal injury, and equipment failure, which can result in personal injury or damage to other equipment in the power plant.

        The insurance policies we maintain to cover claims of this nature are subject to deductibles and recovery limitations, as well as limitations on contingencies covered, and we may, therefore, suffer losses from these claims for which no insurance recovery is available. Such losses could have a material adverse effect on our business.

We have begun to expand our operations outside the U.S. and are subject to risks associated with doing business outside the U.S.

        We are seeking to expand our services outside the U.S., and we currently provide services in Canada. We face risks doing business internationally that could materially and adversely affect our business, including: the imposition of trade barriers, currency exchange rate fluctuations and currency controls, longer payment cycles, greater difficulties in accounts receivables collection, difficulties in complying with a variety of foreign laws, changes in legal or regulatory requirements, the potential for shortages of trained labor, complex and uncertain employment environments, exposure to local economic and political conditions, the impact of social unrest, such as risks of terrorism or other hostilities, and potentially adverse tax consequences. To the extent we experience these risks, our business and results of operations could be adversely affected, and, as a result, we may determine to scale back or terminate our international operations.

        Our cross border activities also subject us to certain regulatory matters, including import and export licenses, tariffs, Canadian and U.S. customs and tax issues and toxic substance certifications. Violations of these requirements could result in the imposition of significant administrative, civil and criminal penalties. In addition, the new United States-Mexico-Canada Agreement ("USMCA") (in Canada, known as the Canada-United States-Mexico Agreement ("CUSMA")) is intended to supersede the North American Free Trade Agreement ("NAFTA"). USMCA/CUSMA has been signed but not ratified by the legislature of each of the United States, Canada and Mexico. NAFTA provides protection against tariffs, duties and other charges or fees and assures access by the signatories. The impact of USMCA/CUSMA, if ratified, on energy markets is uncertain. Any of the foregoing factors may adversely impact our business and results of operations.

        Our future business prospects in Canada are, in part, dependent upon the continued operation of Canadian nuclear plants and refurbishment of the majority of the plants in Ontario to extend their operating lives. Unfavorable economic conditions, competition from other forms of power generation, increased competition for refurbishment contracts, changes in government policy or operational or project execution issues may lead nuclear plant operators in Canada to cease operations or delay, curtail or cancel proposed or existing life-extension projects, which may decrease the overall demand for our services in Canada and adversely affect our financial condition, results of operations and cash flows.

We may be unable to effectively manage our growth, including our expansion into international markets.

        We are subject to the risk that we may be unable to effectively manage our growth, which requires us to develop and improve our existing administrative and operational systems and our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to different technology standards, legal considerations and cultural differences. We may not be able to efficiently or effectively manage our current or future international operations and growth of such operations, compete effectively in such markets, or recruit top talent and train our personnel. Any failure to successfully manage our expansion may materially and adversely affect our business and future growth and may cause us to scale back or terminate such expansion efforts.

Expiration of the Price-Anderson Act's indemnification authority could have adverse consequences for us.

        We provide services to the nuclear industry. The Price-Anderson Act promotes the nuclear industry by offering broad indemnification to commercial nuclear power plant operators and the U.S. Department of Energy ("DOE") for liabilities arising out of nuclear incidents at power plants licensed by the NRC and at DOE nuclear facilities. That indemnification protects not only the NRC licensee or DOE prime contractor, but also others like us who may be doing work under contract or subcontract for a licensed power plant or under a DOE prime contract. The Energy Policy Act of 2005 extended the period of coverage to include all nuclear power reactors issued construction permits through December 31, 2025. If the Price-Anderson Act's indemnification authority expires, a problem related to our provision of services at a nuclear facility could lead to a damage claim against us for which we might not be entitled to indemnification. In addition, any well-publicized problem with those services, whether actual or perceived, could adversely affect our reputation and reduce demand for our services.

Our failure to attract and retain qualified personnel, skilled workers and key officers could have an adverse effect on us.

        Our ability to attract and retain qualified professional and/or skilled personnel in accordance with our needs, either through direct hiring, subcontracting or acquisition of other firms employing such professionals, is an important factor in determining our future success. The market for these professionals is competitive, and there can be no assurance that we will be successful in our efforts to attract and retain needed personnel. Our ability to successfully execute our business strategy depends, in part, on our ability to attract and retain highly qualified, experienced mechanical, design, structural and software engineers, service technicians and marketing and sales personnel. Demand for these workers can, at times, be high and the supply extremely limited. Our success is also highly dependent upon the continued services of our key officers, and we do not maintain key employee insurance on any of our executive officers.

        We have experienced significant turnover in our senior management team and reductions in our workforce over the past few years, and have promoted or hired new employees to fill certain key roles. If we are unable to retain qualified personnel, the roles and responsibilities of those employees will need to be filled, which may require that we devote time and resources to identifying, hiring and integrating new employees. In addition, the failure to attract and retain key employees, including officers, could impair our ability to sustain or expand our operations, provide services to our customers and conduct our business effectively.

Demand for our services is cyclical and vulnerable to economic slowdowns and reductions in private industry and government spending. In times of general economic contraction, our revenue, profits and financial condition may be adversely affected and will not necessarily rise in tandem with general economic expansion.

        The industries we serve historically have been, and will likely continue to be, cyclical in nature and vulnerable to general slowdowns in the U.S. and Canadian economies. Consequently, our results of operations have fluctuated and may continue to fluctuate depending on the level of demand for services from these industries.

        Our bookings and revenue may rise or fall sharply as total industry orders tend to follow pronounced cycles of general expansion and contraction. During a contraction phase, limited investment in new projects, deferrals of planned projects and project cancellations may significantly reduce our potential recognition of revenue and profits. At the end of an expansion phase, any existence of excess capacity will negatively affect power prices, which will result in a reduction in new orders. In addition to being cyclical in nature, our revenue does not correlate precisely with changes in actual or forecasted new capacity due to timing differences in revenue recognition.

        During periods of declining demand for power, many of our customers may face budget shortfalls or may delay capital expenditures, which could result in a decrease in the overall demand for our services. Our customers may find it more difficult to obtain project financing due to limitations on the availability of credit and other uncertainties in the global credit markets. In addition, our customers may demand better pricing terms and their ability to timely pay our invoices may be affected in times of economic slowdown. Any such reduction in private industry or government spending could have a material adverse effect on our revenue, net income or overall financial condition.

Information technology vulnerabilities and cyberattacks on our networks could have a material adverse impact on our business.

        We rely upon information technology to manage and conduct business, both internally and with our customers, suppliers and other third parties. Internet transactions involve the transmission and storage of data, including, in certain instances, customer and supplier business information. Accordingly, maintaining the security of our computers and other electronic devices, computer networks and data storage resources is a critical issue for us and our customers and suppliers because security breaches could result in reduced or lost ability to carry on our business and loss of and/or unauthorized access to confidential information. From time to time, we experience cyberattacks on our information technology systems, and those of our distributors, manufacturers, suppliers and other partners, whose systems we do not control. We have limited personnel and other resources to address information technology reliability and security of our computer networks and respond to known security incidents to minimize potential adverse impacts. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyberattacks. Experienced hackers, cybercriminals and perpetrators of threats may be able to penetrate our network security and misappropriate or compromise our confidential information or that of third parties, create system disruptions or cause shutdowns. These perpetrators of cyberattacks also may be able to develop and deploy viruses, worms, malware and other malicious software programs that attack our information and networks or otherwise exploit any security vulnerabilities of our information and networks. Techniques used to obtain unauthorized access to or sabotage systems change frequently and often are not recognized until long after being launched against a target, so we may be unable to anticipate these techniques, implement adequate preventative measures or remediate any intrusion on a timely or effective basis. Moreover, the development and maintenance of these preventative and detective measures is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. We, therefore, remain potentially vulnerable to additional known or as yet unknown threats, as in some instances, we, our distributors, manufacturers, suppliers and other partners may be unaware of an incident or its magnitude and effects. We also face the risk that we may expose our customers or partners to cyberattacks.

        A breach of our information technology systems and security measures as a result of third party action, malware, employee error, malfeasance or otherwise could materially adversely impact our business and results of operations and expose us to customer, supplier and other third party liabilities, as well as result in disruptions to critical systems, theft of funds, data or intellectual property, corruption or loss of data and unauthorized release of proprietary, confidential or sensitive information of ours or our customers. Any damage, security breach, delay or loss of critical data associated with our systems may delay or prevent certain operations and may have a material adverse effect on our financial condition, results of operations and cash flows; in addition, such events could expose us to data and funds loss, disrupt our operations, allow others to unfairly compete with us and subject us to litigation, government enforcement actions, regulatory penalties and costly response measures. Any resulting negative publicity could also significantly harm our reputation. As cyber threats continue to evolve, we may be required to expend additional significant resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

Our failure to comply with applicable governmental privacy laws and regulations in the U.S. and Canada could substantially impact our business, operations, financial position and cash flows.

        We are subject to extensive and evolving federal, state and international privacy laws and regulations. Changes in privacy and data security laws or regulations or new interpretations of existing laws or regulations could have a negative effect on our operating methods and costs. Failure to comply with such regulations could result in the termination or loss of contracts, the imposition of contractual damages, private and government civil litigation, civil sanctions, damage to our reputation or, in certain circumstances, criminal penalties, any of which could have a material adverse effect on our results of operations, financial position, cash flows, business and prospects. Determining compliance with such regulations is complicated by the fact that many of these laws and regulations have not been fully interpreted by governing regulatory authorities or the courts, and many of the provisions of such laws and regulations are open to a range of interpretations. There can be no assurance that we are, or have been, in compliance with all applicable existing laws and regulations or that we will be able to comply with new laws or regulations.

Our participation in multiemployer pension plans could adversely impact our liquidity and results of operations.

        During 2018, we contributed to approximately 55 multiemployer pension plans throughout the U.S. and, historically, we have contributed to over 150 multiemployer pension plans in which we still have withdrawal liabilities. We believe that our responsibility for potential withdrawal liabilities associated with participating in multiemployer pension plans is limited because the building and construction trades exemption pursuant to the Employee Retirement Income Security Act of 1974 should apply to the substantial majority of our plan contributions. However, pursuant to the Pension Protection Act of 2006 and other applicable laws, we are exposed to other potential liabilities associated with plans that are underfunded. As of December 31, 2018, we had been notified that certain pension plans were in critical funding status. Currently, certain plans are developing, or have developed, a rehabilitation plan that may call for a reduction in participant benefits or an increase in future employer contributions. Therefore, in the future, we could be responsible for potential surcharges, excise taxes and/or additional contributions related to these plans, which could impact our liquidity and results of operations. While we continue to actively monitor, assess and take steps to limit our potential exposure to any surcharges, excise taxes, additional contributions and/or withdrawal liabilities, any market conditions or the number of participating employers remaining in each plan may result in a reorganization, insolvency or mass withdrawal that could have a material adverse effect on the funded status of the multiemployer plans and our potential withdrawal liability.

We are subject to anti-bribery laws in the U.S. and Canada, and failure to comply with these laws could result in our becoming subject to penalties and the disruption of our business activities.

        The U.S. and Canada have laws that restrict the offer or payment of anything of value to government officials or other persons with the intent of gaining business or favorable government action, and we are subject to such laws. In addition to prohibiting certain bribery-related activity with U.S. and Canadian officials and other persons, these laws provide for recordkeeping and reporting obligations. Any failure by us, our subcontractors, agents or others who work for us on our behalf to comply with these legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties. The failure to comply with these legal and regulatory obligations could also result in the disruption of our business activities and have a material adverse effect on our business and results of operations.

The Tax Act, or other changes in U.S. and Canadian tax laws or regulations, or their interpretation, could increase our tax burden and otherwise adversely affect our financial condition, results of operations and cash flows.

        Changes in tax laws or exposures to additional tax liabilities could negatively impact our effective tax rate and results of operations. As a result of enactment of the Tax Act, we were required to re-evaluate our 2017 U.S.-related deferred tax assets and liabilities and to account for a one-time transition tax on certain un-repatriated earnings of foreign subsidiaries. The Tax Act introduced significant changes to the U.S. corporate income tax law that will have a meaningful impact on our provision for income taxes. Accounting for the income tax effects of the Tax Act required significant judgments to be made in interpreting its provisions. Due to the timing of the enactment and the complexity involved in applying the provisions of the Tax Act, we made reasonable estimates of the effects and recorded provisional amounts in the financial statements for fiscal year 2017.

        In addition, as we expand our operations outside of the U.S., our future effective tax rates could also be adversely affected, including limitations on the ability to defer U.S. taxation on earnings outside the U.S. until those earnings are repatriated to the U.S.

Work disruptions resulting from the expiration of our collective bargaining agreements or otherwise could result in increased operating costs and adversely affect our operating performance.

        The majority of our temporary craft employees are represented by labor unions with which we have collective bargaining agreements. There can be no assurance that we will not experience labor disruptions associated with a lengthy strike or the expiration or renegotiation of collective bargaining agreements or other work stoppage at our facilities or customer locations, which could adversely affect our operating performance and may result in additional expenses and possible loss of revenue.

Risks Related to the Rights Offering

The market price of our common stock may decline before or after the Rights expire.

        The market price of our common stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. We cannot assure you that the market price of our common stock will not decline after you elect to exercise your Rights. If that occurs, you may have irrevocably committed to buy shares of our common stock in the Rights Offering at a price greater than the prevailing market price, and you could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price. Until shares are delivered upon expiration and consummation of the Rights Offering, you will not be able to sell the shares of our common stock that you purchase in the Rights Offering. Shares of our common stock purchased (or book entry confirmations) will be delivered as soon as practicable after expiration of the Rights Offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of Rights.

The Rights Offering may cause the price of our common stock to decrease.

        The announcement of the Rights Offering, the Subscription Price and the number of shares of our common stock we could issue if the Rights Offering is completed could result in an immediate decrease in the trading price of our common stock. This change may continue after the completion of the Rights Offering. If such a decrease occurs, your purchase of shares of our common stock in the Rights Offering may be at a price greater than the prevailing trading price. Further, if a substantial number of Rights are exercised and the holders of the shares of our common stock received upon exercise of those Rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock.

The Subscription Price for our shares does not necessarily represent the value of our Company, and our common stock may trade at prices below the Subscription Price.

        The Subscription Price was set by the Pricing Committee at $[            ] per share. The Subscription Price of $[            ] per share was determined by the Pricing Committee based on a [      ]% discount to the 25-trading-day volume weighted average price for the period immediately preceding the initiation of the Rights Offering. Factors considered by the Pricing Committee included the need to offer shares at a price that would be attractive to investors relative to the then-current trading price for our common stock; historical and current trading prices for our common stock; general conditions in the industry and outlook; our history and prospects, including our past and present earnings; our current financial condition and need for capital; alternatives available to us for raising capital; potential market conditions; our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis; and the range of discounts to market value, the theoretical ex-rights price and book value, represented by the subscription prices in prior rights offerings. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the subscription price as an indication of the value of our Company or any inherent value of shares of our common stock. After the date of this prospectus, our common stock may trade at prices below the Subscription Price.

Your percentage ownership in the Company may be diluted as a result of this Rights Offering.

        If you do not exercise your basic subscription Rights in full, you will suffer dilution of your percentage ownership of our common stock relative to our other stockholders. We anticipate that we will issue approximately [            ] shares of common stock in this Rights Offering. In addition, we may issue equity securities (including, but not limited to, warrants to purchase shares of our common stock) in connection with future financing transactions. Accordingly, following this Rights Offering, we will have approximately [            ] shares outstanding.

We may withdraw or terminate the Rights Offering at any time and for any reason. If we cancel the Rights Offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

        We may withdraw or terminate the Rights Offering at our discretion. If we cancel the Rights Offering, neither the Company nor the subscription agent will have any obligation to you with respect to the Rights except to return any payment received by the subscription agent, without interest or penalty.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in a way that could adversely affect your investment.

        The Board reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason and may adversely affect your Rights. These changes may include, for example, changes to the Subscription Price or other matters that may induce greater participation by our stockholders in the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each stockholder subscribing to purchase shares in the Rights Offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the Rights Offering period in connection with any post-effective amendment, we will allow holders of Rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new expiration date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your subscription payment, the amendment may nonetheless adversely affect your Rights and any prospective return on your investment.

You may not revoke your exercise of any Rights, even if the Rights Offering is extended, and you could be committed to buying shares of our common stock above the prevailing market price.

        Once you exercise your Rights, you may not revoke the exercise of such Rights. If we decide to extend the Rights Offering, you still may not revoke the exercise of your Rights. The public trading market price of our common stock may decline before the Rights expire. If you exercise your Rights and, afterwards, the public trading market price of our common stock decreases below the Subscription Price, you will have committed to buying shares of our common stock at a price above the prevailing market price. Our common stock is quoted on OTCQX under the symbol "WLMS," and the last reported sale price of our common stock on the OTCQX on [                ] [      ], 2020 was $[            ] per share. Following the exercise of your Rights, you may be unable to sell your shares of our common stock at a price equal to or greater than the Subscription Price you paid for such shares, and you may lose all or part of your investment in our common stock.

If you do not act promptly and follow the subscription instructions, your exercise of Rights will be rejected.

        Holders of Rights that desire to purchase shares of our common stock in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before the expiration of the Rights Offering. If you are a beneficial owner of shares of our common stock, you must act promptly to ensure that your nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the Rights Offering. We are not responsible if your nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration of the Rights Offering. If you fail to complete and sign the required subscription documents, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise of your Rights before the expiration of the Rights Offering, the subscription agent will reject your subscription or accept it only to the extent of the payment and documentation received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you make payment of the Subscription Price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares of our common stock in this Rights Offering.

        Any uncertified personal check used to pay for shares of our common stock to be issued in this Rights Offering must clear before the expiration date of this Rights Offering, and the clearing process may require five (5) or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for shares of our common stock by uncertified personal check, and your check has not cleared before the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Rights and will not receive the shares of our common stock you wish to purchase.

The Rights are not transferable, and there are no means for you to obtain any value associated with the Rights other than to exercise your Rights.

        The Rights granted to you are not transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. There is no market or other permissible means for you to obtain any value associated with the Rights other than to exercise your Rights; accordingly, in order to realize any potential value from your Rights, you would have to exercise the Rights. The Rights will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market. You should not exercise the Rights without careful consideration of all risks discussed in this prospectus and in the documents incoporated herein by reference.

You may not be able to immediately resell any shares of our common stock that you purchase pursuant to the exercise of Rights upon expiration of the Rights Offering.

        If you exercise your Rights, you will not be able to resell the common stock purchased by exercising your Rights until you, or your nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder in the shares of our common stock you purchased in the Rights Offering until we issue the shares to you. Although we will endeavor to issue the shares of our common stock as soon as practicable after completion of the Rights Offering and after all necessary calculations have been completed, there may be a delay between the expiration date of the Rights Offering and the time that the shares of our common stock are issued.

We do not know how many stockholders will participate in the Rights Offering.

        Apart from Wynnefield, who has agreed, pursuant to the Backstop Agreement, to provide the backstop commitment and ensure we will receive $7.0 million in gross proceeds from this Rights Offering, we have no other agreements or understandings with any persons or entities with respect to their exercise of Rights or their participation as an underwriter, broker or dealer in the Rights Offering. We therefore do not know how many other stockholders, if any, will participate in our Rights Offering. If the closing of the transaction contemplated by the Backstop Agreement does not occur, we will not have the capital necessary to fund our contemplated uses of the net proceeds of the Rights Offering and might need to look to other sources of funding for these contemplated uses. There is no assurance that these alternative sources will be available and at what cost.

While we have entered into the Backstop Agreement with Wynnefield, if the conditions under the Backstop Agreement are not satisfied, and we are therefore unable to consummate the transactions contemplated by the Backstop Agreement, we will not consummate this Rights Offering.

        We have entered into the Backstop Agreement with Wynnefield to provide the backstop commitment and ensure we will receive $7.0 million in gross proceeds from this Rights Offering; however, we cannot guarantee that we will ultimately satisfy the conditions under the Backstop Agreement and consummate the transactions contemplated thereby. Among other conditions, a condition to Wynnefield's obligation to provide the backstop commitment is that our representations and warranties made in the Backstop Agreement are true and correct in all material respects as of the closing date of this Rights Offering, including that the Company has been operated in the ordinary course of business, consistent with past practice, and no material adverse effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect. Please see the section in this prospectus under the caption "The Backstop Agreement and Registration Rights" for further conditions to the obligation of Wynnefield to consummate the transactions contemplated by the Backstop Agreement. If the conditions under the Backstop Agreement are not satisfied and we do not obtain the backstop commitment from Wynnefield, we will not consummate this Rights Offering. If we do not ultimately consummate this Rights Offering, we will be forced to obtain another method of funding, such as finding another party to provide a backstop commitment for a new Rights Offering or continuing to explore other strategic financing alternatives to improve our capital structure. There can be no guarantee that another party would be willing to provide a backstop commitment or that we would be able to identify a strategic financing alternative that would be as beneficial to our capital structure. Failure to consummate the Rights Offering could have a materially adverse effect on our financial condition and results of operations.

The Backstop Agreement permits us to terminate this Rights Offering at any time prior to the commencement of the subscription period if conditions of a customary fiduciary out provision are satisfied. However, once the subscription period has commenced, any termination, as well as any cancellation, extension or amendment, for any reason, will require the prior consent of Wynnefield, except for an extension of the subscription period by not more than ten (10) days.

        The Backstop Agreement permits us to terminate this Rights Offering at any time prior to the commencement of the subscription period if the conditions of a customary fiduciary out provision are satisfied. However, once the subscription period has commenced, any termination, as well as any cancellation, extension or amendment, for any reason, will require the prior consent of Wynnefield, except for an extension of the subscription period by not more than ten (10) days. In addition, Wynnefield may terminate the Backstop Agreement at any time prior to the closing date of the Backstop Agreement under certain conditions.

        As a result, even if a third party offers to act or indicates an interest in acting as backstop purchaser on more favorable terms than Wynnefield, or offers or indicates an interest in a different transaction that would be more favorable to holders of our common stock, we may not be able to engage in any such transaction or discussions relating thereto without Wynnefield's consent, unless the Backstop Agreement has expired in accordance with its terms. Either party may terminate the Backstop Agreement if the transactions contemplated thereby are not consummated within 120 days of the date of the Backstop Agreement through no fault of the terminating party. See the section in this prospectus under the caption "The Backstop Agreement and Registration Rights."

We may use the proceeds of this Rights Offering in ways with which you may disagree.

        We intend to use the net proceeds of this offering for working capital and general corporate purposes to fund the Company's strategic growth initiatives. We will have significant discretion in the use of the net proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether you believe the proceeds are being used appropriately. See the section in this prospectus under the caption "Use of Proceeds."

You will not have any rights in the shares of common stock that you purchase until you actually receive such shares of common stock.

        You will not have any rights in the shares of common stock that you purchase in the Rights Offering until such shares of common stock are actually issued to and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the Rights Offering; however, there may be a delay between the expiration date of the Rights Offering and the date the shares of common stock are actually issued and delivered to you. You may not be able to resell the shares of common stock that you purchase in the Rights Offering until you, or your nominee, if applicable, have actually received those shares.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

        You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this Rights Offering. In addition, if we terminate the Rights Offering, or if you exercise your Over-Subscription Privilege and are not allocated all of the shares of common stock for which you over-subscribe, neither we nor the subscription agent will have any obligation with respect to the Rights except to return, without interest or penalty, any excess subscription payments to you.

The issuance of additional shares of our common stock could lead to a limitation of our ability to apply our NOLs to offset our taxable income (if any) in any future year.

        Although we have determined that the increase in Wynnefield's ownership position in connection with the Rights Offering and backstop commitment will not impair our ability to potentially use our NOLs, the issuance of shares to Wynnefield could, when considered with any additional changes in ownership in the future, constitute a change in ownership as defined under Section 382 of the Code. For purposes of Section 382 of the Code, a change in ownership will occur if any 5% stockholders (within the meaning of Section 382), in the aggregate, increase their percentage ownership in our common stock by more than 50 percentage points during the three-year period that ends with the date of the acquisition. If a change in ownership is deemed to have occurred, our NOLs that could be applied to offset our taxable income (if any) in any future year would be limited. We cannot determine what effect, if any, such occurrence would have on the trading price of our common stock.

Risks Related to Our Common Stock

Our stock price may be volatile, which could result in substantial losses for investors in our securities.

        The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

        The market price of our common stock could be subject to significant volatility before, during and after the completion of our Rights Offering due to many factors that we cannot control. Some of these factors include, for example, competitive pressures, variations in our quarterly operating results and changes in our liquidity position, changes in securities analysts' estimates of our financial performance, changes in market valuations of similar companies, announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new products or services or product or service enhancements, as well as our or our competitors' success or failure in successfully executing such matters, changes in the price of oil and natural gas, increased regulation of or reduced investment in nuclear power plants, loss of a major customer, and additions or departures of key personnel.

        If you elect to participate in our Rights Offering, your subscription price may be higher than the market price after the Rights Offering completion date. That could result in an immediate unrealized investment loss for you. We can provide no assurance or guarantees that you will be able to sell your common stock at a price equal to or greater than the Rights Offering subscription price.

We may issue a substantial number of shares of our common stock in the future, and stockholders may be adversely affected by the issuance of those shares.

        Following this Rights Offering, we may raise additional capital or refinance or restructure our debt by issuing shares of common stock, or other securities convertible into common stock, which will increase the number of shares of common stock outstanding and will result in potentially substantial dilution in the equity interest of our current stockholders and may adversely affect the market price of our common stock. We could seek to issue new debt, equity and hybrid securities in the future. In addition, we have issued shares of our common stock pursuant to private placement exemptions from Securities Act registration requirements, intend to issue the shares purchased by Wynnefield pursuant to the Backstop Agreement pursuant to such exemptions, and may do so in the future in connection with financings, acquisitions, the settlement of litigation and other strategic transactions. We may also issue equity securities (including, but not limited to, warrants to purchase shares of our common stock) in connection with future financing transactions. The issuance, and the resale or potential resale, of shares of our common stock could adversely affect the market price of our common stock and could be dilutive to our stockholders.

We do not currently expect to pay any cash dividends on our common stock, so investors may not receive any return on investment unless investors sell their shares of common stock for a price greater than that which investors paid for them.

        On May 30, 2012, our Board adopted a dividend policy pursuant to which we would pay quarterly dividends on our common stock; however, we have not paid any dividends since March 2015. The costs associated with the restatement of our historical financial results, as well as related matters, has presented a significant financial burden on our company, and the continued operation of our business has required substantial funding. In addition, each of the New Centre Lane Facility and the MidCap Facility prohibits us from paying cash dividends. Therefore, we do not anticipate paying dividends on our common stock in the foreseeable future.

        Any future determination with respect to the payment of dividends will be at the discretion of the Board and will depend upon our financial condition, results of operations, capital requirements, general business conditions, terms of financing arrangements and other factors that our Board may deem relevant. Future dividends, their timing and amount will be subject to capital availability and periodic determinations by our Board that cash dividends are in the best interest of our stockholders and are in compliance with all of our respective laws and agreements applicable to the declaration and payment of cash dividends and may be affected by, among other factors: our views on potential future capital requirements for organic initiatives and strategic transactions; debt service requirements; our credit rating; changes to applicable tax laws or corporate laws; limitations in our debt facilities; and changes to our business model. Our dividend payments may change from time to time, and we cannot provide assurance that we will declare dividends of any particular amounts or at all. If we do not pay dividends, then our common stock may be less valuable because a return on investment will occur only if our stock price increases, and such appreciation may not occur.

Our common stock is not currently listed on a national securities exchange, and is quoted on the OTCQX, which may continue to decrease the value of our common stock and prevent certain investors from investing or achieving a meaningful degree of liquidity.

        In 2016, our common stock was delisted from the New York Stock Exchange. As a result, our common stock was quoted on the OTC Pink® Marketplace ("OTC Pink") from 2016 to March 19, 2019, at which time our stock began being quoted on the OTCQX. We cannot assure investors that our common stock will be listed on a national exchange such as the Nasdaq Stock Market, the New York Stock Exchange or another securities exchange in the future.

        Based upon the fact that our common stock is no longer registered for trading on a national exchange and that the value of our issued and outstanding common stock has decreased in value in recent years, there may be investment loss for stockholders, and certain stockholders may no longer be permitted to invest in our common stock. Bid quotations on the OTCQX can be sporadic and may not provide meaningful liquidity to investors. An investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. As a result of these limitations, our common stock has fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on a national stock exchange or automated quotation system would typically have.

        Because there may be a limited market and generally low volume of trading in our common stock, the share price of our common stock is more likely to be affected by broad market fluctuations, general market conditions, fluctuations in our operating results, changes in the market's perception of our business and announcements made by us, our competitors or parties with whom we have business relationships. There may also be fewer institutional investors willing to hold or acquire our common stock. The lack of liquidity in our common stock may make it difficult for us to issue additional securities for financing or other purposes or to otherwise arrange for any financing that we may need in the future.

        Because we are not listed on a national exchange, we are not subject to certain rules, such as certain corporate governance requirements. Without required compliance with such standards, investor interest in our common stock may decrease. The delisting of our common stock from the New York Stock Exchange may have also resulted in other negative implications, including potential loss of confidence of customers, strategic partners and employees and the loss of investor and media interest in us and our common stock.

There is no assurance that an active public trading market in our common stock will be available.

        There can be no assurance that an active public trading market for our common stock will be available or sustained. If, for any reason, an active public trading market does not exist, purchasers of the shares of our common stock may have difficulty in selling their shares should they desire to do so, and the price of our common stock may decline.

Future sales of our common stock and any of our other efforts to raise additional capital may depress our stock price.

        Sales of a substantial number of shares of our common stock in the public market or otherwise, either by us, a member of management or a major stockholder, or the perception that such sales could occur, could depress the market price of our common stock and have a material adverse effect on our ability to raise capital through the sale of additional equity securities. We may seek additional capital through a combination of private and public equity and debt offerings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, investor ownership interest may be diluted, and the terms may include liquidation or other preferences that adversely affect investor rights as a stockholder. Additional debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. Any of the above could cause a decline in our stock price.

We are subject to anti-takeover effects of certain charter and bylaw provisions and Delaware law, as well as of our substantial insider ownership.

        Provisions of our Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), Fourth Amended and Restated By-Laws (the "By-Laws") and Delaware law may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our management and Board. These provisions include providing our Board the ability to set the number of directors and to fill vacancies on the Board occurring between stockholder meetings.

        We are also subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of our common stock for three years following the date the beneficial owner acquired at least 15% of our stock, unless various conditions are met, such as approval of the transaction by our Board. Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

        The existence of the foregoing provisions and anti-takeover measures, as well as the significant amount of common stock beneficially owned by Wynnefield, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

The receipt of Rights may be treated as a taxable dividend to you.

        The U.S. federal income tax consequences of the Rights Offering will depend on whether the Rights Offering is part of a "disproportionate distribution." We intend to take the reporting position that the Rights issued pursuant to the Rights Offering (a) are not part of a "disproportionate distribution" and (b) will not be a taxable distribution with respect to your existing securities. The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the IRS could successfully challenge our reporting position and assert that the Rights Offering is a taxable distribution. For a discussion of the tax consequences of this Rights Offering in the event this Rights Offering is non-taxable, as well as the tax consequences if this is taxable, see the section in this prospectus under the caption "Certain Material U.S. Federal Income Tax Consequences."

Actions of activist stockholders could be disruptive and potentially costly, and the possibility that activist stockholders may seek changes that conflict with our strategic direction could cause uncertainty about the strategic direction of our business.

        Activist investors may attempt to effect changes in our strategic direction and how our business is governed, or to acquire control over us to increase short-term stockholder value by advocating corporate actions such as financial restructuring, increased borrowing, special dividends, stock repurchases or even sales of assets or the entire company. In fact, in June 2016, we entered into an election and nomination agreement with certain of our significant stockholders that had filed a Schedule 13D with the SEC with respect to the Company. Pursuant to that agreement, we agreed to appoint two additional directors to our Board, one of whom would serve as a representative of those investors. Among other things, we also agreed to various standstill provisions and to include the investors' designees in our slate of nominees for election as directors at our next two annual meetings of stockholders. The agreement also provides that, because the Company did not hold its 2016 Annual Meeting of Stockholders, the significant stockholders had the right to terminate the agreement at any time after January 1, 2017.

        While we welcome varying opinions from all stockholders, activist campaigns that contest or conflict with our strategic direction could have an adverse effect on our results of operations and financial condition, as responding to proxy contests and other actions by activist shareholders can disrupt our operations, be costly and time consuming and divert the attention of our Board and senior management from the pursuit of business strategies. In addition, perceived uncertainties as to our future direction as a result of changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or lack of continuity which may be exploited by our competitors, may cause concern to our current or potential customers, may result in the loss of potential business opportunities and may make it more difficult to attract and retain qualified personnel and business partners. These types of actions could cause significant fluctuations in our stock price based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

 USE OF PROCEEDS

        We anticipate that we will issue approximately [            ] shares of our common stock in this Rights Offering. Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), which will ensure that we receive $7.0 million in gross proceeds from the Rights Offering; provided, that the gross proceeds from the Rights Offering and backstop commitment will not exceed the amount of $7.0 million in the aggregate. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. After paying such fees, we intend to use the net proceeds of this Rights Offering for working capital and general corporate purposes to fund the Company's strategic growth initiatives.

        Our management will retain broad discretion in deciding how to allocate the net proceeds of this Rights Offering. Until we designate the use of the net proceeds, we may invest them temporarily in liquid short-term securities. The precise amounts and timing of our use of the net proceeds will depend upon investment opportunities, market conditions and the availability of other funds, among other factors.

CAPITALIZATION

        Set forth below is our cash and liquid assets and capitalization as of September 30, 2019:

  •
  on an actual basis; and

  •
  on a pro forma as adjusted basis, reflecting the issuance of [                    ] shares of common stock offered by this prospectus, at $[                ] per share, assuming net proceeds of approximately $[                 ] after offering expenses payable by us.

        You should read this table in conjunction with "Use of Proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, included in this prospectus.

	As of September 30, 2019
(in thousands, except share data)	Actual	Pro Forma As Adjusted
Cash and cash equivalents	$2,004	$
Restricted cash	468

Short-term borrowings	3,898
Long-term debt, net(1)(2)	33,438
Stockholders' equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,794,270 and [ ] shares issued, on an actual and pro forma as adjusted basis, respectively, and 19,057,195 and [ ] shares outstanding, respectively	198
Paid-in capital	81,380
Accumulated other comprehensive loss	(27)
Accumulated deficit	(60,409)
Treasury stock, at par (737,075 shares)	(9)

Total stockholders' equity	21,133

Total capitalization	$60,941	$

(1)
Includes current portion of long-term debt.

(2)
Principal amount, less unamortized deferred financing costs.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock is quoted on the OTCQX under the symbol "WLMS". Any OTCQX quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. On January 14, 2020, the last reported sale price for our common stock as reported on the OTCQX was $1.45 per share. As of January 10, 2020, we had 123 holders of record of our common stock.

 DIVIDEND POLICY

        We have not paid dividends to holders of our common stock since March 2015, and the terms of the New Centre Lane Facility and the MidCap Facility currently prohibit us from paying cash dividends. In addition, declaration and payment of future dividends would depend on many factors, including, but not limited to, our earnings, financial condition, business development needs, regulatory considerations and the terms of the financing arrangements, and is at the discretion of our Board of Directors. We currently have no plan in place to pay cash dividends. While we may declare dividends at some point in the future, subject to compliance with any restrictions and covenants, we cannot assure you that you will ever receive cash dividends as a result of ownership of our common stock, and any gains from investment in our common stock may only come from increases in the market price of our common stock, if any.

 DESCRIPTION OF THE RIGHTS OFFERING

The Rights Offering

        We are distributing, at no charge and on a pro rata basis, to all holders of our common stock on the Record Date, the Rights, which are non-transferable subscription rights, consisting of a basic subscription Right and Over-Subscription Privilege, to purchase in the aggregate [                    ] shares of our common stock. One (1) Right will be distributed for each one (1) share outstanding to holders of our common stock as of [            ]:[            ][            ] [a./p.]m., New York City time, on the Record Date, [                    ] [    ], 2020. Each Right will entitle the holder to purchase [                    ] ([            ]) of a share of our common stock for a Subscription Price of $[                ] per whole share. The Rights will be evidenced by subscription rights certificates.

        The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX under the symbol "WLMS" and will not be listed on a national securities exchange. The Rights granted to you are not transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. The Rights will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market.

Reasons for the Rights Offering

        We are conducting the Rights Offering to raise capital in a cost-effective manner that allows all stockholders to participate. We expect to use the proceeds from the Rights Offering for working capital and general corporate purposes to fund the Company's strategic growth initiatives. See the section in this prospectus under the caption "Use of Proceeds."

        The Board has chosen the structure of the Rights Offering to raise capital because it provides existing stockholders the opportunity to limit their ownership dilution from a sale of common stock to other investors. By pursuing the Rights Offering, we also are limiting the impact of the issuance of additional shares on our NOLs, by allowing all stockholders the opportunity to maintain their current ownership percentage of the Company.

Basic Subscription Rights and Over-Subscription Privilege

        Each Right gives the holder the opportunity to purchase [                    ] ([                ]) of a share of our common stock for $[                ] per whole share. For example, if you owned [                ] shares of our common stock as of the Record Date, you would receive [                ] Rights and would have the right to purchase [                ] shares of common stock for $[                ] per share with your basic subscription Right.

        We will not issue fractional shares in this Rights Offering. If the number of Rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share. Each holder as of [            ]:[            ] [            ] [a./p.]m., New York City time, on the Record Date, will be granted one (1) Right for each one (1) share of our common stock owned at that time.

        Each Right carries with it a basic subscription Right and an Over-Subscription Privilege, which gives holders of Rights the opportunity to purchase shares of common stock that are not purchased by other holders of Rights.

        If, and only if, you fully exercise your basic subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering (up to a cap of 300% of the shares of common stock you held on the Record Date), subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your basic subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the basic subscription Right.

        To determine if a holder wishing to exercise the Over-Subscription Privilege has fully exercised such holder's basic subscription Right, we will consider only the basic subscription Right held by such holder in the same capacity. For example, suppose that a holder was granted Rights for shares of our common stock that he owns individually and shares of our common stock that he owns collectively with his spouse. If such holder wishes to exercise his Over-Subscription Privilege with respect to the Rights he owns individually, but not with respect to the Rights he owns collectively with his spouse, such holder only needs to fully exercise his basic subscription Right with respect to the individually owned Rights. Such holder does not have to subscribe for any shares under the basic subscription Right owned collectively with his spouse to exercise his individual Over-Subscription Privilege.

        When a holder completes the portion of the subscription rights certificate to exercise the Over-Subscription Privilege, such holder will be representing and certifying that the basic subscription Right has been fully exercised as to shares of our common stock that are held in that capacity, as required. In exercising the Over-Subscription Privilege, such holder must pay the full Subscription Price for all the shares such holder is electing to purchase (i.e., the full Subscription Price for the shares purchased pursuant the basic subscription Right and for all shares purchased pursuant to exercise of the Over-Subscription Privilege).

Pro Rata Allocation

        If there are not enough shares of our common stock to satisfy all subscriptions made under the Over-Subscription Privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those holders exercising the Over-Subscription Privilege.

        Each such subscriber will receive a number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of remaining stock offered pursuant to the Rights by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of remaining stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

        For example, assume that 1,000,000 shares are available under the Over-Subscription Privilege. If you subscribed for 100,000 shares pursuant to your Over-Subscription Privilege, and a total of 2,000,000 shares were subscribed for pursuant to all Over-Subscription Privileges, the amount of shares issued to you pursuant to your Over-Subscription Privilege would be prorated and you would receive only 50,000 shares of common stock (1,000,000 shares multiplied by the quotient of 100,000, divided by 2,000,000), and any subscription payments you provide to the subscription agent in excess of the amount necessary to purchase the shares allocated to you pursuant to your Over-Subscription Privilege would be refunded to you, without interest.

        Any excess subscription payments for shares will be returned by mail, without interest or deduction, within ten (10) business days after the expiration of the Rights Offering.

No Fractional Rights or Shares

        We will not issue fractional shares or cash in lieu in this Rights Offering. If the number of Rights you exercise would otherwise permit you to purchase a fraction of a share, the number of shares you may purchase will be rounded down to the nearest whole share. Computershare Trust Company, N.A., our subscription agent for the Rights Offering, will determine the number of shares based on such rounding.

Subscription Price

        The Subscription Price of $[                ] per share was determined by the Pricing Committee based on a [        ]% discount to the 25-trading-day volume weighted average price for the period immediately preceding the initiation of the Rights Offering. In making its determination, the Pricing Committee considered many factors, including, among other things, the need to offer shares at a price that would be attractive to investors relative to the then-current trading price for our common stock; historical and current trading prices for our common stock; general conditions in the industry and outlook; our history and prospects, including our past and present earnings; our current financial condition and need for capital; alternatives available to us for raising capital; potential market conditions; our desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis; and the range of discounts to market value, the theoretical ex-rights price and book value, represented by the subscription prices in prior rights offerings. The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the Subscription Price as an indication of the value of our Company or any inherent value of shares of our common stock. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price or determine to cancel or otherwise alter the terms of the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price.

Exercise of Rights

        You may exercise some, all, or none of your Rights. If you do not exercise any of your Rights, the number of shares of our common stock you own will not change. If you do not exercise your basic subscription Rights in full, you will suffer dilution of your percentage ownership of our common stock relative to our other stockholders. We anticipate that we will issue approximately [                ] shares of our common stock in this Rights Offering. Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege); accordingly, [                ] shares of common stock will be issued in the Rights Offering. Your ownership interest will be diluted following the consummation of the Rights Offering if you do not exercise your basic subscription Rights in full. You can avoid such dilution by fully exercising such Rights.

        You may exercise your Rights as follows:

  •
  Subscription by Stockholders of Record

    If you are a record holder of our common stock and wish to participate in the Rights Offering, you must deliver to the subscription agent, Computershare Trust Company, N.A., prior to the expiration of the Rights Offering, your payment for exercise of the Rights, and your complete and fully executed subscription rights certificate, together with any required signature guarantees and notice of guaranteed delivery (if applicable). The subscription agent must receive these items (and funds must clear) prior to 5:00 p.m., New York City time, on [                    ] [    ], 2020. Shares underlying Rights may be purchased and/or titled in the name of certain qualified designees of the holder of record of the Rights (e.g., an immediate family member; a trust or tax-planning vehicle of the holder of record; a corporate affiliate of the holder of record; or a charitable institution). The subscription documents should be delivered to the following address:

By registered first class mail:	By express mail, courier or other expedited service:
Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: GEG P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: GEG 150 Royall Street, Suite V Canton, MA 02021

    The method of delivery of subscription rights certificates, notices of guaranteed delivery (if applicable) and payment of the subscription amount to the subscription agent will be at the risk of the holders of Rights. All deliveries to the subscription agent should only be made by registered first class mail, express mail, courier or other expedited service. Please allow adequate time for delivery of your subscription to the subscription agent.

  •
  Subscription by Beneficial Owners

    Beneficial Holders.    If you hold your shares through a nominee who uses the services of the DTC, such nominee is the record holder of the shares you own and must exercise the Rights on your behalf of the shares of our common stock you wish to purchase. DTC will credit one Right to your nominee record holder for each share of our common stock that you beneficially owned on the Record Date. You should receive from your nominee a beneficial owner election form or other similar form. You should contact your nominee if you do not receive this form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your nominee or if you receive it without sufficient time to respond.

    Once you have received such form, you should complete and return to your nominee the beneficial owner election form, or such other forms provided to you by the nominee, in accordance with its stated procedures and prior to its stated deadlines. Your Rights will not be considered exercised unless the subscription agent receives from you or your nominee, as the case may be, all of the required subscription documents and your full subscription payment prior to 5:00 p.m., New York City time, on [                    ] [    ], 2020, which is the expiration of the Rights Offering. You must coordinate with your nominee regarding delivery of your election form, or other forms required by your nominee, notice of guaranteed delivery (if applicable) and subscription payment.

    Nominee Holders.    If you are a nominee holder that uses the services of DTC and holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription Rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent.

        The subscription rights certificate will be mailed to each record holder of our common stock as of the close of business on the Record Date promptly after the date of this prospectus. If you hold your shares of common stock through a nominee, you will not receive an actual subscription rights certificate and must instruct your nominee whether to exercise your Rights on your behalf, as described above.

        We do not take any responsibility for completion of your subscription documents, subscription rights certificate and payment to the subscription agent or, if you are not a record holder, to your nominee. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. If you wish to exercise your Rights, please ensure that you properly complete all required subscription documents and that you provide responses to all requested information. If you do not indicate the number of Rights being exercised, or the subscription agent does not receive the full subscription payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent.

        You should read the instruction letter accompanying the subscription rights certificate or beneficial owner election form, or similar form, carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us. If you deliver subscription documents in a manner different than that described in this prospectus, then we may not honor the exercise of your Rights.

        If you have any questions or comments regarding completion of the materials, or the Rights Offering or exercise of your Rights in general, please contact the information agent for this Rights Offering, Georgeson LLC, at (888) 666-2580. You should direct any requests for additional copies of this prospectus to the information agent, Georgeson LLC, at (888) 666-2580.

Payment Method

        Payments must be made in full in U.S. currency by:

  •
  Personal check payable to Computershare Trust Company, N.A. drawn upon a U.S. bank; or

  •
  wire transfer of immediately available funds to accounts maintained by the subscription agent.

        Payment received after the expiration of the Rights Offering will not be honored, and, in such event, the subscription agent will return your payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

  •
  clearance of any uncertified personal check deposited by the subscription agent, which may take five (5) or more business days; or

  •
  receipt of collected funds in the subscription agent's account.

        If you elect to exercise your Rights, you must use an uncertified personal check or wire transfer of funds to ensure that the subscription agent receives your funds before the expiration of the Rights Offering. If you send an uncertified personal check, payment will not be deemed to have been received by the subscription agent until the check has cleared, which may require five (5) or more business days. If, however, you send a wire directly to the subscription agent's account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument or wire or transfer.

        Any personal check used to pay for shares of our common stock must clear the appropriate financial institutions prior to 5:00 p.m., New York City time, on [                    ] [    ], 2020, when the Rights Offering expires. The clearinghouse may require five (5) or more business days. Accordingly, holders of Rights that wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the Rights Offering to ensure such payment is received and clears by such date.

        If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not properly specified, then the funds will be applied to the exercise of Rights only to the extent of the payment actually received by the subscription agent. You must pay for your Over-Subscription Privilege shares at the time you exercise your basic subscription Rights; provided that, if we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable. If you deliver subscription payments in a manner different than that described in this prospectus, then we may not honor the exercise of your Rights.

No Revocation or Change

        The exercise of Rights is irrevocable and may not be cancelled or modified, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if the Rights Offering is extended by us in our discretion. Once you submit your completed form of subscription rights certificate, full subscription payment and any other required documents to the subscription agent to exercise any Rights, you are not allowed to revoke or change the exercise or request a refund of any subscription payment. You should not exercise your Rights unless you are certain that you wish to purchase additional shares of our common stock in the Rights Offering. Rights not exercised at or before the expiration date of the Rights Offering will expire and will have no value.

Expiration Date; Withdrawal and Termination; Extensions

        The subscription period, during which you may exercise your Rights, begins on the effective date of this prospectus and expires at 5:00 p.m., New York City time, on [                    ] [    ], 2020. If you do not exercise your Rights before the expiration of the Rights Offering, your Rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your required subscription documents or your subscription payment after that time, regardless of when such documents or payment were sent.

        We may cancel, amend or terminate the Rights Offering, at any time in our discretion. The period for exercising your Rights may be extended by us, for up to an additional thirty (30) days, in our discretion. However, once the subscription period has commenced, any termination, as well as any cancellation or amendment, for any reason, will require the prior consent of Wynnefield, except for an extension of the subscription period by not more than ten (10) days. We may extend the expiration date of the Rights Offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering if and as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their Rights in this Rights Offering.

        If the Rights Offering is not completed, any subscription payments you may have made will be refunded to you. The subscription agent will hold all funds it receives in a segregated bank account, in escrow, until the Rights Offering is completed or is withdrawn or canceled. If the Rights Offering is terminated or otherwise is not completed, the subscription agent will return all subscription payments received by it by mail, without interest or deduction, as soon as practicable. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering. If you own shares in "street name," it may take longer for you to receive your refunded payment because the subscription agent will return payments through the record holder of the shares, which is your nominee.

Minimum Subscriptions

        There is no aggregate minimum subscription we must receive to complete the Rights Offering. However, pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). Accordingly, even if no stockholders other than Wynnefield exercise their rights, we will receive $7.0 million in aggregate gross proceeds.

Fees and Expenses

        If you wish to exercise your Rights, the only cost to you will be the payment of the Subscription Price for purchase of the Rights Offering shares. We will pay all fees charged by the subscription agent and information agent. We will not charge any fees or commissions in connection with the issuance of the Rights to you or the exercise of your Rights. If you hold your shares of common stock through a nominee, you may be required to pay your nominee certain service or administration fees in connection with the exercise of your Rights. Please check with your nominee in such regard. We are not responsible for covering or reimbursing any such fees.

Issuance of Shares Acquired in the Rights Offering

        You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering, if any, until the shares are actually received by you. The Company intends to issue the shares of common stock in book entry form to each subscriber as soon as practicable after completion of the Rights Offering; however, there may be a delay between the expiration date of the Rights Offering and the date and time that the shares are issued and delivered to you or your nominee, as applicable. We will issue the shares in book entry form to each subscriber; we will not issue any stock certificates. If you are the holder of record of our common stock, you will receive a statement of ownership from our transfer agent, Computershare Trust Company, N.A., reflecting the shares of common stock that you have purchased in the Rights Offering. If your shares of common stock are held in the name of a nominee, your new shares of common stock will be issued to the same account. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

        You will be able to resell the shares you purchased in this Rights Offering once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company).

No Recommendation to Holders of Rights

        Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your Rights. Stockholders who exercise Rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock before, during or after this Rights Offering will be above the Subscription Price, or that anyone purchasing shares at the Subscription Price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the Rights Offering. See the section in this prospectus under the caption "Risk Factors."

Interests of our Directors, Officers, and Principal Stockholders

        All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the non-transferable Rights to purchase shares of our common stock described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

        Pursuant to the Backstop Agreement, Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). Wynnefield is our largest stockholder and owns approximately 19.3% of our common stock. Mr. Obus is the President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, and Messrs. Brown and Obus were both appointed to the Board pursuant to the Election and Nomination Agreement entered into between the Company and Wynnefield in 2016. Mr. Obus has abstained from all votes related to, this Rights Offering or the Backstop Agreement and the transactions contemplated thereby.

        Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering, and we have not otherwise received any indication from any of our other directors, officers or other stockholders as to whether they plan to subscribe for shares of our common stock in the Rights Offering.

Backstop Commitment

        We have entered into the Backstop Agreement with Wynnefield, our largest stockholder, to ensure we will receive $7.0 million in gross proceeds from this Rights Offering; provided, that the gross proceeds from the Rights Offering and backstop commitment will not exceed the amount of $7.0 million in the aggregate. For additional information regarding the backstop commitment, see the section in this prospectus under the caption "The Backstop Agreement and Registration Rights." The Backstop Agreement provides that Wynnefield has no obligation to consummate the transactions contemplated by the Backstop Agreement unless and until the Company has satisfied the Refinancing Condition. However, following the January 2020 amendment of our outstanding debt facilities, Wynnefield waived the Refinancing Condition.

U.S. Federal Income Tax Treatment of Rights Distribution

        For U.S. federal income tax purposes, we believe you generally should not recognize income or loss in connection with the receipt or exercise of Rights, but certain aspects of that determination are not certain. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our common stock. See the section in this prospectus under the caption "Certain Material U.S. Federal Income Tax Consequences."

Non-U.S. Stockholders

        We will not mail this prospectus or subscription rights certificates to stockholders with addresses that are outside the United States. The subscription agent will hold these subscription rights certificates for their account. To exercise Rights, our foreign stockholders must notify the subscription agent prior to [        ]:[        ][        ] [a./p.]m., at least five (5) business days before the expiration of the Rights Offering, and demonstrate to the satisfaction of the Company that the exercise of such Rights does not violate the laws of the jurisdiction of such stockholder. The Rights Offering will not be made in any jurisdiction where it would be unlawful to do so. If instructions have not been received by 5:00 p.m., New York City time, on [                    ] [    ], 2020, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Rights will not be exercisable by such foreign holders, and any proceeds received by such foreign holders related to such Rights will be refunded to such foreign holders, without interest.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, if necessary, and consult with our legal advisors, and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights, and even if the Rights Offering is extended. We will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent will be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Guaranteed Delivery Procedures

        If you do not have adequate time to deliver the rights certificate evidencing your Rights to the subscription agent prior to the expiration of the Rights Offering, you may still participate in the Rights Offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the Rights Offering:

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  deliver your subscription payment to the subscription agent covering all Rights that you are exercising, in accordance with the procedures set forth above;

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  deliver your "Notice of Guaranteed Delivery" to the subscription agent; and

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  within two (2) business days following the date you submitted your Notice of Guaranteed Delivery, deliver to the subscription agent the complete and properly signed subscription rights certificate (together with your beneficial owner election form, if applicable), including any signature guarantees if necessary.

        All notices of guaranteed delivery must include a signature guarantee from an eligible guarantor institution.

        The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth in this Prospectus, or via email to canoticeofguarantee@computershare.com. This email address can only be used for delivery of the notice of guarantee and any other inquires, Rights Offering submissions outside of the notice of guarantee or emails sent to this mailbox will not be accepted or included in the Rights Offering.

        If you have any questions or comments regarding completion or delivery of the notice of guaranteed delivery, please contact the information agent.

Regulatory Limitations; No Offer Made to California Residents; No Unlawful Subscriptions

        We will not be required to issue to you shares of our common stock pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

        The distribution of the Rights and the offer and sale of the shares of common stock issuable upon exercise of the Rights is not registered or otherwise qualified in California. Accordingly, the Rights Offering is not available to residents of California.

        We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our Rights Offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our common stock are made to Rights holders who are residents of such jurisdictions, and we will not sell or accept offers for the purchase of our common stock from such Rights holders.

 THE BACKSTOP AGREEMENT AND REGISTRATION RIGHTS

Backstop Agreement

        We have entered into a Backstop Agreement with Wynnefield, pursuant to which Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). Wynnefield is our largest stockholder and owns approximately 19.3% of our common stock.

        The offer and sale of the shares issuable to Wynnefield pursuant to the Backstop Agreement is not covered by the registration statement of which this prospectus forms a part; the shares are being offered in a private placement exempt from the registration requirements of the Securities Act. These privately offered shares are included in the aggregate of the [                    ] shares of common stock offered in the Rights Offering. Nothing herein shall be construed as any offer or solicitation for the sale or purchase of any of the shares of common stock that we issue to Wynnefield in connection with the Backstop Agreement. In accordance with the terms of the Backstop Agreement the Subscription Price is based on a [        ]% discount the 25-trading-day volume weighted average price for the period immediately preceding the initiation of the Rights Offering.

        We will issue [                    ] shares of common stock in the Rights Offering, as a result of which we will have an aggregate of approximately [            ] shares of common stock issued and outstanding following the Rights Offering. If each of our stockholders as of the Record Date purchases the full number of shares to which each such holder is entitled, Wynnefield would beneficially own approximate [          ]% of our combined issued and outstanding common stock. If none of our stockholders as of the Record Date purchases shares in the Rights Offering, then Wynnefield will purchase, pursuant to the Backstop Agreement, all shares issued in the Rights Offering and would own [        ]% of our issued and outstanding common stock.

        In view of the large percentage of our common stock currently owned by Wynnefield, together with the additional common stock that may be acquired by Wynnefield pursuant to the backstop commitment, we expect that Wynnefield will continue to have the ability to exert significant influence over our management and policies. In addition, Mr. Obus is the President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, and Messrs. Brown and Obus were both appointed to the Board pursuant to the Election and Nomination Agreement entered into between the Company and Wynnefield in 2016. Mr. Obus has abstained from all votes related to, this Rights Offering or the Backstop Agreement and the transactions contemplated thereby.

        The closing of the transactions contemplated by the Backstop Agreement is subject, in each case, to the satisfaction or waiver of customary conditions, such as (i) this registration statement shall have been declared effective by the SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto; (ii) completion of the Rights Offering shall have been conducted in all material respects in accordance with the Backstop Agreement; (iii) receipt of all applicable regulatory approvals; (iv) the absence of a material adverse effect on the Company or on the ability of Wynnefield to perform its obligations under the Backstop Agreement; and (v) satisfaction of the Refinancing Condition. The Backstop Agreement allows for the Company to issue securities in connection with the Refinancing of its existing credit facilities if required, or the conversion or exercise of its outstanding derivative securities. However, following the January 2020 amendment of our outstanding debt facilities, Wynnefield waived the Refinancing Condition.

        The Backstop Agreement, including Wynnefield's obligations to fund the backstop commitment, will automatically terminate upon the receipt by the Company of gross cash proceeds from the Rights Offering (including the Over-Subscription Privilege) from participating common stockholders (including Wynnefield pursuant to its exercise of its Rights and Over-Subscription Privilege) in an aggregate amount of $7.0 million. Wynnefield may terminate the Backstop Agreement at any time prior to the Closing Date, by written notice to the Company, (i) if there is a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) if the consummation of the Rights Offering is prohibited by applicable law, rules or regulations, (iii) if the Company materially breaches its obligations under the Backstop Agreement and/or any ancillary agreement and such breach is not cured within five (5) business days following written notice to the Company, or (iv) failure of the conditions to closing set forth in the Backstop Agreement. The Company may terminate the Backstop Agreement (i) in the event the Board, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering, (ii) if consummation of the Rights Offering is prohibited by applicable law, rules or regulations, or (iii) if Wynnefield materially breaches its obligations under the Backstop Agreement and such breach is not cured within five (5) business days following written notice to Wynnefield of such breach. Either party may terminate the Backstop Agreement if the transactions contemplated thereby are not consummated within 120 days of the date of such Agreement through no fault of the terminating party. In addition, the Backstop Agreement shall terminate upon the parties' mutual written consent.

        The Company has agreed to indemnify Wynnefield and its affiliates and each of their respective stockholders, affiliates, officers, directors, partners, employees, agents, representatives advisors, attorneys and accountants for each such entity for losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Backstop Agreement and any ancillary agreements (including, without limitation, the Registration Rights Agreement (as defined below)), the Rights Offering and the related registration statement and prospectus, the use of proceeds thereunder or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such persons or entity is a party thereto, other than losses arising out of or related to the bad faith, willful misconduct or gross negligence of such person or entity. Wynnefield has agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of statements or omissions in the registration statement or prospectus for the Rights Offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to Wynnefield furnished to the Company by or on behalf of Wynnefield expressly for use therein, other than losses arising out of or related to the bad faith, willful misconduct or gross negligence of the Company.

        While we have entered into the Backstop Agreement with Wynnefield, if the conditions under the Backstop Agreement are not satisfied, and we are therefore unable to consummate the transactions contemplated by the Backstop Agreement, we will not consummate this Rights Offering.

Registration Rights

        The offer and sale of shares of our common stock to Wynnefield pursuant to the Backstop Agreement will be effectuated in a transaction exempt from the registration requirements of the Securities Act and will not be registered pursuant to the registration statement of which this prospectus forms a part. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights.

Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering.

        We may not be obligated to file or maintain the effectiveness of a registration statement covering such shares if our Board of Directors reasonably determines that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company's best interests, or that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason.

        We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights.

BUSINESS

Overview

        The Company was incorporated in 2001 under the laws of the State of Delaware under the name "Global Power Equipment Group Inc." and became the successor to GEEG Holdings, LLC, which was formed as a Delaware limited liability company in 1998. Effective June 29, 2018, Global Power Equipment Group Inc. changed its name to Williams Industrial Services Group Inc. to better align its name with the Williams business, and our stock now trades on the OTCQX under the ticker symbol "WLMS." Williams has been safely helping plant owners and operators enhance asset value for more than 50 years. We provide a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Our mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to our customers.

Our Restructuring

        We completed the restructuring of our Company in 2018. Beginning in 2016, we shifted our strategy to become a preferred provider of construction, maintenance and specialty services, to exit all product manufacturing businesses and to use the proceeds from the sales to reduce and restructure our term debt. To effect this change, in the third quarter of 2017, we made the decision to exit and sell substantially all of the operating assets and liabilities of our Mechanical Solutions segment, which we completed in the fourth quarter of 2017, as described below. Additionally, we made the decision to exit our Electrical Solutions segment (which was comprised solely of Koontz-Wagner, a wholly owned subsidiary of the Company) in the fourth quarter of 2017. We determined that these two segments met the definition of discontinued operations, and, as a result, they (including TOG Manufacturing Company, Inc. and TOG Holdings, Inc., which were sold in July 2016) are presented as discontinued operations for all periods presented. Additionally, in January 2017, we sold the stock of Hetsco. However, the Mechanical Solutions and Electrical Solutions segments were the only components of the business that qualified as discontinued operations for all periods presented. Unless otherwise specified, the financial information and discussion in this prospectus are based on our continuing operations (previously referred to as our Services segment); they exclude any results of our discontinued operations.

        In spite of our efforts, which included retaining financial advisors to sell all or part of Koontz-Wagner's operations, inside or outside of a federal bankruptcy or state court proceeding (including Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code"), the proposed disposition did not progress as planned due, primarily, to Koontz-Wagner's deteriorating financial performance. As a result of this and the inability of Koontz-Wagner to fund its ongoing operations or obtain financing to do so, on July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations.

        On October 11, 2017, we sold substantially all of the operating assets and liabilities of our Mechanical Solutions segment and used a portion of the $40.9 million net proceeds to pay down $34.0 million of our outstanding debt and related fees, including full repayment of the first-out loan, provided for by the Initial Centre Lane Facility for an additional aggregate principal amount of $10.0 million and the upfront fee on the Initial Centre Lane Facility. Additionally, on October 31, 2017, we completed the sale of our manufacturing facility in Mexico and auctioned the remaining production equipment and other assets for net proceeds of $3.6 million, of which $1.9 million was used to reduce the principal amount of the Initial Centre Lane Facility. The remaining proceeds from such sales were used to fund working capital requirements.

        As a result of the sale of our Mechanical Solutions segment and the bankruptcy of Koontz-Wagner, we review financial information presented on a company-wide basis. Therefore, as of December 31, 2018, we concluded that we continue to have a single reporting segment which is comprised of Williams Industrial Services Group, LLC as we did as of December 31, 2017.

        In 2018, we implemented major cost reduction initiatives to reduce our overhead costs, including restructuring and consolidating our corporate functions, and began working on a comprehensive strategic plan to grow and improve our business, which was finalized in early 2019. Our strategy has been focused on developing a comprehensive strategic plan to grow and improve our operations, strengthen our core competencies, aggressively manage working capital and reduce costs in order to improve liquidity and reduce debt. Our operations are based on our effectiveness in using estimating and engineering technologies, deploying rigorous project management techniques, initiating various process improvement projects and employing experienced industry-recognized sales professionals. We expect to leverage the strength of the Williams brand, capitalize on our industry knowledge and customer relationships and safely provide timely, reliable services for our customers to grow revenue. We believe we are well positioned to grow our business, and to realize the operating leverage our restructuring has created.

Our Business

        We provide a comprehensive range of construction, maintenance and support services to customers in energy, power and industrial end markets. We provide these services both on a constant presence basis and for discrete projects. The services we provide are designed to improve or sustain operating efficiencies and extend the useful lives of process equipment.

        Our services include the following:

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  Plant Maintenance, Modification and Construction.  We perform a full range of critical services, including maintenance, modification, repair and other capital project services designed to extend life cycles regarding nuclear, paper, fossil fuel, industrial gas, hydro power, natural gas, municipal water and wastewater and other facilities for customers in energy, power and industrial end markets.

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  Water/Wastewater System New Installation, Expansions and Modifications.  We install, maintain and modify water and wastewater systems, including piping, pumping, storage tank and other related facilities.

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  Painting and Coatings.  We perform cleaning, surface preparation, coatings application, quality control and inspection testing on major coating projects for nuclear and fossil fuel power plants, industrial facilities and petrochemical plants.

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  Insulation.  We provide a variety of industrial insulation services, primarily in power generation installations.

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  Asbestos and Lead Abatement.  We provide abatement services for the removal of asbestos and heavy metal based coatings such as lead paint. We do not take ownership of hazardous materials and do not assume responsibility for the liability associated with the materials other than for our actions meeting applicable statutory and regulatory requirements.

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  Roofing Systems.  We replace, repair and upgrade industrial facility roofing systems, primarily at pulp and paper manufacturing facilities and nuclear power plant locations.

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  Oil/Gas Construction and Maintenance.  We perform capital construction and maintenance services for midstream and downstream oil, gas and chemical facilities, predominately in the Texas gulf coast. Services include civil structural installation, piping installations and maintenance, and electrical system installation, as well as other work including at storage terminals, refineries and chemicals plants.

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  Analog to Digital Conversions.  Conversion of analog control systems to digital controls improves reliability and accuracy in plant systems, and often allows facilities to run at higher levels. As a result, it is a capital improvement that utilities and industries are investing in at several operating facilities. We successfully completed several digital upgrades on multiple units for two of our customers, and we are targeting several more.

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  Canada Nuclear.  Two power companies in Canada have announced their intention to extend the lives of several of their operating nuclear units and established large capital improvement budgets to that end. We believe that the work required for such improvements is similar to upgrades completed for nuclear plants in the U.S. Therefore, we commenced a strategic initiative to pursue new maintenance, modification and construction opportunities in Canada.

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  Nuclear Decommissioning.  Several U.S. nuclear stations have already been shut down, and several more shutdowns are planned. After shutdown, the plants must be decommissioned. This process takes many years. We are working with a supplier on one of the sites being decommissioned and are targeting the decommissioning market as it grows.

        We provide these services throughout the U.S., primarily on a direct hire basis, with experienced craft laborers who are directed and managed by an experienced team of supervisors and project managers across our network. We also act in a general contracting capacity where we manage multiple subcontractors and, in other cases, we are retained as a subcontractor on a project. Our flexible staffing model enables us to meet seasonal and outage demand without being restricted by internal capacity limitations, thereby minimizing our fixed costs.

        We bid against other contractors based on customer specifications. Fixed-price contracts present certain inherent risks, including the possibility of ambiguities in the specifications received, problems with new technologies and economic and other changes that may occur over the contract period. Alternatively, because of efficiencies that may be realized during the contract term, fixed-price contracts may offer greater profit potential than cost-plus contracts.

Market Overview

        Power Generation Market and the Industrial Services Industry.    The U.S. industrial services industry is a multi-billion dollar industry, broadly defined as routine modification, maintenance and technical services provided to industrial facilities ranging from manufacturing facilities to power generation plants. The industry continues to benefit from a shift towards outsourcing as plant operators seek to alleviate financial constraints, reduce labor costs, increase labor utilization and productivity, and eliminate operational redundancies.

        We expect that power industry demand for these services will be driven by the following factors in the future:

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  Aging Power Generation Infrastructure Increases Demand for Plant Maintenance and Decommissioning Services.  According to the U.S. Energy Information Administration, more than half of the electrical generating capacity in the U.S. was placed in service before 1990. Coupled with the relatively limited number of large-scale power generation facilities being constructed in the U.S., the efforts to maintain older plants of all types and to take advantage of newer and more efficient technologies at existing sites result in opportunities for companies providing services to plant operators. The low price of natural gas is driving demand for new, upgraded and replacement electric generation capacity toward combined cycle gas powered plants, which are more economical to run. With natural gas pricing expected to remain low, this is also driving the conversions of simple cycle plants to combined cycle technology.

    Further, approximately 90 nuclear reactors that have been in operation in the U.S. for more than 30 years require extensive ongoing engineering and maintenance services to support operations and improve performance. Nuclear power plants in the U.S. are subject to a rigorous program of NRC oversight, inspection, preventive and corrective maintenance, equipment replacement and equipment testing. Nuclear power plants are required to go offline to refuel at intervals of no more than 24 months and to perform condition monitoring and preventive maintenance during every refueling outage. Initially, commercial nuclear power plants in the U.S. were licensed to operate for 40 years, reflecting the amortization period generally used by electric utility companies for large capital investments. As of December 31, 2016, the NRC had extended the licenses of approximately 85 reactors. In all, about 90 reactors are expected to operate for up to 60 years, with owners undertaking an increase in modification, maintenance and construction capital projects to upgrade their facilities. Decommissioning work on retired nuclear reactors also provides future opportunities for growth.

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  North America Infrastructure Growth.  Record levels of crude oil, natural gas and natural gas liquid production have accelerated new build and expansion of pipeline and related infrastructure to reduce transportation bottlenecks and bring more petroleum products to key markets. The value proposition of low cost shale resources is altering the landscape for pipelines, terminals, refineries and power generation assets. Infrastructure growth and modifications provide opportunities for us to assist in the construction and maintenance of these facilities.

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  Nuclear Power Plant Services and New Nuclear Reactor Construction.  We are one of a limited number of companies qualified to perform comprehensive services in U.S. nuclear power plants under rules issued by the NRC. We are one of the few contractors with a qualified and audited Nuclear Quality Assurance ("NQA-1") Program, which is required to perform contract services at the new build reactors. Under these rules, owners of nuclear facilities must qualify contractors by requiring the contractors to demonstrate that they will comply with NRC regulations on quality assurance, reporting of safety issues, security and control of personnel access and conduct. On the majority of our maintenance and project work, we directly hire the labor and provide the management and supervision to perform the work directly for the owner. In some cases, we act as a general contractor and subcontract portions of the work or, alternatively, subcontract our services to full scope engineering, procurement and construction firms or general contractor firms. We maintain good relationships with the utilities, the engineering, procurement and construction firms, the general contractor firms and relevant engineering firms.

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  Standby and Distributed Power Generation.  Unlike central station generation, standby and distributed power generation equipment can sit on either side of the utility meter and may be owned by a utility, a customer or a third party. Peak energy demand requirements and higher costs, as well as transmission and distribution infrastructure limits, are driving investment into this space. The growth in industries with high power demand and sensitivity to power supply instability, such as datacenters, medical centers, universities and remotely located industrial loads, are straining the traditional power infrastructure. The electric power needs for these markets have been served by small-scale utility-owned diesel or gas engine generators strategically located to support distributed system operations. The power supply is trending toward larger (greater than 1,000 kilowatts) diesel engine generator systems and expanding into alternative energy assets.

Customers, Marketing and Seasonality

        Our customers include major private and government-owned utilities throughout the U.S. and in Ontario, Canada, as well as leaders in the U.S. pulp and paper and industrial sectors. We market our services using dedicated sales and marketing personnel as well as our experienced on-site operations personnel. We use our safety and service track record with long-term renewable contracts to expand our services and supplement existing contracts with small- to medium-sized capital projects. Our sales initiatives directly seek to apply operational strengths to specific facilities within our targeted industries and customers throughout the U.S. and in Ontario, Canada. We are impacted by seasonality, resulting in fluctuations in revenue and gross profit during our fiscal year. Generally, this is driven by our customers' schedule of planned outages.

        We depend on a relatively small number of customers for a significant portion of our revenue, and the loss of any of those customers would have a material adverse effect on our business. For a listing of our major customers as of December 31, 2018, please refer to "Note 15—Major Customers and Concentration of Credit Risk" to the consolidated financial statements for the years ended December 31, 2018 and 2017 included in this prospectus.

Quality Capabilities and Safety Performance

        Through our NQA-1 Program and other programs, we provide training, certifications and ongoing safety monitoring to all of our employees working at nuclear sites. We are one of a limited number of companies qualified to work anywhere in a U.S. nuclear facility and have been one of the leading providers of coatings at U.S. nuclear facilities for almost 40 years. In addition, we are one of only a few contractors with the qualified and audited NQA-1 Program that is required to perform contract services at new build reactors. For over 13 years, we have maintained a safety record in the top quartile of the industry, benefiting both us and our customers. We also maintain a broad range of professional certifications and memberships in national organizations relevant to the performance of many of the specialized services we provide.

Materials and Suppliers

        The markets for most of the materials we use are served by a large number of suppliers, and we believe that we can obtain required materials from more than one supplier.

Competition

        Our competitors vary depending on plant geography and the scope of services to be rendered. Several national service providers, which are significantly larger and have significantly greater financial resources than we do, will often compete for larger maintenance and capital project opportunities that become available. These service providers include, among others, Allied Power, APTIM Corp., BHI Energy and Day & Zimmermann. Additionally, smaller contractors that operate on a regional basis often compete for smaller opportunities associated with open shop labor sources. We compete based on reputation, safety, price, service, quality and our breadth of service capabilities. We believe our strong reputation, longevity in the industry, project management capabilities, including service diversity, long-term customer relationships, safety record and performance, and our success at identifying and retaining qualified personnel differentiate us from our competitors. We also believe that the fact that we maintain a presence at several of our customers' sites is a competitive advantage because it provides us with an intimate understanding of these facilities, which allows us to better identify our customers' service needs. Specific to our customers that operate nuclear power plants, barriers to entry include the requirement to hold and maintain the rigorous NRC qualifications and safety standards.

Insurance

        We maintain insurance coverage for various aspects of our operations; however, we remain exposed to potential losses because we are subject to deductibles, coverage limits and self-insured retentions.

        Typically, our contracts require us to indemnify our customers for third party injury, damage or loss arising from the performance of our services and provide for warranties for materials and workmanship. We may also be required to name the customer as an additional insured up to the limits of insurance available, or we may be required to purchase special insurance policies for specific customers. We maintain performance and payment bonding lines to support our business. In rare cases we may provide a letter of credit in lieu of a bond to satisfy performance and financial guarantees on a project.

        We require all subcontractors working with us at a customer's location to indemnify us and our customers and name us as an additional insured for activities arising out of such subcontractors' work. We also require certain subcontractors to provide additional insurance policies, including surety bonds in favor of us, to secure such subcontractors' work or as required by contract. It is possible that our insurance and the additional insurance coverage provided by our subcontractors will not fully protect us against a valid claim or loss under the contracts with our customers.

Intellectual Property

        As of December 31, 2018, we used the Williams trade name and its logo. This trade name and logo are the property of Williams. Product names and company programs appearing throughout this prospectus are trademarks of Williams. This prospectus also may refer to brand names, trademarks, service marks and trade names of other companies and organizations, and those brand names, trademarks, service marks and trade names are the property of their respective owners. In January 2017, we sold Hetsco, which maintained some of the intellectual property assets described.

Compliance with Government Regulations

        We are subject to certain federal, state and local environmental, occupational health and nuclear regulatory laws applicable in the U.S. and Canada. We also purchase materials and equipment from third parties and engage subcontractors who are also subject to these laws and regulations. Below is a summary of certain laws and regulations applicable to our business.

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  Environmental.  We are subject to extensive and changing environmental laws and regulations in the U.S. and Canada. These laws and regulations relate primarily to air and water pollutants and the management and disposal of hazardous materials. We are exposed to potential liability for personal injury or property damage caused by any release, spill, exposure or other accident involving such pollutants, substances or hazardous materials.

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  Health and Safety Regulations.  We are subject to the requirements of the U.S. Occupational Safety and Health Act and comparable state and international laws. Regulations promulgated by these agencies require employers and independent contractors who perform construction services, including electrical and repair and maintenance, to implement work practices, medical surveillance systems and personnel protection programs to protect employees from workplace hazards and exposure to hazardous chemicals and materials. In recognition of the potential for accidents within various scopes of work, these agencies have enacted very strict and comprehensive safety regulations.

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  NRC.  Owners of nuclear power plants are licensed to build, operate and maintain those plants by the NRC. Their license requires that they qualify their suppliers and contractors to ensure that the suppliers and contractors comply with NRC regulations. We must demonstrate to our customers that we comply with NRC regulations related to quality assurance, reporting of safety issues, security and control of personnel access and conduct.

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  International Regulations.  As a result of our expansion into Canada, we are subject to a variety of legal requirements pertaining to such activities. Our activities may be subject to oversight by the Canadian Nuclear Safety Commission, and we may be subject to additional rules and regulations, including Canada's Nuclear Liability and Compensation Act, which generally conforms to international conventions and is conceptually similar to the Price-Anderson Act in the U.S. In addition, we may be subject to rules and regulations applying to cross border business, such as international trade and tariff policies, license requirements and requirements relating to toxic substances. Violations of any applicable licensing, tariff and tax reporting requirements or failure to provide certifications relating to toxic substances could result in the imposition of significant administrative, civil and criminal penalties. Furthermore, the failure to comply with U.S. federal, state and local tax requirements, as well as Canadian federal and provincial tax requirements, could lead to the imposition of additional taxes, interest and penalties. Our expansion into Canada, and into any international market, is dependent upon our ability to comply with the regulatory regimes adopted by such jurisdictions.

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  Department of the Treasury.  The Office of Foreign Assets Control of the U.S. Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. A failure to comply with these laws and regulations could result in civil or criminal sanctions, including the imposition of fines and suspension or debarment from participation in U.S. government contracts.

        While we believe that we operate safely and prudently and in material compliance with all environmental, occupational health, nuclear regulatory and other applicable laws, there can be no assurance that accidents will not occur or that we will not incur substantial liability in connection with the operation of our business. We do not anticipate any material capital expenditures or material adverse effect on earnings or cash flows as a result of complying with these laws.

Backlog

        The services we provide are typically carried out under construction contracts, long-term maintenance contracts and master service agreements. Total backlog represents the dollar amount of revenue expected to be recorded in the future for work performed under awarded contracts. Previously, we reported backlog as orders from fixed-price contracts plus the amount of revenue we expected to receive in the next twelve-month period from cost-plus contracts, regardless of the remaining life of the cost-plus contract. However, we believe that reporting the total revenue expected under awarded contracts is more representative of our expected future revenue.

        Revenue estimates included in our backlog can be subject to change as a result of project accelerations, cancellations or delays due to various factors, including, but not limited to, the customer's budgetary constraints and adverse weather. These factors can also cause revenue to be recognized in different periods and at levels other than those originally projected. Additional work that is not identified under the original contract is added to our estimated backlog when we reach an agreement with the customer as to the scope and pricing of that additional work. Backlog is reduced as work is performed and revenue is recognized, or upon cancellation.

        Backlog is not a measure defined by accounting principles generally accepted in the U.S. ("GAAP"), and our methodology for determining backlog may vary from the methodology used by other companies in determining their backlog amounts. Backlog may not be indicative of future operating results and projects in our backlog may be cancelled, modified or otherwise altered by our customers.

        The following table summarizes our backlog:

(in thousands)	September 30, 2019	December 31, 2018
Cost plus	$367,560	$487,033
Lump sum	23,073	14,571

Total	$390,633	$501,604

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Backlog—beginning of period	$409,019	$501,604
New awards	11,661	30,844
Adjustments and cancellations, net	26,815	37,165
Revenue recognized	(56,862)	(178,980)

Backlog—end of period	$390,633	$390,633

        Total backlog as of September 30, 2019 was $390.6 million, compared with $501.6 million at December 31, 2018. The decrease in backlog was primarily due to work that was completed during a nuclear outage and the completion of several projects during the first nine months of 2019. We estimate that approximately $151.3 million, or 38.7% of total backlog at September 30, 2019, will be converted to revenue within the next twelve months. As of December 31, 2018, we estimated that approximately $173.3 million, or 34.6% of total backlog, would convert to revenue in 2019.

Employees

        As of December 31, 2018, we had 457 full-time employees (excluding temporary staff and craft labor). The number of our employees, including temporary staff and craft labor, fluctuates greatly, depending on the timing and requirements for craft labor. Many of the craft labor employees are employed through various union agreements. As of December 31, 2018, there were 531 craft labor employees, of which 382 were under collective bargaining agreements. We believe that our relationships with our employees, both full-time and temporary, are satisfactory. We are not aware of any circumstances related to our employees that are likely to result in a work stoppage at any of the project sites where we are performing services. In 2017, we sold our Hetsco business and substantially all of the operating assets and liabilities of our Mechanical Solutions segment. In 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. Combined, these events resulted in a decrease in the number of our full and part-time employees over the last two years.

Properties

        Our corporate office is located in Tucker, Georgia. We do not own any properties. Below is a summary of properties leased by our continuing operations as of December 31, 2018.

Location	Leased Expiration Date	Approximate Sq. Footage	Principal Uses
Tucker, Georgia	Leased (3/31/23)	24,000	Administrative office (corporate headquarters)
Astoria, New York	Leased (3/31/20)	7,000	Administrative office/warehouse
Deer Park, Texas	Leased (4/30/19)	2,500	Administrative office
Irving, Texas	Leased (10/21/19)	11,000	Administrative office
Jacksonville, Florida	Leased (8/30/22)	10,708	Administrative office/warehouse
Seymour, Indiana	Leased (11/30/19)	13,200	Administrative office/warehouse
Kincardine, Ontario	Leased (4/30/19)	421	Administrative office

        In March 2019, we subleased the Irving, Texas office space until November 2019, when the lease expired.

        In February 2019, we entered into a contract to lease 4,405 square feet of administrative office space in Port Elgin, Ontario with an expiration date of April 30, 2022.

Legal Proceedings

Litigation and Claims

        We are from time to time party to various lawsuits, claims and other proceedings that arise in the ordinary course of our business. With respect to all such lawsuits, claims and proceedings, we record a reserve when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. We do not believe that the resolution of any currently pending lawsuits, claims and proceedings, either individually or in the aggregate, will have a material adverse effect on our financial position, results of operations or liquidity. However, the outcomes of any currently pending lawsuits, claims and proceedings cannot be predicted, and therefore, there can be no assurance that this will be the case.

        The Company prevailed in a putative shareholder class action, which was captioned Budde v. Global Power Equipment Group Inc. and filed in the U.S. District Court for the Northern District of Texas naming the Company and certain former officers as defendants. This action and another action were filed on May 13, 2015 and June 23, 2015, respectively and, on July 29, 2015, the court consolidated the two actions and appointed a lead plaintiff. Following the District Court's dismissal with prejudice on September 11, 2018, Plaintiffs appealed the decision to the United States Court of Appeals for the Fifth Circuit. The Fifth Circuit held oral arguments on August 5, 2019. Just 18 days later, on August 23, 2019, the Fifth Circuit issued a per curiam decision affirming the District Court's dismissal. Plaintiffs had until November 21, 2019, to petition for certiorari review by the Supreme Court of the United States, but did not do so. The matter is now concluded.

Koontz-Wagner Bankruptcy

        On July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations. Please refer to "Note 5—Changes in Business—Discontinued Operations—Electrical Solutions" to our unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 included in this prospectus for additional information.

Available Information

        We file reports with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished to the SEC pursuant to the requirements of the Exchange Act. The SEC maintains an Internet site, www.sec.gov, which contains the Company's reports, proxy and information statements and other information we have filed electronically with the SEC.

        We make available on our website, www.wisgrp.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports as soon as reasonably practicable after we electronically file with or furnish the reports to the SEC. The information disclosed on our website is not incorporated by this reference and is not a part of this prospectus. The following corporate governance related documents are also available free on our website:

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  Code of Business Conduct and Ethics;

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  Corporate Governance Guidelines;

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  Related Party Transactions Policy;

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  Charter of the Audit Committee;

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  Charter of the Compensation Committee;

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  Charter of the Nominating and Corporate Governance Committee; and

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  Procedures for Reporting Complaints Regarding Accounting or Auditing Matters of Williams Industrial Group Inc.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following management's discussion and analysis should be read in conjunction with our historical financial statements and the related notes included in this prospectus. Management's discussion and analysis contains forward-looking statements that involve risks and uncertainties, including those we detail under "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and elsewhere in this prospectus, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms, or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this prospectus. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Our Restructuring

        We completed the restructuring of our Company in 2018. Beginning in 2016, we shifted our strategy to become a preferred provider of construction, maintenance and specialty services, to exit all product manufacturing businesses and to use the proceeds from the sales to reduce and restructure our term debt. To effect this change, in the third quarter of 2017, we made the decision to exit and sell substantially all of the operating assets and liabilities of our Mechanical Solutions segment, which we completed in the fourth quarter of 2017, as described below. Additionally, during the fourth quarter of 2017, we made the decision to exit our Electrical Solutions segment (which was comprised solely of Koontz-Wagner). We determined that these two segments met the definition of discontinued operations, and, as a result, they have been presented as discontinued operations for all periods presented. In October 2017, we sold substantially all of the operating assets and liabilities of our Mechanical Solutions segment, including our manufacturing facility in Mexico. On July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations. Unless otherwise specified, the financial information and discussion in this prospectus are based on our continuing operations; they exclude any results of our discontinued operations.

Industry Trends and Outlook

        Electric Power Generation—We are primarily focused on nuclear and fossil power generation. We are involved in new build power generation facilities, maintenance of existing facilities and the decommissioning of retired facilities. Net electricity generation in the U.S. increased 4% in 2018 and surpassed the prerecession peak. The U.S. Energy Information Administration projects that electricity consumption will continue to grow, but at a slower pace.

        Nuclear New Builds—In nuclear power generation, we are heavily involved in the construction of the only new nuclear reactors being built in the U.S. They are Plant Vogtle Units 3 and 4. In 2017, we formed a limited liability company with Bechtel Power Corporation, a global leader in engineering, procurement, construction, and project management, Richmond County Constructors, LLC ("RCC"). RCC operates as construction subcontractor to Bechtel Power Corporation, which has been selected as the prime construction contractor for the Plant Vogtle Units 3 and 4. RCC provides construction craft labor and supervision for the project. Williams is a 25% member in RCC. We also have won additional scope of work outside RCC and are currently bidding on other opportunities for direct scope of work. Plant Vogtle Units 3 and 4 are expected to become operative in 2021 and 2022, respectively.

        Nuclear Decommissioning—Over the last five years, five nuclear plants have been retired and must be properly decommissioned. We are currently working with a major contractor in the decommissioning field and believe there may be an opportunity for us to expand our capabilities and more broadly serve the decommissioning of nuclear power facilities. Given the average age of nuclear facilities in the U.S., it is expected that there will be many more retired units in the coming years, and we are actively pursuing projects in the decommissioning market.

        Other Fossil Fuel Power Generation—The reduction of coal-fired electricity production has reduced demand for routine maintenance, plant upgrades, modification and new construction at U.S. coal-fired power generation facilities.

        The U.S. Energy Information Administration reported that natural gas-fired generation surpassed coal-fired generation and was the most common electricity fuel in 2016. As a result, we have seen the demand for routine maintenance, plant upgrades, modification and new construction in the gas-fired generation market increase. We have maintained a presence in that market, primarily in capital projects for efficiency improvements. However, because most of those plants are newer than their nuclear and coal counterparts, they require fewer upgrades, which means they also require less maintenance than either coal or nuclear plants.

        In addition to our traditional maintenance and modification services, we are seeking to align with complementary service providers to provide turnkey engineering, procurement and construction services for larger capital and maintenance projects. We see this alignment as an area of continued future growth that would allow us to reach new customers and markets. While we provide most of our specialty services as an addendum to our traditional maintenance and modification services at power plants, we also service customers in other segments of the market, including the oil and gas, pulp and paper, and water and wastewater industries.

Results of Operations

        The following summary and discussion of our results of operations is based on our continuing operations and excludes any results of our discontinued operations. You should refer to this information, as well as the financial data provided in our unaudited condensed consolidated financial statements and notes thereto for the three- and nine-month periods ended September 30, 2019 and 2018 and our consolidated financial statements and notes thereto for the years ended December 31, 2018 and 2017 included in this prospectus, when reading our discussion and analysis of results of operations below.

Comparison of three and nine months ended September 30, 2019 and 2018

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Revenue	$56,862	$53,467	$178,980	$144,563
Cost of revenue	50,906	43,255	157,150	121,154

Gross profit	5,956	10,212	21,830	23,409
Selling and marketing expenses	63	397	468	1,299
General and administrative expenses	5,091	7,529	16,327	21,485
Restructuring charges	—	1,436	—	3,661
Restatement expenses	—	—	—	160
Depreciation and amortization expense	77	192	225	633

Total operating expenses	5,231	9,554	17,020	27,238

Operating income (loss)	725	658	4,810	(3,829)
Interest expense, net	1,511	3,622	4,504	7,397
Other (income) expense, net	(485)	(339)	(1,153)	(844)

Income (loss) from continuing operations before income tax	(301)	(2,625)	1,459	(10,382)
Income tax (benefit) expense	62	215	141	720

Income (loss) from continuing operations	$(363)	$(2,840)	$1,318	$(11,102)

        Revenue for the three months ended September 30, 2019 increased $3.4 million, or 6.3%, compared with the corresponding period in 2018. The increase was driven primarily by our recent entry into the nuclear industry in Canada, which contributed $5.0 million in new business revenue. This increase in new business revenue was partially offset by a $1.4 million decrease in revenue generated from our decommissioning projects.

        Revenue for the nine months ended September 30, 2019 increased $34.4 million, or 23.8%, compared with the corresponding period in 2018. The increase was driven primarily by a planned utility outage related to our long term maintenance and modification contracts of $16.7 million and $17.5 million from our nuclear project contracts, partially offset by a decrease of $10.8 million in revenue from our decommissioning projects and fossil fuel power generation projects. Additionally, our recent entry into the nuclear industry in Canada contributed $11.0 million in new business revenue.

        Gross profit for the three months ended September 30, 2019 decreased $4.3 million, or 41.7%, compared with the corresponding period in 2018, while gross margin declined to 10.5% from 19.1%. The decrease in gross margin reflects the impact of the completion of a fixed-price nuclear project in 2018 that contributed $3.3 million in gross profit and the recognition of a $1.3 million loss on a fixed-price fossil fuel project in 2019.

        Gross profit for the nine months ended September 30, 2019 decreased $1.6 million, or 6.7%, compared with the corresponding period in 2018, while gross margin declined to 12.2% from 16.2%. The decrease in gross margin was due primarily to the completion of a fixed-price nuclear project in 2018 which contributed $3.4 million in gross profit and the recognition of a $1.3 million loss on a fixed-price fossil project in 2019. These declines were partially offset by gross profits earned from a planned utility outage related to our long term maintenance and modification contracts and other nuclear project contracts.

        Operating income for the three months ended September 30, 2019 was relatively unchanged compared with the corresponding period in 2018. The change in operating income was due to a

$4.3 million decrease in operating expenses, which was offset by the decrease in gross profit discussed above. For the three months ended September 30, 2019, general and administrative expenses and restructuring charges decreased $2.4 million and $1.4 million, respectively, due to the restructuring efforts undertaken in 2018. Additionally, selling and marketing expenses decreased $0.3 million, as a result of our cost control efforts, and depreciation expense decreased $0.1 million.

        Operating income for the nine months ended September 30, 2019 increased $8.6 million compared with the corresponding period in 2018. The increase in operating income was due to a $10.2 million decrease in operating expenses, which was partially offset by the decrease in gross profit discussed above. For the nine months ended September 30, 2019, general and administrative expenses and restructuring charges decreased $5.2 million and $3.7 million, respectively, due to the restructuring efforts undertaken in 2018. Furthermore, selling and marketing expenses decreased $0.8 million, as a result of our cost control efforts, and depreciation expense decreased $0.4 million. The Company also benefited from a $0.2 million decrease in costs related to restatement expenses recognized in 2018 due to the wind-down of restatement activities in conjunction with the March 15, 2017 filing of the Annual Report on Form 10-K for the year ended December 31, 2015, which included the restatement of certain prior period financial results.

  General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Employee-related expenses	$2,910	$4,316	$8,345	$11,986
Stock-based compensation expense	120	222	1,011	687
Professional fees	1,052	1,262	2,366	4,621
Other expenses	1,009	1,729	4,605	4,191

Total	$5,091	$7,529	$16,327	$21,485

        Total general and administrative expenses for the three months ended September 30, 2019 decreased $2.4 million, or 32.4%, compared with the corresponding period in 2018. For the three months ended September 30, 2019, employee-related expenses decreased $1.4 million due primarily to an overall decrease in ongoing employee and employee-related expenses and a reduction in headcount compared with the corresponding period in 2018. Stock-based compensation expense decreased $0.1 million for the three months ended September 30, 2019, compared with the corresponding period in 2018. Professional fees decreased $0.2 million for the three months ended September 30, 2019, compared with the corresponding period in 2018, primarily because of the completion of our restructuring initiatives. Further, other expenses decreased $0.7 million for the three months ended September 30, 2019, compared with the corresponding period in 2018 primarily due to a $0.2 million decrease in general liability insurance, a $0.1 million decrease in bad debt expense and other cost decreases, none of which were individually significant, compared with the corresponding period in 2018.

        Total general and administrative expenses for the nine months ended September 30, 2019 decreased $5.2 million, or 24.0%, compared with the corresponding period in 2018. Employee-related expenses decreased $3.6 million due primarily to our ongoing employee and employee-related expense management efforts and a reduction in headcount compared with the corresponding period in 2018. The decrease in employee-related expenses was partially offset by costs recognized in connection with the retirement of our former Chief Financial Officer in June 2019, pursuant to the terms of his employment agreement. For the nine months ended September 30, 2019, professional fees decreased $2.3 million compared with the corresponding period in 2018, primarily because of the completion of our restructuring initiatives and becoming current with our SEC reporting obligations. These decreases were partially offset by a $0.3 million increase in stock-based compensation expense and a $0.4 million increase in other expenses. The increase in other expenses was primarily related to a $0.7 million increase in computer equipment expenses, a $0.1 million increase in bad debt expense, a $0.1 million increase in property and other business related taxes and a $0.1 million increase in employee training expenses. These increases in other expenses were partially offset by a $0.2 million decrease in computer software expenses, a $0.3 million decrease in rental expense and other cost decreases, none of which were individually significant, compared with the corresponding period in 2018.

  Restructuring Charges

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Lease	$—	$418	$—	$418
Severance	—	1,018	—	3,243

Total	$—	$1,436	$—	$3,661

        During 2018, we initiated our plan to significantly reduce corporate overhead and staff by consolidating all our administrative activities in our Tucker, Georgia offices. As a result of our restructuring efforts, we incurred $1.0 million and $3.2 million in severance charges for the three and nine months ended September 30, 2018, respectively. We completed our restructuring initiative in December 2018; therefore, we did not incur any restructuring charges for the three and nine months ended September 30, 2019.

  Other (Income) Expense, Net

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Interest expense, net	$1,511	$3,622	$4,504	$7,397
Other income, net	(485)	(339)	(1,153)	(844)

Total	$1,026	$3,283	$3,351	$6,553

        Total other expense, net, for the three months ended September 30, 2019 decreased $2.3 million, or 68.7%, compared with the corresponding period in 2018. Interest expense, net, decreased $2.1 million due to a lower weighted average interest rate on our long-term borrowings, partially offset by higher outstanding debt obligations. The weighted average interest rate on borrowings under the New Centre Lane Facility for the three months ended September 30, 2019 was 12.5% compared with the weighted average interest rate on the Initial Centre Lane Facility of 21.4% in the corresponding period in 2018. The decrease in interest expense was partially offset by a slight increase in other income, net, due to income from our 25% investment in an equity method investment and a foreign currency exchange translation gain related to our Canada operations.

        Total other expense, net, for the nine months ended September 30, 2019 decreased $3.2 million, or 48.9%, compared with the corresponding period in 2018. Interest expense, net decreased $2.9 million due to a lower weighted average interest rate on our long-term borrowings, partially offset by higher outstanding debt obligations. The weighted average interest rate on borrowings under the New Centre Lane Facility for the nine months ended September 30, 2019 was 12.5% compared with the weighted average interest rate on the Initial Centre Lane Facility of 21.0% in the corresponding period in 2018. The decrease in interest expense was partially offset by a $0.3 million increase in other income, net, due to income from our 25% investment in an equity method investment and a foreign currency exchange translation gain related to our Canada operations.

  Income Tax Expense (Benefit)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Income tax expense (benefit)	$62	$215	$141	$720

        Income tax expense for the interim reporting periods is based on estimates of the annual effective tax rate based upon the estimated income during the calendar year, the estimated composition of the income in different jurisdictions, adjusted to reflect the effects of any significant or unusual items which are required to be discretely recognized within the current interim period, if any, in the applicable quarterly periods for settlements of tax audits or assessments and the resolution or identification of tax position uncertainties.

        For the three months ended September 30, 2019, we recorded income tax expense from continuing operations of less than $0.1 million compared with income tax expense from continuing operations of $0.2 million in the corresponding period in 2018. For the nine months ended September 30, 2019, we recorded income tax expense from continuing operations of $0.1 million compared with income tax expense from continuing operations of $0.7 million in the corresponding period in 2018. The difference between our effective tax rate and the federal statutory tax rate for the three and nine months ended September 30, 2019 and 2018 was primarily related to the partial valuation allowance recorded on our U.S. deferred tax assets. The decrease in income tax provision from continuing operations for the three and nine months ended September 30, 2019 compared with the corresponding periods in 2018 was primarily related to the $0.6 million increase in indefinite-lived deferred tax assets related to the interest expense addback under Section 163(j) of the Code and the post-2017 U.S. NOL that can be used to offset indefinitely-lived intangible deferred tax liabilities.

Comparison of the years ended December 31, 2018 and 2017

	Year Ended December 31,
(in thousands)	2018	2017
Revenue	$188,918	$186,982
Cost of revenue	160,177	169,056

Gross profit	28,741	17,926
Selling and marketing expenses	1,649	2,313
General and administrative expenses	30,715	32,895
Restructuring charges	5,689	—
Restatement expenses	160	3,089
Depreciation and amortization expense	857	1,673

Total operating expenses	39,070	39,970
Operating loss	(10,329)	(22,044)
Interest expense, net	8,990	14,626
Gain on sale of business and net assets held for sale	—	(239)
Other (income) expense, net	(1,129)	(45)

Loss from continuing operations before income tax expense (benefit)	(18,190)	(36,386)
Income tax expense (benefit)	(4,400)	(6,367)

Loss from continuing operations	$(13,790)	$(30,019)

        Revenue in 2018 increased $1.9 million, or 1.0%, compared with 2017. However, after excluding $5.6 million of non-recurring revenue sources from 2017 ($4.4 million related to the release of a 2015 liquidated damage accrual and $1.2 million related to our former wholly owned subsidiaries, Hetsco Holdings, Inc. and Hetsco, Inc. (together, "Hetsco")), revenue increased by a net $7.5 million, or 4.2%. That net increase in revenue was due primarily to the increased volume of construction activities at Plant Vogtle Units 3 and 4.

        Gross profit in 2018 increased $10.8 million compared with 2017. A net $4.3 million of the increase was from a $9.3 million increase in gross profit due to the non-recurrence in 2018 of losses on three fixed-price contracts in 2017, which was partially offset by a $5.0 million decrease in gross profit from 2017 non-recurring revenue sources ($4.4 million related to the release of a 2015 liquidated damage accrual and $0.6 million related to our former subsidiary Hetsco). The remaining net $6.5 million increase in gross profit was due primarily to project mix.

        Operating loss in 2018 decreased $11.7 million compared with 2017 due primarily to the $10.8 million increase in gross profit and a $0.9 million decrease in operating expenses. General and administrative expenses decreased $2.2 million compared with 2017 due to an overall decrease in ongoing labor and labor-related expenses and stock-based compensation expense, partially offset by an increase in professional fees and other expenses. Restatement expenses decreased $2.9 million compared with 2017 due to the wind-down of restatement activities in conjunction with the March 15, 2017 filing of the Annual Report on Form 10-K for the year ended December 31, 2015, which included the restatement of certain prior period financial results. Restatement expenses primarily consisted of fees for legal and accounting services. Furthermore, depreciation and amortization expenses decreased $0.8 million in 2018 compared with 2017 due to the cession of depreciation and amortization of depreciable assets related to our discontinued operations as a result of classifying them as assets held for sale at December 31, 2017.

  General and Administrative Expenses

	Year Ended December 31,
($ in thousands)	2018	2017
Labor-related expenses	$15,611	$17,585
Stock-based compensation expense	1,121	2,588
Professional fees	5,634	4,749
Other expenses	8,349	7,973

Total	$30,715	$32,895

        Total general and administrative expenses for 2018 decreased $2.2 million compared with 2017. For the year ended December 31, 2018, total labor-related expenses decreased $2.0 million due primarily to an overall decrease in ongoing labor and labor-related expenses compared with 2017. In addition, stock-based compensation decreased $1.5 million compared with 2017 as a result of a decrease in the Company's average stock price in 2018 compared with 2017. These decreases in general and administrative expenses for 2018 were partially offset by a $0.9 million increase in professional fees due to strategic alternative activities and a $0.4 million increase in other expenses compared with 2017.

  Restructuring Charges

	Year Ended December 31,
(in thousands)	2018	2017
Lease	$536	$—
Severance	5,153	—

Total	$5,689	$—

        During 2018, we enacted our plan to significantly reduce corporate overhead and staff by consolidating all our administrative activities in our Tucker, Georgia offices and, as a result, vacated our leased office space in Irving, Texas on September 30, 2018. In March 2019, we subleased the Irving, Texas office space until November 2019, when the lease expired.

  Other (Income) Expense, Net

	Year Ended December 31,
($ in thousands)	2018	2017
Interest expense, net	$8,990	$14,626
Gain on sale of business and net assets held for sale	—	(239)
Other income, net	(1,129)	(45)

Total	$7,861	$14,342

        Total other expense, net, for 2018 decreased $6.5 million compared with 2017 due primarily to a significant reduction in interest expense, net. In October 2017, we used a portion of the proceeds from the sale of Mechanical Solutions to pay down $34.0 million of our outstanding debt and related fees, including full repayment of the first-out loan provided for by the first amendment to the Initial Centre Lane Facility. As a result of this repayment, the related unamortized debt issuance costs of $5.0 million were amortized to interest expense in 2017. The remaining decrease in interest expense in 2018 resulted from a lower weighted average interest rate on our debt compared with 2017. The weighted average interest rate on borrowings under the MidCap Facility and the New Centre Lane Facility for 2018 was 10.7% compared with the weighted average interest rate on the previously outstanding revolving credit facility entered into in February 2012 with Wells Fargo Bank, National Association, as amended, and the Initial Centre Lane Facility of 19.1% for 2017.

        In addition, other income, net increased $1.1 million in 2018 compared with 2017 as a result of an increase in income from our 25% interest in an equity method investment.

  Income Tax Expense (Benefit)

	Year Ended December 31,
($ in thousands)	2018	2017
Income tax expense (benefit)	$(4,400)	$(6,367)

        We recorded income tax benefit from continuing operations of $4.4 million and $6.4 million in 2018 and 2017, respectively. Our effective tax rates from continuing operations were 24.2% and 17.5% for the years ended December 31, 2018 and 2017, respectively.

        The income tax benefit was 2018 is mainly comprised of a $5.3 million tax benefit for the offset of the indefinite-lived deferred tax assets created by the Tax Act that may be utilized against indefinite-lived intangible deferred tax liabilities. We were able to recognize a tax benefit for $3.2 million of tax losses generated during 2018 and $2.1 million for disallowed interest expense incurred in 2018 that can be indefinitely carried forward.

        The Tax Act required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred. Therefore, we recorded a provisional liability of the transition tax of $2.6 million in 2017.

Discontinued Operations

        Please refer to "Note 5—Changes in Business" to the unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 and "Note 4—Changes in Business" to the consolidated financial statements for the years ended December 21, 2018 and 2017, respectively, included in this prospectus for information regarding discontinued operations as of the respective periods.

Liquidity and Capital Resources

        During the nine months ended September 30, 2019, we continued to have significant liquidity constraints. Our principal sources of liquidity are borrowings under the MidCap Facility (as MidCap Financial Trust has dominion over our accounts receivable collection depository bank accounts) and effective management of our working capital. Our principal uses of cash were to pay for labor and subcontract labor, customer contract-related material, operating expenses, restructuring charges from our 2018 restructuring plan, and interest expense on the New Centre Lane Facility and MidCap Facility. See discussion in "Note 2—Liquidity" to the unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 included in this prospectus.

Net Cash Flows

For the nine months ended September 30, 2019 and 2018

        Our net consolidated cash flows, including cash flows related to discontinued operations, consisted of the following for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash flows provided by (used in):
Operating activities	$(2,412)	$(6,697)
Investing activities	(178)	196
Financing activities	120	654

Net change in cash, cash equivalents and restricted cash	$(2,470)	$(5,847)

Cash and Cash Equivalents

        As of September 30, 2019, our operating unrestricted cash and cash equivalents decreased by $2.5 million to $2.0 million from $4.5 million as of December 31, 2018. As of September 30, 2019, with the exception of $0.1 million, the operating cash balance of $2.0 million was held in U.S. bank accounts.

Operating Activities

        Cash flows used in operating activities were $2.4 million for the nine months ended September 30, 2019, a decrease of $4.3 million compared with the corresponding period in 2018. The improvement in the operating activities use of cash arose primarily from the increased earnings sources and the reduced requirements to support our discontinued operations. Net working capital assets and liabilities were impacted by the timing of customer billings and the effective control of our working capital requirements.

Investing Activities

        During the nine months ended September 30, 2019, our investing activities did not have a significant impact on our net cash flows.

Financing Activities

        The MidCap Facility grants the lender dominion over our depository bank accounts. As such, our weekly borrowings under the MidCap Facility are our primary source of liquidity. During the first nine months of 2019, our borrowings under the MidCap Facility exceeded our repayments from customer cash receipts by $0.6 million. At any point in time, the outstanding balance under the MidCap Facility is a function of the timing of collections of our customer cash receipts and the timing of our cash expenditure needs for the following week for payment of trade payable obligations and payroll and related tax obligations.

        Both the MidCap Facility and New Centre Lane Facility require the Company to maintain, among other things, a maximum total net leverage ratio and minimum consolidated adjusted EBITDA. The Company determined that it was not in compliance with those covenants as of the last day of its third quarter, and accordingly, on November 14, 2019, the Company entered into amendments to both facilities that changed the required levels of both financial covenants so that, for the 12-month period ended September 29, 2019, the Company was in compliance with both agreements as amended. The Company's cumulative expense related to these amendments was $0.4 million and will be reflected in the consolidated statement of operations for the year ended December 31, 2019.

        For additional information about our outstanding debt, including our outstanding term loan, please refer to "Note 9—Debt" to the unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 included in this prospectus.

Effect of Exchange Rate Changes on Cash

        For the three and nine months ended September 30, 2019, the effect of Canadian foreign exchange rate changes on our cash balances was not material.

For the years ended December 31, 2018 and 2017

        Our net consolidated cash flows, including cash flows related to discontinued operations, consisted of the following for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
(in thousands)	2018	2017
Cash flows provided by (used in):
Operating activities	$(14,422)	$(30,910)
Investing activities	182	67,882
Financing activities	3,026	(33,099)
Effect of exchange rate changes on cash	—	713

Net change in cash, cash equivalents and restricted cash	$(11,214)	$4,586

Cash and Cash Equivalents

        As of December 31, 2018, our operating unrestricted cash and cash equivalents decreased $0.1 million to $4.5 million. As of December 31, 2018, the operating cash balance of $4.5 million was held in U.S. bank accounts.

Operating Activities

        Cash flows from operating activities result primarily from earnings sources and are affected by changes in operating assets and liabilities, which consist primarily of working capital balances related to our projects. For the year ended December 31, 2018, cash used by operating activities decreased $16.5 million to $14.4 million. The decrease in our usage of cash during 2018 was partially attributed to an increased focus on our efforts to track and collect on receivables from our customers.

        During 2018, our working capital decreased $21.1 million, or 66.6%, to $10.6 million from $31.7 million at December 31, 2017. The decrease in working capital was primarily due to an $11.1 million decrease in restricted cash, a $3.3 million decrease in accounts receivable, net, a $3.3 million decrease in contract assets, a $2.3 million decrease in other current assets, a $3.4 million increase in accrued compensation and benefits and a $3.3 million increase in short-term borrowings. Those decreases were partially offset by a $2.1 million decrease in accounts payable and a $3.8 million decrease in contract liabilities.

Investing Activities

        For the year ended December 31, 2018, net cash provided by investing activities decreased $67.7 million. During 2017, we received $21.7 million from the sale of Hetsco, of which $1.5 million was held in escrow. The net proceeds of $20.2 million from the sale of Hetsco were used to reduce debt. During September 2017, $0.4 million was released from escrow to the purchaser as part of working capital adjustments. Additionally, in 2017, we received $43.3 million from the sale of the Mechanical Solutions segment, resulting in $40.9 million in net proceeds, of which we used $34.0 million to pay down our long-term debt. We also received $3.6 million from the 2017 sale of our manufacturing facility in Mexico and used $1.9 million of the proceeds to pay down our long-term debt.

Financing Activities

        For the year ended December 31, 2018, net cash provided by financing activities increased $36.1 million. During 2018, we refinanced the $45.0 million Initial Centre Lane Facility with the $35.0 million New Centre Lane Facility. The refinancing provided gross proceeds of $35.0 million, of which we used $31.2 million of cash to repay outstanding principal on the Initial Centre Lane Facility, $1.5 million in cash for refinancing costs, $0.6 million in cash to pay the 2.0% prepayment fee and $0.5 million in cash to pay the outstanding fee related to the fourth amendment to the Initial Centre Lane Facility. Additionally, in the fourth quarter of 2018, we entered into the MidCap Facility, under which we borrowed $46.7 million, repaid $43.4 million and incurred $0.7 million in financing costs during 2018. During 2017, cash used in financing activities was $33.1 million. Repayment on our previously outstanding revolving credit facility, which we entered into in February 2012 with Wells Fargo Bank, National Association, as amended, and our Initial Centre Lane Facility accounted for $202.4 million of the usage of cash, while proceeds from the revolving credit facility with Wells Fargo Bank, National Association, and the Initial Centre Lane Facility provided $171.6 million of cash. We also used $1.9 million of cash in connection with the 2017 refinancing of our long-term debt.

Effect of Exchange Rate Changes on Cash

        For the year ended December 31, 2018, our cash flows were not impacted by fluctuations in foreign currency. The effect of exchange rate changes increased cash by $0.7 million in 2017. This change was primarily driven by changes in the exchange rates of the Euro and the Peso relative to the U.S. dollar during 2017.

Dividends

        We have not paid dividends to holders of our common stock since March 2015, and the terms of the New Centre Lane Facility and the MidCap Facility currently restrict our ability to pay cash dividends. In addition, declaration and payment of future dividends would depend on many factors, including, but not limited to, our earnings, financial condition, business development needs, regulatory considerations and the terms of financing arrangements, and is at the discretion of our Board of Directors. We currently have no plan in place to pay cash dividends. Dividends reported on the consolidated statement of stockholders' equity and the consolidated statements of cash flows for the years ended December 31, 2018 and 2017 included in this prospectus are related to dividends on unvested restricted stock awards and units granted under pre-2014 long-term incentive compensation plans and are not related to a declared dividend.

Amendments to Debt Facilities

        Amendment to the New Centre Lane Facility.    On January 13, 2020 (the "CL Closing Date"), we entered into the Third Amendment to the New Centre Lane Facility (the "Centre Lane Amendment") to, among other things, change the leverage ratio requirement to a "net" leverage ratio, enabling the Company to net unrestricted cash and cash equivalents in excess of $2.5 million against its Total Debt (as defined in the New Centre Lane Facility) when determining the total net leverage ratio; amend the calculation of Consolidated Adjusted EBITDA (as defined in the New Centre Lane Facility); revise the required levels of the total net leverage ratio and minimum Consolidated Adjusted EBITDA for certain future periods; decrease the minimum required liquidity to $1.5 million; increase the prepayment premium required when voluntarily prepaying amounts outstanding under the New Centre Lane Facility to 2% for the year following the CL Closing Date and 1% for the second year following the CL Closing Date; require the payment of a $175,000 amendment fee; and make certain other changes to the New Centre Lane Facility, in each case subject to the terms and conditions of the Centre Lane Amendment. The amount of principal indebtedness outstanding under the New Centre Lane Facility remains unchanged.

        Amendment to the MidCap Facility.    On January 13, 2020 (the "MC Closing Date"), we entered into the Third Amendment to the MidCap Facility (the "MidCap Amendment") to, among other things, extend the maturity date of the revolving loan facility by one year to October 11, 2022 and increase the maximum principal amount of revolving loans by $10.0 million to $25.0 million. The MidCap Amendment also changes the leverage ratio requirement to a "net" leverage ratio, enabling the Company to net unrestricted cash and cash equivalents in excess of $2.5 million against its Total Debt (as defined in the MidCap Facility) when determining the total net leverage ratio; amends the calculation of consolidated adjusted EBITDA; revises the required levels of the total net leverage ratio and minimum consolidated adjusted EBITDA for certain future periods; requires the payment of a $150,000 amendment fee; increases the monthly collateral management fee and a certain prepayment fee; and makes certain other changes to the MidCap Facility, in each case subject to the terms and conditions of the MidCap Amendment.

        In addition to the above, both the Centre Lane Amendment and the MidCap Amendment require certain Canadian subsidiaries of the Company to become guarantors under the respective credit agreement and to grant liens on their assets to secure such guarantees, and the Company is required to complete the Rights Offering on or before March 13, 2020. We do not have any obligation to repay debt under the MidCap Facility with the proceeds of this Rights Offering and Centre Lane has agreed to exclude the proceeds of this Rights Offering from the applicable mandatory prepayment provisions of the New Centre Lane Facility.

Liquidity Outlook

        Overall, our liquidity improved through 2019 as a result of exiting our former loss-generating businesses and reducing our ongoing operating expenses. However, we may experience periodic short-term constraints on our liquidity as a result of the cash flow requirements of specific projects. A high percentage of our cost of service comes from weekly craft labor payrolls, and the lag between incurrence of those payrolls and the subsequent collection of the resulting customer billings results in negative cash flows for that lag period. Although we utilize the MidCap Facility to address those lag period negative cash flows, contract terms restricting customer invoicing frequency, delays in customer payments, and underlying surety bonds negatively impact our borrowing availability under the MidCap Facility.

        We believe that we have sufficient resources to satisfy our 2020 working capital requirements, having recently amended our existing credit facilities with Centre Lane and MidCap, as described above. In addition, we expect to receive aggregate gross proceeds of $7.0 million before fees and expenses from this Rights Offering, supported by the Backstop Agreement, if necessary. We intend that the net proceeds from the Rights Offering, combined with the additional borrowing capacity provided by our amended MidCap Facility, will be used for working capital and general corporate purposes to fund certain of our strategic growth initiatives. A condition to the obligations of Wynnefield in the Backstop Agreement is that we have satisfied the Refinancing Condition; however Wynnefield has waived this condition. See "Description of the Rights Offering—Backstop Commitment." In the event that we do not consummate the Rights Offering, and are unable to address potential liquidity shortfalls in the future, management will need to seek additional funding, which may not be available on reasonable terms, if at all, and may result in management concluding that our liquidity position raises substantial doubt about our ability to continue as a going concern.

        Restricted cash balances remained constant at $0.5 million from December 31, 2018 through September 30, 2019.

        For additional information, please refer to "Note 2—Liquidity" to the unaudited condensed consolidated financial statements for the three- and nine-month periods ended September 30, 2019 and 2018 included in this prospectus.

Off-Balance Sheet Transactions

        Our liquidity is currently not dependent on the use of off-balance sheet transactions but, in line with industry practice, we are often required to provide performance and surety bonds to customers and may be required to provide letters of credit. If performance assurances are extended to customers, generally our maximum potential exposure is limited in the contract with our customers. We frequently obtain similar performance assurances from third-party vendors and subcontractors for work performed in the ordinary course of contract execution. However, the total costs of a project could exceed our original cost estimates, and we could experience reduced gross profit or possibly a loss for a given project. In some cases, if we fail to meet certain performance standards, we may be subject to contractual liquidated damages.

        As of September 30, 2019, we had a contingent liability for issued and outstanding standby letters of credit, generally issued to secure performance on customer contracts. As of September 30, 2019, we had $2.9 million of outstanding standby letters of credit and there were no amounts drawn upon these letters of credit. In addition, as of September 30, 2019, we had outstanding surety bonds of $52.8 million. Our subsidiaries also provide financial guarantees for certain contractual obligations in the ordinary course of business.

        As of December 31, 2018, we had a contingent liability for issued and outstanding standby letters of credit, generally issued to secure performance on customer contracts. As of December 31, 2018, we had $2.7 million of outstanding standby letters of credit that were originally issued under the revolving credit facility with Wells Fargo Bank, National Association, and there were no amounts drawn upon these letters of credit. In addition, as of December 31, 2018, we had outstanding payment and performance surety bonds on projects of $51.1 million.

Contractual Obligations

        We are a smaller reporting company as defined by Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and are not required to provide this information.

Critical Accounting Policies and Estimates

        The preparation of our consolidated financial statements and related notes requires us to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. We have based our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions and conditions.

        An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements. We believe that the following critical accounting policies reflect the significant estimates and assumptions used in the preparation of our consolidated financial statements. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements included in this prospectus.

        Revenue Recognition.    We provide maintenance, modification and construction support services for nuclear power plants, utility and industrial customers in the fossil fuel, industrial gas, natural gas, water, pulp and paper and petrochemical industries. Our services, which are provided through long-term maintenance or discrete project agreements, are designed to improve or sustain our customers' operating efficiencies and extend the useful lives of their process equipment. The contracts are awarded on a competitively bid and negotiated basis with the majority structured as cost-plus arrangements and the remainder as lump-sum.

        Our contracts generally include a single performance obligation for which revenue is recognized over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. For cost-plus contracts, we recognize revenue when services are performed and contractually billable based upon the hours incurred and agreed-upon hourly rates. Revenue on fixed-price contracts is recognized and invoiced over time using the cost-to-cost percentage-of-completion method. To the extent a contract is deemed to have multiple performance obligations, we allocate the transaction price of the contract to each performance obligation using our best estimate of the standalone selling price of each distinct good or service in the contract. We do not adjust the price of the contract for the effects of a significant financing component. Change orders are generally not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. We believe these methods of revenue recognition most accurately reflect the economics of the transactions with our customers.

        Our contracts may include several types of variable consideration, including change orders, rate true-up provisions, retainage, claims, incentives, penalties and liquidated damages. We estimate the amount of revenue to be recognized on variable consideration using estimation methods that best predict the amount of consideration to which we expect to be entitled. We include variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available. We update our estimate of the transaction price each reporting period and the effect of variable consideration on the transaction price is recognized as an adjustment to revenue on a cumulative catch-up basis. In circumstances where we cannot reasonably determine the outcome of a contract, we recognize revenue over time as the work is performed, but only to the extent of recoverable costs incurred (i.e. zero margin). A loss provision is recorded for the amount of any estimated unrecoverable costs in excess of total estimated revenue on a contract as soon as we become aware. We generally provide a limited warranty for a term of two years or less following completion of services performed under its contracts. Historically, warranty claims have not resulted in material costs incurred.

        Long-Lived Assets.    Long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, we first compare undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party independent appraisals, as considered necessary. We group long-lived assets by legal entity for purposes of recognition and measurement of an impairment loss, as this is the lowest level for which cash flows are independent.

        Goodwill and Other Intangible Assets.    Goodwill and indefinite-lived intangible assets are tested for impairment annually as of October 1 and whenever events or circumstances indicate that the carrying value may not be recoverable. Our indefinite-lived intangible asset consists of the Williams trade name.

        Our testing of goodwill for potential impairment involves the comparison of each reporting unit's carrying value to its estimated fair value, which is determined using a combination of income and market approaches. For purposes of the income approach, fair value is determined based on the present value of estimated future cash flows, discounted at an appropriate risk-adjusted rate. We use our internal forecasts to estimate future cash flows and include an estimate of long-term future growth rates based on our most recent views of the long-term outlook for our reporting unit. Under the market approach, the fair value is determined by utilizing comparative market multiples in the valuation estimates. The fair value of our Williams reporting unit exceeded book value at December 31, 2018.

        Similarly, the testing of our trade names for potential impairment involves the comparison of the carrying value for each trade name to its estimated fair value, which is determined using the relief from royalty method.

        Impairment write-downs are charged to results of operations in the period in which the impairment is determined. We recorded no impairment write-downs in 2018.

        Income Taxes.    We account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. We measure deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those differences are expected to be recovered or settled. We recognize income as a result of changes in tax rates on deferred tax assets and liabilities in the period that includes the enactment date.

        Under Accounting Standards Codification ("ASC") 740—Income Taxes, the Financial Accounting Standards Board (the "FASB") requires companies to assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available positive and negative evidence and utilizing a "more likely than not" standard. In making such assessments, significant weight is given to evidence that can be objectively verified. A company's current or previous operating history is given more weight than its future outlook, although we do consider future taxable income projections, ongoing tax planning strategies and the limitation on the use of carryforward losses in determining valuation allowance needs. We establish valuation allowances for our deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. We recognize the tax benefit from uncertain tax positions only if it is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. We believe that our benefits and accruals recognized are appropriate for all open audit years based on our assessment of many factors, including past experience and interpretation of tax law. This assessment relies on estimates and assumptions and may involve a series of complex judgments about future events. To the extent that the final tax outcome of these matters is determined to be different than the amounts recorded, those differences will impact income tax expense in the period in which the determination is made.

Tax Cuts and Jobs Acts of 2017

        On December 22, 2017, the Tax Act was signed into law, making significant changes to the Code. Such changes include, but are not limited to, a U.S. federal corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017.

        Insurance.    Through December 31, 2018, we self-insured a portion of our risk for health benefits and workers' compensation up to certain policy limits. We maintain insurance coverage for other business risks, including general liability insurance. We retain exposure to potential losses based on deductibles, coverage limits and self-insured retentions. We charged $2.1 million and $1.9 million as an expense during the years ended December 31, 2018 and 2017, respectively, for health benefits, general liability and workers' compensation claims incurred and related insurance premiums for excess claim coverage for continuing operations. Our reserves as of December 31, 2018 and 2017 consisted of estimated amounts unpaid for reported and unreported claims incurred. Our accrual for all self-insured risk retention as of December 31, 2018 and 2017 was $0.4 million and $0.6 million, respectively. We have provided $1.1 million in letters of credit for each of the years ended December 31, 2018 and 2017, respectively, as security for possible workers' compensation claims.

Recently Adopted Accounting Pronouncements

        In June 2018, the FASB issued Accounting Standards Update ("ASU") 2018-07, "Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation" and applies to all share-based payment transactions to nonemployees in which a grantor acquires goods and services to be used or consumed in a grantor's own operations by issuing share-based awards. Upon adoption of

ASU 2018-07, an entity should only re-measure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. In the first quarter of 2019, we adopted ASU 2018-07, which did not have a material impact on our financial position, results of operations and cash flows.

        In February 2018, the FASB issued ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," which gives entities the option to reclassify the tax effects stranded in accumulated other comprehensive income as a result of the enactment of the Tax Act in December 2017 to retained earnings. We adopted ASU 2018-02 effective January 1, 2019 and elected not to reclassify the income tax effects stranded in accumulated other comprehensive income to retained earnings and, as a result, there was no impact on our financial position, results of operations or cash flows.

        In February 2016, the FASB issued ASU 2016-02, "Leases" (ASC Topic 842), which, together with its related clarifying ASUs (collectively, "ASU 2016-02"), amended the previous guidance for lease accounting and related disclosure requirements. The new guidance requires the recognition of right-of-use assets and lease liabilities on the balance sheet for leases with terms greater than twelve months or leases that contain a purchase option that is reasonably certain to be exercised. Lessees are required to classify leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. For leases with a term of twelve months or less, a lessee can make an accounting policy election by class of underlying asset to not recognize an asset and corresponding liability. Lessees will also be required to provide additional qualitative and quantitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements and provide additional information about the nature of an organization's leasing activities. On January 1, 2019, we adopted ASU 2016-02 using the modified retrospective method, meaning it has been applied to leases that existed or have been entered into on or after January 1, 2019 without adjusting comparative periods in the financial statements. Please refer to "Note 4—Leases" to our unaudited condensed consolidated financial statements for the three- and nine-months ended September 30, 2019 and 2018 included in this prospectus for further discussion of the adoption and the impact on our financial statements.

Recently Issued Accounting Pronouncements

        In August 2018, the FASB issued ASU 2018-15, "Intangibles—Goodwill and Other Internal-Use Software (Subtopic 350-40)." This update aligns the requirements for capitalizing costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal use software, including hosting arrangements that are service contracts, over the term of the hosting arrangement. Further, this update requires the presentation of the expense in the statement of income, the presentation of the costs on the statement of financial position and the classification of payments in the statement of cash flows related to capitalized implementation costs to be treated the same as the fees of the associated hosting arrangement. The update is effective for annual periods beginning after December 15, 2019, and interim periods thereafter. Early adoption is permitted. We do not expect that this ASU will have a material impact on our results of operations, financial position and cash flows.

        In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820)." This amendment update modifies disclosure requirements related to fair value measurement and will be effective for fiscal years beginning after December 15, 2019 and interim periods thereafter. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. Early adoption is permitted, and the standard allows for early adoption of any removed or modified disclosures upon issuance of the update, while delaying adoption of the additional disclosures until their effective date. We do not expect that this guidance will have a material impact on our disclosures.

        In June 2016, the FASB issued ASU 2016-13, "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments." This update replaces the incurred loss methodology to record credit losses with a methodology which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. We will be required to adopt ASU 2016-13 for our annual periods beginning after December 15, 2022, and interim periods within the fiscal years. Early adoption is permitted for periods beginning on or after January 1, 2019. We are currently evaluating the effect the adoption may have on our results of operations, financial condition and cash flows.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information regarding our executive officers and directors as of January 10, 2020:

Name	Age	Position(s) and Office(s) Held with the Company
Tracy D. Pagliara	56	President, Chief Executive Officer and Director
Randall R. Lay	65	Senior Vice President and Chief Financial Officer
Charles E. Wheelock	51	Senior Vice President, Chief Administrative Officer, General Counsel & Secretary
Matthew J. Petrizzo	57	President, Energy
Michael Kelly Powers	48	President, Power
Charles Macaluso	75	Chairman of the Board of Directors
David A. B. Brown	76	Director
Steven D. Davis	63	Director
Robert B. Mills	70	Director
Nelson Obus	73	Director

        Tracy D. Pagliara has served as a member of our Board of Directors since July 2017. Mr. Pagliara has served as our President and CEO starting in April 2018, having previously served as Co-President and Co-CEO, along with Craig E. Holmes, since July 2017. Prior to July 2017, he served as our Chief Administrative Officer, General Counsel and Secretary from January 2014, and also as Senior Vice President from November 2015. He previously served as our General Counsel, Secretary and Vice President of Business Development from April 2010 through December 2013. Prior to joining the Company in April 2010, Mr. Pagliara served as the Chief Legal Officer of Gardner Denver, Inc., a leading global manufacturer of highly engineered compressors, blowers, pumps and other fluid transfer equipment, from August 2000 through August 2008. He also had responsibility for other roles during his tenure with Gardner Denver, including Vice President of Administration, Chief Compliance Officer and Corporate Secretary. Prior to joining Gardner Denver, Mr. Pagliara held positions of increasing responsibility in the legal departments of Verizon Communications/GTE Corporation from August 1996 to August 2000 and Kellwood Company from May 1993 to August 1996, ultimately serving in the role of Assistant General Counsel for each company. Mr. Pagliara currently serves on the board of directors and audit, compensation and nominating and corporate governance committees of Westwater Resources, Inc. (formerly Uranium Resources, Inc.) (Nasdaq: WWR), a diversified energy materials developer, where he has served since July 2017. He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant. In addition, in accordance with customary practice, Mr. Pagliara and other officers of the Company have served as officers of the Company's various subsidiaries, although not acting in an executive role for the relevant subsidiary. As previously disclosed, such subsidiaries included Koontz-Wagner Custom Controls Holdings LLC, which filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2018 and ceased operations at such time.

        Director Qualifications.    Mr. Pagliara has a deep understanding of the Company and its business, having been with the Company since 2010. He has worked in the industry for nearly 20 years and has extensive experience advising public companies. His legal and accounting background further add to his value as a member of the Board of Directors.

        Randall R. Lay was appointed to serve as our Senior Vice President, Chief Financial Officer and principal financial and accounting officer in September 2019. Prior to joining the Company, Mr. Lay served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of GEO Specialty Chemicals, Inc., a supplier of specialty chemicals and materials to the coatings, adhesives, medical, water treatment and construction markets, from December 2017 to August 2019, when it was acquired by CPS Performance Materials. From 2007 to June 2017, Mr. Lay served as Vice President and Chief Financial Officer of Lazy Days' R.V. Center, Inc. (now a subsidiary of Lazydays Holdings, Inc.), which operates RV dealerships. From 2006 through 2007, Mr. Lay served as Senior Vice President of Buccino & Associates, Inc., a financial advisory and turnaround firm. Prior to that, Mr. Lay served at Universal Access Global Holdings Inc., a communications network integrator, from 2002 to 2006, including as Chief Financial Officer from June 2002 to July 2003; director and Chief Executive Officer from July 2003; and additionally as President from November 2003 until June 2006. From October 2001 to April 2002, Mr. Lay served as Senior Vice President and Chief Financial Officer of Metromedia Fiber Networks, Inc., a telecommunications company. From September 1993 to September 2001, Mr. Lay was employed by International Specialty Products Inc., a global supplier of specialty chemicals, most recently as Executive Vice President and Chief Financial Officer.

        Charles E. Wheelock has served as our Senior Vice President, Chief Administrative Officer, General Counsel and Secretary since August 2019. He previously served as our Vice President, Administration, General Counsel and Secretary beginning July 2017. He joined the Company in September 2011 as Associate General Counsel and thereafter assumed roles of increasing responsibility, including Vice President, Deputy General Counsel and Chief Compliance Officer. He led the human resources, recruiting and labor relations groups in our Tucker, Georgia office prior to his July 2017 appointment. Prior to joining the Company, Mr. Wheelock spent 10 years at General Electric Company, serving in a variety of roles in its Energy Services and Power Generation businesses. Mr. Wheelock is a member of the State Bar of Georgia.

        Matthew J. Petrizzo was appointed President, Energy and Industrial, in August 2019. Mr. Petrizzo joined the Company in November 2018 as Senior Vice President, Energy and Industrial, with over 35 years of progressive leadership roles in engineering, construction, maintenance and repair services for the energy, power and industrial markets. Prior to joining the Company, he founded CNM Energy Solutions, a consulting company, where he served from September 2015 through November 2018. From November 2014 to September 2015, Mr. Petrizzo served as Executive Vice President, Northeast Operations, at Regency Energy Partners (now Energy Transfer Partners). Before that, from November 2007 to June 2014, Mr. Petrizzo worked at Matrix SME, a principal operating subsidiary of Matrix Service Company, where he served as President from June 2008 through June 2014 and Vice President from November 2007 to June 2008. Prior to joining Matrix SME, Mr. Petrizzo served as a Project Director for Washington Group International (now a subsidiary of AECOM), from 2006 to 2007, where he also worked in various capacities from 2001 to 2006, and for Washington Group legacy companies, Raytheon Engineers and Constructors and Ebasco Services Inc., from 1984 to 2001.

        Michael Kelly ("Kelly") Powers was appointed President, Power, in August 2019. Prior to his appointment, Mr. Powers served as the Company's Senior Vice President, Operations—Power, since July 2017. He previously served at the Company in roles including Director of Projects, Vice President of Project Services, and Senior Vice President of Nuclear Services, from September 2011 through January 2016. Before rejoining the Company, Mr. Powers served as Vice President, Nuclear STG and Services at Toshiba America Energy Services from January 2016 through July 2016 and as Vice President—Capital Projects at Entergy Corporation from July 2016 through July 2017. Before joining the Company in 2011, Mr. Powers served as Manager, Strategic Projects and Asset Management at Entergy Nuclear, a business unit of Entergy Corporation, from August 2008 through October 2011. Prior to that, he served as a program manager for the Naval Nuclear Propulsion Program (a joint U.S. Department of Energy and U.S. Department of Defense program) from May 1997 to August 2008.

        Charles Macaluso has served as Chairman of our Board of Directors since January 2008. Since 1998, Mr. Macaluso has been a principal of Dorchester Capital Advisors, LLC ("Dorchester Capital"), a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. Mr. Macaluso currently serves as a director of Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, where he serves as independent lead director of the board and as chairman of its nominating and corporate governance committee, since 2002; Pilgrim's Pride Corporation (Nasdaq: PPC), which is primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken products to retailers, distributors and foodservice operators, where he serves on the audit committee, since December 2009; Landec Corporation (Nasdaq: LNDC), which designs, develops, manufactures and sells differentiated health and wellness products for food and biomaterials markets, since October 2019; and GEO Specialty Chemicals, a private corporation that develops, manufactures and supplies a wide variety of specialty and performance chemicals, where he serves as the chairman of the board. Mr. Macaluso also previously served as a director of The Elder-Beerman Stores Corp. and Global Crossing Limited. Mr. Macaluso is also a member of the National Association of Corporate Directors.

        Director Qualifications.    Mr. Macaluso has had a career focused on operational assessment, strategic planning, crisis management and turnaround advisory services, most recently with Dorchester Capital. Dorchester Capital also has a significant commitment to representing the interests of investor groups as a member of the boards of directors at a diverse array of companies, and Mr. Macaluso brings with him a strong commitment to stockholders' interests. He also has extensive executive and financial expertise. In addition, Mr. Macaluso brings significant board expertise, including service as chairman on a number of public and private company boards and committees.

        David A. B. Brown has served as a member of the Board of Directors since May 2016. Mr. Brown currently serves as a member of the board of directors of EMCOR Group, Inc. (NYSE: EME), one of the largest electrical and mechanical construction and facilities services firms in the U.S., where he has served since December 1994, where he serves as chair of the audit committee and as a member of the nominating and corporate governance committee; and as the non-executive chairman of the board of directors of Concrete Pumping Holdings, Inc. (the successor of Industrea Acquisition Corp.) (Nasdaq: BBCP), a provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, since July 2017, where he also serves on each of the audit and corporate governance and nominating committees. Mr. Brown served on the board of directors of Layne Christensen Company (formerly Nasdaq: LAYN), a global water management, construction, and drilling company, from 2003 through June 2018, including as chairman beginning in 2005, and, from June 2014 to January 2015, he also served as its President and Chief Executive Officer. He served as a member of the board of directors of Hercules Offshore, Inc. (formerly OTC: HERO) from November 2015 to December 2016. Mr. Brown was the chairman of the board of directors of Pride International, Inc., a leading provider of offshore contract drilling and related services to oil and natural gas companies worldwide, from May 2005 to May 2011, and, after Pride's acquisition by Ensco plc (NYSE: ESV), Mr. Brown served as a director of Ensco plc from May 2011 to May 2014. Mr. Brown also previously served as the co-founder and President of The Windsor Group, Inc., and a director of numerous other companies in the energy industry. Mr. Brown is a member of the National Association of Corporate Directors.

        Director Qualifications.    Mr. Brown has extensive financial and management experience. He is a Chartered Public Accountant and a Chartered Accountant and has served in multiple roles for public companies. Mr. Brown has financial expertise, a thorough understanding of financial statements, corporate finance and accounting and extensive experience with public companies, all of which makes him a valued member of the Board of Directors.

        Steven D. Davis previously served in a variety of positions at Sempra Energy, a Fortune 500 global energy-infrastructure and public utility company (NYSE: SRE), and its indirect subsidiaries, Southern

California Gas Company ("SCGC") (OTC: SOCGM) and San Diego Gas & Electric Company ("SDG&E"), from 1981 until his March 2018 retirement. He served as Corporate Group President—Utilities of Sempra Energy, from January 2017 through his retirement in March 2018; Executive Vice President—External Affairs and Corporate Strategy of Sempra Energy, from September 2015 through December 2016; President and Chief Operating Officer of SDG&E, from January 2014 through September 2015; and Senior Vice President of External Affairs for Sempra Energy, from March 2012 to December 2013. Prior to that, he held other senior level positions, including Vice President—Investor Relations of Sempra Energy, from May 2010 to March 2012; Vice President—Communications and Community Partnerships of Sempra Energy, from 2006 to 2010; and Senior Vice President—External Relations and Chief Financial Officer for SCGC and SDG&E, from 2004 to 2006. Mr. Davis served as a director of SCGC from September 2011 through December 2013, and again from November 2015 through March 2018, including as its non-executive chairman from January 2017. Mr. Davis also served as a director of SDG&E from 2011 to March 2018, including as its non-executive chairman from January 2017. Mr. Davis previously served on the boards of directors of the U.S. Chamber of Commerce and the Edison Electric Institute.

        Director Qualifications.    Mr. Davis brings a multi-faceted perspective and in-depth industry understanding to the Board through his extensive experience in the energy services industry, including decades of experience in utility and energy infrastructure operations, and his prior service in executive management of a public company and board member of utility companies, as well as board service in leading utility and business organizations.

        Robert B. Mills has served as a member of the Board of Directors since October 2015. Since 2016, he has served as a member of the board of directors of Syncora Holdings Ltd. (OTC: SYCRF), a publicly traded financial guaranty insurance company, and as a member of its audit committee since 2017. From June 2011 through March 2015, Mr. Mills served as the Chief Operating Officer of Assured Guaranty, Ltd. (NYSE: AGO), another publicly traded financial guaranty insurance company. Prior to his role as Chief Operating Officer, Mr. Mills served as Chief Financial Officer of Assured Guaranty, Ltd. from 2004 to June 2011. In connection with his role as Chief Operating Officer of Assured Guaranty, Ltd., Mr. Mills chaired the management committee, which established corporate policy and the strategic and tactical direction for the business, and served as a member of the board of directors of each of Assured Guaranty, Ltd.'s five separately regulated insurance companies. Prior to his time at Assured Guaranty, Mr. Mills served as Chief Operating Officer and Chief Financial Officer of the Americas Region of UBS AG from 1994 to 2004. From 1971 to 1994, Mr. Mills worked for KPMG and was elected to the partnership in 1981. He is a Certified Public Accountant and a Certified Global Management Accountant.

        Director Qualifications.    Mr. Mills is a Certified Public Accountant and has served as Chief Financial Officer and Chief Operating Officer, most recently for Assured Guaranty, Ltd., a public company. Mr. Mills has extensive financial expertise and a thorough understanding of financial statements, corporate finance and accounting and provides financial and accounting expertise to the Board of Directors.

        Nelson Obus has served as a member of the Board of Directors since June 2016. Mr. Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management, LLC manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities. Mr. Obus has served on the board of directors of Landec Corporation (Nasdaq: LNDC), which designs, develops, manufactures and sells differentiated health and wellness products for food and biomaterials markets, since October 2018, and on the board of Jason Industries Inc. (Nasdaq: JASN), the parent company to a global family of manufacturing leaders within the finishing, components, seating and automotive acoustics markets, since June 2018. Mr. Obus previously served as a member of the board of directors of Layne Christensen Company (formerly

Nasdaq: LAYN) from 2004 to June 2018; Breeze-Eastern Corporation, a company that designs, develops, manufactures, sells and services sophisticated mission equipment for helicopters, from January 2012 to December 31, 2015; Gilman Ciocia, Inc., a company that provides income tax preparation, accounting and financial planning services, from September 2007 to January 2012; and Sylvan, Inc., a formerly Nasdaq-listed company specializing in producing and distributing mushroom spawn, from 2001 to 2006.

        Director Qualifications.    Mr. Obus' pertinent experience, qualifications, attributes and skills include: financial literacy and expertise, capital markets expertise and managerial experience gained through his leadership roles and ownership interest in related investment management companies, Wynnefield Capital Management, LLC and Wynnefield Capital, Inc., and the knowledge and experience he has attained from service on other public company boards. He also brings to the Board the perspective of one of the Company's most significant stockholders.

        There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Committee Composition

        Our Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board of Directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

        The Board of Directors will exercise its discretion in combining or separating the offices of the Chairman of the Board and the Chief Executive Officer, based on the Board's judgment of the best interests of the Company and its stockholders from time to time. The Company has separated the position of Chairman of the Board and Chief Executive Officer since its emergence from bankruptcy in January 2008. We believe that this is the appropriate leadership structure, as it permits our Chief Executive Officer to focus attention on managing day-to-day operations and developing corporate strategy, while our Chairman of the Board, Mr. Macaluso, provides independent leadership to the Board of Directors in performing its advisory, governance and oversight functions.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter, the adequacy of which each respective committee regularly reviews and reassesses. A copy of each charter is available under the heading "Governance—Governance Documents" of the Investor Relations section of our website at http://www.wisgrp.com. The information provided on the Company's website is referenced in this prospectus for information purposes only. The information on the Company's website shall not be deemed to be a part of or incorporated by reference into this prospectus or any other filings the Company makes with the SEC. Our Board of Directors may establish additional committees from time to time in accordance with our bylaws.

        The membership of the standing committees is as follows:

Board Member	Audit	Compensation	Nominating & Corporate Governance
Charles Macaluso	X	X	Chair
David A. B. Brown	X	Chair	X
Steven D. Davis	X
Robert B. Mills	Chair	X	X
Nelson Obus		X	X
Tracy D. Pagliara

        Audit Committee.    The Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and the review and evaluation of our internal control functions, including monitoring the integrity of our financial statements and the independence and performance of our independent registered public accounting firm. The Audit Committee appoints and oversees an independent registered public accounting firm to audit our financial statements and review our internal control over financial reporting. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to our independent registered public accounting firm.

        Our Board of Directors has determined that each of Mr. Mills and Mr. Brown qualifies as an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K ("Regulation S-K") under the Securities Act. In addition, the Board determined that each member of the Audit Committee meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        Compensation Committee.    The Compensation Committee reviews the performance of our executive officers, establishes compensation programs for the executive officers (including salary and short- and long-term incentive programs) and reviews the overall compensation programs of the Company. The Compensation Committee also administers our stock incentive plans and awards.

        The principal executive officer and principal financial officer of the Company generally attend portions of Compensation Committee meetings and provide input to the Compensation Committee with respect to issues affecting compensation, key responsibilities, corporate objectives and equity plan management and compliance. The principal executive officer makes recommendations to the Compensation Committee regarding the compensation of our executives and participates in discussions of such compensation. From time to time, other members of management and Company personnel may attend Compensation Committee meetings to provide presentations or participate where subject matters involving their expertise are discussed. No member of management is present during discussions of his or her performance or compensation, and no member of management (including the principal executive officer) is present during deliberations and voting with respect to the principal executive officer's performance or compensation.

        The Compensation Committee may, in its sole discretion, select, retain and obtain, at the Company's expense, the advice of independent compensation consultants. The Compensation Committee has the authority to set the compensation and oversee the work of the compensation consultant. In 2019, the Compensation Committee engaged its existing compensation consultant, Meridian Compensation Partners ("Meridian"), on a limited basis, to provide the Compensation Committee with advice in connection with our 2019 compensation program. Meridian reported directly to the Compensation Committee and served at the sole discretion of the Compensation Committee. It did not perform any other services for the Company in 2019. The Compensation Committee has assessed the independence of Meridian pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from providing independent advice to the Compensation Committee.

        The Compensation Committee also may, in its sole discretion, retain and obtain, at the Company's expense, the advice and assistance of outside counsel and such other advisors as it deems necessary.

        The Compensation Committee Charter provides that the Compensation Committee may delegate its authority to one or more subcommittees. The Compensation Committee has not delegated such authority at this time.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the nomination of directors for service on the Board of Directors and its committees, reviews and considers developments in corporate governance practices, and recommends to the Board of Directors policies and procedures with respect to corporate governance.

Director Independence

        Because we are quoted on the OTCQX and not listed on a national securities exchange, we are not subject to certain corporate governance requirements that apply to exchange-listed companies. For purposes of evaluating the independence of our directors, our Board uses the rules of the SEC and the New York Stock Exchange, which are more stringent than those of the OTCQX. The Board has determined that five of its six members are independent under such criteria: Messrs. Macaluso, Brown, Davis, Mills and Obus.

        In considering the independence of our directors, the Board of Directors specifically addressed those matters disclosed in "Certain Relationships and Related Transactions." Other than with respect to Mr. Obus, as discussed in "Certain Relationships and Related Transactions," there were no specific transactions, relationships or arrangements that were considered by the Board of Directors in determining the independence of any of our directors.

Board's Role in Risk Oversight

        One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, including material transactions and financings, as well as through its oversight of management and the committees of the Board of Directors. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company related to such matters.

        The Board has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

  1.
  The Audit Committee is responsible for discussing the Company's overall risk assessment and risk management policies with management and our independent registered public accounting firm, as well as the Company's plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. In addition, the Audit Committee reviews all related party transactions, including the risks related to those transactions impacting the Company.

  2.
  The Compensation Committee oversees our compensation programs and reviews the conduct incentivized by those programs, including the impact on risk-taking by our executive officers and employees.

  3.
  The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our Board of Directors and our corporate governance practices. The committee members regularly report to the full Board of Directors on material developments in their areas of oversight.

        At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters related to risk assessment or risk management. Upon the request of the committees, our principal executive officer and principal financial officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under "Board Leadership Structure and Committee Composition" above.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

        The Board has adopted a Code of Business Conduct and Ethics, which outlines the principles of legal and ethical business conduct under which we do business. The Code of Business Conduct and Ethics is applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available under the heading "Governance—Governance Documents" of the Investor Relations section of our website at www.wisgrp.com. Upon written request to our Corporate Secretary sent to our principal executive offices, we will provide a copy of the Code of Business Conduct and Ethics free of charge. Any substantive amendment of the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics for executive officers or directors, will be made only after approval by the Board or a committee of the Board, and will be disclosed on our website. In addition, any such waiver will be disclosed within four days on a Form 8-K filed with the SEC if then required by applicable rules and regulations.

        In addition, the Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address issues such as the criteria and requirements for the selection and retention of members of the Board, the procedures and practices governing the operation and compensation of the Board and the principles under which management shall direct and operate the business of the Company and its subsidiaries. The Corporate Governance Guidelines are available under the heading "Governance—Governance Documents" of the Investor Relations section of our website at http://www.wisgrp.com. Upon written request to our Corporate Secretary sent to our principal executive offices, we will provide a copy of the Corporate Governance Guidelines free of charge. Any substantive amendment of the Corporate Governance Guidelines will be made only after approval by the Board or a committee of the Board, and will be disclosed on our website.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

        The following table presents information regarding the compensation earned by our named executive officers in each of 2019 and 2018, as applicable.

Name and Principal Position(9)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
Tracy D. Pagliara	2019	525,969	—	605,151		(4)	52,593	(5)	1,183,713
President and Chief Executive Officer	2018	477,233	320,000	612,499	97,600		42,538		1,549,870
Michael K. Powers ("Kelly")	2019	314,509	—	196,674		(4)	9,500	(6)	520,683
President, Power
Matthew J. Petrizzo	2019	315,206	—	196,674		(4)	5,835	(7)	517,715
President, Energy and Industrial
Timothy M. Howsman	2019	155,769	—	257,189		(4)	203,216	(8)	616,174
Former Chief Financial Officer	2018	276,719	245,000	232,900	8,580		34,202		797,401

(1)
This column reflects the guaranteed portion of the amount payable to Mr. Pagliara and Mr. Howsman for the 2018 fiscal year under our short-term incentive ("STI") plan.

(2)
This column does not reflect the value of stock awards that were earned by the named executive officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of time-based restricted stock units (sometimes referred to as "RSUs") and performance-based awards granted to our named executive officers in the applicable year, computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs was based on the probable outcome of the applicable performance conditions as of the date of grant. The grant date fair value of the performance-based RSUs for 2019, assuming that the maximum level of performance would be achieved, was as follows: for Mr. Pagliara, $806,873; for Mr. Powers, $263,543; for Mr. Petrizzo, $263,543; and for Mr. Howsman, $342,921. For a discussion of the assumptions we made in valuing the time-based RSUs and performance-based RSUs, please refer to "Note 3—Summary of Significant Accounting Policies—Stock-Based Compensation Expense" and "Note 12—Stock-Based Compensation" in the notes to our consolidated financial statements contained in this prospectus.

(3)
This column reflects amounts earned by our named executive officers under our STI plan for the applicable year based on achievement of the applicable performance goals.

(4)
The STI for 2019 was not calculable as of January 17, 2020. We anticipate that the payout levels will be approved after the Compensation Committee reviews the audited financial statements and by no later than March 30, 2020.

(5)
Pursuant to his employment agreement, Mr. Pagliara was required to perform his duties and responsibilities as Chief Executive Officer in Tucker, Georgia commencing September 1, 2018. In exchange, the Company agreed, under his employment agreement, to reimburse Mr. Pagliara for the following expenses: (i) the costs of airline tickets (and related ground transportation and parking) for trips from Atlanta, Georgia to visit his family ($9,210 in 2019); (ii) the costs of renting an apartment in Atlanta and the related utilities ($27,129 in 2019); and (iii) the aggregate incremental costs of leasing an automobile and the cost of the Company's subsequent purchase of an automobile for business use ($6,254 in 2019). In addition, Mr. Pagliara received 401(k) matching contributions of $10,000 in 2019.

(6)
For Mr. Powers, includes 401(k) matching contributions of $9,500 for 2019.

(7)
For Mr. Petrizzo, includes 401(k) matching contributions of $5,835 for 2019.

(8)
Pursuant to his employment agreement, Mr. Howsman was required to perform his duties and responsibilities as Chief Financial Officer in Tucker, Georgia commencing September 1, 2018. In exchange, the Company agreed, under his employment agreement, to reimburse Mr. Howsman for the following expenses: (i) the costs of airline tickets (and related ground transportation and parking) for trips to visit his family ($679 in 2019); and (ii) the costs of renting an apartment and the related utilities and furnishings ($16,272 in 2019). In addition, Mr. Howsman received 401(k) matching contributions of $6,923 in 2019. Pursuant to his separation agreement, Mr. Howsman received subsidized Consolidated Omnibus Budget Reconciliation Act ("COBRA") premiums of $2,478 and severance equal to $176,864.

(9)
Titles indicated in the table are those held by each named executive officer as of December 31, 2019. During the year ended December 31, 2019, we experienced a number of changes in our management, including our named executive officers. Effective June 21, 2019 Mr. Howsman resigned from his positions as Chief Financial Officer and principal financial and accounting officer, and Mr. Pagliara was appointed interim Chief Financial Officer and principal financial and accounting officer. Mr. Randall Lay was subsequently appointed Chief Financial Officer on September 30, 2019. Each of Mr. Powers and Mr. Petrizzo was promoted to President of his respective business unit in August 2019.

Employment and Separation Arrangements

Employment Agreements

        On June 20, 2018, in connection with Mr. Pagliara's appointment as President and Chief Executive Officer of the Company on April 13, 2018, Mr. Pagliara entered into a new employment agreement with the Company (the "Pagliara Employment Agreement"), which replaced the Co-CEO employment agreement that was previously in place. The Pagliara Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Pagliara Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of June 20, 2018, Mr. Pagliara's annual base salary was $500,000 and his STI bonus opportunity target was 80% of his annual base salary. The Pagliara Employment Agreement also provides that Mr. Pagliara's annual incentive bonus for the 2018 fiscal year shall not be less than his target STI and that he may earn more than his target STI based on the extent to which the Company achieves certain performance goals. Mr. Pagliara is additionally eligible to participate in the Company's long-term incentive ("LTI") program, with a target LTI of 125% of his annual base salary.

        The Pagliara Employment Agreement entitles Mr. Pagliara to certain severance benefits if the Company terminates his employment other than for "disability" or "cause" (including by reason of the Company not renewing the term), or if he terminates his employment for "good reason" (a "Qualified Termination"). In such event, subject to Mr. Pagliara signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for an 18-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred on or prior to December 31, 2019, or within 90 days before or two years after a "change in control" of the Company, then the Company would pay or cause to be paid to Mr. Pagliara the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the "target" level. The Company would pay lower amounts of severance benefits if Mr. Pagliara's employment were terminated due to death or "disability." The Company also agreed to reimburse Mr. Pagliara for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his relocation from Dallas, Texas to the Company's headquarters office in Tucker, Georgia. The Pagliara Employment Agreement additionally contains standard restrictive covenants.

        On July 31, 2018, Mr. Howsman entered into an employment agreement with the Company (the "Howsman Employment Agreement"). The Howsman Employment Agreement provides for an initial term of one year with automatic one-year renewals unless earlier terminated pursuant to the provisions of the Howsman Employment Agreement or written notice of non-renewal is delivered by either party at least 90 days prior to the expiration of the then-current term. As of July 31, 2018, Mr. Howsman's annual base salary was $300,000 and his STI bonus opportunity target was 65% of his annual base salary. The Howsman Employment Agreement also provides that Mr. Howsman's annual incentive bonus for the 2018 fiscal year shall not be less than his target STI and that he may earn more than his target STI based on the extent to which the Company achieves certain performance goals. Mr. Howsman additionally received a grant of RSUs in respect of 85,000 shares of the Company's common stock, 50% of which were subject to time-based vesting conditions and 50% of which were subject to performance-based vesting conditions.

        The Howsman Employment Agreement entitles Mr. Howsman to certain severance benefits in the event of a Qualified Termination (including by reason of the Company not renewing the term). In such event, subject to Mr. Howsman signing and not revoking a release of claims in favor of the Company, the Company would pay him, among other things, continued annual base salary for a 12-month period, subsidized health insurance premiums for 12 months, STI earned for the prior year, if not paid, and, if terminated on or after April 1, a pro-rated STI based on actual results. If the Qualified Termination occurred on or prior to December 31, 2019, or within 90 days before or two years after a "change in control" of the Company, then the Company would pay or cause to be paid to Mr. Howsman the following additional benefits: (i) his target STI for the fiscal year in which the termination occurs (without pro-ration), and (ii) his then-outstanding equity incentive awards would become vested in full (without pro-ration), with any specified performance objectives deemed to be satisfied at the "target" level. The Company would pay lower amounts of severance benefits if Mr. Howsman's employment were terminated due to death or "disability." The Company also agreed to reimburse Mr. Howsman for certain reasonable travel and other out-of-pocket expenses, including certain costs associated with his relocation to the Company's headquarters office in Tucker, Georgia. The Howsman Employment Agreement additionally contains standard restrictive covenants.

        All quoted terms above are as defined in the respective employment agreement.

Executive Severance Plan

        In 2019, each of Mr. Powers and Mr. Petrizzo participated in the Executive Severance Plan ("ESP"), which entitled him to severance benefits in the event of an involuntary termination of employment other than for "cause" or a termination by the executive for "good reason" (as defined by the ESP). The severance benefits equal: (i) salary continuation of one year, (ii) payment of the STI earned for the fiscal year preceding the date of termination to the extent not previously paid, and (iii) if the date of termination occurs at least three full calendar months after the beginning of the Company's fiscal year, a pro-rated STI for the year of termination based on actual performance results for the entire year. In exchange for the severance benefits, the participants must sign a release of claims against us.

Separation Agreements

        Mr. Howsman, formerly our Chief Financial Officer and principal accounting and financial officer, resigned from his positions with the Company and entered into a Separation Agreement, effective June 24, 2019 (the "Separation Agreement"). Under the terms of the Separation Agreement, the Company agreed to pay Mr. Howsman 12 months of continued base salary of $300,000. Among other things, Mr. Howsman was also entitled to receive a pro-rated STI for the 2019 fiscal year, based on actual results for the full fiscal year, to be paid at the same time that short-term incentives for the year are paid by the Company to other participants under the STI plan. All restricted share units held by

Mr. Howsman vested, to the extent provided under the terms and conditions of the applicable award agreements, as if his employment was terminated without cause on the separation date. Mr. Howsman will also receive subsidized premiums for continued health insurance for one year, beginning on July 1, 2019, and reimbursement of certain relocation expenses. The Separation Agreement requires Mr. Howsman to reaffirm the non-compete and non-solicitation covenants in his employment agreement and includes a standard non-disparagement covenant, as well as a release of claims. He will continue to be covered by the Company's officers' and directors' indemnification policy and related insurance with respect to his service with the Company. Mr. Howsman has agreed to provide consulting services to the Company for a period of up to 90 days after his resignation. He will not receive any additional consideration for such services.

Elements of Total Direct Compensation

        The overriding objective of our compensation program in 2019 was to attract and retain a quality management team capable of re-establishing a solid foundation for our business through process discipline, operating rigor and accountability, while continuing to provide our customers with high quality services.

        A brief summary of our total direct compensation—consisting of base salary, STI opportunities and LTI opportunities—for our named executive officers is set forth below.

Annual Base Salaries

        The Compensation Committee intends to provide our named executive officers with competitive base salaries that are commensurate with their job responsibilities, experience and performance. In September 2019, Mr. Pagliara received a 3% base salary merit increase. The base salary for the other named executive officers remained unchanged from 2019 levels.

Short-Term Incentive Compensation

        The STI plan is designed to motivate our named executive officers to achieve each year's business plan objectives.

        The 2019 target STI award opportunity for each named executive officer is set forth in his respective employment agreement: 80% of annual base salary for Mr. Pagliara, 65% of annual base salary for Mr. Powers, 65% of annual base salary for Mr. Petrizzo and 65% of annual base salary for Mr. Howsman. The 2019 STI award opportunity for each named executive officer remained unchanged from the 2018 level.

        The following chart sets forth the performance goals and targets under the 2019 STI program. The STI program for Mr. Pagliara and Mr. Howsman was weighted 75% Consolidated Adjusted EBITDA, 15% Average Invoice Collection Days and 10% Safety. The STI program for Mr. Powers and Mr. Petrizzo was weighted 50% Consolidated Adjusted EBITDA, 25% business unit Adjusted EBITDA

(Power for Mr. Powers and Energy & Industrial for Mr. Petrizzo), 15% Average Invoice Collection Days and 10% Safety. As of January 17, 2020, the annual incentive payout levels were not calculable.

Performance Goal	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Consolidated Adjusted EBITDA*	$13,026,990	$14,474,434	$17,369,320
Power Adjusted EBITDA	$11,647,346	$12,941,495	$15,529,794
Energy & Industrial Adjusted EBITDA	$1,379,645	$1,532,939	$1,839,527
Average Invoice Collection Days	7 Days Past Due	Invoice Due Date	7 Days Prior to Due Date
Safety	20% improvement in Reportable Injury Rate (RIR). The RIR goal is 0.632. (Pass/Fail)

*
Adjusted EBITDA is calculated prior to accrual for the STI program. However, no STI would be payable if post-STI Consolidated Adjusted EBITDA is below $12,500,000.

Long-Term Incentive Compensation

        As part of its annual management performance evaluation, the Compensation Committee reviewed the LTI award levels for 2019 for our then-current named executive officers. When considering appropriate award levels, the Compensation Committee considered its assessment of each executive's general performance during the year, as well as his relative roles and responsibilities and potential within the Company, our burn rate, the potential dilution that will occur to our stockholders and the median levels of market surveys. Based on this information, the Compensation Committee established the following LTI target opportunities: 125% of annual base salary for Mr. Pagliara, 60% of annual base salary for Mr. Powers, 60% of annual base salary for Mr. Petrizzo and 85% of annual base salary for Mr. Howsman.

        In March 2019, the Compensation Committee approved our 2019 LTI program, which consists of performance-based awards (2/3 value) and time-based restricted stock unit awards (1/3 value). The Compensation Committee has the discretion to pay the awards in cash or shares. The intent was for the time-based awards and one-third of the performance-based awards to be paid in shares.

  •
  One third of the performance-based award value was allocated to each of the 2019, 2020 and 2021 fiscal years. The performance award is earned based on the extent to which we achieve a performance goal established by the Compensation Committee for each such fiscal year. If earned, the performance award vests based on continued service through March 31 of the following year—for example, any award earned for the 2019 fiscal year will vest on March 31, 2020. The performance goal and related achievement levels for the 2019 fiscal year are set forth below. As of January 17, 2020, the payout levels were not calculable.

Performance Goal	Threshold (50% payout of 1/3 of the Performance Award Amount)	Target (100% payout of 1/3 of the Performance Award Amount)	Maximum (200% payout of 1/3 of the Performance Award Amount)
Year-end backlog performance expressed in margin dollars*	$22.2 million	$24.1 million	$33.3 million

*
Performance Objective is tied to Company backlog, expressed in total margin dollars, at the end of the Performance Period (i.e., December 31, 2019). Margin dollars associated with lump sum contracts will be discounted by 20% to risk adjust the total margin backlog. Orders in backlog with a margin of less than 4% are excluded. Straight line interpolation is used for performance between threshold, target and maximum levels.

  •
  The time-based RSU awards vest in three equal annual installments on March 31 of each of 2020, 2021 and 2022, subject to continued employment.

Compensation Policies

        We maintain a number of compensation policies and practices that are designed to align the interests of our named executive officers with our stockholders.

  •
  Stock Ownership Guidelines.  Our stock ownership guidelines require the officers of the Company to hold a minimum level of the Company's shares of common stock: for the Chief Executive Officer position, the lesser of three times his or her base salary or 75,000 shares, and for the other named executive officers, the lesser of two times his or her base salary or 40,000 shares. These guidelines are designed so that each executive has personal wealth tied to the long-term success of the Company and is therefore aligned with stockholder interests. The target date for named executive officers to meet these stock ownership guidelines is five years from the date of his or her appointment.

  •
  No Hedging or Pledging of Company Stock.  Our insider trading policy prohibits our employees, officers and directors from engaging in hedging transactions involving Company stock or holding Company stock in a margin account. Additionally, our employees, officers and directors may only pledge securities with the consent of the Company. No named executive officer or director has pledged securities.

  •
  Claw Back Policy.  We maintain a "claw back" policy, under which our Board has the ability to require our executive officers to forfeit or repay STI awards and other performance-based compensation if: (i) the payment, grant or vesting of the compensation was based upon financial results that were subsequently restated; (ii) the Board determines, in its sole discretion, that the officer engaged in fraud or misconduct that caused or contributed to the need for the restatement; (iii) the officer received more compensation than he or she would have received if the financial results had been properly reported; and (iv) the Board determines, in its sole discretion, that forfeiture or repayment of all or a portion of the officer's performance-based compensation is in the best interest of the Company and its stockholders.

  •
  No Excise Tax Gross Ups.  We do not provide excise tax gross ups for severance benefits received in connection with a change in control of the Company.

  •
  Double Trigger Vesting.  Awards granted under our 2015 Equity Incentive Plan provides for "double trigger" vesting of equity awards assumed in a change in control transaction, so that the awards will not automatically vest on a change in control. Instead, the awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a termination without cause or resignation for good reason within two years after a change in control.

  •
  No Supplemental Executive Retirement Plan.  We do not maintain a supplemental executive retirement plan or any other type of defined benefit retirement plan.

  •
  Risk Assessment.  We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. Although a significant portion of our executive compensation program traditionally has been performance-based, we have focused on aligning our compensation policies with the long-term interests of our stockholders and avoiding rewards that could create excessive or inappropriate risks to the Company.

  •
  Consideration of "Say-on-Pay" Vote.  At the 2019 Annual Meeting, stockholders showed support for our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 86% of the shares represented by person or by proxy. The Compensation Committee views the support of our stockholders as an endorsement of our compensation program and objectives.

Compensation Consultant

        We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract, experienced, high caliber executives. To achieve this objective, the Compensation Committee has, since 2013, engaged Meridian as its compensation consultant. In 2019, the Compensation Committee engaged Meridian on a limited basis, to provide it with advice in connection with our 2019 compensation program.

Retirement and Welfare Benefits

        We make available to each of our named executive officers certain benefits that are generally available to all salaried employees, including medical, dental, vision, life, accidental death and dismemberment, travel accident and short- and long-term disability insurance. All of our named executive officers are entitled to participate in our 401(k) plan and its flexible spending benefit plan and are entitled to four weeks of paid vacation each year. These benefits are made available so that we can provide competitive compensation to our salaried employees and our named executive officers.

2019 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding unvested equity awards held by each of our named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested(3) ($)
Tracy D. Pagliara	155,281	267,083	382,261	657,489
Michael K. Powers ("Kelly")	45,151	77,660	87,373	150,282
Matthew J. Petrizzo	60,951	104,836	106,073	182,446
Timothy M. Howsman	—	—	31,488	54,159

(1)
This column reflects the sum of unvested time-based RSUs held by each named executive officer as of December 31, 2019.

(2)
The following table shows the vesting schedules for the unvested time-based RSUs outstanding as of December 31, 2019.

Name	March 31, 2020	March 31, 2021	March 31, 2022
Tracy D. Pagliara	63,334	63,334	28,612
Michael K. Powers ("Kelly")	17,973	17,972	9,206
Matthew J. Petrizzo	25,873	25,872	9,206
Timothy M. Howsman	—	—	—
(3)
The market value is based on the closing market price of our common stock on the last trading day of 2019 ($1.72).

(4)
This column reflects the sum of the unvested performance-based and market-based RSUs held by each named executive officer as of December 31, 2019. The 2016 awards generally vest in two equal installments on March 30, 2017 and March 30, 2018, provided that the applicable performance goal has been satisfied by each such date (and, if not, through the date the applicable performance goal is subsequently achieved, which must occur within five years after the date of grant). The applicable performance goal for the 2016 awards will be satisfied if the Company achieves a per share price greater than or equal to $5.50 for any period of 30 consecutive trading days during the five-year period ending on the fifth anniversary of the date of grant. The 2017 awards generally vest based on the extent to which we achieve a percentile ranking between the 25th percentile (for a 25% payout) and 75th percentile (for a 150% payout) among companies in a comparator group for total stockholder return ("TSR") during the period commencing April 17, 2017 and ending March 31, 2019 (with payout capped at target if our TSR is negative). If our TSR percentile ranking as of March 31, 2018 is at or above the 25th percentile, then the payout of the 2017 awards shall not be less than threshold. In addition, the 2017 award will vest at no less than target if the Company achieves a trading price per share equal to $6.00 for any period of 30 consecutive trading days during the three-year period ending on March 31, 2020. The 2018 awards generally vest in three equal annual installments on March 31 of each of 2019, 2020 and 2021, provided that we achieve a per share stock price of at least $5.00 for any period of 30 consecutive trading days at any time prior to June 30, 2021. The 2019 awards generally vest in three equal annual installments on each of March 31, 2020, 2021 and 2022, subject to achievement of the performance metrics to be established by the Committee for the years ended December 31, 2019, 2020 and 2021.

Director Compensation

        Director compensation is determined by the Nominating and Corporate Governance Committee, subject to approval by the entire Board of Directors. The objectives for our non-employee director compensation program are to attract highly qualified individuals to serve on the Board of Directors and align directors' interests with the interests of our stockholders. The Nominating and Corporate Governance Committee reviews the program annually to confirm that it continues to meet these objectives.

        To determine whether the director compensation program is competitive, the Nominating and Corporate Governance Committee considers general market information on program design and the advice of the Compensation Committee's independent compensation consultant. In recommending director compensation levels, the Nominating and Corporate Governance Committee also considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board of Directors. The Nominating and Corporate Governance Committee recommends any change it considers appropriate to the full Board of Directors for its review and approval and includes the relevant information and data for the Board of Directors to use in its considerations.

        Directors who are employed by our Company or any of our subsidiaries do not receive compensation for serving as directors. For 2019, directors who are not employees of our Company or any of our subsidiaries were entitled to receive an annual cash retainer as follows:

  •
  $60,000 for each non-employee director;

  •
  $50,000 for the Board of Directors Chairperson;

  •
  $20,000 for the Audit Committee Chairperson;

  •
  $13,750 for the Compensation Committee Chairperson; and

  •
  $10,000 for the Nominating and Corporate Governance Committee Chairperson.

        The non-employee directors, other than Mr. Davis, also received an annual grant of restricted shares in January 2019 with a value of $80,000 that vest in four equal annual installments. Mr. Davis received a pro-rated award when he was elected to the Board at the 2019 Annual Meeting.

        We offer each director an annual allowance for continuing education, the amount of which is set by the Board of Directors from time to time. For 2019, the amount was $10,000; however, all of the directors elected to take advantage of free educational resources rather than using the allowance. We also reimburse non-employee directors for out of pocket expenses incurred in connection with attending Board and committee meetings.

        The Board recognizes that ownership by the non-employee directors of our common stock will align their interests with the interests of our stockholders. As a result, each non-employee director is required to own the lesser of (i) shares with a value of three times his or her annual cash retainer or (ii) 8,000 shares. The target date for the existing directors to meet these stock ownership guidelines is five years from the date of his or her appointment. For purposes of these guidelines, the director will be deemed to "own" the Company's shares that are beneficially owned by such person, including equity awards that will pay out within 60 days of the applicable measuring date. As of December 31, 2019, each non-employee director who was required to meet the ownership requirements met or exceeded the minimum ownership requirement.

2019 Director Compensation

        Except as noted below, the following table provides information on the compensation awarded to, earned by or paid to each person who served as a non-employee director during 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles Macaluso	120,000	80,000	200,000
David A. B. Brown	73,750	80,000	153,750
Steven D. Davis(2)	36,667	44,713	81,380
Robert B. Mills	80,000	80,000	160,000
Nelson Obus	60,000	80,000	140,000

(1)
The amounts in this column represent the aggregate grant date fair value of shares of restricted stock granted to non-employee directors in 2019 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). For a discussion of the assumptions we made in valuing the stock awards, see "Note 3—Summary of Significant Accounting Policies—Stock-Based Compensation Expense" and "Note 12—Stock-Based Compensation" in the notes to our consolidated financial statements contained in this prospectus. The total number of unvested restricted shares held by each non-employee director serving as of December 31, 2019 was as follows:

Name	Unvested Restricted Shares (#)
Charles Macaluso	66,761
David A. B. Brown	64,960
Steven D. Davis	19,027
Robert B. Mills	66,761
Nelson Obus	64,550
    (2)
    Mr. Davis was elected to the Board at the 2019 Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as indicated otherwise, the following table sets forth certain information, as of January 10, 2020, regarding the beneficial ownership of our common stock by holders of greater than 5% of our common stock that have filed ownership reports with the SEC, each of our current directors, each of our named executive officers named in the Summary Compensation Table, and all of our current directors and named executive officers as a group. Except as otherwise indicated, addresses are c/o Williams Industrial Services Group Inc., 100 Crescent Centre Parkway, Suite 1240, Tucker, Georgia 30084.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares (#)	Percentage of Class (%)(1)
Greater than 5% Holders:
Wynnefield Entities(2)	3,677,771	19.3%
Emancipation Management LLC(3)	3,090,898	16.2%
Wax Asset Management, LLC(4)	2,322,118	12.2%
Tontine Asset Associates, LLC(5)	1,735,291	9.1%
Directors, Nominees and Named Executive Officers:
Charles Macaluso(6)	136,789	*
David A. B. Brown(6)	118,702	*
Steven D. Davis(6)	19,027	—
Robert B. Mills(6)	131,315	*
Nelson Obus(2)(6)	3,765,243	19.8%
Tracy D. Pagliara(7)	217,603	1.1%
Michael Kelly Powers	17,491	*
Matthew J. Petrizzo	16,667	*
Timothy M. Howsman(8)	44,718	*
Directors, Director Nominees and Executive Officers as a Group (10 persons)(9)	4,443,585	23.3%

*
Less than 1%.

(1)
Based upon 19,057,195 shares of our common stock outstanding as of the date above. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of the date above, upon the scheduled vesting of time-based RSUs. Accordingly, the number of shares and percentage set forth next to the name of such person, and all current directors and executive officers as a group, includes shares of directly owned common stock (including shares of restricted common stock) and shares of common stock issuable pursuant to time-based RSUs that will vest within 60 days of the date above. However, the shares of common stock that may be issued upon the vesting of time-based RSUs held by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder. We have excluded shares of common stock issuable upon vesting of outstanding performance-based RSUs, due to the variable nature of such awards. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder.

(2)
The shares listed were reported on a Form 4 filed with the SEC on December 2, 2019. They include: (i) 1,202,950 shares of common stock (the "Partner Shares") held by Wynnefield Partners Small Cap Value, L.P., of which Wynnefield Capital Management, LLC is the sole general partner and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Partner Shares; (ii) 1,251,932 shares of common stock (the "Partner I Shares") held by Wynnefield Partners Small Cap Value, L.P. I, of which Wynnefield Capital Management, LLC is the sole general partner and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Partner I Shares; (iii) 1,052,189 shares of common stock (the "Offshore Shares") held by Wynnefield Small Cap Value Offshore Fund, Ltd., of which Wynnefield Capital, Inc. is the sole investment manager and has the sole power to direct the voting and disposition of these shares and, as a result, may be deemed to beneficially hold the Offshore Shares; and (iv) 170,700 shares of common stock (the "Plan Shares") held by Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (the "Plan"), an employee profit sharing plan. Mr. Nelson Obus and Mr. Joshua Landes are the co-managing members of Wynnefield Capital Management, LLC and, in such role, share the power to direct the voting and disposition of the shares of common stock Wynnefield Capital Management, LLC may be deemed to beneficially hold and, as a result, may be deemed to beneficially hold the Partner Shares and the Partner I Shares. Mr. Obus and Mr. Landes are executive officers of Wynnefield Capital, Inc. and, in such role, share the power to direct the voting and disposition of the Offshore Shares and, as a result, may be deemed to beneficially hold the Offshore Shares. Mr. Obus and Mr. Landes are co-trustees of the Plan and in such role, share the power to direct the voting and disposition of the Plan Shares and, as a result, may be deemed to beneficially hold the Plan Shares. The principal business address of the reporting persons is 450 Seventh Avenue, Suite 509, New York, NY 10123.

(3)
The shares listed were reported on a Schedule 13G/A filed with the SEC on February 8, 2019, with respect to shares of common stock held by accounts managed by Circle N Advisors, LLC ("Circle N"), as of December 31, 2018. The report was filed by (1) Emancipation Management LLC ("EM"), which owns Circle N, (2) Circle N and (3) Mr. Charles Frumberg, the managing member of EM. Each of EM, Circle N and Mr. Frumberg holds shared dispositive power and no voting power of such shares. The principal business address of EM and Mr. Frumberg is 825 Third Avenue, New York, NY 10022. The principal business address of Circle N is 200 Westage Business Center Dr., Fishkill, NY 12524.

(4)
The shares listed were reported on a Schedule 13G/A filed with the SEC on November 9, 2018, with respect to shares of common stock held by investment advisory clients of Wax Asset Management, LLC ("Wax Asset") as of October 31, 2018. Wax Asset holds shared voting power and sole dispositive power of 2,322,118 shares. The principal business address of Wax Management is 44 Cherry Lane, Madison, CT 06443.

(5)
The shares listed were reported on a Schedule 13G/A filed with the SEC on February 14, 2019, with respect to shares of common stock held directly by Tontine Capital Overseas Master Fund II, L.P. ("TCOM II"), as of December 31, 2018. The report was filed by (1) Tontine Asset Associates, LLC ("TAA"), which serves as general partner of TCOM II, and (2) Mr. Jeffrey L. Gendell, the managing member of TAA. Each of TAA and Mr. Gendell holds shared voting and dispositive power of such shares and may be deemed to beneficially own such shares. The principal business address of the TAA and Mr. Gendell is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830.

(6)
Shares held by non-employee directors include the following restricted shares: for Mr. Macaluso, 66,761; for Mr. Brown, 64,960; for Mr. Davis, 19,027; for Mr. Mills, 66,761; and for Mr. Obus, 64,550.

(7)
No named executive officer serving in such role as of the date above had the right to obtain beneficial ownership of additional shares within 60 days of such date. The following time-based RSUs are not included in the table as they are not scheduled to vest within 60 days of the date above: for Mr. Pagliara, 69,445; for Mr. Powers, 17,533; and for Mr. Petrizzo, 33,333. In addition, the following time-based RSUs are not included in the table as they are not scheduled to vest within 60 days of the date above and, additionally, may be settled in cash rather than shares: for Mr. Pagliara, 85,836; for Mr. Powers, 27,618; and for Mr. Petrizzo, 27,618.

(8)
Mr. Howsman resigned from his position as Chief Financial Officer on June 21, 2019. The shares reported are based on the Company's records as of the termination date of such individual's employment and do not take into account any transactions that may have occurred after such date.

(9)
Represents beneficial ownership of our common stock held by our current directors and executive officers as a group as of the date above, including 282,059 restricted shares. There were no time-based RSUs scheduled to vest within 60 days of the date above. Omits former executive officers that are no longer employed by the Company.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Rights and, unless otherwise noted in the following discussion, is the opinion of Thompson Hine LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters.

        This summary deals only with Rights acquired through the Rights Offering, shares of our common stock acquired upon exercise of Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding subscription rights or shares of our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired subscription rights or shares of our common stock in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the "Code", the United States Treasury regulations promulgated thereunder, or the "U.S. Treasury Regulations", rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of the Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Rights, or the acquisition, ownership and disposition of shares of our common stock that are different from those discussed below.

        As used herein, a "U.S. Holder" means a beneficial owner of the Rights or shares of our common stock, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the U.S. Treasury Regulations in effect to be treated as a United States person. A "Non-U.S. Holder" is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

        If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the holder of our Rights or common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

        HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, AND FOREIGN, STATE AND LOCAL LAWS OF THE RECEIPT, OWNERSHIP AND EXERCISE OF RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE RIGHTS.

Tax Consequences to U.S. Holders

Taxation of the Rights

Receipt of the Rights

        Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering or the distribution of the Rights, we do not believe your receipt of the Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include "disproportionate distributions." A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation's assets or earnings and profits.

        Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a "disproportionate distribution" or otherwise, the fair market value of the Rights would be taxable to holders of our common stock as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

        The following discussion is based upon the treatment of the Rights issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Rights

        If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the Rights are distributed) on the date you receive the Rights, the Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Rights in proportion to the relative fair market values of the existing shares of common stock and the Rights, determined on the date of receipt of the Rights. If you choose to allocate basis between your existing common stock and the Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Rights. Such an election is irrevocable.

        However, if the fair market value of the Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Rights you receive in proportion to their fair market values determined on the date you receive the Rights.

        The fair market value of the Rights on the date that the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our shares of common stock on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable. Holders of shares of our common stock should consult with their own tax advisors regarding their tax basis in shares of our common stock and Rights received.

Exercise of Rights

        Generally, you will not recognize gain or loss upon the exercise of a Right acquired in this offering. Your initial tax basis in common stock acquired pursuant to the exercise of a Right will equal the Subscription Price you pay, plus the tax basis, if any, in the subscription right you exercised, determined as described in "Tax Basis in the Rights" above. The holding period of shares of common stock acquired upon exercise of a Right in the Rights Offering will begin on the date of exercise.

        If you exercise a Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Right is received, then certain aspects of the tax treatment of the exercise of the Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Right. If you exercise a Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Right is received, you should consult with your own tax advisor.

Expiration of Rights

        If you allow the Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the Rights that have expired to the existing common stock. If the subscription Rights expire without exercise after a holder has disposed of its existing common stock and tax basis had previously been allocated to the Rights, such holder should consult its tax advisor regarding the ability to recognize a loss (if any) on the expiration of the subscription Rights.

Taxation of Common Stock Distributions

        We do not expect to pay distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Dispositions

        If you sell or otherwise dispose of shares of common stock acquired upon exercise of the Rights in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of shares of our common stock acquired through the exercise of the Rights. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or "TIN", (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Rights

Receipt, Exercise and Expiration of the Rights

        The discussion below assumes that the receipt of Rights will be treated as a non-taxable distribution. See "Tax Consequences to U.S. Holders—Taxation of the Rights—Receipt of the Rights" above.

Taxation of Common Stock

Distributions

        We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividend distribution made to a Non-U.S. Holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

        Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Dispositions

        Subject to the discussions below under "—Backup Withholding and Information Reporting" and "—Additional Withholding Requirements under FATCA," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

  •
  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

        A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

        A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our common stock is or continues to be "regularly traded on an established securities market" (within the meaning of the U.S. Treasury Regulations), only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period for the common stock, more than 5% of our common stock will be treated as disposing of a U.S. real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

        Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

        Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our common stock if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our common stock) as subject to FATCA withholding where such sale or other disposition occurs after December 31, 2018. However, under proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

        THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

DESCRIPTION OF COMMON STOCK

        The following is a summary of the terms of our common stock. The rights of the holders of our common stock are defined by our Certificate of Incorporation, our By-Laws and the Delaware General Corporation Law. You should refer to those documents for more complete information regarding our common stock.

Common Stock

        Holders of common stock are entitled to one vote per share on all matters upon which our stockholders are entitled to vote, including the election of directors. We are not authorized to issue any nonvoting common stock. In the election of directors, holders of our common stock do not have cumulative voting rights. The holders of our common stock have no preemptive right to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. Our common stock is not subject to any provisions relating to redemption. Our common stock is not by its terms subject to any restrictions on alienation. Our common stock has no conversion rights and is not subject to further calls or assessments by us. All outstanding shares of our common stock are fully paid and nonassessable.

        Holders of our common stock have equal rights to receive dividends as and when they may be declared by our Board of Directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or other voluntary or involuntary winding up, holders of our common stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities. We currently have no class of preferred stock authorized or outstanding. To increase the authorized number of shares of our common stock outstanding or create a class of preferred stock, the affirmative vote of the holders of at least a majority of our common stock outstanding would be required.

Amendment of Our Certificate of Incorporation and By-Laws

        Pursuant to our Certificate of Incorporation, we may amend the Certificate of Incorporation without stockholder approval when permitted under the Delaware General Corporation Law. Generally, under the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of our common stock outstanding would be required to amend our Certificate of Incorporation, subject to certain limited exceptions. With limited exceptions, our By-Laws may be amended by our Board of Directors by a majority vote of the directors then in office. Our stockholders may also amend the By-Laws by the vote of the holders of at least a majority of our common stock outstanding.

Voting at Stockholder Meetings

        Our By-Laws provide that elections of nominees to our Board of Directors will be determined by a plurality of the votes cast at the meeting at which a quorum is present and, except as otherwise provided by law, our Certificate of Incorporation or our By-Laws, all other actions will be determined by the holders of a majority of the votes cast at the meeting.

Registration Rights

        As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. We may not be obligated to file or maintain the effectiveness of a registration statement covering such shares if our Board of Directors reasonably determines that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company's best interests, or that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and By-Laws

        Delaware law, our Certificate of Incorporation and our By-Laws contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in our control. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders' ability to approve transactions that they consider to be in their best interests.

Business Combinations

        We have elected in our Certificate of Incorporation to be governed by the provisions of Section 203 of the Delaware General Corporation Law, also known as the Delaware Merger Moratorium Statute. In general, Section 203, subject to specific exceptions, prohibits a publicly-held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by directors, officers and specific employee stock plans; or

  •
  on or after that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 of the Delaware General Corporation Law defines "business combination" to include, among other things:

  •
  any merger or consolidation involving the corporation and the "interested stockholder";

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the "interested stockholder" of 10% or more of the assets of the corporation;

  •
  subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the "interested stockholder";

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the corporation's stock of any class or series beneficially owned by the "interested stockholder"; and

  •
  the receipt by the "interested stockholder" of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

        The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management or may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. We believe that the benefits of increased protection of our ability to negotiate with an unsolicited acquirer outweigh the disadvantages of discouraging such proposals because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

        Our By-Laws provide that our stockholders may call a special meeting of stockholders only upon the request of at least 25% of the holders of our issued and outstanding common stock entitled to vote. This provision could delay a stockholder vote on certain matters, such as a business combination or removal of directors, and could have the effect of deterring a change in our control. Our stockholders may take any action required or permitted to be taken at any special meeting of stockholders by written consent without a stockholder meeting.

Requirements for Advance Notice of Stockholder Proposals and Nominations at Meetings

        Our By-Laws contain advance notice requirements that our stockholders must meet before submitting proposals or director nominations to be considered at stockholder meetings. As more fully described in our By-Laws, only such business may be conducted at a stockholder meeting as has been brought before the meeting by, or at the direction of, our Board of Directors or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, our Board of Directors or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election to our Board of Directors. To be timely, a stockholder's notice regarding a proposal or director nomination to be brought before an annual meeting must generally be delivered to our Secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If we call a special meeting of stockholders for the purpose of director elections, or if the date of our annual meeting is advanced by, or delayed by, more than 30 days from the date of the preceding year's annual meeting, a stockholder's notice of director nominations will be considered timely if the stockholder delivers the notice to our Secretary not later than the close of business on the later of the 90th day prior to the special meeting and the tenth day following the day on which the notice is first given to the stockholder of the date of the special meeting and of the nominees proposed by our Board of Directors, and not earlier than the close of business on the 120th day prior to the meeting. Our By-Laws also specify requirements as to the content of a stockholder's notice. In some instances, these provisions may preclude our stockholders from bringing proposals or making nominations for directors at our stockholder meetings.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is currently quoted on the OTCQX under the ticker symbol "WLMS."

 PLAN OF DISTRIBUTION

        As soon as practicable after the Record Date for the Rights Offering, we will distribute the Rights and subscription rights certificates to holders who owned shares of our common stock at [    ]:[    ] [a./p.]m., New York City time, on the Record Date. If you are a record holder of our shares and wish to exercise your Rights and purchase shares of our common stock, you should complete the subscription rights certificate and return it with payment (other than wire transfers) for the shares to the subscription agent at the following address:

By registered first class mail:	By express mail, courier or other expedited service:
Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: GEG P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer; COY: GEG 150 Royall Street, Suite V Canton, MA 02021

        If you hold your shares through a nominee, such nominee is the record holder of the shares you own and must exercise the Rights on your behalf of the shares of our common stock you wish to purchase. You must coordinate with your nominee regarding delivery of your election form, or such other form as may be required, notice of guaranteed delivery (if applicable) and subscription payment.

        For more information regarding exercising your Rights, see the section in this prospectus under the caption "Description of the Rights Offering—Exercise of Rights."

        For assistance you may contact the Information Agent, Georgeson LLC, at (888) 666-2580.

        Some of our officers and directors may solicit responses from you as a holder of Rights. We will not pay our officers and directors any commissions or compensation for such services, other than their normal employment or director compensation.

        In connection with our Rights Offering, we have agreed to pay our subscription agent and information agent their customary fees, plus certain expenses. We have also agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. Our officers and directors may solicit responses from the holders of Rights in connection with this Rights Offering, but such officers and directors will not receive any commissions or compensation for such services other than their normal compensation.

        No brokers, dealers or underwriters are acting on our behalf in connection with the solicitation or exercise of Rights. We are not paying any commissions, underwriting fees or discounts in connection with the Rights Offering or the shares that we will issue upon exercise of the Rights held by our stockholders. We are not aware of any third-party agreements in such regard.

        The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX under the symbol "WLMS" and will not be listed on a national securities exchange. The Rights will not be quoted on the OTCQX or quoted or listed on any other stock exchange or market.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

        The Board has adopted a formal written policy governing the review and approval of related person transactions, which is posted under the heading "Governance—Governance Documents" of the Investor Relations section of our website at http://www.wisgrp.com. For purposes of this policy, the terms "related person" and "transaction" are as defined in Item 404(a) of Regulation S-K. The policy provides that each director, director nominee and executive officer shall promptly notify the Company's general counsel of any transaction involving the Company and a related person. Such transaction will be presented to and reviewed by the Audit Committee of the Board (the "Audit Committee") for approval, ratification or such other action as may be appropriate. On an annual basis, the Audit Committee reviews any previously approved related party transaction that is continuing, as well as any related party transaction disclosed in response to our annual directors' and officers' questionnaire. The policy itself is periodically reviewed and was last reviewed in November 2017.

Wynnefield Capital

        In September 2019, we entered into a non-binding term sheet (the "Term Sheet") with Wynnefield, our largest stockholder, which owns approximately 19.3% of our common stock; in addition, Nelson Obus, President of Wynnefield Capital, Inc. and the managing member of Wynnefield Capital Management, LLC, serves on our Board. The Term Sheet provided that Wynnefield would exercise in full the basic subscription Rights and Over-Subscription Privilege to be issued to it in the proposed Rights Offering and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), subject to customary terms and conditions and execution of a definitive agreement. On November 14, 2019, we entered into the definitive Backstop Agreement with Wynnefield. The issuance of shares (if any) pursuant to the Backstop Agreement is expected to close within approximately four business days of the closing of the Rights Offering. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. Wynnefield will not receive any fees for acting as backstop for the Rights Offering; however, we have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights. See the section in this prospectus under the caption "The Backstop Agreement and Registration Rights."

        While not a party to the Initial Centre Lane Facility, entered into in June 2017, Wynnefield, at the request of the lenders under the Initial Centre Lane Facility, funded $6.0 million of the total amounts borrowed by the Company under such debt agreement. The Initial Centre Lane Facility was refinanced and replaced in September 2018. The entities associated with Wynnefield Capital, Inc. were fully repaid in connection with the refinancing and did not participate in the funding under the refinanced agreement.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby, as well as certain U.S. federal income tax considerations pertaining to the receipt, exercise, and expiration of the Rights offered by this prospectus, will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

        Our annual consolidated financial statements appearing in this prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report. Such consolidated statements have been included in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification Topic No. 606) given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement or the schedules, exhibits and amendments to the registration statement. You should refer to the registration statement and its exhibits and schedules for further information. Statements made in this prospectus as to any of our contracts, agreements or other documents referred to are not necessarily complete. In each instance, if we have filed a copy of such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the matter involved. Each statement regarding a contract, agreement or other document is qualified in all respects by reference to the actual document. Certain information is also incorporated by reference into this prospectus as described under "Incorporation of Certain Documents by Reference."

        The SEC maintains a website that contains reports, proxy, and information statements, and other information regarding registrants that file electronically with the SEC. The address of that website is www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. We maintain a website at www.wisgrp.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

        All future documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are "furnished" (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) rather than filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

        The documents that may be incorporated by reference into this prospectus will be available on our corporate website at https://www.wisgrp.com/ under the heading "Investors." Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Williams Industrial Services Group Inc.
100 Crescent Centre Parkway, Suite 1240
Tucker, Georgia 30084
(770) 879-4400
Attention: Corporate Secretary
corporatesecretary@wisgrp.com

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

        In the following pages, we have provided the following financial information Williams Industrial Services Group Inc.:

  1.
  Unaudited consolidated financial statements of Williams Industrial Services Group Inc. and subsidiaries as of September 30, 2019 and for the three- and nine-month periods ended September 30, 2019 and September 30, 2018 (beginning on page F-2).

  2.
  Audited consolidated financial statements of Williams Industrial Services Group Inc. and subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 (beginning on page F-28).

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES
FOR THE THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share data)	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,004	$4,475
Restricted cash	468	467
Accounts receivable, net of allowance of $193 and $140, respectively	30,514	22,724
Contract assets	12,377	8,218
Other current assets	3,653	1,735

Total current assets	49,016	37,619
Property, plant and equipment, net	285	335
Goodwill	35,400	35,400
Intangible assets	12,500	12,500
Other long-term assets	8,752	1,650

Total assets	$105,953	$87,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,969	$2,953
Accrued compensation and benefits	9,233	10,859
Contract liabilities	5,317	3,278
Short-term borrowings	3,898	3,274
Current portion of long-term debt	700	525
Other current liabilities	9,807	5,518
Current liabilities of discontinued operations	342	640

Total current liabilities	40,266	27,047
Long-term debt, net	32,738	32,978
Deferred tax liabilities	2,614	2,682
Other long-term liabilities	4,736	1,396
Long-term liabilities of discontinued operations	4,466	5,188

Total liabilities	84,820	69,291
Commitments and contingencies (Note 9 and 11)
Stockholders' equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,794,270 and 19,767,605 shares issued, respectively, and 19,057,195 and 18,660,218 shares outstanding, respectively	198	197
Paid-in capital	81,380	80,424
Accumulated other comprehensive loss	(27)	—
Accumulated deficit	(60,409)	(62,397)
Treasury stock, at par (737,075 and 1,107,387 common shares, respectively)	(9)	(11)

Total stockholders' equity	21,133	18,213

Total liabilities and stockholders' equity	$105,953	$87,504

See accompanying notes to condensed consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2019	2018	2019	2018
Revenue	$56,862	$53,467	$178,980	$144,563
Cost of revenue	50,906	43,255	157,150	121,154

Gross profit	5,956	10,212	21,830	23,409
Selling and marketing expenses	63	397	468	1,299
General and administrative expenses	5,091	7,529	16,327	21,645
Restructuring charges	—	1,436	—	3,661
Depreciation and amortization expense	77	192	225	633

Total operating expenses	5,231	9,554	17,020	27,238

Operating income (loss)	725	658	4,810	(3,829)
Interest expense, net	1,511	3,622	4,504	7,397
Other (income) expense, net	(485)	(339)	(1,153)	(844)

Total other (income) expense, net	1,026	3,283	3,351	6,553

Income (loss) from continuing operations before income tax	(301)	(2,625)	1,459	(10,382)
Income tax (benefit) expense	62	215	141	720

Income (loss) from continuing operations	(363)	(2,840)	1,318	(11,102)

Loss from discontinued operations before income tax	(54)	(10,619)	(175)	(14,522)
Income tax (benefit) expense	(97)	17	(845)	(666)

Income (loss) from discontinued operations	43	(10,636)	670	(13,856)

Net income (loss)	$(320)	$(13,476)	$1,988	$(24,958)

Basic earnings (loss) per common share
Income (loss) from continuing operations	$(0.02)	$(0.16)	$0.07	$(0.61)
Income (loss) from discontinued operations	—	(0.58)	0.04	(0.76)

Basic earnings (loss) per common share	$(0.02)	$(0.74)	$0.11	$(1.37)

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$(0.02)	$(0.16)	$0.07	$(0.61)
Income (loss) from discontinued operations	—	(0.58)	0.03	(0.76)

Diluted earnings (loss) per common share	$(0.02)	$(0.74)	$0.10	$(1.37)

See accompanying notes to condensed consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$(320)	$(13,476)	$1,988	$(24,958)
Foreign currency translation adjustment	17	—	(27)	—

Comprehensive income (loss)	$(303)	$(13,476)	$1,961	$(24,958)

See accompanying notes to condensed consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)

	Common Shares $0.01 Per Share
					Treasury Shares
			Paid-in Capital	Accumulated Deficit
(in thousands, except share data)	Shares	Amount			Shares	Amount	Total
Balance, December 31, 2017	19,360,026	$193	$78,910	$(36,962)	(1,413,640)	$(14)	$42,127
Issuance of restricted stock units	167,841	2	(2)	—	—	—	—
Tax withholding on restricted stock units	—	—	(186)	—	(23,161)	—	(186)
Stock-based compensation	—	—	753	—	—	—	753
Net loss	—	—	—	(3,988)	—	—	(3,988)

March 31, 2018	19,527,867	$195	$79,475	$(40,950)	(1,436,801)	$(14)	$38,706

Issuance of restricted stock units	187,738	2	(2)	—	308,523	4	4
Tax withholding on restricted stock units	—	—	(140)	—	(100,569)	(2)	(142)
Stock-based compensation	—	—	490	—	—	—	490
Net loss	—	—	—	(7,494)	—	—	(7,494)

June 30, 2018	19,715,605	$197	$79,823	$(48,444)	(1,228,847)	$(12)	$31,564

Issuance of restricted stock units	—	—	4	—	38,608	—	4
Tax withholding on restricted stock units	—	—	(31)	—	(10,421)	—	(31)
Stock-based compensation	—	—	250	—	—	—	250
Net loss	—	—	—	(13,476)	—	—	(13,476)

Balance, September 30, 2018	19,715,605	$197	$80,046	$(61,920)	(1,200,660)	$(12)	$18,311

	Common Shares $0.01 Per Share
				Accumulated Other Comprehensive Income (Loss)		Treasury Shares
			Paid-in Capital		Accumulated Deficit
(in thousands, except share data)	Shares	Amount				Shares	Amount	Total
Balance, December 31, 2018	19,767,605	$197	$80,424	$—	$(62,397)	(1,107,387)	$(11)	$18,213
Issuance of restricted stock units	—	—	—	—	—	390,901	4	4
Tax withholding on restricted stock units	—	—	(123)	—	—	(50,738)	(2)	(125)
Stock-based compensation	—	—	408	—	—	—	—	408
Foreign currency translation	—	—	—	18	—	—	—	18
Net income	—	—	—	—	303	—	—	303

March 31, 2019	19,767,605	$197	$80,709	$18	$(62,094)	(767,224)	$(9)	$18,821

Issuance of restricted stock units	—	—	—	—	—	19,027	—	—
Tax withholding on restricted stock units	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	482	—	—	—	—	482
Foreign currency translation	—	—	—	(62)	—	—	—	(62)
Net income	—	—	—	—	2,005	—	—	2,005

June 30, 2019	19,767,605	$197	$81,191	$(44)	$(60,089)	(748,197)	$(9)	$21,246

Issuance of restricted stock units	26,665	1	—	—	—	27,391	—	1
Tax withholding on restricted stock units	—	—	(34)	—	—	(16,269)	—	(34)
Stock-based compensation	—	—	223	—	—	—	—	223
Foreign currency translation	—	—	—	17	—	—	—	17
Net income	—	—	—	—	(320)	—	—	(320)

Balance, September 30, 2019	19,794,270	$198	$81,380	$(27)	$(60,409)	(737,075)	$(9)	$21,133

See accompanying notes to condensed consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2019	2018
Operating activities:
Net income (loss)	$1,988	$(24,958)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net (income) loss from discontinued operations	(670)	13,856
Deferred income tax provision (benefit)	(68)	608
Depreciation and amortization on plant, property and equipment	225	633
Amortization of deferred financing costs	462	1,475
Loss on disposals of property, plant and equipment	—	210
Bad debt expense	53	(90)
Stock-based compensation	1,114	697
Paid-in-kind interest	—	1,964
Restructuring charges	—	3,661
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	(7,843)	(2,860)
Contract assets	(4,159)	2,336
Other current assets	(1,918)	2,453
Other assets	1,404	(1,400)
Accounts payable	8,016	2,021
Accrued and other liabilities	(2,705)	3,643
Contract liabilities	2,039	(4,261)

Net cash provided by (used in) operating activities, continuing operations	(2,062)	(12)
Net cash provided by (used in) operating activities, discontinued operations	(350)	(6,685)

Net cash provided by (used in) operating activities	(2,412)	(6,697)

Investing activities:
Purchase of property, plant and equipment	(178)	(123)

Net cash provided by (used in) investing activities, continuing operations	(178)	(123)
Net cash provided by (used in) investing activities, discontinued operations	—	319

Net cash provided by (used in) investing activities	(178)	196

Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(154)	(351)
Debt issuance costs	—	(1,520)
Proceeds from short-term borrowings	163,040	—
Repayments of short-term borrowings	(162,416)	—
Proceeds from long-term debt	—	33,679
Repayments of long-term debt	(350)	(31,154)

Net cash provided by (used in) financing activities, continuing operations	120	654
Net cash provided by (used in) financing activities, discontinued operations	—	—

Net cash provided by (used in) financing activities	120	654

Net change in cash, cash equivalents and restricted cash	(2,470)	(5,847)
Cash, cash equivalents and restricted cash, beginning of period	4,942	16,156

Cash, cash equivalents and restricted cash, end of period	$2,472	$10,309

Supplemental Disclosures:
Cash paid for interest	$3,527	$3,555
Cash paid for income taxes, net of refunds	$—	$16
Noncash amendment fee related to term loan	$—	$4,000

See accompanying notes to condensed consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1—BUSINESS AND BASIS OF PRESENTATION

Business

        Effective June 29, 2018, Global Power Equipment Group Inc. changed its name to Williams Industrial Services Group Inc. (together with its wholly owned subsidiaries, "Williams," the "Company," "we," "us" or "our," unless the context indicates otherwise) to better align its name with the Williams business. Since March 19, 2019, the Company's stock has traded on the OTCQX® Best Market under the ticker symbol "WLMS." Williams has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. The Company's mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Presentation

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") on a basis consistent with that used in the Annual Report on Form 10-K for the year ended December 31, 2018, filed by the Company with the U.S. Securities and Exchange Commission ("SEC") on April 1, 2019 (the "2018 Report"). In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, including all normal recurring adjustments, necessary to present fairly the unaudited condensed consolidated balance sheets and statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the periods indicated. All significant intercompany transactions have been eliminated. The December 31, 2018 unaudited condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. These unaudited condensed consolidated interim financial statements and accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the 2018 Report. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for any interim period are not necessarily indicative of operations to be expected for the full year.

        The Company reports on a fiscal quarter basis utilizing a "modified" 4-4-5 calendar (modified in that the fiscal year always begins on January 1 and ends on December 31). However, the Company has continued to label its quarterly information using a calendar convention. The effects of this practice are modest and only exist when comparing interim period results. The reporting periods and corresponding fiscal interim periods are as follows:

Reporting Interim Period	Fiscal Interim Period

	2019	2018

Three Months Ended March 31	January 1, 2019 to March 31, 2019	January 1, 2018 to April 1, 2018
Three Months Ended June 30	April 1, 2019 to June 30, 2019	April 2, 2018 to July 1, 2018
Three Months Ended September 30	July 1, 2019 to September 29, 2019	July 2, 2018 to September 30, 2018

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 2—LIQUIDITY

        The Company's unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes it will be able to meet its obligations and continue its operations during the twelve-month period following the issuance of its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 (the "Form 10-Q"). These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

        The MidCap Facility generally provides adequate liquidity for the Company's working capital needs. However, due to certain borrowing base eligibility limitations and exclusions within the MidCap Facility, there are instances where the Company would not have sufficient availability under the MidCap Facility to meet its growth working capital requirements. The borrowing base eligibility limitations and exclusions that have the most impact on availability under the MidCap Facility are customer concentration limits, exclusion of receivables from the Company's joint ventures, and exclusion of receivables related to projects on which there is an underlying surety bond.

        As of the date of the Form 10-Q, management has concluded that its plan has alleviated the substantial doubt regarding the Company's ability to continue as a going concern. While management believes that the Company has sufficient resources to satisfy its 2019 working capital requirements, the Company is currently engaged in a process to refinance its existing credit facilities with Centre Lane and MidCap. In addition, the Company intends to file a registration statement on Form S-1 with the SEC for a rights offering to existing holders of the Company's common stock. However, the Company's liquidity will be periodically, and for certain intervals, significantly constrained due to the working capital requirements that will be needed to execute its plans to grow the business. In the event the Company is unable to close on the new credit facility through its refinancing process, and are unable to address potential liquidity shortfalls in the future, the Company will need to seek additional funding, which may not be available on reasonable terms, if at all, and may result in management concluding that our liquidity position raises substantial doubt about our ability to continue as a going concern. The risk factors described in the 2018 Report under the heading "Item 1A. Risk Factors," are still relevant to the Company's operations.

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

        In June 2018, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2018-07, "Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of Accounting Standards Codification ("ASC") Topic 718, "Compensation—Stock Compensation" and applies to all share-based payment transactions to nonemployees in which a grantor acquires goods and services to be used or consumed in a grantor's own operations by issuing share-based awards. Upon adoption of ASU 2018-07, an entity should only re-measure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. In the first quarter of 2019, the Company adopted ASU 2018-07, which did not have a material impact on its financial position, results of operations and cash flows.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        In February 2018, the FASB issued ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," which gives entities the option to reclassify the tax effects stranded in accumulated other comprehensive income as a result of the enactment of comprehensive tax legislation in December 2017, commonly referred to as the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), to retained earnings. The Company adopted ASU 2018-02 effective January 1, 2019 and elected not to reclassify the income tax effects stranded in accumulated other comprehensive income to retained earnings and, as a result, there was no impact on the Company's financial position, results of operations or cash flows.

        In February 2016, the FASB issued ASU 2016-02, "Leases" (ASC Topic 842), which, together with its related clarifying ASUs (collectively, "ASU 2016-02"), amended the previous guidance for lease accounting and related disclosure requirements. The new guidance requires the recognition of right-of-use assets and lease liabilities on the balance sheet for leases with terms greater than twelve months or leases that contain a purchase option that is reasonably certain to be exercised. Lessees are required to classify leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. For leases with a term of twelve months or less, a lessee can make an accounting policy election by class of underlying asset to not recognize an asset and corresponding liability. Lessees will also be required to provide additional qualitative and quantitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements and provide additional information about the nature of an organization's leasing activities. On January 1, 2019, the Company adopted ASU 2016-02 using the modified retrospective method, meaning it has been applied to leases that existed or have been entered into on or after January 1, 2019 without adjusting comparative periods in the financial statements. Please refer to "Note 4—Leases" for further discussion of the adoption and the impact on the Company's financial statements.

Recently Issued Accounting Pronouncements

        In August 2018, the FASB issued ASU 2018-15, "Intangibles—Goodwill and Other Internal-Use Software (Subtopic 350-40)." This update aligns the requirements for capitalizing costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal use software, including hosting arrangements that are service contracts, over the term of the hosting arrangement. Further, this update requires the presentation of the expense in the statement of income, the presentation of the costs on the statement of financial position and the classification of payments in the statement of cash flows related to capitalized implementation costs to be treated the same as the fees of the associated hosting arrangement. The update is effective for annual periods beginning after December 15, 2019, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the effect this ASU will have on its results of operations, financial position and cash flows.

        In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820)." This amendment update modifies disclosure requirements related to fair value measurement and will be effective for fiscal years beginning after December 15, 2019 and interim periods thereafter. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. Early adoption is permitted, and the standard allows for early adoption of any removed or modified

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

disclosures upon issuance of the update, while delaying adoption of the additional disclosures until their effective date. The Company is currently evaluating this guidance to determine the impact it may have on its disclosures.

        In June 2016, the FASB issued ASU 2016-13, "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments". This update replaces the incurred loss methodology to record credit losses with a methodology which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model which requires the use of forward-looking information to calculate credit loss estimates. The Company will be required to adopt ASU 2016-13 for its annual periods beginning after December 15, 2022, and interim periods within the fiscal years. Early adoption is permitted for periods beginning on or after January 1, 2019. The Company is currently evaluating the effect the adoption may have on its results of operations, financial condition and cash flows.

NOTE 4—LEASES

        On January 1, 2019, the Company adopted ASU 2016-02, which amended the previous guidance for lease accounting and related disclosure requirements. The new guidance requires the recognition of right-of-use assets and lease liabilities on the balance sheet for leases with terms greater than twelve months or leases that contain a purchase option that is reasonably certain to be exercised. Lessees are required to classify leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease.

        The Company elected to utilize the package of practical expedients in ASC 842-10-65-1(f) that, upon adoption of ASU 2016-02, allowed entities to (1) not reassess whether any expired or existing contracts are or contain leases, (2) retain the classification of leases (e.g., operating or finance lease) existing as of the date of adoption and (3) not reassess initial direct costs for any existing leases.

        The Company adopted ASU 2016-02 using the modified retrospective method, and accordingly, the new guidance was applied to leases that existed as of January 1, 2019. This resulted in the recognition of lease liabilities of $8.7 million and right-of-use-assets of $8.5 million on January 1, 2019, which included the impact of eliminating prior year deferred rent. The adoption of ASU 2016-02 did not have a material impact on the Company's results of operations or cash flows.

        The Company primarily leases office space and related equipment, as well as equipment, modular units and vehicles directly used in providing services to our customers. The Company's leases have remaining lease terms of one to ten years. Most leases contain renewal options for varying periods, which are at the Company's sole discretion and included in the expected lease term if they are reasonably certain of being exercised. For leases beginning in 2019 and thereafter, the Company accounts for lease components, such as fixed payments including rent, real estate taxes, and insurance costs, separately from the non-lease components, such as common area maintenance costs.

        For leases with terms greater than twelve months, the Company records the related right-of-use assets and lease liabilities at the present value of the fixed lease payments over the term at the

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 4—LEASES (Continued)

commencement date. The Company uses its incremental borrowing rate to determine the present value of the lease as the rate implicit in the lease is typically not readily determinable.

        Short-term leases (leases with an initial term of twelve months or less or leases that are cancelable by the lessee and lessor without significant penalties) are expensed on a straight-line basis over the lease term. The majority of the Company's short-term leases relate to equipment used in delivering services to its customers. These leases are entered into at agreed upon hourly, daily, weekly or monthly rental rates for an unspecified duration and typically have a termination for convenience provision. Such equipment leases are considered short-term in nature unless it is reasonably certain that the equipment will be leased for a term greater than twelve months.

        The components of lease expense for the three and nine months ended September 30, 2019 were as follows:

Lease Cost/(Sublease Income) (in thousands)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Operating lease cost	$1,223	$3,669
Short-term lease cost	463	1,480
Sublease income	(38)	(86)

Total lease cost	$1,648	$5,063

        Lease cost related to finance leases was not significant for the three and nine months ended September 30, 2019.

        Information related to the Company's right-of-use assets and lease liabilities as of September 30, 2019 was as follows:

Lease Assets/Liabilities (in thousands)	Balance Sheet Classification	September 30, 2019
Lease Assets
Right-of-use assets	Other long-term assets	$6,349

Lease Liabilities
Short-term lease liabilities	Other current liabilities	$3,046
Long-term lease liabilities	Other long-term liabilities	3,495

Total lease liabilities		$6,541

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 4—LEASES (Continued)

        Supplemental information related to the Company's leases for the nine months ended September 30, 2019 was as follows:

(in thousands)	Nine Months Ended September 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash used by operating leases	$3,696
Right-of-use assets obtained in exchange for new operating lease liabilities	9,701
Right-of-use assets obtained in exchange for new finance lease liabilities	27
Weighted-average remaining lease term—operating leases	2.25 years
Weighted-average remaining lease term—finance leases	4.48 years
Weighted-average discount rate—operating leases	9%
Weighted-average discount rate—finance leases	9%

        Total remaining lease payments under the Company's operating and finance leases are as follows:

Year Ended December 31,	Operating Leases	Finance Leases
	(in thousands)
Remainder of 2019	$1,136	$1
2020	3,060	6
2021	2,208	6
2022	646	6
2023	144	6
Thereafter	1	1

Total lease payments	$7,195	$26
Less: interest	(678)	(1)

Present value of lease liabilities	$6,517	$25

NOTE 5—CHANGES IN BUSINESS

Restructuring Charges

        In 2018, the Company made the decision to relocate its corporate headquarters to Tucker, Georgia and vacated its existing leased office space in Irving, Texas on September 30, 2018. The Company recorded exit costs related to the leased office space and the termination of certain personnel. The balance of the restructuring accrual is included in other current liabilities on the Company's unaudited condensed consolidated balance sheets.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 5—CHANGES IN BUSINESS (Continued)

        The following table shows the restructuring activities for the nine months ended September 30, 2019:

	September 30, 2019
(in thousands)	Lease	Severance	Total
Balance, December 31, 2018	$367	$2,889	$3,256
Payments for restructuring	(196)	(2,502)	(2,698)

Balance, September 30, 2019	$171	$387	$558

        In March 2019, the Company entered into a short-term sublease of its former headquarters facility in which the rental period is co-terminus with the primary lease, which ends in November 2019. Under the sublease arrangement, the sublessee is obligated to pay the Company sublease payments and the Company recognizes those payments as a reduction of the fixed lease costs. The sublease income was immaterial for each of the three and nine months ended September 30, 2019.

Discontinued Operations

Electrical Solutions

        During the fourth quarter of 2017, the Company made the decision to exit and sell its Electrical Solutions segment (which was comprised solely of Koontz-Wagner Custom Controls Holdings LLC ("Koontz-Wagner"), a wholly owned subsidiary of the Company) in an effort to reduce the Company's outstanding term debt. The Company determined that the decision to exit this segment met the definition of a discontinued operation. As a result, this segment has been presented as a discontinued operation for all periods presented. In connection with the Company's decision to sell the Electrical Solutions segment, the Company performed an impairment analysis on this segment's finite-and indefinite-lived intangible assets (customer relationships and trade names, respectively) and determined that their carrying value exceeded their fair value. As a result, in the fourth quarter of 2017, the Company recorded an impairment charge of $9.7 million related to these intangible assets. After the impairment charge, the fair value of this segment's intangible assets was zero at December 31, 2017. Determining fair value is judgmental in nature and requires the use of significant estimates and assumptions, considered to be Level 3 inputs. There were no non-recurring fair value re-measurements related to the Electrical Solutions segment during the year ended December 31, 2018 or the three and nine months ended September 30, 2019.

        In spite of the Company's efforts, which included retaining financial advisors to sell all or part of Koontz-Wagner's operations, inside or outside of a federal bankruptcy or state court proceeding (including Chapter 11 of Title 11 of the U.S. Bankruptcy Code), the proposed disposition did not progress as planned due, primarily, to the absence of viable bids in the sale process, the inability of Koontz-Wagner to fund its ongoing operations or obtain financing to do so, and Koontz-Wagner's deteriorating financial performance. As a result, on July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 5—CHANGES IN BUSINESS (Continued)

        As a result of the July 11, 2018 bankruptcy of Koontz-Wagner, the Company recorded $11.4 million of exit costs, which were included in loss from discontinued operations in the Company's consolidated statements of operations for the year ended December 31, 2018. These charges consisted of a $4.0 million fee related to a fifth amendment of the Initial Centre Lane Facility, a pension withdrawal liability of $2.9 million related to Koontz-Wagner's International Brotherhood of Electrical Workers Local Union 1392 multi-employer pension plan, a $1.8 million negotiated settlement of the Company's guarantee of Koontz-Wagner's Houston, Texas facility lease agreement and a $2.7 million liability as a result of the Company providing affected Koontz-Wagner employees with 60 days of salary continuation, as well as the difference between each employee's cost of health care at the time of their employment termination and the cost of continued benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Company satisfied the liability related to the lease guarantee settlement and substantially all of the salary and benefit continuation liability through cash payments by the end of 2018. The pension liability is expected to be satisfied by annual cash payments of $0.3 million each, paid in quarterly installments, over the next twenty years.

Mechanical Solutions

        On March 21, 2018, the Company closed on the sale of its office building in Heerlen, Netherlands for $0.3 million, resulting in an immaterial gain on sale, which was reflected in loss from discontinued operations before income tax expense (benefit) in the Company's unaudited condensed consolidated statement of operations for the nine months ended September 30, 2018.

        In connection with the sale of its Mechanical Solutions segment during 2017, the Company entered into a transition services agreement with the purchaser to provide certain accounting and administrative services for an initial period of nine months. During the three and nine months ended September 30, 2019, the Company did not provide services for the purchaser. For the three and nine months ended September 30, 2018, the Company provided less than $0.1 million and $0.3 million, respectively, in services for the purchaser, which was included in general and administrative expenses from continuing operations in the unaudited condensed consolidated statement of operations.

        In April 2019, the purchaser of our former Mechanical Solutions segment went into receivership and in connection with this event, the Company recognized a write down to the estimated fair value of its amounts due of $0.2 million in the three months ended March 31, 2019. This charge was included in general and administrative expenses from continuing operations in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019. The Company has remaining balances of $0.2 million and $0.8 million included in other current assets and other current liabilities, respectively, on the September 30, 2019 unaudited condensed consolidated balance sheet. Management continues to monitor the status of the bankruptcy proceedings and believes the amounts recorded in its financial statements as of September 30, 2019 materially reflect the fair value of the related asset and liability.

        As of September 30, 2019 and December 31, 2018, the Company did not have any assets related to its Electrical and Mechanical Solutions' discontinued operations. The following table presents a

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 5—CHANGES IN BUSINESS (Continued)

reconciliation of the carrying amounts of major classes of liabilities of Electrical and Mechanical Solutions' discontinued operations:

(in thousands)	September 30, 2019	December 31, 2018
Liabilities:
Accrued compensation and benefits	$—	$259
Other current liabilities	342	381

Current liabilities of discontinued operations	342	640
Liability for pension obligation	2,726	2,781
Liability for uncertain tax positions	1,740	2,407

Long-term liabilities of discontinued operations	4,466	5,188

Total liabilities of discontinued operations	$4,808	$5,828

        The following table presents a reconciliation of the major classes of line items constituting the net income (loss) from discontinued operations. In accordance with GAAP, the amounts in the table below do not include an allocation of corporate overhead.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Revenue
Electrical Solutions	$—	$3,218	$—	$22,259

Total revenue	—	3,218	—	22,259
Cost of revenue
Electrical Solutions	—	4,290	—	24,613

Total cost of revenue	—	4,290	—	24,613
Selling and marketing expenses	—	34	—	207
General and administrative expenses	1	268	15	2,634
Loss on disposal—Electrical Solutions	—	9,274	—	9,274
Loss on disposal—Mechanical Solutions	—	—	—	91
Other	53	(29)	160	(38)

Loss from discontinued operations before income tax	(54)	(10,619)	(175)	(14,522)
Income tax expense (benefit)	(97)	17	(845)	(666)

Income (loss) from discontinued operations	$43	$(10,636)	$670	$(13,856)

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 6—REVENUE

Disaggregation of Revenue

        Disaggregated revenue by type of contract was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Cost-plus reimbursement contracts	$47,128	$45,506	$155,427	$118,614
Fixed-price contracts	9,734	7,961	23,553	25,949

Total	$56,862	$53,467	$178,980	$144,563

        Disaggregated revenue by the geographic area where the work was performed was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
United States	$51,858	$53,467	$167,960	$144,563
Canada	5,004	—	11,020	—

Total	$56,862	$53,467	$178,980	$144,563

Contract Balances

        The Company enters into contracts that allow for periodic billings over the contract term that are dependent upon specific advance billing terms, as services are provided, or as milestone billings based on completion of certain phases of work. Projects with performance obligations recognized over time that have costs and estimated earnings recognized to date in excess of cumulative billings are reported in the Company's unaudited condensed consolidated balance sheets as contract assets. Projects with performance obligations recognized over time that have cumulative billings in excess of costs and estimated earnings recognized to date are reported in the Company's unaudited condensed consolidated balance sheets as contract liabilities. At any point in time, each project in process could have either contract assets or contract liabilities.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 6—REVENUE (Continued)

        The following table provides information about contract assets and contract liabilities from contracts with customers:

(in thousands)	September 30, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$157,211	$160,368
Earnings recognized on uncompleted contracts	21,750	28,581

Total	178,961	188,949
Less—billings to date	(171,901)	(184,009)

Net	$7,060	$4,940

Contract assets	$12,377	$8,218
Contract liabilities	(5,317)	(3,278)

Net	$7,060	$4,940

        For the three and nine months ended September 30, 2019, the Company recognized revenue of less than $0.1 million and approximately $1.0 million, respectively, that was included in the corresponding contract liability balance at December 31, 2018.

Remaining Performance Obligations

        The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2019:

(in thousands)	Remainder of 2019	2020	2021	Thereafter	Total
Remaining performance obligations	$52,346	$130,566	$99,548	$108,173	$390,633

NOTE 7—EARNINGS (LOSS) PER SHARE

        As of September 30, 2019, the Company's 19,057,195 shares outstanding included 307,164 shares of contingently issued but unvested restricted stock. As of September 30, 2018, the Company's 18,514,945 shares outstanding included 193,589 shares of contingently issued but unvested restricted stock. Restricted stock is excluded from the calculation of basic weighted average shares outstanding, but its impact, if dilutive, is included in the calculation of diluted weighted average shares outstanding.

        Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average common shares outstanding during the period. Diluted earnings (loss) per common share are based on the weighted average common shares outstanding during the period, adjusted for the potential dilutive effect of common shares that would be issued upon the vesting and release of restricted stock awards and units and stock options, if any.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 7—EARNINGS (LOSS) PER SHARE (Continued)

        Basic and diluted earnings (loss) per common share from continuing operations were calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Income (loss) from continuing operations	$(363)	$(2,840)	$1,318	$(11,102)
Basic earnings (loss) per common share:
Weighted average common shares outstanding	18,732,402	18,315,180	18,653,301	18,164,141
Basic earnings (loss) per common share	$(0.02)	$(0.16)	$0.07	$(0.61)

Diluted earnings (loss) per common share:
Weighted average common shares outstanding	18,732,402	18,315,180	18,653,301	18,164,141
Diluted effect:
Unvested portion of restricted stock units and awards	—	—	323,318	—

Weighted average diluted common shares outstanding	18,732,402	18,315,180	18,976,619	18,164,141
Diluted earnings (loss) per common share	$(0.02)	$(0.16)	$0.07	$(0.61)

        The weighted average number of shares outstanding used in the computation of basic and diluted loss per common share does not include the effect of the following potentially outstanding common stock. The effects of these potentially outstanding shares were not included in the calculation of diluted loss per common share because the effect would have been anti-dilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Unvested service-based restricted stock and restricted stock unit awards	196,910	425,036	211,243	1,515
Unvested performance- and market-based restricted stock unit awards	618,482	688,812	618,482	688,812
Stock options	122,000	122,000	122,000	122,000

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 8—INCOME TAXES

        The effective income tax rate for continuing operations for the three and nine months ended September 30, 2019 and 2018 was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Effective income tax rate for continuing operations	(20.6)%	(8.2)%	9.7%	(6.9)%

        The effective income tax rate differs from the statutory federal income tax rate of 21% primarily because of the full valuation allowances recorded on the Company's deferred tax assets.

        For the three months ended September 30, 2019, the Company recorded income tax expense from continuing operations of less than $0.1 million compared with income tax expense from continuing operations of $0.2 million in the corresponding period in 2018. For the nine months ended September 30, 2019, the Company recorded income tax expense from continuing operations of $0.2 million compared with income tax expense from continuing operations of $0.7 million in the corresponding period in 2018. The decrease in income tax provision from continuing operations for the three and nine months ended September 30, 2019 compared with the corresponding periods in 2018 was primarily related to a $0.6 million increase in indefinite-lived deferred tax assets related to an interest expense addback under Section 163(j) of the Internal Revenue Code and the post-2017 U.S. net operating loss that can be used to offset indefinitely-lived intangible deferred tax liabilities.

        As of September 30, 2019 and 2018, the Company would have needed to generate approximately $276.0 million and $273.3 million, respectively, of future financial taxable income to realize its deferred tax assets.

        The Company's foreign subsidiaries may generate earnings that are not subject to U.S. income taxes so long as they are permanently reinvested in its operations outside of the U.S. Pursuant to ASC Topic No. 740-30, undistributed earnings of foreign subsidiaries that are no longer permanently reinvested would become subject to deferred income taxes. As of September 30, 2019 and 2018, the Company did not have any undistributed earnings in its foreign subsidiaries because all of their earnings were either taxed as deemed dividends or included with the provisional estimate of one-time transition tax as of December 31, 2017.

        As of September 30, 2019 and December 31, 2018, the Company provided for a total liability of $2.8 million and $3.4 million, respectively, of which $1.7 million and $2.5 million, respectively, was related to discontinued operations, for unrecognized tax benefits related to various federal, foreign and state income tax matters, which was included in other long-term assets and deferred tax liabilities. If recognized, the entire amount of the liability would affect the effective tax rate. As of September 30, 2019, the Company accrued approximately $1.2 million, of which $0.7 million was related to its discontinued operations, in other long-term liabilities for potential payment of interest and penalties related to uncertain income tax positions.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 9—DEBT

        As of September 30, 2019 and December 31, 2018, the Company had the following debt, net of unamortized deferred financing costs:

(in thousands)	September 30, 2019	December 31, 2018
MidCap Facility	$3,898	$3,274
Current portion of New Centre Lane Facility	700	525

Current debt	$4,598	$3,799

New Centre Lane Facility	33,862	34,387
Unamortized deferred financing costs	(1,124)	(1,409)

Long-term debt, net	$32,738	$32,978

Total debt, net	$37,336	$36,777

MidCap Facility

        On October 11, 2018, the Company entered into a three-year, $15.0 million Credit and Security Agreement with MidCap Financial Trust ("MidCap"), as agent and as a lender, and other lenders that may be added as a party thereto (the "MidCap Facility"). The MidCap Facility is a secured asset-based revolving credit facility that provides borrowing availability against 85% of eligible accounts receivable and the lesser of 80% of eligible contract assets and $1.0 million, after certain customary exclusions and reserves, and allows for up to $6.0 million of non-cash collateralized letters of credit. The borrowing base eligibility limitations and exclusions that have the most impact on availability under the MidCap Facility are customer concentration limits, exclusion of receivables from the Company's joint ventures, and exclusion of receivables related to projects on which there is an underlying surety bond. The Company can, if necessary, make daily borrowings under the MidCap Facility with same day funding. The outstanding loan balance under the MidCap Facility is reduced through the daily automated sweeping of the Company's depository accounts to the lender's account under the terms of deposit account control agreements. As of September 30, 2019 and December 31, 2018, the Company had $3.9 million and $3.3 million, respectively, outstanding under the MidCap Facility, which was included in short-term borrowings on the unaudited condensed consolidated balance sheets. As of September 30, 2019, the Company had $6.4 million in available borrowings under the MidCap facility.

        Borrowings under the MidCap Facility bear interest at the London Interbank Offered Rate ("LIBOR") plus 6.0% per year, subject to a minimum LIBOR rate of 1.0%, and are payable in cash on a monthly basis.

        The Company must pay a customary unused line fee equal to 0.5% per annum of the average unused portion of the commitments under the MidCap Facility, certain other customary administration fees and a minimum balance fee. In addition, while any letters of credit are outstanding under the MidCap Facility, the Company must pay a letter of credit fee equal to 6.0% per annum, in addition to any other customary fees required by the issuer of the letter of credit.

        The Company's obligations under the MidCap Facility are secured by first priority liens on substantially all of its assets, other than the Excluded Collateral (as defined in the MidCap Facility), subject to the terms of an intercreditor agreement, dated as of October 11, 2018 (the "Intercreditor

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 9—DEBT (Continued)

Agreement"), entered into by an affiliate of Centre Lane, as a lender under the New Centre Lane Facility (as defined below), and MidCap, as agent, and to which the Company consented. The Intercreditor Agreement was entered into as required by the MidCap Facility and the New Centre Lane Facility. The first priority liens previously granted by the Company and certain of its wholly owned subsidiaries in favor of the Centre Lane affiliate in connection with the New Centre Lane Facility are also subject to the Intercreditor Agreement, which, among other things, specifies the relative lien priorities of the secured parties under each of the MidCap Facility and the New Centre Lane Facility in the relevant collateral. It contains customary provisions regarding, among other things, the rights of the respective secured parties to take enforcement actions against the collateral and certain limitations on amending the documentation governing each of the MidCap Facility and the New Centre Lane Facility. Additionally, it provides secured parties under each of the MidCap Facility and the New Centre Lane Facility the option, in certain instances, to purchase all outstanding obligations of the Company under the other respective loan.

        The Company may from time to time voluntarily prepay outstanding amounts under the MidCap Facility, in whole or in part, in a minimum amount of $0.1 million. If at any time the amount outstanding under the MidCap Facility exceeds the borrowing base in effect at such time, the Company must repay the excess amount in cash, cash collateralize liabilities under letters of credit, or cause the cancellation of outstanding letters of credit (or any combination of the foregoing), in an aggregate amount equal to such excess. The Company is also required to repay certain amounts outstanding under the MidCap Facility upon the occurrence of certain events involving the assets upon which the borrowing base is calculated, including receipt of payments or proceeds from the Company's accounts receivable, certain casualty proceeds in excess of $25,000, and receipt of proceeds following certain asset dispositions. The Company also has certain reimbursement obligations in the event of payments by the agent or a lender against draws under outstanding letters of credit.

        In the event the MidCap Facility is terminated (by reason of an event of default or otherwise) 90 days or more prior to the maturity date, the Company will be required to pay a prepayment fee in an amount equal to the aggregate commitment under the MidCap Facility at the time of termination, multiplied by 2.0% in the first year following October 11, 2018, 1.5% in the second year, and 1.0% in the first nine months of the third year.

        The MidCap Facility requires the Company to regularly provide financial information to the lenders, and, beginning on December 31, 2018, to maintain certain total leverage and fixed charge coverage ratios and meet minimum consolidated adjusted EBITDA and minimum liquidity requirements (each of which as defined in the MidCap Facility). The Company determined that it was not in compliance with these covenants as of the last day of its third quarter, and accordingly, on November 14, 2019, the Company entered into an amendment to the MidCap Facility that changed the required levels of both financial covenants so that the Company is now in compliance with the MidCap Facility as amended as of September 29, 2019. The Company's expense related to this amendment was $0.1 million and will be reflected in the consolidated statement of operations for the year ended December 31, 2019.

        The MidCap Facility also contains customary representations and warranties, as well as customary affirmative and negative covenants. The MidCap Facility contains covenants that may, among other things, limit the Company's ability to incur additional debt, incur liens, make investments, engage in

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 9—DEBT (Continued)

mergers, dispositions or sale-leasebacks, engage in new lines of business or certain transactions with affiliates and change accounting policies or fiscal year.

        Events of default under the MidCap Facility include, but are not limited to, failure to timely pay any amounts due and owing, a breach of certain covenants or any representations or warranties, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, certain events related to ERISA matters, impairment of security interests in collateral or invalidity of guarantees or security documents, and a default or event of default under the New Centre Lane Facility or the Intercreditor Agreement.

        Upon default, MidCap would have the right to declare all borrowings under the MidCap Facility to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the other Financing Documents (as defined in the MidCap Facility).

Centre Lane Facilities

        In June 2017, the Company refinanced and replaced its then-existing debt with a 4.5-year senior secured term loan facility with an affiliate of Centre Lane Partners, LLC ("Centre Lane") as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (as amended, the "Initial Centre Lane Facility"). The Initial Centre Lane Facility did not provide for working capital borrowings or access to additional letters of credit. These restrictions were addressed when the Company refinanced and replaced the Initial Centre Lane Facility with a new Centre Lane Facility and when it entered into the MidCap Facility discussed above.

        On September 18, 2018, the Company refinanced and replaced the Initial Centre Lane Facility with a four-year, $35.0 million senior secured credit agreement with an affiliate of Centre Lane as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (the "New Centre Lane Facility"). The New Centre Lane Facility requires payment of an annual administration fee of $25,000. Borrowings under the New Centre Lane Facility bear interest at LIBOR (with a minimum rate of 2.5%) plus 10.0% per year, payable monthly in cash. The Company must repay an amount equal to 0.25% of the original aggregate principal amount of the New Centre Lane Facility in consecutive quarterly installments, beginning on December 31, 2018 through June 30, 2019. The Company must repay an amount equal to 0.5% of the original aggregate principal amount of the New Centre Lane Facility in consecutive quarterly installments, beginning on September 30, 2019.

        The Company's obligations under the New Centre Lane Facility are guaranteed by all of its wholly owned domestic subsidiaries, subject to customary exceptions. The Company's obligations are secured by first priority security interests on substantially all of its assets and those of its wholly owned domestic subsidiaries. This includes 100% of the voting equity interests of the Company's domestic subsidiaries and 65% of the voting equity interests of other directly owned foreign subsidiaries, subject to customary exceptions.

        Beginning on September 19, 2019, the Company may voluntarily prepay the New Centre Lane Facility at any time or from time to time, in whole or in part, in a minimum amount of $1.0 million of the outstanding principal amount, plus any accrued but unpaid interest on the aggregate principal

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 9—DEBT (Continued)

amount being prepaid, plus a prepayment premium, to be calculated as follows (the "Prepayment Premium"):

Period	Prepayment Premium as a Percentage of Aggregate Outstanding Principal Prepaid
September 19, 2019 to September 18, 2021	1%
After September 18, 2021	0%

        Subject to certain exceptions, the Company must prepay an aggregate principal amount equal to 75% of its Excess Cash Flow (as defined in the New Centre Lane Facility), minus the sum of all voluntary prepayments, within five business days after the date that is 90 days following the end of each fiscal year. The New Centre Lane Facility also requires mandatory prepayment of certain amounts in the event the Company or its subsidiaries receive proceeds from certain events and activities, including, among others, asset sales, casualty events, the issuance of indebtedness and equity interests not otherwise permitted under the New Centre Lane Facility and the receipt of tax refunds or extraordinary receipts in excess of $500,000, plus, in certain instances, the applicable Prepayment Premium, calculated as set forth above.

        The New Centre Lane Facility contains customary representations and warranties, as well as customary affirmative and negative covenants. The New Centre Lane Facility contains covenants that may, among other things, limit the Company's ability to incur additional debt, incur liens, make investments or capital expenditures, declare or pay dividends, engage in mergers, acquisitions and dispositions, engage in new lines of business or certain transactions with affiliates and change accounting policies or fiscal year.

        Events of default under the New Centre Lane Facility include, but are not limited to, a breach of any of the financial covenants or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters and impairment of security interests in collateral or invalidity of guarantees or security documents.

        Upon a default under the New Centre Lane Facility, the Company's senior secured lenders would have the right to accelerate the then-outstanding amounts under such facility and to exercise their rights and remedies to collect such amounts, which would include foreclosing on collateral constituting substantially all of the Company's assets and those of its subsidiaries. However, in October 2018, the Company entered into the MidCap Facility, which provides for a secured asset-based revolving credit facility that provides borrowing availability against 85% of eligible accounts receivable and 80% of eligible contract assets; as such, the lenders under the MidCap Facility hold a first priority lien on the Company's accounts receivable and contract assets.

        The Company's borrowing rate under the New Centre Lane Facility as of September 30, 2019 was 12.5%.

        The New Centre Lane Facility requires the Company to regularly provide financial information to the lenders, and, beginning on December 31, 2018, to maintain certain total leverage and fixed charge coverage ratios and meet minimum consolidated adjusted EBITDA and minimum liquidity

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 9—DEBT (Continued)

requirements (each of which as defined in the New Centre Lane Facility). The Company determined that it was not in compliance with these covenants as of the last day of its third quarter, and accordingly, on November 14, 2019, the Company entered into an amendment to the New Centre Lane Facility that changed the required levels of both financial covenants so that the Company is now in compliance with the New Centre Lane Facility as amended as of September 29, 2019. The Company's expense related to this amendment was $0.3 million and will be reflected in the consolidated statement of operations for the year ended December 31, 2019.

Letters of Credit and Bonds

        In line with industry practice, the Company is often required to provide letters of credit and surety and performance bonds to customers. These letters of credit and bonds provide credit support and security for the customer if the Company fails to perform its obligations under the applicable contract with such customer.

        The MidCap Facility allows for up to $6.0 million of non-cash collateralized letters of credit at 6.0% interest, of which the Company had $2.9 million outstanding as of September 30, 2019. There were no amounts drawn upon these letters of credit.

        In addition, as of September 30, 2019 and December 31, 2018, the Company had outstanding payment and performance surety bonds of $52.8 million and $51.1 million, respectively.

Deferred Financing Costs

        Deferred financing costs are amortized over the terms of the related debt facilities using the effective yield method. The following table summarizes the amortization of deferred financing costs related to the Company's debt facilities and recognized in interest expense on the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Initial Centre Lane Facility	$—	$1,256	$—	$1,475
New Centre Lane Facility	95	—	285	—
MidCap Facility	59	—	177	—

Total	$154	$1,256	$462	$1,475

        The following table summarizes unamortized deferred financing costs on the Company's unaudited condensed consolidated balance sheets:

(in thousands)	Location	September 30, 2019	December 31, 2018
New Centre Lane Facility	Long-term debt, net	$1,124	$1,409
MidCap Facility	Other long-term assets	477	654

Total		$1,601	$2,063

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 10—FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

        ASC 820—Fair Value Measurement defines fair value as the exit price, which is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-tier fair value hierarchy, which categorizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in the active markets for identical assets and liabilities and the lowest priority to unobservable inputs.

        The Company's financial instruments as of September 30, 2019 and December 31, 2018 consisted primarily of cash and cash equivalents, restricted cash, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values, as they are either short-term in nature or carry interest rates that are periodically adjusted to market rates.

NOTE 11—COMMITMENTS AND CONTINGENCIES

Litigation and Claims

        The Company is from time to time party to various lawsuits, claims and other proceedings that arise in the ordinary course of its business. With respect to all such lawsuits, claims and proceedings, the Company records a reserve when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The Company does not believe that the resolution of any currently pending lawsuits, claims and proceedings, either individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or liquidity. However, the outcomes of any currently pending lawsuits, claims and proceedings cannot be predicted, and therefore, there can be no assurance that this will be the case.

        The Company prevailed in a putative shareholder class action, which was captioned Budde v. Global Power Equipment Group Inc. and filed in the U.S. District Court for the Northern District of Texas naming the Company and certain former officers as defendants. This action and another action were filed on May 13, 2015 and June 23, 2015, respectively and, on July 29, 2015, the court consolidated the two actions and appointed a lead plaintiffFollowing the District Court's dismissal with prejudice on September 11, 2018, Plaintiffs appealed the decision to the United States Court of Appeals for the Fifth Circuit. The Fifth Circuit held oral arguments on August 5, 2019. Just 18 days later, on August 23, 2019, the Fifth Circuit issued a per curiam decision affirming the District Court's dismissal. Plaintiffs have until November 21, 2019, to petition for certiorari review by the Supreme Court of the United States.

        In previous periods, the Company reported that a former operating unit of the Company had been named as a defendant in a limited number of asbestos personal injury lawsuits. Neither the Company nor its predecessors ever mined, manufactured, produced or distributed asbestos fiber, the material that allegedly caused the injury underlying these actions. As of April 2019, all pending asbestos-related litigation against such former operating unit had been dismissed, and there are no longer any such claims outstanding against the unit. Such litigation did not have a material adverse effect on the Company's financial position, results of operations or liquidity.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

NOTE 12—STOCK-BASED COMPENSATION PLANS

        During the first nine months of 2019, the Company granted 21,500 service-based restricted stock units and 21,500 market-based restricted stock units, both out of treasury stock, at a grant date fair value of $2.60 per share and $0.75 per share, respectively. The service-based restricted stock units will vest ratably over a period of three years; the market-based restricted stock units will vest, in whole or in part, if the stock price goal is met on or before June 30, 2021. The fair value of the market-based restricted stock units is estimated using the Monte Carlo simulation model.

        In addition, during the first nine months of 2019, the Company granted 358,613 service-based restricted stock units under the 2015 Equity Incentive Plan at a grant date fair value of $2.35 per share. These service-based restricted stock units vest ratably over a three-year period beginning on March 31, 2020. The fair value of service-based restricted stock units represents the closing price of the Company's commons stock on the date of grant.

        During the first nine months of 2019, the Company also granted cash-based performance awards under the 2015 Equity Incentive Plan valued at $1.7 million. At the Company's discretion, these performance-based restricted stock awards can be settled in cash or shares. The performance objectives associated with these awards are established by the Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. For the 2019 performance period, the performance objective is based on the Company's backlog performance target as of December 31, 2019. Performance objectives for the two succeeding years will be established by the Compensation Committee in the respective performance period. Award payouts range from a threshold of 50% to a maximum of 200% for each respective annual performance period. Because the Company intends to settle the cash-based performance awards that are scheduled vest on March 31, 2020 with shares, the fair value of the cash-based performance awards with an established 2019 performance objective represents the closing price of the Company's common stock on the date of grant. The fair value of the cash-based performance awards that are scheduled to vest on March 31, 2021 and 2022 will be measured in the year that the respective performance objective is established and approved by the Compensation Committee. The Company recognizes stock-based compensation expense related to its cash-based performance awards based on its determination of the likelihood of achieving the performance objective. The Company reassesses the likelihood of meeting the specified performance objective at the end of each reporting period and adjusts compensation expense, as necessary, based on the likelihood of achieving the performance objective. As of September 30, 2019, the Company does not expect any of the unvested cash-based performance awards that are tied to the Company's December 31, 2019 backlog performance target to ultimately vest. Consequently, the Company reversed $0.3 million of stock-based compensation expense for each of the three and nine months ended September 30, 2019.

        During the first nine months of 2019, the Company granted service-based restricted stock awards out of treasury stock totaling 149,639 shares to its five non-employee directors, which vest in four equal annual installments on January 22 of each of 2020, 2021, 2022 and 2023.

        Stock-based compensation expense for the three months ended September 30, 2019 and 2018 was $0.1 million and $0.2 million, respectively, and $1.0 and $0.7 million for the nine months ended September 30, 2019 and 2018, respectively, and was included in general and administrative expenses on the Company's unaudited condensed consolidated statements of operations.

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Williams Industrial Services Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Williams Industrial Services Group, Inc. and subsidiaries (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive (loss) income, stockholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for recognizing revenue due to the adoption of Accounting Standards Codification Topic No. 606.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Dallas, Texas
April 1, 2019

We have served as the Company's auditor since 2017.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands, except share data)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$4,475	$4,594
Restricted cash	467	11,562
Accounts receivable, net of allowance of $140 and $1,568, respectively	22,724	26,060
Contract assets	8,218	11,487
Other current assets	1,735	4,006
Current assets of discontinued operations	—	27,922

Total current assets	37,619	85,631
Property, plant and equipment, net	335	1,712
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	1,650	573

Total assets	$87,504	$135,816

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,953	$5,080
Accrued compensation and benefits	10,859	7,481
Contract liabilities	3,278	7,049
Short-term borrowings	3,274	—
Current portion of long-term debt	525	—
Other current liabilities	5,518	5,552
Current liabilities of discontinued operations	640	28,802

Total current liabilities	27,047	53,964
Long-term debt, net	32,978	24,304
Deferred tax liabilities	2,682	9,921
Other long-term liabilities	1,396	2,390
Long-term liabilities of discontinued operations	5,188	3,110

Total liabilities	69,291	93,689
Commitments and contingencies (Note 10 and 14)
Stockholders' equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,767,605 and 19,360,026 shares issued, respectively, and 18,660,218 and 17,946,386 shares outstanding, respectively	197	193
Paid-in capital	80,424	78,910
Retained earnings (deficit)	(62,397)	(36,962)
Treasury stock, at par (1,107,387 and 1,413,640 common shares, respectively)	(11)	(14)

Total stockholders' equity	18,213	42,127

Total liabilities and stockholders' equity	$87,504	$135,816

The accompanying notes are an integral part of these consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(in thousands, except share and per share data)	2018	2017
Revenue	$188,918	$186,982
Cost of revenue	160,177	169,056

Gross profit	28,741	17,926
Selling and marketing expenses	1,649	2,313
General and administrative expenses	30,875	35,984
Restructuring charges	5,689	—
Depreciation and amortization expense	857	1,673

Total operating expenses	39,070	39,970

Operating loss	(10,329)	(22,044)
Interest expense, net	8,990	14,626
Gain on sale of business and net assets held for sale	—	(239)
Other (income) expense, net	(1,129)	(45)

Total other (income) expense, net	7,861	14,342

Loss from continuing operations before income tax expense	(18,190)	(36,386)
Income tax expense (benefit)	(4,400)	(6,367)

Loss from continuing operations	(13,790)	(30,019)

Loss from discontinued operations before income tax expense (benefit)	(15,002)	(25,318)
Income tax expense (benefit)	(3,357)	1,186

Loss from discontinued operations	(11,645)	(26,504)

Net loss	$(25,435)	$(56,523)

Basic earnings (loss) per common share
Loss from continuing operations	$(0.76)	$(1.70)
Loss from discontinued operations	(0.64)	(1.50)

Basic earnings (loss) per common share	$(1.40)	$(3.20)

Diluted earnings (loss) per common share
Loss from continuing operations	$(0.76)	$(1.70)
Loss from discontinued operations	(0.64)	(1.50)

Diluted earnings (loss) per common share	$(1.40)	$(3.20)

The accompanying notes are an integral part of these consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Year Ended December 31,
(in thousands)	2018	2017
Net loss	$(25,435)	$(56,523)
Foreign currency translation adjustment	—	2,891
Reclassification of translation loss related to sale of foreign subsidiaries	—	6,622

Comprehensive loss	$(25,435)	$(47,010)

The accompanying notes are an integral part of these consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Shares $0.01 Per Share
				Accumulated Other Comprehensive Income (Loss)		Treasury Shares
			Paid-in Capital		Retained Earnings (Deficit)
(in thousands, except share data)	Shares	Amount				Shares	Amount	Total
Balance, December 31, 2016	18,855,409	$188	$76,708	$(9,513)	$19,764	(1,369,468)	$(13)	$87,134

Issuance of restricted stock units	504,617	5	(5)	—	—	—	—	—
Tax withholding on restricted stock units	—	—	(496)	—	—	(44,172)	(1)	(497)
Share-based compensation	—	—	2,509	—	—	—	—	2,509
Dividends	—	—	—	—	(9)	—	—	(9)
Net loss	—	—	—	—	(56,523)	—	—	(56,523)
Adoption of ASU 2016-09 (Note 3)	—	—	194	—	(194)	—	—	—
Foreign currency translation	—	—	—	2,891	—	—	—	2,891
Reclassification of translation (gain) loss related to sale of foreign subsidiaries	—	—	—	6,622	—	—	—	6,622

Balance, December 31, 2017	19,360,026	$193	$78,910	$—	$(36,962)	(1,413,640)	$(14)	$42,127

Issuance of restricted stock units	407,579	4		—	—	505,049	5	9
Tax withholding on restricted stock units	—	—	(504)	—	—	(198,796)	(2)	(506)
Share-based compensation	—	—	2,018	—	—	—	—	2,018
Net loss	—	—	—	—	(25,435)	—	—	(25,435)

Balance, December 31, 2018	19,767,605	$197	$80,424	$—	$(62,397)	(1,107,387)	$(11)	$18,213

The accompanying notes are an integral part of these consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(in thousands)	2018	2017
Operating activities:
Net loss	$(25,435)	$(56,523)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	11,645	26,504
Deferred income tax provision (benefit)	(7,239)	(6,270)
Depreciation and amortization on plant, property and equipment and intangible assets	857	1,673
Amortization of deferred financing costs	1,623	5,624
Loss on disposals of property, plant and equipment	637	28
Loss on sale of business and net assets held for sale	—	(239)
Bad debt expense	(90)	560
Stock-based compensation	1,179	2,716
Paid-in-kind interest	1,964	2,767
Restructuring charges	5,689	—
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	3,426	(5,414)
Contract assets	3,269	7,061
Other current assets	2,271	4,681
Other assets	(1,038)	387
Accounts payable	(2,127)	(4,595)
Accrued and other liabilities	(1,157)	(9,437)
Contract liabilities	(3,771)	1,306

Net cash provided by (used in) operating activities, continuing operations	(8,297)	(29,171)
Net cash provided by (used in) operating activities, discontinued operations	(6,125)	(1,739)

Net cash provided by (used in) operating activities	(14,422)	(30,910)

Investing activities:
Proceeds from sale of business, net of restricted cash and transaction costs	—	20,206
Proceeds from sale of property, plant and equipment	—	2
Purchase of property, plant and equipment	(137)	(112)
Other investing activities	—	3,286

Net cash provided by (used in) investing activities, continuing operations	(137)	23,382
Net cash provided by (used in) investing activities, discontinued operations	319	44,500

Net cash provided by (used in) investing activities	182	67,882

Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(497)	(496)
Debt issuance costs	(2,189)	(1,840)
Dividends paid	—	(9)
Proceeds from short-term borrowings	46,688	—
Repayments of short-term borrowings	(43,414)	—
Proceeds from long-term debt	33,679	171,599
Repayments of long-term debt	(31,241)	(202,353)

Net cash provided by (used in) financing activities, continuing operations	3,026	(33,099)
Net cash provided by (used in) financing activities, discontinued operations	—	—

Net cash provided by (used in) financing activities	3,026	(33,099)

Effect of exchange rate change on cash, discontinued operations	—	713

Effect of exchange rate change on cash	—	713
Net change in cash, cash equivalents and restricted cash	(11,214)	4,586
Cash, cash equivalents and restricted cash, beginning of year	16,156	11,570

Cash, cash equivalents and restricted cash, end of year	$4,942	$16,156

Supplemental Disclosures:
Cash paid for interest	$5,652	$5,559
Cash paid for income taxes, net of refunds	$16	$1,806
Noncash repayment of revolving credit facility	$—	$(36,224)
Noncash upfront fee related to senior secured term loan facility	$—	$4,550
Noncash amendment fee related to term loan	$4,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BUSINESS AND ORGANIZATION

        Effective June 29, 2018, Global Power Equipment Group Inc. changed its name to Williams Industrial Services Group Inc. (together with its wholly owned subsidiaries, "Williams," the "Company," "we," "us" or "our," unless the context indicates otherwise) to better align its name with the Williams business, and its stock now trades on the OTCQX® Best Market under the ticker symbol "WLMS." Williams has been safely helping plant owners and operators enhance asset value for more than 50 years. It provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams' mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers. The Company's corporate headquarters are located in Tucker, Georgia.

        The Company reports on a fiscal quarter basis utilizing a "modified" 4-4-5 calendar (modified in that the fiscal year always begins on January 1 and ends on December 31). However, the Company has continued to label its quarterly information using a calendar convention. The effects of this practice are modest and only exist when comparing interim period results. The reporting periods and corresponding fiscal interim periods are as follows:

Reporting Interim Period	Fiscal Interim Period

	2018	2017

Three Months Ended March 31	January 1, 2018 to April 1, 2018	January 1, 2017 to April 2, 2017
Three Months Ended June 30	April 2, 2018 to July 1, 2018	April 3, 2017 to July 2, 2017
Three Months Ended September 30	July 2, 2018 to September 30, 2018	July 3, 2017 to October 1, 2017

NOTE 2—LIQUIDITY

        The Company's consolidated financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations during the twelve month period following the issuance of its Annual Report on Form 10-K for the year ended December 31, 2018 (the "Form 10-K"). These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

        For the past several years, the Company has incurred both net losses and negative cash flows from operations. In response, management undertook, and during 2018 completed, a series of multi-year liquidity initiatives, which included:

  •
  Exiting from all of the former Products division businesses;

  •
  Reducing the corporate headquarters personnel and consolidating the administrative offices into Tucker, Georgia;

  •
  Refinancing the Initial Centre Lane Facility (as defined below) with the New Centre Lane Facility (as defined below), which is a four-year, $35.0 million senior secured credit agreement (For additional information, please refer to "Note 10—Debt"); and

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—LIQUIDITY (Continued)

  •
  Entering into the MidCap Facility (as defined below), which is a three-year, $15.0 million secured asset-based revolving credit facility and allows for up to $6.0 million of non-cash collateralized letters of credit (For additional information, please refer to "Note 10—Debt").

        The MidCap Facility generally provides adequate liquidity for our working capital needs. However, there are, due to certain borrowing base eligibility limitations and exclusions within the MidCap Facility, instances where we would not have sufficient availability under the MidCap Facility to meet our growth working capital requirements. The borrowing base eligibility limitations and exclusions that have the most impact on our availability under the MidCap facility are customer concentration limits, exclusion of receivables from our joint ventures, and exclusion of receivables related to projects on which there is an underlying surety bond.

        In early 2019, the Company identified a large, second quarter 2019 customer project which, for approximately a six week timeframe, has very significant working capital requirements. Additionally, the project has an underlying payment and performance surety bond making the resulting receivables unavailable for borrowing under the MidCap Facility. The combination of those two factors, if not addressed, would have resulted in the Company having inadequate cash to continue operations. On March 29, 2019, the Company negotiated a contract amendment with the customer which provides for the payment of our weekly invoices prior to the related payroll disbursements and a consent letter with the lender which increases our borrowing availability by increasing the concentration limit on a major customer's receivables during the second quarter. The Company believes the combination of these two measures adequately addresses its near-term liquidity concerns.

        As a result, management has concluded that as of the date of the Form 10-K, management's plan has alleviated the substantial doubt regarding the Company's ability to continue as a going concern for the twelve-month period following the issuance of these consolidated financial statements. However, our liquidity will be periodically, and for certain intervals, significantly constrained due to the working capital requirements that will be needed to execute our plans to grow the business.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation and Joint Ventures:    The consolidated financial statements include the accounts of Williams Industrial Services Group, Inc. and its wholly owned subsidiaries. At times, the Company may form joint ventures with unrelated third parties for the execution of a project. For investments in joint ventures not requiring full consolidation, the Company uses the equity method of accounting. The Company does not have any investment in a joint venture in which it is considered to be the primary beneficiary where full consolidation is required.

        In 2017, the Company formed a limited liability company ("LLC") with an unrelated third party for the execution of a nuclear plant construction project. The Company has a 25 percent participation interest in this LLC, with distribution of expected gains and losses being proportionate to its participation interest. Although the LLC holds the construction contract with the client, the services required by the contract are performed by either the LLC, the Company or the other member of the LLC, or by other subcontractors under subcontracting agreements with the LLC. The Company accounts for its investment in this LLC using the equity method. The Company's investment in this LLC was $0.8 million and $0.2 million as of December 31, 2018 and 2017, respectively, and was included in other long-term assets on the consolidated balance sheets. Accounts receivable related to work performed for the Company's unconsolidated investment in the LLC, included in accounts

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

receivable, net, on the consolidated balance sheets, was $2.1 million and $2.2 million as of December 31, 2018 and 2017, respectively.

        All intercompany accounts and transactions have been eliminated in consolidation.

        Discontinued Operations:    During the fourth quarter of 2017, the Company made the decision to exit and sell its Electrical Solutions segment. Additionally, during the third quarter of 2017, the Company made the decision to exit and sell substantially all of the operating assets and liabilities of its Mechanical Solutions segment, which the Company completed in the fourth quarter of 2017. These decisions were made in an effort to reduce the Company's outstanding term debt. The Company determined that the decision to exit these segments met the definition of a discontinued operation. As a result, these segments, including TOG Manufacturing Company, Inc., which, along with TOG Holdings, Inc., was sold in July 2016, have been presented as discontinued operations for all periods presented.

        In spite of our efforts, which included retaining financial advisors to sell all or part of Koontz-Wagner Custom Controls Holdings LLC's ("Koontz-Wagner") operations, inside or outside of a federal bankruptcy or state court proceeding (including Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code")), the proposed disposition did not progress as planned due, primarily, to the absence of viable bids in the sale process, the inability of Koontz-Wagner to fund its ongoing operations or obtain financing to do so, and Koontz-Wagner's deteriorating financial performance. As a result, on July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations.

        Unless otherwise specified, the financial information presented in the accompanying financial statements and following notes relates to the Company's continuing operations; it excludes any results of its discontinued operations. Please refer to "Note 4—Changes in Business" for financial information on the Company's discontinued operations.

        Segment and Geographic Information:    The Company determines its reportable segments in accordance with Accounting Standards Codification ("ASC") 280—Segment Reporting. The Company's operating segments engage in business activities from which it may earn revenues and incur expenses and for which discrete information is available. Operating results for the operating segments are regularly reviewed by the Company's chief operating decision maker to make decisions about resources to be allocated to the segment and to assess performance. Operating segments are aggregated for reporting purposes when the operating segments are identified as similar in accordance with the basic principles and aggregation criteria in the accounting standards. The Company's reporting segments are based primarily on product lines. The reporting segments have different lines of management responsibility as each business requires different marketing strategies and management expertise. Prior to the Company's decision to exit and sell its Mechanical Solutions and Electrical Solutions segments, the Company had three reportable segments: Services, Electrical Solutions and Mechanical Solutions. Corporate includes expenses related to the Company's corporate headquarters and interest expense related to its long-term debt.

        The Company uses operating income (loss) to compare and evaluate its financial performance. For the year ended December 31, 2018 and 2017, the Company earned 100% of its revenue in the U.S.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could vary materially from those estimates.

        Revenue Recognition:    The Company provides construction, maintenance and support services to customers in energy, power and industrial end markets. The Company's services, which are provided through long-term maintenance or discrete project agreements, are designed to improve or sustain its customers' operating efficiencies and extend the useful lives of their process equipment. The contracts are awarded on a competitively bid and negotiated basis with the majority structured as cost-plus arrangements and the remainder as lump-sum.

        The Company's contracts generally include a single performance obligation for which revenue is recognized over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer. For cost-plus contracts, the Company recognizes revenue when services are performed and contractually billable based upon the hours incurred and agreed-upon hourly rates. Revenue on fixed-price contracts is recognized and invoiced over time using the cost-to-cost percentage-of-completion method. To the extent a contract is deemed to have multiple performance obligations, the Company allocates the transaction price of the contract to each performance obligation using its best estimate of the standalone selling price of each distinct good or service in the contract. The Company does not adjust the price of the contract for the effects of a significant financing component. Change orders are generally not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. The Company believes these methods of revenue recognition most accurately reflect the economics of the transactions with its customers.

        The Company's contracts may include several types of variable consideration, including change orders, rate true-up provisions, retainage, claims, incentives, penalties and liquidated damages. The Company estimates the amount of revenue to be recognized on variable consideration using estimation methods that best predict the amount of consideration to which the Company expects to be entitled. The Company includes variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. The Company's estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based on an assessment of its anticipated performance and all information (historical, current and forecasted) that is reasonably available. The Company updates its estimate of the transaction price each reporting period and the effect of variable consideration on the transaction price is recognized as an adjustment to revenue on a cumulative catch-up basis. In circumstances where the Company cannot reasonably determine the outcome of a contract, it recognizes revenue over time as the work is performed, but only to the extent of recoverable costs incurred (i.e. zero margin). A loss provision is recorded for the amount of any estimated unrecoverable costs in excess of total estimated revenue on a contract as soon as the Company becomes aware. The Company generally provides a limited warranty for a term of two years or less following completion of services performed under its contracts. Historically, warranty claims have not resulted in material costs incurred.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Cash and Cash Equivalents:    Cash and cash equivalents include cash on hand and on deposit with initial maturities of three months or less. As of December 31, 2018, the operating cash balance of $4.5 million was held in U.S. bank accounts.

        Restricted Cash:    Restricted cash as of December 31, 2018 consisted of $0.5 million held in escrow for certain indemnities as claims on a divested subsidiary. As of December 31, 2017, restricted cash consisted of $9.7 million that served as collateral for letters of credit and credit card obligations and $1.9 million held in escrow for certain indemnities and claims.

        Accounts Receivable:    Accounts receivable is reported net of allowance for doubtful accounts and discounts. The allowance is based on numerous factors including but not limited to (i) current market conditions, (ii) review of specific customer economics and (iii) other estimates based on the judgment of management. Account balances are charged off against the allowance after all reasonable means of collection have been pursued and the potential for recovery is considered remote. The Company does not generally charge interest on outstanding amounts.

        Accounts receivable as of December 31, 2017 included amounts related to subcontracts with Westinghouse Electric Company, LLC ("Westinghouse") for two nuclear power plant projects. On March 29, 2017, Westinghouse filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court, Southern District of New York.

        The Company was due $8.7 million for pre-petition services rendered to Westinghouse on the two projects. In November 2017, pursuant to agreements with the owners of both projects, the Company received a partial payment of $6.4 million for pre-petition services. As of December 31, 2017, the Company had a $0.2 million reserve against its receivable from Westinghouse, resulting in a net outstanding balance of $2.1 million for pre-petition services. The Company has filed mechanic's liens in Georgia against the property of the owners of the project for the remainder of the amount due for pre-petition services rendered to Westinghouse.

        On July 31, 2017, one of the projects was cancelled by the owner of the project, and the Company demobilized from the site. The Company continues to provide services to the remaining project site at the request of the owner of the project. The amounts for post-petition services have been billed to the owners of the projects and, to the extent not already collected or reserved, are expected to be recoverable.

        In April 2018, the Company entered into an agreement with a third-party financial institution and sold its outstanding receivable due for pre-petition services rendered to Westinghouse on two projects for proceeds of $2.1 million.

        Property, Plant and Equipment:    Property, plant and equipment are stated at historical cost, less accumulated depreciation. For financial reporting purposes, depreciation is calculated using the straight-line method over the estimated useful life of the asset. Costs of significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed when incurred. When an asset is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the gain or loss on disposition is reflected in general and administrative expenses in the consolidated statements of operations. Depreciation expense related to capital equipment used in production is included in cost of revenue.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Long-Lived Assets:    Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If circumstances require a long-lived asset held for use to be tested for possible impairment, the Company compares the undiscounted cash flows expected to be generated by the asset to the carrying value of the asset. If the carrying value of the asset exceeds expected future cash flows, the excess of the carrying value over the estimated fair value is charged to impairment expense in the consolidated statements of operations. Assets held for sale are reported at the lower of their carrying value, less estimated costs to sell. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company groups long-lived assets by legal entity for purposes of recognition and measurement of an impairment loss as this is the lowest level for which cash flows are independent.

        Goodwill and Indefinite-Lived Intangible Assets:    Goodwill and indefinite-lived intangible assets are tested for impairment on an annual basis, as of October 1, and when events or changes in circumstances indicate the fair value of a reporting unit with goodwill and/or indefinite-lived intangible assets has been reduced below the carrying value of the net assets of the reporting unit in accordance with ASC 350—Intangibles—Goodwill and Other. The Company's indefinite-lived intangible asset consists of the Williams trade name.

        The Company's testing of goodwill for potential impairment involves the comparison of a reporting unit's carrying value to its estimated fair value, which is determined using the income approach. Similarly, the testing of the Company's trade name for potential impairment involves the comparison of the carrying value of the trade name to its estimated fair value, which is determined using the relief from royalty method. If the carrying value of goodwill or the trade name is deemed to be unrecoverable, the excess of the carrying value over the estimated fair value is charged to impairment expense in the consolidated statements of operations in the period in which the impairment is determined.

        Cost of Revenue:    Cost of revenue primarily includes charges for materials, direct labor and related benefits, freight (inbound and outbound), direct supplies and tools, purchasing and receiving costs, inspection costs and internal transfer costs.

        Warranty Costs:    Estimated costs related to warranties are accrued using the specific identification method. Estimated costs are based upon past warranty claims, sales history, the applicable contract terms and the remaining warranty periods. Warranty terms vary by contract but generally provide for a term of two years or less. The Company manages its exposure to warranty claims by having its field service and quality assurance personnel regularly monitor projects and maintain ongoing and regular communications with its customers. Historically, warranty claims have not resulted in material costs incurred, and any estimated cost for warranties are included in the individual project cost estimates for purposes of accounting for long-term contracts.

        Insurance:    The Company self-insures a portion of its risk for health benefits and workers' compensation. The Company maintains insurance coverage for other business risks including general liability insurance. The Company accrues for incurred but not reported claims by utilizing lag studies.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Shipping and Handling Costs:    The Company accounts for shipping and handling costs in accordance with ASC 605-45—Principal Agent Considerations. Amounts billed to customers in sale transactions related to shipping and handling costs are recorded as revenue. Shipping and handling costs incurred are included in cost of revenue in the consolidated statements of operations.

        Advertising Costs:    The Company accounts for advertising costs in accordance with ASC 720-35—Advertising Costs. Generally, advertising costs are immaterial and are expensed as incurred and are included in selling and marketing expense in the consolidated statements of operations.

        Stock-Based Compensation Expense:    The Company measures and recognizes stock-based compensation expense based on the estimated fair value of the stock award on the date of grant. Vesting of stock awards is based on certain service, performance and market conditions (or service only conditions) over a one to four year period. For all awards with graded vesting, other than awards with performance-based vesting conditions, the Company records compensation expense for the entire award on a straight-line basis over the requisite service period. For graded-vesting awards with performance-based vesting conditions, total compensation expense is recognized over the requisite service period for each separately vesting tranche of the award as if the award is, in substance, multiple awards once performance criteria are set. For market-based awards that cliff vest, total compensation expense is recorded on a straight-line basis over the requisite performance period. The Company recognizes stock-based compensation expense related to performance-based and market-based awards based upon its determination of the potential likelihood of achievement of the specified performance conditions at each reporting date. Stock-based compensation expense is primarily included in general and administrative expenses in the consolidated statements of operations.

        Income Taxes:    The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company measures deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those differences are expected to be recovered or settled.

        Under ASC 740—Income Taxes, the Financial Accounting Standards Board ("FASB") requires companies to assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available positive and negative evidence, using a "more likely than not" standard. In making such assessments, significant weight is given to evidence that can be objectively verified. A company's current or previous operating history are given more weight than its future outlook, although the Company does consider future taxable income projections, ongoing tax planning strategies and the limitation on the use of carryforward losses in determining valuation allowance needs. The Company establishes valuation allowances for its deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are based on the largest benefit that has a greater than fifty percent likelihood of

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

being realized upon ultimate settlement. The Company believes that its benefits and accruals recognized are appropriate for all open audit years based on its assessment of many factors including past experience and interpretation of tax law. This assessment relies on estimates and assumptions and may involve a series of complex judgments about future events. To the extent that the final tax outcome of these matters is determined to be different than the amounts recorded, those differences will impact income tax expense in the period in which the determination is made.

        Other Comprehensive (Loss) Income:    The Company reports cumulative foreign currency translation adjustments as a component of accumulated other comprehensive (loss) income. The Company reclassified $6.6 million of translation loss related to the sale of foreign subsidiaries out of accumulated other comprehensive income and included it in loss from discontinued operations before income tax expense (benefit) in the consolidated statement of operations for the year ended December 31, 2017. No such reclassifications out of accumulated other comprehensive income were made in 2018.

Adoption of New Accounting Pronouncements

        In the first quarter of 2018, the Company adopted FASB Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)." ASU 2016-18 requires an entity to include in its cash and cash-equivalent balances in the statement of cash flows those amounts that are deemed to be restricted cash and restricted cash equivalents. The Company adopted ASU 2016-18 on a retrospective basis, and net transfers of restricted cash of $11.1 million and $2.8 million have been presented in net change in cash and cash equivalents in the consolidated statements of cash flows for the year ended December 31, 2018 and 2017, respectively.

        In the first quarter of 2018, the Company adopted ASU 2016-15, "Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments." ASU 2016-15 requires an entity to classify distributions received from equity method investees in the statement of cash flows using either the cumulative earnings approach or the nature of distribution approach. The Company adopted ASU 2016-15 on a retrospective basis and elected to classify distributions received from its equity method investees using the cumulative earnings approach. The adoption of ASC 2016-15 did not have an impact on the consolidated statements of cash flows for the years ended December 31, 2018 and 2017, respectively.

        In the first quarter of 2018, the Company adopted ASU 2014-09 (ASC Topic 606), "Revenue from Contracts with Customers," and the related ASUs, which provided new guidance for revenue recognized from contracts with customers and replaced the previously existing revenue recognition guidance. ASU 2014-09 requires that revenue be recognized at an amount the Company is entitled to upon transferring control of goods or services to customers, as opposed to when risks and rewards transfer to a customer. The Company adopted ASC Topic 606 using the modified retrospective method, and accordingly, the new guidance was applied retrospectively to contracts that were not completed as of December 31, 2017. Results for operating periods beginning after January 1, 2018 are presented under ASC Topic 606, while comparative information for prior periods has not been restated and continues to be reported in accordance with the accounting standards in effect for those periods. The adoption of ASC Topic 606 did not result in changes to the method or timing of revenue recognized and did not have a material impact on the Company's financial position, results of operations and cash flows as of and for the year ended December 31, 2018.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        There was no material difference in the Company's results for the year ended December 31, 2018 with application of ASC Topic 606 on its contracts and what results would have been if such contracts had been reported using accounting standards previously in effect for such contracts. The Company elected to utilize the modified retrospective transition practical expedient that allowed the Company to evaluate the impact of contract modifications as of January 1, 2018 rather than evaluating the impact of the modifications at the time they occurred. There was no material impact associated with the election of this practical expedient.

        The Company also elected to utilize the practical expedient to recognize revenue in the amount to which it has a right to invoice for services performed when it has a right to consideration from a customer in an amount that corresponds directly with the value of its performance completed to date.

        Please refer to "Note 9—Revenue" for additional discussion of the Company's revenue recognition accounting policies and expanded disclosures required by ASC Topic 606.

Recently Issued Accounting Pronouncements

        In June 2018, the FASB issued ASU 2018-07, "Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of ASC Topic 718, "Compensation—Stock Compensation" and applies to all share-based payment transactions to nonemployees in which a grantor acquires goods and services to be used or consumed in a grantor's own operations by issuing share-based awards. Upon adoption of ASU 2018-07, an entity should only re-measure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. ASU 2018-07 is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect the adoption of ASU 2018-07 to have a material impact on its financial position, results of operations and cash flows.

        In February 2018, the FASB issued ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," which gives entities the option to reclassify the tax effects stranded in accumulated other comprehensive income as a result of the enactment of comprehensive tax legislation in December 2017, commonly referred to as the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), to retained earnings. ASU 2018-02 is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect the adoption of ASU 2018-02 to have a material impact on its financial position, results of operations and cash flows.

        In February 2016, the FASB issued ASU 2016-02, "Leases." which, together with its related clarifying ASUs (collectively, "ASU 2016-02"), amends the existing guidance for lease accounting and related disclosure requirements. The new guidance requires the recognition of right-of-use assets and lease liabilities on the balance sheet for leases with terms greater than twelve months or leases that contain a purchase option that is reasonably certain to be exercised. Lessees will classify leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. For leases with a term of twelve months or less, a lessee can make an accounting policy election by class of underlying asset to not recognize an asset and corresponding liability. Lessees will also be required to provide additional qualitative and quantitative disclosures regarding the amount, timing and uncertainty of cash

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements and provide additional information about the nature of an organization's leasing activities. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 31, 2018. The Company will adopt ASU 2016-02 during the first quarter of 2019 using the modified retrospective method, meaning it will be applied to leases that exist or are entered into on or after January 1, 2019 without adjusting comparative periods in the financial statements. The Company is in the final stages of evaluating its existing lease portfolio and is continuing to assess the values of the right-of-use assets and lease liabilities that will be included on its balance sheet as of January 1, 2019. The Company does not expect the adoption of ASU 2016-02 to have a material impact on its results of operations, cash flows or debt covenants.

NOTE 4—CHANGES IN BUSINESS

Restructuring Charges

        In 2018, the Company made the decision to relocate its corporate headquarters to Tucker, Georgia and vacated its leased office space in Irving, Texas on September 30, 2018. In March 2019, the Company subleased the Irving, Texas office space until November 2019, when the lease expires. The Company recorded exit costs related to the leased office space and the termination of certain personnel, which were included in restructuring charges in the Company's consolidated statement of operations for the year ended December 31, 2018.

        The following table shows exit costs included in other current liabilities and accrued compensation and benefits on the Company's consolidated balance sheet:

	December 31, 2018
(in thousands)	Lease	Severance	Total
Balance, December 31, 2017	$—	$—	$—
Restructuring charges	536	5,153	5,689
Payments for restructuring	(169)	(2,264)	(2,433)

Balance, December 31, 2018	$367	$2,889	$3,256

        The following table presents the major classes of items constituting restructuring expenses on the Company's consolidated statement of operations:

	Year Ended December 31,
(in thousands)	2018	2017
Lease	$536	$—
Severance	5,153	—

Total	$5,689	$—

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—CHANGES IN BUSINESS (Continued)

Discontinued Operations

Electrical Solutions

        During the fourth quarter of 2017, the Company made the decision to exit and sell its Electrical Solutions segment in an effort to reduce the Company's outstanding term debt. The Company determined that the decision to exit this segment met the definition of a discontinued operation. As a result, this segment has been presented as a discontinued operation for all periods presented. As a result of the Company's decision to sell the Electrical Solutions segment, the Company performed an impairment analysis on this segment's finite- and indefinite-lived intangible assets (customer relationships and trade names, respectively) and determined that their carrying value exceeded their fair value. As a result, in the fourth quarter of 2017, the Company recorded an impairment charge of $9.7 million related to these intangible assets. The impairment charge was included in loss from discontinued operations before income tax expense (benefit) in the consolidated statement of operations for the year ended December 31, 2017. After the impairment charge, the fair value of this segment's intangible assets was zero at December 31, 2017. Determining fair value is judgmental in nature and requires the use of significant estimates and assumptions, considered to be Level 3 inputs. There were no other non-recurring fair value re-measurements related to the Electrical Solutions segment during the years ended December 31, 2018 or 2017.

        In spite of the Company's efforts, which included retaining financial advisors to sell all or part of Koontz-Wagner's operations, inside or outside of a federal bankruptcy or state court proceeding (including Chapter 11 of Title 11 of the Bankruptcy Code), the proposed disposition did not progress as planned due, primarily, to the absence of viable bids in the sale process, the inability of Koontz-Wagner to fund its ongoing operations or obtain financing to do so, and Koontz-Wagner's deteriorating financial performance. As a result, on July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of Texas. The filing was for Koontz-Wagner only, not for the Company as a whole, and was completely separate and distinct from the Williams business and operations.

        As a result of the July 11, 2018 bankruptcy of Koontz-Wagner, the Company recorded $11.4 million of exit costs, which were included in loss from discontinued operations in the Company's consolidated statement of operations for the year ended December 31, 2018. These charges consisted of a $4.0 million fee related to a fifth amendment to the Initial Centre Lane Facility (as defined below), a pension withdrawal liability of $2.9 million related to Koontz-Wagner's International Brotherhood of Electrical Workers Local Union 1392 multi-employer pension plan, a $1.8 million negotiated settlement of the Company's guarantee of Koontz-Wagner's Houston facility lease agreement and a $2.7 million liability as a result of the Company providing affected Koontz-Wagner employees with 60 days of salary continuation, as well as the difference between each employee's cost of health care at the time of their employment termination and the cost of continued benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company satisfied the liability related to the lease guarantee settlement and substantially all of the salary and benefit continuation liability through cash payments as of December 31, 2018. The pension liability is expected to be satisfied by annual cash payments of $0.3 million each, paid in quarterly installments, over the next twenty years.

        As a result of the bankruptcy of Koontz-Wagner, the Company wrote off the related assets and liabilities on the Company's consolidated balance sheet and recorded a loss of $9.3 million, which was

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—CHANGES IN BUSINESS (Continued)

reflected in loss from discontinued operations in the consolidated statements of operations for the year ended December 31, 2018.

Mechanical Solutions

        During the third quarter of 2017, the Company made the decision to exit and sell substantially all of the operating assets and liabilities of its Mechanical Solutions segment in an effort to reduce the Company's outstanding term debt. The Company determined that the decision to exit this segment met the definition of a discontinued operation. As a result, this segment, including TOG Manufacturing Company, Inc., which, along with TOG Holdings, Inc., was sold in July 2016, has been presented as a discontinued operation for all periods presented. The Mechanical Solutions and the Electrical Solutions segments were the only components of the business that qualified for discontinued operations for all periods presented.

        On October 11, 2017, the Company sold substantially all of the operating assets and liabilities of its Mechanical Solutions segment for $43.0 million and used a portion of the $40.9 million net proceeds to pay down $34.0 million of the Company's outstanding debt and related fees, including full repayment of the First-Out Loan (as defined below). Additionally, on October 31, 2017, the Company completed the sale of its manufacturing facility in Mexico and auctioned the remaining production equipment and other assets for net proceeds of $3.6 million, of which $1.9 million was used to reduce the principal amount of the Initial Centre Lane Facility. The remainder was used to fund working capital requirements. The Company recorded a total gain of $6.3 million related to these sales, which was included in loss from discontinued operations before income tax expense (benefit) in the consolidated statement of operations for the year ended December 31, 2017.

        The asset and liability excluded from the sale of the Mechanical Solutions segment included the Company's office building located in Heerlen, Netherlands as well as its liability for uncertain tax positions. This asset and liability was included in current assets of discontinued operations and long-term liabilities of discontinued operations, respectively, in the December 31, 2017 consolidated balance sheet. At the time the Heerlen office building met the "asset held for sale" criteria, its carrying value was $0.5 million; however, the Company subsequently determined that the building's carrying value exceeded its fair value and, consequently, it recorded an impairment charge of $0.2 million during the fourth quarter of 2017. The impairment charge was included in loss from discontinued operations before income tax expense (benefit) in the consolidated statement of operations for the year ended December 31, 2017. After the impairment charge, the fair value of the Heerlen building was $0.3 million at December 31, 2017. Determining fair value is judgmental in nature and requires the use of significant estimates and assumptions, considered to be Level 3 inputs. There were no other non-recurring fair value re-measurements related to the Mechanical Solutions segment during the year ended December 31, 2017.

        On March 21, 2018, the Company closed on the sale of its office building in Heerlen, Netherlands for $0.3 million, resulting in an immaterial gain on sale, which was reflected in loss from discontinued operations before income tax expense (benefit) in the Company's consolidated statement of operations for the year ended December 31, 2018. As discussed above, the Heerlen office was previously included in the Mechanical Solutions segment and, therefore, the carrying value of the building was included in current assets of discontinued operations in the December 31, 2017 consolidated balance sheet.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—CHANGES IN BUSINESS (Continued)

        In connection with the sale of its Mechanical Solutions segment, the Company entered into a transition services agreement with the purchaser to provide certain accounting and administrative services for an initial period of nine months. As of December 31, 2018 and 2017, the Company provided $0.3 million and $0.2 million, respectively, in services for the purchaser, which was included in general and administrative expenses from continuing operations in the consolidated statements of operations.

        The following table presents a reconciliation of the carrying amounts of major classes of assets and liabilities of Electrical and Mechanical Solutions' discontinued operations:

	December 31,
(in thousands)	2018	2017
Assets:
Accounts receivable	$—	$12,296
Inventories, net	—	178
Cost and estimated earnings in excess of billings	—	11,325
Other current assets	—	493
Property, plant and equipment, net	—	3,630

Total assets of discontinued operations*	$—	$27,922

Liabilities:
Accounts payable	$—	$7,004
Accrued compensation and benefits	259	1,191
Billings in excess of costs and estimated earnings	—	948
Accrued warranties	—	1,166
Other current liabilities	381	18,493

Current liabilities of discontinued operations	640	28,802
Liability for pension obligation	2,781	—
Liability for uncertain tax positions	2,407	3,110

Long-term liabilities of discontinued operations	5,188	3,110

Total liabilities of discontinued operations	$5,828	$31,912

*
The total assets of discontinued operations were classified as current on the December 31, 2018 and 2017 consolidated balance sheets because it was probable that the sale would occur and proceeds would be collected within one year.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—CHANGES IN BUSINESS (Continued)

        The following table presents a reconciliation of the major classes of line items constituting the net income (loss) from discontinued operations. In accordance with GAAP, the amounts in the table below do not include an allocation of corporate overhead.

	Year Ended December 31,
(in thousands)	2018	2017
Revenue
Electrical Solutions	$22,259	$52,942
Mechanical Solutions	—	52,461

Total revenue	22,259	105,403
Cost of revenue
Electrical Solutions	24,613	66,232
Mechanical Solutions	—	42,811

Total cost of revenue	24,613	109,043
Selling and marketing expenses	207	4,035
General and administrative expenses	2,634	14,314
Impairment expense—Electrical Solutions	—	9,709
Other	(38)	(48)

Loss from discontinued operations before income taxes	(5,157)	(31,650)
Loss (gain) on disposal—Electrical Solutions	9,623	—
Loss (gain) on disposal—Mechanical Solutions	222	(6,332)

Total loss from discontinued operations before income taxes	(15,002)	(25,318)
Income tax expense (benefit)	(3,357)	1,186

Loss from discontinued operations	$(11,645)	$(26,504)

Disposition of Hetsco

        In June 2016, the Company engaged a financial advisor to assist with the sale of its wholly owned subsidiary, Hetsco, Inc. ("Hetsco") in order to pay down debt. Hetsco was previously included in the Services segment.

        On January 13, 2017, the Company sold the stock of Hetsco for $23.2 million in cash, inclusive of working capital adjustments. After transaction costs and an escrow withholding of $1.5 million, the net proceeds of $20.2 million were used to reduce debt. In connection with the Company's decision to sell Hetsco, the net assets were adjusted to estimated fair value less estimated selling expenses, which resulted in a write-down of $8.3 million in 2016. In the first quarter of 2017, the Company recorded a $0.2 million adjustment, which reduced the $8.3 million loss recorded in 2016.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—CHANGES IN BUSINESS (Continued)

        A summary of Hetsco's income (loss) before income taxes for the years ended December 31, 2018 and 2017 was as follows:

	Year Ended December 31,
(In thousands)	2018	2017
Income (loss) before income taxes	$—	$489

NOTE 5—PROPERTY, PLANT AND EQUIPMENT

        The Company's property, plant and equipment balances, by significant asset category, were as follows:

		December 31,
	Estimated Useful Lives
($ in thousands)		2018	2017
Buildings and improvements	5 - 39 years	$474	$582
Machinery and equipment	3 - 12 years	4,078	3,969
Furniture and fixtures	2 - 10 years	8,668	9,236
Construction-in-progress	—	259	442

		13,479	14,229
Less accumulated depreciation		(13,144)	(12,517)

Property, plant and equipment, net		$335	$1,712

        Construction-in-progress primarily included building improvements and machinery and equipment as of December 31, 2018 and 2017. Depreciation expense was $0.9 million and $1.7 million for the years ended December 31, 2018 and 2017, respectively. No impairment charges on property, plant and equipment were recognized for the years ended December 31, 2018 and 2017.

NOTE 6—GOODWILL AND OTHER INTANGIBLE ASSETS

        The Company determines the fair value of its reporting unit using the income approach. For purposes of the income approach, fair value is determined based on the present value of estimated future cash flows, discounted at an appropriate risk-adjusted rate. The Company uses its internal forecasts to estimate future cash flows and includes an estimate of long-term future growth rates based on its most recent views of the long-term outlook for the reporting unit, which falls within Level 3 of the fair value hierarchy.

        As of both December 31, 2018 and 2017, the Company had $12.5 million of unamortizable indefinite-lived intangible assets related to its Williams Industrial Services Group trade name. The Company did not incur any amortization expense for each of the years ended December 31, 2018 and 2017, respectively. The Company determines the fair value of its trade name using the relief from royalty method. Under that method, the fair value of the trade name is determined by calculating the present value of the after tax cost savings associated with owning the asset and therefore not having to pay royalties for its use for the remainder of its estimated useful life. As a result of the Company's annual indefinite-lived intangible asset impairment analysis as of October 1, 2018 and 2017, it

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6—GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

determined the fair value of its trade name exceeded its book value; therefore, no impairment charge was recorded for the years ended December 31, 2018 and 2017.

        As a result of the Company's annual goodwill impairment analysis as of October 1, 2018 and 2017, it determined that the fair value of its reporting unit exceeded its book value, and accordingly, no impairment charge was necessary for the years ended December 31, 2018 and 2017.

        As of December 31, 2018, the Company's accumulated impairment charges on its goodwill and indefinite-lived intangible assets were $4.2 million, all of which were recognized in the statement of operations for the year ended December 31, 2015. The Company did not incur any impairment charges related to its goodwill and indefinite-lived intangible assets prior to 2015.

        Estimating the fair value of reporting units and trade names requires the use of estimates and significant judgments that are based on a number of factors including current and historical actual operating results, balance sheet carrying values, the Company's most recent forecasts, and other relevant quantitative and qualitative information. If current or expected conditions deteriorate, it is reasonably possible that the judgments and estimates described above could change in future periods and result in impairment charges.

NOTE 7—FINANCIAL INSTRUMENTS

        Fair Value of Financial Instruments:    ASC 820—Fair Value Measurement defines fair value as the exit price, which is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a three-tier fair value hierarchy, which categorizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in the active markets for identical assets and liabilities and the lowest priority to unobservable inputs.

        The Company's financial instruments as of December 31, 2018 and 2017 consisted primarily of cash and cash equivalents, restricted cash, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values, as they are either short-term in nature or carry interest rates that are periodically adjusted to market rates.

NOTE 8—INCOME TAXES

        Loss before income taxes was as follows:

	Year Ended December 31,
(in thousands)	2018	2017
Domestic	$(18,190)	$(35,993)
Foreign	—	(393)

Loss from continuing operations	(18,190)	(36,386)
Loss from discontinued operations	(15,002)	(25,318)

Loss before income tax expense (benefit)	$(33,192)	$(61,704)

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

        The following table summarizes the income tax expense (benefit) by jurisdiction:

	Year Ended December 31,
(in thousands)	2018	2017
Current:
State	$(3)	$(1)
Foreign	(522)	404

Total current	(525)	403

Deferred:
Federal	(7,044)	(7,369)
State	(194)	110
Foreign	6	1,675

Total deferred	(7,232)	(5,584)

Income tax expense (benefit)	$(7,757)	$(5,181)

        Income tax expense (benefit) was allocated between continuing operations and discontinued operations as follows:

	Year Ended December 31,
(in thousands)	2018	2017
Continuing operations	$(4,400)	$(6,367)
Discontinued operations	(3,357)	1,186

Income tax expense (benefit)	$(7,757)	$(5,181)

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

Effective Tax Rate Reconciliation

        The amount of the income tax provision for continuing operations during the years ended December 31, 2018 and 2017 differs from the statutory federal income tax rate of 21% and 35%, respectively, as follows:

	Year Ended December 31,
	2018		2017
(in thousands)	Amount	Percent	Amount	Percent
Tax expense (benefit) computed at the maximum U.S. statutory rate	$(3,820)	21.0%	$(12,735)	35.0%
Difference resulting from state income taxes, net of federal income tax benefits	(483)	2.7%	(772)	2.1%
Foreign tax rate differences	—	—%	138	(0.4)%
Deferred tax impacts of the Tax Act	—	—%	(5,430)	14.9%
Non-deductible business disposition costs	—	—%	4,266	(11.7)%
Non-deductible expenses, other	136	(0.7)%	236	(0.6)%
Transition tax from Tax Act inclusion	—	—%	2,587	(7.1)%
Change in net operating loss carryforward	(581)	3.2%	889	(2.4)%
Change in valuation allowance	(2,136)	11.7%	7,165	(19.7)%
Change in accrual for uncertain tax positions	—	—%	(31)	0.1%
Change in foreign tax credits	1,811	(10.0)%	(74)	0.2%
Stock-based compensation (ASU 2016-09)	—	—%	(2,588)	7.1%
Other, net	673	(3.7)%	(18)	—%

Total tax expense (benefit)	$(4,400)	24.2%	$(6,367)	17.5%

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

Deferred Taxes

        The significant components of deferred income tax assets and liabilities for continuing operations consisted of the following:

	December 31,
(in thousands)	2018	2017
Assets:
Cost in excess of identifiable net assets of business acquired	$6,633	$7,534
Reserves and other accruals	4,328	5,555
Tax credit carryforwards	7,819	12,564
Accrued compensation and benefits	1,946	2,509
State net operating loss carryforwards	10,843	8,937
Federal net operating loss carryforwards	47,382	38,990
Gain/loss on assets held for sale	1,393	1,393
Other	782	—

	81,126	77,482
Liabilities:
Indefinite life intangibles	(10,876)	(10,075)
Property and equipment	(248)	(262)
Other	—	(720)

Net deferred tax assets	70,002	66,425
Valuation allowance for net deferred tax assets	(72,684)	(76,346)

Net deferred tax liability after valuation allowance	$(2,682)	$(9,921)

  Tax Cuts and Jobs Acts of 2017

        On December 22, 2017, the Tax Act was signed into law, making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a U.S. federal corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. For the year ended December 31, 2018, the Company recognized a $5.3 million tax benefit for the offset of the indefinite-lived deferred tax assets created by the 2017 Tax Act that may be utilized against indefinite-lived intangible deferred tax liabilities. The Company was able to recognize a tax benefit for $3.2 million of tax losses generated during 2018 and $2.1 million for disallowed interest expense incurred in 2018 that can be indefinitely carried forward.

        The Tax Act reduced the federal statutory corporate tax rate from 35% to 21% for the Company's tax years beginning in 2018, which resulted in the re-measurement of the federal portion of the Company's deferred tax assets and liabilities and related valuation allowances as of December 31, 2017 from 35% to the new 21% tax rate. As of December 31, 2018 and 2017, the Company has a net deferred tax liability related to its continuing operations of $2.7 million and $9.9 million, respectively. The net deferred tax liabilities for the years ended December 31, 2018 and 2017 predominantly related to indefinite-lived intangibles deferred tax liabilities that cannot be used to offset deferred tax assets

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

subject to valuation allowances. A net reduction in valuation allowances related to continuing operations of $3.7 million as of December 31, 2018 was recorded against the gross deferred tax asset balances as of December 31, 2018.

        The Company recorded a provisional liability of the transition tax of $2.6 million based on analysis of the amount of post-1986 earnings and profits of its foreign subsidiaries.

        As of December 31, 2018, the Company would need to generate $281.9 million of future U.S. pre-tax income to realize its deferred tax assets.

Net Operating Losses and Tax Credit Carryforwards

        As of December 31, 2018, the Company has state operating loss carryforwards of $282.3 million expiring between 2019 and 2038. The Company has $5.3 million of foreign operating loss carryforwards that will expire in 2028. The Company has $5.6 million in foreign tax credit carryforwards expiring between 2019 and 2026.

        Under the Internal Revenue Code, the amount of and the benefits from NOL and tax credit carryforwards may be limited or permanently impaired in certain circumstances. In addition, under the Tax Act, the amount of post 2017 NOLs that the Company is permitted to deduct in any taxable year is limited to 80% of its taxable income in such year, where taxable income is determined without regard to the NOL deduction itself. The Tax Act also generally eliminates the ability to carry back any NOL to prior taxable years, while allowing post 2017 unused NOLs to be carried forward indefinitely.

Valuation Allowances

        The Company reviews, at least annually, the components of its deferred tax assets. This review is to ascertain that, based upon all of the information available at the time of the preparation of the financial statements, it is more likely than not, that the Company expects to utilize these deferred tax assets in the future. If the Company determines that it is more likely than not that these deferred tax assets will not be utilized, a valuation allowance is recorded, reducing the deferred tax asset to the amount expected to be realized. Many factors are considered in the determination that the deferred tax assets are more likely than not will be realized, including recent cumulative earnings, expectations regarding future taxable income, length of carryforward periods, and other relevant quantitative and qualitative factors. The recoverability of the deferred tax assets is determined by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings, and tax planning strategies.

        As of December 31, 2018, the Company carries $10.9 million of deferred income tax liabilities related to indefinite-lived intangibles. Because NOLs generated in taxable years beginning after December 31, 2017 can be carried forward indefinitely under the Tax Act, based upon all of the information available at the time of the preparation of the financial statements, the Company concluded that it is more likely than not that the reversal of taxable temporary differences related to indefinite-lived intangible assets can be used as a source of future taxable income when assessing the realizability of these loss carryforwards that do not expire when they are in the same jurisdiction and of the same character. The Company also determined that it is more likely than not that the reversal of taxable temporary differences related to indefinite-lived intangible assets can be used as a source of future taxable income when assessing the realizability of deferred tax assets that upon reversal would

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

give rise to NOLs that do not expire. As a result, the Company booked a $4.4 million income tax benefit from continuing operations for the period ended December 31, 2018, mainly attributable to the $5.3 million net reduction in the deferred tax liabilities related to the indefinite-lived intangibles that can now be partially offset against the indefinite-lived deferred tax assets created by the Tax Act. Among the $5.3 million, $3.2 million was related to the pre-tax losses generated by its U.S. business operations, specifically the indefinite-lived pre-tax losses generated in 2018, and $2.1 million was related to the interest expense disallowed in 2018 that can be carried forward indefinitely. The Company continues to have a full valuation allowance against its foreign deferred tax assets.

        As of December 31, 2018 and 2017, the Company had valuation allowances for deferred tax assets related to its continuing operations in the amount of $72.7 million and $76.3 million, respectively.

Unremitted Earnings

        The Company's foreign subsidiaries may generate earnings that are not subject to U.S. income taxes so long as they are permanently reinvested in its operations outside of the U.S. Pursuant to ASC Topic No. 740-30, undistributed earnings of foreign subsidiaries that are no longer permanently reinvested would become subject to deferred income taxes.

Uncertain Tax Positions

        A reconciliation of the beginning and ending amount of total unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
(in thousands)	2018	2017
Unrecognized tax benefits at January 1	$3,328	$4,150
Change in unrecognized tax benefits taken during a prior period	—	(687)
Reductions to unrecognized tax benefits from lapse of statutes of limitations	(233)	(135)

Unrecognized tax benefits at December 31	$3,095	$3,328

Unrecognized tax benefits from discontinued operations at December 31	$1,194	$1,427
Unrecognized tax benefits from continuing operations at December 31	1,901	1,901

	$3,095	$3,328

        As of December 31, 2018, the Company provided for a liability of $3.1 million for unrecognized tax benefits related to various federal, foreign and state income tax matters compared with a liability of $3.3 million for unrecognized tax benefits as of December 31, 2017. The Company has elected to classify interest and penalties related to uncertain income tax positions in income tax expense. As of December 31, 2018, the Company accrued $1.7 million for potential payment of interest and penalties, compared with $2.0 million accrued as of December 31, 2017.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—INCOME TAXES (Continued)

        As of December 31, 2018, the total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate was $0.4 million, compared with $0.5 million as of December 31, 2017. In 2019, the Company anticipates it will release less than $0.7 million of accruals of uncertain tax positions as the statute of limitations related to these liabilities will lapse in 2019.

        The Company files a consolidated U.S. federal income tax return. Currently, the Company is not under examination for income tax purposes by any taxing jurisdiction. A presentation of open tax years by jurisdiction is as follows:

Tax Jurisdiction	Examination in Progress	Open Tax Years for Examination
United States	None	2006 to Present
Mexico	None	2013 to Present
China	None	2010 to Present
The Netherlands	None	2015 to Present

NOTE 9—REVENUE

  Disaggregation of Revenue

        Disaggregated revenue by type of contract was as follows.

(in thousands)	Year Ended December 31, 2018	Year Ended December 31, 2017
Cost-plus reimbursement contracts	$158,278	$136,541
Fixed-price contracts	30,639	50,441

Total	$188,918	$186,982

  Contract Balances

        The Company enters into contracts that allow for periodic billings over the contract term that are dependent upon specific advance billing terms, as services are provided, or as milestone billings based on completion of certain phases of work. Projects with performance obligations recognized over time that have costs and estimated earnings recognized to date in excess of cumulative billings are reported in the Company's consolidated balance sheet as contract assets. Projects with performance obligations recognized over time that have cumulative billings in excess of costs and estimated earnings recognized to date are reported in the Company's consolidated balance sheet as contract liabilities. At any point in time, each project in process could have either contract assets or contract liabilities.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9—REVENUE (Continued)

        The following table provides information about contract assets and contract liabilities from contracts with customers.

	December 31,
(in thousands)	2018	2017(1)
Costs incurred on uncompleted contracts	$160,368	$164,076
Earnings recognized on uncompleted contracts	28,581	17,304

Total	188,949	181,380
Less—billings to date	(184,009)	(176,942)

Net	$4,940	$4,438

Contract assets	$8,218	$11,487
Contract liabilities	(3,278)	(7,049)

Net	$4,940	$4,438

(1)
Prior period amounts have not been adjusted for the adoption of ASC Topic 606 under the modified retrospective method.

        For the year ended December 31, 2018, the Company recognized revenue of approximately $5.3 million that was included in the corresponding contract liability balance at December 31, 2017.

  Remaining Performance Obligations

        The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2018.

(in thousands)	2019	2020	Thereafter	Total
Remaining performance obligations	$173,346	$124,425	$203,833	$501,604

NOTE 10—DEBT

  Revolving Credit Facility

        In February 2012, the Company entered into a $100.0 million Revolving Credit Facility with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various lending institutions party thereto (as amended from time to time, the "Revolving Credit Facility"). In December 2013, the Revolving Credit Facility was increased from $100.0 million to $150.0 million. The Company gave a first priority lien on substantially all of its assets as security for the Revolving Credit Facility, which was in place until the Company refinanced its debt with an affiliate of Centre Lane Partners, LLC ("Centre Lane") in June 2017.

  MidCap Facility

        On October 11, 2018, the Company entered into a three-year, $15.0 million Credit and Security Agreement with MidCap Financial Trust ("MidCap"), as agent and as a lender, and other lenders that may be added as a party thereto (the "MidCap Facility"). The MidCap Facility is a secured asset-based revolving credit facility that provides borrowing availability against 85% of eligible accounts receivable

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

and the lesser of 80% of eligible contract assets and $1.0 million, after certain customary exclusions and reserves, and allows for up to $6.0 million of non-cash collateralized letters of credit. The Company can, if necessary, make daily borrowings under the MidCap Facility with same day funding. The outstanding loan balance under the MidCap Facility is reduced through the daily automated sweeping of the Company's depository accounts to the lender's account under the terms of deposit account control agreements. As of December 31, 2018, the Company had $3.3 million outstanding under the MidCap Facility, which is included in short-term borrowings on the consolidated balance sheet. At December 31, 2018, the Company had $4.7 million in available borrowing under the MidCap facility.

        Borrowings under the MidCap Facility bear interest at the London Interbank Offered Rate ("LIBOR") plus 6.0% per year, subject to a minimum LIBOR rate of 1.0%, and are payable in cash on a monthly basis.

        The Company must pay a customary unused line fee equal to 0.5% per annum of the average unused portion of the commitments under the MidCap Facility, certain other customary administration fees and a minimum balance fee. In addition, while any letters of credit are outstanding under the MidCap Facility, the Company must pay a letter of credit fee equal to 6.0% per annum, in addition to any other customary fees required by the issuer of the letter of credit.

        The Company's obligations under the MidCap Facility are secured by first priority liens on substantially all of its assets, other than the Excluded Collateral (as defined in the MidCap Facility), subject to the terms of an intercreditor agreement, dated as of October 11, 2018 (the "Intercreditor Agreement"), entered into by an affiliate of Centre Lane, as a lender under the New Centre Lane Facility (as defined below), and MidCap, as agent, and to which the Company consented. The Intercreditor Agreement was entered into as required by the MidCap Facility and the New Centre Lane Facility. The first priority liens previously granted by the Company and certain of its wholly owned subsidiaries in favor of the Centre Lane affiliate in connection with the New Centre Lane Facility are also subject to the Intercreditor Agreement, which, among other things, specifies the relative lien priorities of the secured parties under each of the MidCap Facility and the New Centre Lane Facility in the relevant collateral. It contains customary provisions regarding, among other things, the rights of the respective secured parties to take enforcement actions against the collateral and certain limitations on amending the documentation governing each of the MidCap Facility and the New Centre Lane Facility. It additionally provides secured parties under each of the MidCap Facility and the New Centre Lane Facility the option, in certain instances, to purchase all outstanding obligations of the Company under the other respective loan.

        The Company may from time to time voluntarily prepay outstanding amounts under the MidCap Facility, in whole or in part, in a minimum amount of $0.1 million. If at any time the amount outstanding under the MidCap Facility exceeds the borrowing base in effect at such time, the Company must repay the excess amount in cash, cash collateralize liabilities under letters of credit, or cause the cancellation of outstanding letters of credit (or any combination of the foregoing), in an aggregate amount equal to such excess. The Company is also required to repay certain amounts outstanding under the MidCap Facility upon the occurrence of certain events involving the assets upon which the borrowing base is calculated, including receipt of payments or proceeds from the Company's accounts receivable, certain casualty proceeds in excess of $25,000, and receipt of proceeds following certain asset dispositions. The Company also has certain reimbursement obligations in the event of payments by the agent or a lender against draws under outstanding letters of credit.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

        In the event the MidCap Facility is terminated (by reason of an event of default or otherwise) 90 days or more prior to the maturity date, the Company will be required to pay a prepayment fee in an amount equal to the aggregate commitment under the MidCap Facility at the time of termination, multiplied by 2.0% in the first year following the Closing Date, 1.5% in the second year, and 1.0% in the first nine months of the third year.

        The MidCap Facility requires the Company to regularly provide financial information to the lenders, and, beginning on December 31, 2018, to maintain certain total leverage and fixed charge coverage ratios and meet minimum consolidated adjusted EBITDA and minimum liquidity requirements (each of which as defined in the MidCap Facility).

        The MidCap Facility also contains customary representations and warranties, as well as customary affirmative and negative covenants. The MidCap Facility contains covenants that may, among other things, limit the Company's ability to incur additional debt, incur liens, make investments, engage in mergers, dispositions or sale-leasebacks, engage in new lines of business or certain transactions with affiliates and change accounting policies or fiscal year.

        Events of default under the MidCap Facility include, but are not limited to, failure to timely pay any amounts due and owing, a breach of certain covenants or any representations or warranties, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, certain events related to ERISA matters, impairment of security interests in collateral or invalidity of guarantees or security documents, and a default or event of default under the New Centre Lane Facility or the Intercreditor Agreement.

        Upon default, MidCap would have the right to declare all borrowings under the MidCap Facility to be immediately due and payable, together with accrued interest and fees, and exercise remedies under the other Financing Documents (as defined in the MidCap Facility).

  New Centre Lane Facility

        On September 18, 2018, the Company refinanced and replaced its Initial Centre Lane Facility with a four-year $35.0 million senior secured credit agreement with an affiliate of Centre Lane as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (the "New Centre Lane Facility"). The Company recorded a loss on extinguishment of debt of $1.1 million, which is included in interest expense on the consolidated statement of operations for the year ended December 31, 2018. After payment of the amounts outstanding under the Initial Centre Lane Facility and fees associated with the New Centre Lane Facility, net cash proceeds were $1.0 million.

        The New Centre Lane Facility requires payment of an annual administration fee of $25,000. Borrowings under the New Centre Lane Facility bear interest at LIBOR (with a minimum rate of 2.5%) plus 10% per year, payable monthly in cash. The Company must repay an amount equal to 0.25% of the original aggregate principal amount of the New Centre Lane Facility in consecutive quarterly installments, beginning on December 31, 2018 through June 30, 2019. The Company must repay an amount equal to 0.50% of the original aggregate principal amount of the New Centre Lane Facility in consecutive quarterly installments, beginning on September 30, 2019.

        The Company's obligations under the New Centre Lane Facility are guaranteed by all of its wholly owned domestic subsidiaries, subject to customary exceptions. The Company's obligations are secured by first priority security interests on substantially all of its assets and those of its wholly owned domestic

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

subsidiaries. This includes 100% of the voting equity interests of the Company's domestic subsidiaries and 65% of the voting equity interests of other directly owned foreign subsidiaries, subject to customary exceptions.

        Beginning on September 19, 2019, the Company may voluntarily prepay the New Centre Lane Facility at any time or from time to time, in whole or in part, in a minimum amount of $1.0 million of the outstanding principal amount, plus any accrued but unpaid interest on the aggregate principal amount being prepaid, plus a prepayment premium, to be calculated as follows (the "Prepayment Premium"):

Period	Prepayment Premium as a Percentage of Aggregate Outstanding Principal Prepaid
September 19, 2019 to September 18, 2021	1%
After September 18, 2021	0%

        Subject to certain exceptions, the Company must prepay an aggregate principal amount equal to 75% of its Excess Cash Flow (as defined in the New Centre Lane Facility), minus the sum of all voluntary prepayments, within five business days after the date that is 90 days following the end of each fiscal year. The New Centre Lane Facility also requires mandatory prepayment of certain amounts in the event the Company or its subsidiaries receive proceeds from certain events and activities, including, among others, asset sales, casualty events, the issuance of indebtedness and equity interests not otherwise permitted under the New Centre Lane Facility and the receipt of tax refunds or extraordinary receipts in excess of $500,000, plus, in certain instances, the applicable Prepayment Premium, calculated as set forth above.

        The New Centre Lane Facility contains customary representations and warranties, as well as customary affirmative and negative covenants. The New Centre Lane Facility contains covenants that may, among other things, limit the Company's ability to incur additional debt, incur liens, make investments or capital expenditures, declare or pay dividends, engage in mergers, acquisitions and dispositions, engage in new lines of business or certain transactions with affiliates and change accounting policies or fiscal year.

        Events of default under the New Centre Lane Facility include, but are not limited to, a breach of any of the financial covenants or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters and impairment of security interests in collateral or invalidity of guarantees or security documents.

        Upon a default under the New Centre Lane Facility, the Company's senior secured lenders would have the right to accelerate the then-outstanding amounts under such facility and to exercise their rights and remedies to collect such amounts, which would include foreclosing on collateral constituting substantially all of the Company's assets and those of its subsidiaries. However, in October 2018, the Company entered into the three-year, $15.0 million MidCap Facility, which provides for a secured asset-based revolving credit facility that provides borrowing availability against 85% of eligible accounts receivable and the lesser of 80% of eligible contract assets and $1.0 million; as such, the lenders under the MidCap Facility hold a first priority lien on the Company's accounts receivable and contract assets.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

        The scheduled maturities of the New Centre Lane Facility are as follows:

December 31,	(in thousands)
2019	$525
2020	700
2021	700
2022	32,987
Thereafter	—

Total	$34,912

        The Company's borrowing rate under the New Centre Lane Facility at December 31, 2018 was 12.5%.

        The following table summarizes the Company's debt under the MidCap Facility and the New Centre Lane Facility:

(in thousands)	As of December 31, 2018
MidCap Facility	$3,274
Current portion of term loan	525

Current debt	$3,799

Term loan, due 2022	34,387
Unamortized deferred financing costs	(1,409)

Long-term debt, net	$32,978

Total debt, net	$36,777

  Initial Centre Lane Term Facility

        In June 2017, funds affiliated with Centre Lane purchased and assumed the outstanding debt from the Company's then-existing lenders under the Revolving Credit Facility. The Company replaced the Revolving Credit Facility with a 4.5-year senior secured term loan facility with an affiliate of Centre Lane as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (as amended, the "Initial Centre Lane Facility"). The Initial Centre Lane Facility was governed by the terms of the Senior Secured Credit Agreement, dated June 16, 2017, as amended by the First Amendment, dated August 17, 2017 (the "First Centre Lane Amendment"), the Limited Waiver and Second Amendment, dated October 11, 2017, the Second Limited Waiver and Third Amendment, dated January 9, 2018, the Third Limited Waiver, dated March 30, 2018, the Fourth Amendment, dated April 13, 2018 and the Consent and Fifth Amendment, dated July 11, 2018. While not a party to the Initial Centre Lane Facility, entities associated with Wynnefield Capital, Inc., the Company's largest equity investor, funded $6.0 million of the Initial Centre Lane Facility. After payment of the Revolving Credit Facility and fees associated with both the Initial Centre Lane Facility and the First Centre Lane Amendment, net cash proceeds were $15.3 million.

        The Initial Centre Lane Facility provided for an initial loan in an aggregate principal amount of $45.0 million, and the First Centre Lane Amendment provided for a first-out loan for an additional

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

aggregate principal amount of $10.0 million (the "First-Out Loan"). The Initial Centre Lane Facility had a maturity date of December 16, 2021. However, the fourth amendment to the Initial Centre Lane Facility imposed a mandatory prepayment of all obligations then outstanding under the Initial Centre Lane Facility on May 31, 2019, which date was then extended by the fifth amendment to such facility to April 1, 2020. Had the First-Out Loan not been paid in full as a result of the sale of Mechanical Solutions in October 2017, described below, it would have matured on September 30, 2018.

        The Initial Centre Lane Facility required payment of an annual administration fee of $25,000 and an upfront fee equal to 7% of the aggregate commitments provided under the Initial Centre Lane Facility. The upfront fee bore interest at a rate of LIBOR plus 19% annual payable-in kind ("PIK") interest. The upfront fee was payable upon the earlier of maturity or the occurrence of certain events, including significant debt prepayments or asset sales that may have occurred prior to maturity. In addition to those fees, the First Centre Lane Amendment also required the Company to pay an upfront fee equal to 7% of the First-Out Loan commitments, which bore interest at the same rate as the initial upfront fee, and an exit fee equal to 7% of the aggregate outstanding principal amount of the First-Out Loan commitments, which was payable upon the maturity date of the First-Out Loan.

        Borrowings under the Centre Lane Facility bore interest at LIBOR plus the sum of 9% per year, payable in cash, plus 10% PIK interest. Cash interest was payable monthly, and the PIK interest accrued to and increased the principal balance on a monthly basis.

        On October 11, 2017, the Company sold substantially all of the operating assets and liabilities of its Mechanical Solutions segment and used a portion of the proceeds to pay down $34.0 million of the Company's outstanding debt, including full repayment of the First-Out Loan and its related fees as well as the upfront fee on the Initial Centre Lane Facility. This payment satisfied the $25.0 million prepayment criteria necessary to avoid a PIK rate increase to 15% on January 1, 2018. Additionally, on October 31, 2017, the Company completed the sale of its manufacturing facility in Mexico and auctioned the remaining production equipment and other assets for net proceeds of $3.6 million, of which $1.9 million was used to reduce the principal amount of the Initial Centre Lane Facility. The remainder was used to fund working capital requirements.

        The Company's obligations under the Initial Centre Lane Facility were guaranteed by all of its wholly owned domestic subsidiaries, subject to customary exceptions. The Company's obligations were secured by first priority security interests on substantially all of its assets and those of its wholly owned domestic subsidiaries. This included 100% of the voting equity interests of the Company's domestic subsidiaries and certain specified foreign subsidiaries and 65% of the voting equity interests of other directly owned foreign subsidiaries, subject to customary exceptions.

        The Company was permitted to voluntarily prepay the Initial Centre Lane Facility at any time or from time to time, in whole or in part, in a minimum amount of $1.0 million of the outstanding principal amount, plus any accrued but unpaid interest on the aggregate amount of the term loans

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

being prepaid, plus a prepayment premium, which was to be calculated as follows (the "Prior Prepayment Premium"):

Period	Prepayment Premium as a Percentage of Aggregate Outstanding Principal Prepaid
June 16, 2017 to June 16, 2018	3%
June 17, 2018 to June 16, 2019	2%
June 17, 2019 to June 16, 2020	1%
After June 16, 2020	0%

        Subject to certain exceptions, the Company was required to prepay an aggregate principal amount equal to 100% of its Excess Cash Flow (as defined in the Initial Centre Lane Facility), minus the sum of all voluntary prepayments, within five business days after the date that is 90 days following the end of each fiscal year. The Initial Centre Lane Facility also required mandatory prepayment of certain amounts in the event the Company or its subsidiaries received proceeds from certain events and activities, including, among others, asset sales, casualty events, the issuance of indebtedness and equity interests not otherwise permitted under the Initial Centre Lane Facility and the receipt of tax refunds or extraordinary receipts in excess of $500,000, plus, in certain instances, the applicable Prior Prepayment Premium, calculated as set forth above.

        The Initial Centre Lane Facility contained customary representations and warranties, as well as customary affirmative and negative covenants. The Initial Centre Lane Facility contained covenants that may have, among other things, limited the Company's ability to incur additional debt, incur liens, make investments or capital expenditures, declare or pay dividends, engage in mergers, acquisitions and dispositions, engage in new lines of business or certain transactions with affiliates and change accounting policies or fiscal year.

        The Initial Centre Lane Facility also required the Company to regularly provide financial information to the lenders, and, beginning on September 30, 2019, to maintain certain total leverage and fixed charge coverage ratios. The Company's capital expenditures were also limited.

        Events of default under the Initial Centre Lane Facility included, but were not limited to, a breach of any of the financial covenants or any representations or warranties, failure to timely pay any amounts due and owing, the commencement of any bankruptcy or other insolvency proceeding, judgments in excess of certain acceptable amounts, the occurrence of a change in control, certain events related to ERISA matters and impairment of security interests in collateral or invalidity of guarantees or security documents.

        Upon a default under the Initial Centre Lane Facility, the Company's senior secured lenders would have had the right to accelerate the then-outstanding amounts under such facility and to exercise their rights and remedies to collect such amounts, which would include foreclosing on collateral constituting substantially all of the Company's assets and those of its subsidiaries. During the third quarter of 2017, the Company made the decision to exit and sell substantially all of the operating assets and liabilities of its Mechanical Solutions segment in an effort to reduce the Company's outstanding term debt. As an initial step in this plan, the Company filed a certificate of dissolution and dissolved its wholly owned inactive subsidiary, Braden Construction Services, Inc., on September 5, 2017. As a result of this dissolution, the Company was in violation of one of its covenants under the Initial Centre Lane Facility

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

as of December 31, 2017. On January 9, 2018, the Company entered into a second limited waiver and third amendment to the Initial Centre Lane Facility, which waived the event of default caused by the dissolution and extended the first required date for the Company to satisfy the total leverage and fixed charge coverage ratios to March 31, 2019.

        On March 30, 2018, the Company entered into a third limited waiver to the Initial Centre Lane Facility, which extended the delivery date of the Annual Report on Form 10-K for the year ended December 31, 2017, and the time period for the required payment of the $0.3 million net cash proceeds from the sale of the office building in Heerlen, Netherlands, which was sold in March 2018, until May 31, 2018.

        On April 13, 2018, the Company entered into a fourth amendment to the Initial Centre Lane Facility, which:

  •
  Extended the first required date for the Company to satisfy the total leverage and fixed charge coverage ratios to September 30, 2019.

  •
  Waived the requirement under the Initial Centre Lane Facility to prepay $3.7 million of certain future cash receipts and any event of default that would otherwise result from failure to pay such amounts (including the $0.3 million net cash proceeds from the sale of the Heerlen office building and $2.1 million cash proceeds from the sale of pre-petition receivables due from Westinghouse Electric Company LLC, which filed for bankruptcy in March 2017).

  •
  Provided a $3.0 million incremental loan commitment that could have been drawn upon in minimum increments of $1.0 million, and, if utilized, bore interest at the greater of LIBOR plus 19% or 50%.

  •
  Assessed a 1% unused line fee on the incremental loan commitment.

  •
  Required a payment of a $0.5 million exit fee, due and payable on May 31, 2019.

  •
  Required a mandatory prepayment of all the obligations due and payable under the Initial Centre Lane Facility on the earlier of (i) May 31, 2019, (ii) the date Williams Industrial Services Group, LLC and its subsidiaries are sold or (iii) the date of acceleration of the loans pursuant to an additional event of default.

        On July 11, 2018, the Company entered into the fifth amendment to the Initial Centre Lane Facility, which:

  •
  Waived the event of default and other bankruptcy events of default (as defined in the Initial Centre Lane Facility) that would otherwise have resulted from Koontz-Wagner filing for bankruptcy protection under Chapter 7 of the Bankruptcy Code.

  •
  Extended the required prepayment of all outstanding amounts due and payable to the earlier of April 1, 2020 or the date of acceleration of loans pursuant to an additional event of default.

  •
  Extended the first required date for the Company to satisfy the total leverage and fixed charge coverage ratios to June 30, 2020.

  •
  Assessed a $4.0 million amendment fee, which was capitalized and added to the outstanding principal balance of the term loan and was to be due and payable on April 1, 2020.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

  Letters of Credit and Bonds

        In line with industry practice, the Company is often required to provide letters of credit and payment and performance surety bonds to customers. These letters of credit and bonds provide credit support and security for the customer if the Company fails to perform its obligations under the applicable contract with such customer.

        The MidCap Facility allows for up to $6.0 million of non-cash collateralized letters of credit at 6.0% interest, of which the Company had $2.7 million outstanding as of December 31, 2018. There were no amounts drawn upon these letters of credit.

        The interest rate on letters of credit issued under the Revolving Credit Facility letter of credit sublimit was 8.5% per annum at the time the Company refinanced its debt in mid-June 2017. To the extent that a letter of credit had an expiration date beyond the original Revolving Credit Facility maturity date of February 21, 2017, cash collateral of an amount equal to 105% of the face amount of such letter of credit was provided as security for all reimbursement and other letter of credit obligations.

        As of December 31, 2017, the Company's outstanding standby letters of credit issued under the Revolving Credit Facility were $9.0 million. As of December 31, 2017, the Company provided cash collateral of $9.5 million for letters of credit with expiry dates beyond the Revolving Credit Facility's original maturity date.

        In addition, as of December 31, 2018 and 2017, the Company had outstanding payment and performance surety bonds of $51.1 million and $32.5 million, respectively.

  Deferred Financing Costs

        Deferred financing costs are amortized over the terms of the related debt facilities using the effective yield method. The following table summarizes the amortization of deferred financing costs related to the Company's debt facilities and recognized in interest expense on the consolidated statements of operations:

	December 31,
(in thousands)	2018	2017
Initial Centre Lane Facility*	$1,460	$5,589
New Centre Lane Facility	111	—
MidCap Facility	52	—
Revolving Credit Facility	—	35

Total	$1,623	$5,624

*
2018 includes accelerated amortization of deferred financing costs of $0.6 million associated with the fourth amendment to the Initial Centre Lane Facility entered into in April 2018.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

        The following table summarizes unamortized deferred financing costs on the Company's consolidated balance sheets:

		December 31,
(in thousands)	Location	2018	2017
Initial Centre Lane Facility	Long-term debt, net	$—	$885
New Centre Lane Facility	Long-term debt, net	1,409	—
MidCap Facility	Other long-term assets	654	—

Total		$2,063	$885

NOTE 11—EARNINGS PER SHARE

        As of December 31, 2018, the Company's 18,660,218 shares outstanding included 193,589 shares of contingently issued but unvested restricted stock. As of December 31, 2017, the Company's 17,946,386 shares outstanding included 15,279 shares of contingently issued but unvested restricted stock. Restricted stock is excluded from the calculation of basic weighted average shares outstanding, but its impact, if dilutive, is included in the calculation of diluted weighted average shares outstanding.

        Basic earnings per common share are calculated by dividing net income by the weighted average common shares outstanding during the period. Diluted earnings per common share are based on the weighted average common shares outstanding during the period, adjusted for the potential dilutive effect of common shares that would be issued upon the vesting and release of restricted stock awards and units.

        Basic and diluted loss per common share from continuing operations were calculated as follows:

	Year Ended December 31,
(in thousands, except per share data)	2018	2017
Loss from continuing operations	$(13,790)	$(30,019)
Basic loss per common share:
Weighted average common shares outstanding	18,207,661	17,657,372

Basic loss per common share	$(0.76)	$(1.70)

Diluted loss per common share:
Weighted average common shares outstanding	18,207,661	17,657,372
Diluted effect:
Unvested portion of restricted stock units and awards	—	—

Weighted average diluted common shares outstanding	18,207,661	17,657,372
Diluted loss per common share	$(0.76)	$(1.70)

        The weighted-average number of shares outstanding used in the computation of basic and diluted earnings per share does not include the effect of the following potential outstanding common stock.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—EARNINGS PER SHARE (Continued)

The effects of these potentially outstanding shares were not included in the calculation of diluted earnings per share because the effect would have been anti-dilutive:

	Year Ended December 31,
	2018	2017
Unvested service-based restricted stock awards	1,515	35,403
Unvested performance- and market-based restricted stock awards	620,457	404,515
Stock options	122,000	122,000

NOTE 12—STOCK-BASED COMPENSATION

  Description of the Plans

        The Company has two equity incentive plans: the 2011 Equity Incentive Plan (the "2011 Plan") and the 2015 Equity Incentive Plan (the "2015 Plan"). In May 2015, the 2011 Plan terminated upon receiving shareholder approval for the 2015 Plan. The remaining authorized but unissued shares from the 2011 Plan will be available to service the outstanding awards from the 2011 Plan. The 2015 Plan allows for the issuance of up to 1,000,000 shares of stock awards to the Company's employees and directors in the form of a variety of instruments, including stock options, restricted stock, restricted share units, stock appreciation rights and other share-based awards. The 2015 Plan also allows for cash-based awards. Generally, all participants who voluntarily terminate their employment with the Company forfeit 100% of all unvested equity awards. Persons whom are terminated without cause, or in some cases leave for good reason, are entitled to proportionate vesting. Time-based proportionate vested shares are accelerated and distributed upon their termination date. Proportionate market-based and performance-based restricted shares remain categorized as unvested pending final conclusion on the achievement of the related awards. As of December 31, 2018, the Company did not have any shares available for grant under the 2015 Plan.

        During 2018 and 2017, the Company granted 967,029 and 73,600 restricted stock units, respectively, to certain employees outside of the 2015 Plan. During 2017, modification of 2016 cash-based awards resulted in 67,853 units of restricted shares converting from liability to equity based awards and will be settled with treasury stock. The terms and conditions of these grants are similar in terms and conditions of those under the equity incentive plans described above. All amounts and units described below include these awards.

        Total stock-based compensation expense during the years ended December 31, 2018 and 2017 was $1.2 million and $2.6 million, respectively, with no related excess tax benefit recognized. As of December 31, 2018, total unrecognized compensation expense related to all unvested restricted stock and unit awards for which terms and conditions are known totaled $1.7 million, which is expected to be recognized over a weighted average period of 2.2 years. The fair value of shares that vested during 2018 and 2017 based on the stock price at the applicable vesting date was $1.7 million and $2.2 million, respectively. The weighted average grant date fair value of the Company's restricted stock units was $2.07 and $4.37 for the years ended December 31, 2018 and 2017, respectively.

        Service-Based Restricted Stock and Unit Awards:    During 2018, service-based restricted stock units of 488,521 were granted to certain employees outside of the 2015 Plan. These restricted stock units generally vest over a period of three years and will be settled with treasury stock. The fair value of the

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

restricted stock units represents the closing price of the Company's common stock on the date of grant. These restricted stock units are accounted for as equity awards and are included in the table below.

        During 2018, the Company granted 238,602 service-based restricted stock awards out of treasury stock to its four non-employee directors with a vesting period of four years. Because the Company had not granted restricted stock awards to its directors since 2015, a portion of the total awards vested on the grant date. In addition, due to the resignation of six non-employee members of the Company's Board of Directors, on April 11, 2018, a total of 4,545 shares of previously granted restricted stock awards vested.

        During 2017, service-based restricted stock units totaling 295,376 were granted to employees at a grant date fair value of $4.30 per share and have the potential to be settled in cash or other assets if the Company's shareholders do not approve additional shares under the 2015 Plan. These awards have the same terms and conditions as the service-based restricted stock units discussed above. During 2016, the Company granted service-based restricted unit awards which had an initial cash value of $1.7 million, until they were converted into a right to receive shares as a result of filing the Annual Report on Form 10-K for the year ended December 31, 2015. In the second quarter of 2017, the initial cash value of these awards was converted into 372,182 restricted stock units at a fair value of $4.40 per share. A majority of these service-based awards, 304,329 units, also have the potential to be settled in cash or other assets, if the Company's shareholders do not approve additional shares under its 2015 Plan. Therefore, both of these grants are accounted for as liability awards and the fair value is re-measured each reporting period. As of December 31, 2017, the Company had a $0.7 million liability related to these units, which was included in other long-term liabilities on the consolidated balance sheet. The remaining 67,853 units were granted to certain employees outside of the 2015 Plan and were considered to be modified on the date of conversion, which resulted in accounting for these awards under the equity method. The modification of these awards had an immaterial impact on the Company's stock compensation expense for the year ended December 31, 2017.

        During 2018 and 2017, certain service-based restricted stock units (the "modified service awards") that were previously accounted for as liabilities totaling 210,668 and 120,655, respectively, vested. These awards were modified and settled, partially, with shares from the 2015 Plan and the remaining out of the Company's treasury stock, which resulted in accounting for these awards under the equity method. The fair value of the modified service awards was based on the closing price of the Company's stock on the modification date. The modification of these awards resulted in a $0.3 million reduction in stock compensation expense for the year ended December 31, 2018. The modification of these awards had an immaterial impact on the Company's stock compensation expense for the year ended December 31, 2017.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

        Information for service-based restricted stock and units, excluding those accounted for as liability awards, is as follows:

	Shares	Weighted-Average Grant Date Fair Value per Share
Unvested restricted stock at December 31, 2017	91,971	$6.89
Granted	757,123	2.61
Vested	(411,567)	4.37
Modified	210,668	4.30
Forfeited	(13,441)	2.85

Unvested restricted stock at December 31, 2018	634,754	$2.65

        Market-Based Restricted Stock Unit Awards:    During 2018, market-based restricted stock units of 478,508 were granted to certain employees outside of the 2015 Plan and will be settled with treasury stock. The 2018 units contain a market condition based on a stock price goal. The stock price goal will be met if the Company's common stock price per share equals or exceeds $5.00 for any period of 30 consecutive trading days during a three-year period ending on March 31, 2021. These restricted stock units will vest ratably over a period of three years if the stock price goal is met on or before March 31, 2019. However, if the stock price goal is achieved after March 31, 2019 and on or prior to March 31, 2020, the restricted stock units will vest in three installments, with one-third vesting on the date the stock price goal is met, one-third vesting on March 31, 2020 and one-third vesting on March 31, 2021. Further, if the stock price goal is achieved after March 31, 2020 and on or prior to March 31, 2021, the restricted stock units will vest in two installments, with two-thirds vesting on the date the stock price goal is met and one-third vesting on March 31, 2021. If the stock price goal is met after March 31, 2021 and during the three-year implied service period, the restricted stock units will vest in full on the date that the stock price goal is met. The fair value of the market-based restricted stock units is estimated using the Monte Carlo simulation model.

        During 2017, market-based restricted stock units of 27,000 were granted to certain employees outside of the 2015 Plan and will be settled in common stock. Therefore, these restricted stock units are accounted for as equity awards. The 2017 market-based restricted stock units contain market conditions based on either a two-year relative total shareholder return goal or a stock price goal. These restricted stock units will vest at the end of the two-year relative total shareholder return derived service period. However, if the relative total shareholder return goal is not met, then the restricted stock units will vest on the later of the last day of the implied service period or the date that the stock price is achieved. The share price goal will be met if the Company's common stock price per share equals or exceeds $6.00 for any period of 30 consecutive trading days during the three-year period ending on March 31, 2020. The fair value of the market-based restricted stock units is estimated using the Monte Carlo simulation model.

        In addition, during 2017, market-based restricted stock units totaling 332,469 were awarded to employees at a grant date fair value of $4.67 per share and have the same terms and conditions as the market-based restricted stock units discussed above. These awards have the potential to be settled in cash or other assets if the Company's shareholders do not approve additional shares under the 2015 Plan. Therefore, these grants are accounted for as liability awards and the fair value is re-measured

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

each reporting period using a Monte Carlo simulation valuation model. As of December 31, 2017, the Company had a $0.2 million liability related to these units which was included in other long-term liabilities on the consolidated balance sheet.

        During 2018 and 2017, certain market-based restricted stock units (the "modified market awards") that were previously accounted for as liabilities totaling 66,335 and 11,502, respectively, vested. These awards were modified and settled, partially, with shares from the 2015 Plan and the remaining out of the Company's treasury stock, which resulted in accounting for these awards under the equity method. The fair value of the modified service awards was based on the closing price of the Company's stock on the modification date. The modification of these awards resulted in a $0.1 million reduction in stock compensation expense for the year ended December 31, 2018. The modification of these awards had an immaterial impact on the Company's stock compensation expense for the year ended December 31, 2017.

        Information for market-based restricted stock units, excluding those accounted for as liability awards, is as follows:

	Shares	Weighted-Average Grant Date Fair Value per Share
Unvested restricted stock at December 31, 2017	404,304	$3.34
Granted	478,508	1.21
Vested	(322,751)	4.67
Modified	66,335	4.67
Forfeited	(5,939)	2.91

Unvested restricted stock at December 31, 2018	620,457	$1.72

        The Company estimates the fair value of its market-based restricted stock unit awards on the date of grant using a Monte Carlo simulation valuation model. This pricing model uses multiple simulations to evaluate the likelihood of achieving the market conditions set forth in the award agreements. Expense is only recorded for the number of market-based restricted stock unit awards granted. The assumptions used to estimate the fair value of market-based restricted stock unit awards granted during 2018 and accounted for under the equity method were as follows:

Expected term (years)	3.03
Expected volatility	35.1%
Expected dividend yield	0.00%
Risk-free interest rate	2.67%
Weighted-average grant date fair value	$1.27

        Performance-based awards:    The Company had 211 unvested performance-based restricted stock units, with a weighted average grant date fair value of $13.20, outstanding as of December 31, 2017. During 2018, these awards were forfeited. No performance-based restricted stock units were granted in 2018 and 2017.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—STOCK-BASED COMPENSATION (Continued)

        Cash-based awards:    During 2017, cash-based awards totaling $0.9 million were awarded to employees. The cash-based awards granted to employees generally vest over a period of two years and are accounted for as liability awards. As of December 31, 2018, the Company had a $0.2 liability related to this award which was included in other current liabilities on the consolidated balance sheet. No cash-based awards were granted in 2018.

        Stock Options:    During 2015, the Company granted a stock option to purchase 122,000 shares of its common stock to its former chief executive officer at an exercise price of $13.85 per share. The option provides for immediate vesting of 32,000 shares, with the remaining 90,000 vesting ratable over a ten month period beginning in June 2015 and has a five year term. This is the only stock option grant the Company has made to date.

        The following table summarizes stock option activity for the year ended December 31, 2018:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contract Term
Outstanding at December 31, 2017	122,000	$13.85
Outstanding at December 31, 2018	122,000	$13.85	2.625 years

Exercisable at December 31, 2018	122,000	$13.85	2.625 years

        The weighted average fair value of the stock option on the date of the grant was $2.58. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. The exercise price of the options is based on the fair market value of the common shares on the date of grant.

        Cash flows resulting from excess tax benefits are classified as part of cash flows from financing activities. Excess tax benefits are realized tax benefits from tax deductions for vested restricted stock and unit awards, and exercised options in excess of the deferred tax asset attributable to stock compensation costs for such equity awards. The company realized no excess tax benefits for the years ended December 31, 2018 and 2017 due to the use of NOL carryforwards.

NOTE 13—EMPLOYEE BENEFIT PLANS

        Defined Contribution Plan:    The Company maintains a 401(k) plan covering substantially all of its U.S. employees. Expense for the Company's 401(k) plan during the years ended December 31, 2018 and 2017 was $0.6 million and $0.7 million, respectively.

        Multiemployer Pension Plans:    During 2018, the Company contributed to approximately 55 multiemployer pension plans throughout the U.S. and, historically, it has contributed to over 150 union sponsored multiemployer pension plans throughout the U.S. under the terms of collective-bargaining agreements that cover the Company's union-represented employees. The risks of participating in these multiemployer pension plans are different from single- employer pension plans primarily in the following aspects:

  1.
  Assets contributed to the multiemployer pension plan by one employer may be used to provide benefits to employees of other participating employers.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—EMPLOYEE BENEFIT PLANS (Continued)

  2.
  If a participating employer stops contributing to the multiemployer pension plan, the unfunded obligations of the multiemployer pension plan may be borne by the remaining participating employers.

  3.
  If the Company chooses to stop participating in some of its multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the multiemployer pension plan, referred to as a withdrawal liability.

        The Company's participation in these multiemployer pension plans during the year ended December 31, 2018 is outlined in the following table. All information in the tables is as of December 31, of the relevant year, or 2018, unless otherwise stated. The "EIN/Pension Plan Number" column provides the Employer Identification Number ("EIN") and the three-digit plan number, if applicable. Unless otherwise noted, the most recent Pension Protection Act zone status available during 2018 and 2017 is for the plans' fiscal year-end as of 2018 and 2017, respectively. The zone status is based on information that the Company received from the plan and is certified by the plan's actuary. Among other factors, plans in the green zone are at least 80 percent funded. If a plan is critical and declining, the plan sponsor may file an application with the Secretary of the Treasury requesting a temporary or permanent reduction of benefits to keep the plan from running out of money. If a fund is in critical status, adjustable benefits may be reduced and no lump sum distributions in excess of $5,000 can be made. Plans that are in critical and endangered status are required to adopt a plan aimed at restoring the financial health of the benefit plan. The "Rehab Plan Pending/Implemented" column indicates plans for which a financial improvement plan ("FIP") or a rehabilitation plan ("RP") is either pending or has been implemented. The last column lists the expiration date of the collective-bargaining agreement to which the plans are subject.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—EMPLOYEE BENEFIT PLANS (Continued)

        Certain plans have been aggregated in the "All Others" line in the following table, as the contributions to each of these individual plans are not material.

					($ in thousands) Contributions by the Company
		Pension Protection Act Zone Status
				Rehab Plan status Pending/ Implemented				Expiration Date of Collective Bargaining Agreement
	EIN/Pension Plan Number						Surcharge Imposed
Pension Fund		2018	2017		2018	2017			Notes
Boilermaker-Blacksmith National Pension Trust	48-6168020 001	Critical	Endangered	FIP 09/16/2010	2,117	1,681		Multiple Agreements	1, 5
Central Pension Fund of the IUOE and Participating Employers	36-6052390 001	Green	Green		105	99		Multiple Agreements	5
Central States, Southeast, and Southwest Pension Fund	36-6044243 001	Critical & Declining	Critical & Declining	Rehab Plan 03/25/08	65	44		Multiple Agreements	5
Empire State Carpenters Pension Plan	11-1991772 001	Green	Green		15	3		08/17/17—Automatic Renewal	1
Excavators Union Local 731 Pension Fund	13-1809825 001	Green	Green		385	321		04/30/22	10
IBEW Local 1579 Pension Plan	58-1254974 001	Seriously Endangered	Green		123	326		Varies through 07/31/20	2
Insulators Local No. 96 Pension Plan	58-6110889 002	Endangered	Endangered	FIP 01/01/11	44	64		Varies through 07/31/20	2
Iron Workers District Council of Tennessee Valley & Vicinity Pension Plan	62-6098036 001	Green	Green		128	150		11/30/17—Automatic Renewal	3
IUPAT Industry Pension Plan	52-6073909 001	Seriously Endangered	Endangered	FIP 04/02/09	2,061	1,772		Multiple Agreements	5
Laborers National Pension Fund	75-1280827 001	Critical	Green		111	285		Multiple Agreements	5
National Asbestos Workers Pension Plan	52-6038497 001	Critical	Critical	Rehab Plan 09/30/10	1,315	1,167		Multiple Agreements	5
National Electrical Benefits Fund	53-0181657 001	Green	Green		203	308		Multiple Agreements	5
Northwest Sheet Metal Workers Pension Trust	91-6061344 001	Green	Green		21	74		11/01/17—Automatic Renewal	4
Plumbers & Pipefitters National Pension Fund	52-6152779 001	Endangered	Endangered	FIP 04/2010	244	637		Multiple Agreements	5
Plumbers & Steamfitters Local No. 150 Pension Fund	58-6116699 001	Green	Green		11	122		Varies through 07/31/20	2
Plumbers & Steamfitters Local Union No. 43 Pension Fund	62-6101288 001	Green	Green		117	6		11/30/17—Automatic Renewal	3
Sheet Metal Workers Local No. 177 Pension Fund	62-6093256 001	Green	Green		62	43		11/30/17—Automatic Renewal	3
Sheet Metal Workers' National Pension Fund	52-6112463 001	Endangered	Endangered	FIP 03/01/14	354	400		Multiple Agreements	5
Southern Ironworkers Pension Plan	59-6227091 001	Green	Green		111	36		Varies through 07/31/20	2
Tri-State Carpenters & Joiners Pension Trust Fund	62-0976048 001	Endangered	Endangered	Rehab Plan 2011	238	228		11/30/17—Automatic Renewal	3
Pipe Trades Services of MN Pension Plan	41-6131800 001	Green	Green		25	4		08/01/17—Automatic Renewal	8
Washington State Plumbing & Pipefitting Industry Pension Plan	91-6029141 001	Green	Green		69	187		11/01/17—Automatic Renewal	4
Washington-Idaho Laborers-Employers Pension Trust	91-6123988 001	Green	Green		74	177		11/01/17—Automatic Renewal	4
Washington-Idaho-Montana Carpenters-Employers Retirement Fund	91-6123987 001	Endangered	Endangered	FIP 03/05/12	77	316		11/01/17—Automatic Renewal	4
Western States Insulators and Allied Workers Pension	51-0155190 001	Green	Green		24	109		11/01/17—Automatic Renewal	4
All Others					1,134	862

					9,233	9,414

(1)
Defined Benefit Plans for Unions employed through the GPPMA agreement for Fitzpatrick Nuclear Plant. The GPPMA Agreements are annual agreements that automatically renew each year.

(2)
Defined Benefit Plans for Unions employed through the Southern Company Power House Maintenance Agreement. The Southern Company PHMA expires July 31, 2020. The individual Union CBA range from 1 to 3 years in duration.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—EMPLOYEE BENEFIT PLANS (Continued)

(3)
Defined Benefit Plans for Unions employed through the TVA PMMA and Other Agreements. The TVA Labor Agreements are annual agreements that automatically renew each year.

(4)
Defined Benefit Plans for Unions employed through the GPPMA agreement for Columbia Generating Station. The GPPMA Agreements are annual agreements that automatically renew each year.

(5)
Regional and National Defined Benefit Funds for multiple unions employed under different labor agreements.

(6)
Defined Benefit Plan for Union employed at Con Ed sites.

(7)
Defined Benefit Plan for Individual working outside of plan jurisdiction.

(8)
The Company did not pay a surcharge for any fund last year that was in Critical Status and had not negotiated a preferred schedule. The Company does pay a surcharge/assessment on some funds under the CBA preferred schedule.

        Employees covered by multiemployer pension plans are hired for project-based building and construction purposes. The Company's participation level in these plans varies as a result.

        The Company believes that its responsibility for potential withdrawal liabilities associated with participating in multiemployer plans is limited because the building and construction trades exemption should apply to the substantial majority of the Company's plan contributions. However, pursuant to the Pension Protection Act of 2006 and other applicable laws, the Company is also exposed to other potential liabilities associated with plans that are underfunded. As of December 31, 2018, the Company had been notified that certain pension plans were in critical funding status. Currently, certain plans are developing, or have developed, a rehabilitation plan that may call for a reduction in participant benefits or an increase in future employer contributions. Therefore, in the future, the Company could be responsible for potential surcharges, excise taxes and/or additional contributions related to these plans. Additionally, market conditions and the number of participating employers remaining in each plan may result in a reorganization, insolvency or mass withdrawal that could materially affect the funded status of multiemployer plans and the Company's potential withdrawal liability, if applicable. The Company continues to actively monitor, assess and take steps to limit its potential exposure to any surcharges, excise taxes, additional contributions and/or withdrawal liabilities. However, the Company cannot, at this time, estimate the full amount, or even the range, of this potential exposure.

NOTE 14—COMMITMENTS AND CONTINGENCIES

        Litigation and Claims:    The Company is from time to time party to various lawsuits, claims and other proceedings that arise in the ordinary course of its business. With respect to all such lawsuits, claims and proceedings, the Company records a reserve when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The Company does not believe that the resolution of any currently pending lawsuits, claims and proceedings, either individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or liquidity. However, the outcomes of any currently pending lawsuits, claims and proceedings cannot be predicted, and therefore, there can be no assurance that this will be the case.

        A putative shareholder class action, captioned Budde v. Global Power Equipment Group Inc., was filed in the U.S. District Court for the Northern District of Texas naming the Company and certain former officers as defendants. This action and another action were filed on May 13, 2015 and June 23, 2015, respectively, and on July 29, 2015, the court consolidated the two actions and appointed a lead plaintiff. On May 1, 2017, the lead plaintiff filed a second consolidated amended complaint that named the Company and three of its former officers as defendants. It alleged violations of the federal securities laws arising out of matters related to the Company's restatement of certain financial periods and claims that the defendants made material misrepresentations and omissions of material fact in

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

certain public disclosures during the putative class period in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5, as promulgated thereunder. The claims were filed on behalf of a putative class of persons who acquired the Company's stock between September 7, 2011 and May 6, 2015, and sought monetary damages of "more than $200 million" on behalf of the putative class and an award of costs and expenses, including attorneys' fees and experts' fees. On June 26, 2017, the Company and the individual defendants filed a motion to dismiss the complaint. After full briefing, on December 27, 2017, the court issued a memorandum opinion and order granting the motion to dismiss and allowing the plaintiffs until January 15, 2018 to file an amended complaint. The court found that, with respect to each of the defendants, plaintiffs failed to plead facts supporting a strong inference of scienter, or the required intent to deceive, manipulate or defraud, or act with severe recklessness. On January 15, 2018, the plaintiffs filed their third amended complaint, and in response the Company filed a renewed motion to dismiss. After full briefing and oral argument, on September 11, 2018, the court dismissed with prejudice the third amended complaint. The court found that, even with plaintiffs' amended allegations, plaintiffs failed to plead facts supporting a strong inference of scienter. Also on September 11, 2018, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Fifth Circuit. Plaintiffs' appeal is briefed and currently pending before that court. Litigation is subject to many uncertainties, and the outcome of this action is not predictable with assurance. At this time, the Company is unable to predict the possible loss or range of loss, if any, associated with the resolution of this litigation, or any potential effect such may have on the Company or its business or operations.

        The Division of Enforcement of the SEC conducted a formal investigation into possible securities law violations by the Company relating to disclosures it made concerning certain financial information, including its cost of sales and revenue recognition, as well as related accounting issues. The Company cooperated with the SEC in its investigation, including through the production of documents to, and the sharing of information with, the SEC Enforcement Staff. On March 8, 2018, the SEC Enforcement Staff informed the Company's outside counsel, Cahill Gordon & Reindel LLP, that the SEC Enforcement Staff had concluded their investigation and, based on the information available to them as of the date of their letter, the SEC Enforcement Staff do not intend to recommend an enforcement action by the Securities and Exchange Commission against the Company.

        A former operating unit of the Company has been named as a defendant in a limited number of asbestos personal injury lawsuits. Neither the Company nor its predecessors ever mined, manufactured, produced or distributed asbestos fiber, the material that allegedly caused the injury underlying these actions. In 2006, the Company filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code. The bankruptcy court's discharge order issued upon the Company's emergence from bankruptcy in January 2008 extinguished the claims made by all plaintiffs who had filed asbestos claims against it before that time. The Company believes the bankruptcy court's discharge order should serve as a bar against any later claim filed against it, including any of its subsidiaries, based on alleged injury from asbestos at any time before emergence from bankruptcy. In any event, in all of the asbestos cases finalized post-bankruptcy, the Company has been successful in having such cases dismissed without liability. Moreover, during 2012, the Company secured insurance coverage that will help to reimburse the defense costs and potential indemnity obligations of its former operating unit relating to these claims. The Company intends to vigorously defend all currently active actions, all without liability, and it does not anticipate that any of these actions will have a material adverse effect on its financial

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

position, results of operations or liquidity. However, the outcomes of any legal action cannot be predicted and, therefore, there can be no assurance that this will be the case.

        Contingency:    During 2014, the Company entered into an agreement with a partner in connection with a power plant equipment installation project. The agreement contained certain performance liquidated damage clauses in favor of the customer. While the Company believed its performance in the project met its direct contractual obligations, it nonetheless had joint and several liability for other aspects of the overall project performance. As of March 15, 2017, the date the Company filed the Annual Report on Form 10-K for the year ended December 31, 2015, the required performance tests had not been performed and the Company's assessment at that time was that it was probable that the product (which was supplied by the partner) would fail those tests. As such, the Company estimated the potential liability arising from the contractual performance provisions would be in the range of $4.9 to $31.3 million. The maximum liability under the terms of the agreement was $33.0 million, less $1.7 million in liquidated damages already incurred. The minimum liability per the agreement was 20 percent of the total contract value, less $1.7 million in liquidated damages already incurred. Due to the joint and several liability provisions of the agreement and significant concerns about the partner's ability and willingness to pay the performance liquidated damages, if any, to the customer, the Company accrued $4.4 million as of December 31, 2015, which represented the minimum of the range, less $0.5 million for which the customer had withheld payment to the Company's partner. The Company's estimate regarding this matter remained unchanged until October 16, 2017, when the Company received a Notice of Substantial Completion, which stated that the joint venture met the contractual performance criteria. Therefore, as of December 31, 2017, the Company concluded that no performance liquidated damages would be incurred and, accordingly, $4.4 million was recognized and included in revenue in the 2017 consolidated statement of operations.

        In an effort to provide uninterrupted customer service, the Company has from time to time performed additional work under contracts without first obtaining the requisite customer approvals for change orders per the contract terms. In the event the customer subsequently disputes the change orders, they become claims under GAAP with strict criteria which must be met prior to recognizing revenue. Therefore, the Company defers recognizing revenue related to unsigned disputed change orders until the dispute is resolved. Since GAAP requires the Company to recognize the cost of performing the work covered by the change orders at the time of incurrence, to the extent the Company is able to resolve the disputes and recognize revenue in a future period, that revenue will have a 100% gross margin associated with it in that future period. As of December 31, 2017, the Company had deferred recognizing revenue on $22.9 million of unsigned, disputed change orders. Subsequent to year end, the Company completed its negotiations related to the unsigned change orders and $2.8 million was recognized and included in revenue in the 2017 consolidated statement of operations.

        Leases:    The Company leases equipment and facilities, which are non-cancellable and expire at various dates. Total rental expense for all operating leases during the years ended December 31, 2018 and 2017 was $5.6 million and $6.8 million, respectively.

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

        Future minimum annual lease payments under these non-cancellable operating leases as of December 31, 2018 are as follows:

December 31,	(in thousands)
2019	$1,060
2020	653
2021	631
2022	581
2023	130
Thereafter	—

Total	$3,055

        None of the leases include contingent rental provisions.

        The Company's annual lease expense differs from its future minimum rental payments as a result of month to month equipment leases to support the Company's operations.

        Insurance:    Certain of the Company's subsidiaries are self-insured for health, general liability and workers' compensation up to certain policy limits. Insurance expense was $2.1 million and $1.9 million for the years ended December 31, 2018 and 2017, respectively, and includes insurance premiums related to the excess claim coverage and claims incurred for continuing operations. The reserves as of December 31, 2018 and 2017 consist of estimated amounts unpaid for reported and unreported claims incurred. The accrual for the Company's self-insured health risk retention as of December 31, 2018 and 2017 was $0.4 million and $0.6 million, respectively. The Company provided $1.1 million in letters of credit for each of the years ended December 31, 2018 and 2017, respectively, as security for possible workers' compensation claims.

        Executive Severance:    At December 31, 2018, the Company had outstanding severance arrangements with officers and senior management. The Company's maximum commitment under all such arrangements, which would apply if the employees covered by these arrangements were each terminated without cause, was $2.5 million at December 31, 2018.

NOTE 15—MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

        The Company has certain customers that represent more than 10 percent of its consolidated accounts receivable. The balance for these customers as a percentage of the consolidated accounts receivable is as follows:

	December 31,
Customer	2018	2017
Southern Nuclear Operating Company	34%	11%
Tennessee Valley Authority	11%	*
Energy Northwest	10%	*
WECTEC Global Project Services	*	26%

*
Less than 10%

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK (Continued)

        The Company has certain customers that represent more than 10 percent of consolidated revenue. The revenue for these customers as a percentage of the consolidated revenue is as follows:

	Year Ended December 31,
Customer	2018	2017
Southern Nuclear Operating Company	25%	22%
Tennessee Valley Authority	26%	22%
Richmond County Constructors	18%	*
Energy Northwest	*	15%
All others	31%	41%

Total	100%	100%

*
Less than 10%

NOTE 16—OTHER SUPPLEMENTAL INFORMATION

        Other current liabilities consist of the following:

	December 31,
(in thousands)	2018	2017
Accrued workers compensation	$699	$878
Accrued job cost	1,385	1,221
Accrued legal and professional fees	691	893
Accrued commercial insurance	—	1,240
Restructuring reserve	367	—
Other accrued expenses	2,376	1,320

Total	$5,518	$5,552

NOTE 17—SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        A summary of the quarterly operating results during 2018 and 2017 follows:

(in thousands, except per share data) Year Ended December 31, 2018	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2018 Total
Revenue	$43,121	$47,975	$53,467	$44,355	$188,918
Gross profit	6,450	6,747	10,212	5,332	28,741
Loss from continuing operations	(2,238)	(6,024)	(2,840)	(2,688)	(13,790)
Loss per common share from continuing operations:
Basic	$(0.12)	$(0.33)	$(0.16)	$(0.15)	$(0.76)
Diluted	$(0.12)	$(0.33)	$(0.16)	$(0.15)	$(0.76)

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17—SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) (Continued)

(in thousands, except per share data) Year Ended December 31, 2017	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2017 Total
Revenue	$45,632	$57,981	$39,040	$44,329	$186,982
Gross profit	(1,555)	6,754	4,760	7,967	17,926
Loss from continuing operations	(11,625)	(5,430)	(9,786)	(3,178)	(30,019)
Loss per common share from continuing operations:
Basic	$(0.67)	$(0.31)	$(0.55)	$(0.18)	$(1.70)
Diluted	$(0.67)	$(0.31)	$(0.55)	$(0.18)	$(1.70)

        During the preparation of the Annual Report on Form 10-K for the year ended December 31, 2017, the Company discovered that it had received during the fourth quarter of 2017 the requisite documentation to justify the reversal of the $4.4 million liquidated damages reserve discussed in "Note 14—Commitments and Contingencies". Although the documentation was received during the fourth quarter, the Form 10-Q for the quarter ended March 31, 2017 had not been completed and filed with the SEC as of the date the documentation was received. Therefore, the release of the reserve to revenue should have been reflected in the Form 10-Q for the first quarter of 2017, but was not. The Company has evaluated the quantitative and qualitative impact of that error and concluded the amount is immaterial. The first quarter results presented above reflect the correction of the error.

NOTE 18—SUBSEQUENT EVENTS

        On January 22, 2019, the Company granted 32,653 service-based restricted stock awards out of treasury stock to each of its four non-employee directors, which vest in four equal annual installments on January 22 of each of 2020, 2021, 2022 and 2023.

Williams Industrial Services Group Inc.

Non-transferable Subscription Rights to Purchase Shares of
Common Stock

[            ] Shares of Common Stock at $[            ] per Share

PROSPECTUS

                                                             , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the common stock being registered. All of these expenses will be paid by us. All amounts except for the SEC registration fee are estimated.

SEC registration fee	$908
Accounting fees and expenses	6,000
Legal fees and expenses	100,000
Subscription agent and information agent fees and expenses	25,000
Printing expenses	5,000
Miscellaneous fees and expenses	2,000

Total	$138,908

Item 14.    Indemnification of Officers and Directors.

        As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article Eight of the Company's Certificate of Incorporation provides that the Company's directors will be protected from personal liability, through indemnification or otherwise, to the fullest extent possible under the DGCL. This includes not being personally liable to the Company or its stockholders for monetary damages resulting from a breach of fiduciary duty, to the fullest extent permitted by the DGCL. Under the DGCL, corporations may eliminate or limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability: (i) for any breach of the duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (providing for director liability for unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to non-monetary remedies that may be available, such as injunctive relief or rescission, nor does it relieve the Company's directors from complying with federal or state securities laws.

        Section 145 of the DGCL grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts. Article Eight of the Certificate of Incorporation provides, to the fullest extent permitted by law, for mandatory indemnification of the Company's directors, officers, employees and agents, except as may otherwise be provided in the By-Laws, and for advancement of expenses incurred by such directors, officers, employees and agents in relation to any action, suit or proceeding.

        Article IV of the Company's By-Laws provides that the Company (i) will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company and (ii) except as otherwise required by the By-Laws, may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Further, the Company will, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, the Company will not indemnify such persons for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems appropriate. To the extent that a person who is or was a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding as discussed above, or in defense of any such claim, issue or matter, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification pursuant to the By-Laws, as discussed above (unless ordered by a court), shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders.

        The By-Laws also provide that the Company may pay expenses incurred by any person who may have a right of indemnification under the By-Laws in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Company pursuant to the By-Laws.

        In accordance with the DGCL, the By-Laws provide that the indemnification rights provided by the By-Laws are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Company's employment agreements with its executive officers generally provide for indemnification of the executive officers in accordance with the By-Laws. The Company also carries directors' and officers' liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item. 15.    Recent Sales of Unregistered Securities.

        The offer and sale of shares of our common stock to Wynnefield pursuant to the Backstop Agreement will be effectuated in a transaction exempt from the registration requirements of the Securities Act, and will not be registered pursuant to this registration statement. As a condition to consummation of the backstop commitment, we will enter into a Registration Rights Agreement with Wynnefield, pursuant to which Wynnefield may request that we register for resale the shares of common stock acquired pursuant to the Backstop Agreement, as well as shares of our common stock purchased by Wynnefield and its affiliates upon exercise of their Rights. Wynnefield may exercise its registration rights at any time after the expiration date and consummation of the Rights Offering. We have agreed to reimburse Wynnefield for all reasonable out-of-pocket costs and expenses it incurs in connection with the Rights Offering (regardless of whether the transactions contemplated by the Backstop Agreement are consummated) and exercise (if any) of registration rights.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Form 10 (Commission File No. 001-16501) filed with the Commission on April 30, 2010 and incorporated herein by reference).
3.2
Certificate of Amendment, dated June 30, 2010, to the Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.2 to our Amendment No. 2 to Form 10 filed with the Commission on July 20, 2010 and incorporated herein by reference).
3.3
Second Certificate of Amendment, dated June 27, 2018, to the Second Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).
3.4	Fourth Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Form 8-K filed with the Commission on June 29, 2018 and incorporated herein by reference).
4.2	Form of Subscription Agent Agreement.♦
4.3	Form of Rights Certificate.♦
4.4	Form of Information Agent Agreement.♦
5.1	Legal Opinion of Thompson Hine LLP.♦
8.1	Opinion of Thompson Hine LLP regarding tax matters.♦
10.1	Amended and Restated Incentive Compensation Plan (filed as Exhibit 10.1 to our Form 10-Q filed with the Commission on May 16, 2011 and incorporated herein by reference).*
10.2	2011 Equity Incentive Plan (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on May 24, 2011 and incorporated herein by reference).*
10.3
Election and Nomination Agreement, dated as of June 1, 2016 and effective May 25, 2016, by and among (i) Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. and (ii) the Company (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on June 1, 2016 and incorporated herein by reference).
10.4	Form of Restricted Shares Award Agreement (filed as Exhibit 10.1 to our Form 10-Q filed with the Commission on November 9, 2012 and incorporated herein by reference).*
10.5	Form of Restricted Share Unit Agreement (filed as Exhibit 10.27 to our Form 10-K filed with the Commission on March 14, 2012 and incorporated herein by reference).

Exhibit	Description
10.6	Amendment to Attachment A of the Form of Restricted Shares Unit Agreement (filed as Exhibit 10.5 to our Form 10-Q/A filed with the Commission on August 20, 2012 and incorporated herein by reference).*
10.7	Short-Term Incentive Plan (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on February 26, 2013 and incorporated herein by reference).*
10.8	Form of Restricted Share Unit Agreement (filed as Exhibit 10.30 to our Form 10-K filed with the Commission on March 7, 2013 and incorporated herein by reference).*
10.9
Form of Nonqualified Stock Option Agreement, dated as of March 23, 2015, by and between Terence Cryan and the Company (filed as Exhibit 10.3 to our Form 8-K filed with the Commission on March 23, 2015 and incorporated herein by reference).*
10.10	Form of Restricted Share Unit Agreement (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on April 6, 2015 and incorporated herein by reference).*
10.11
Employment Agreement, dated as of June 26, 2015, by and between Terence J. Cryan and the Company (filed as Exhibit 10.2 to our Form 8-K filed with the Commission on July 2, 2015 and incorporated herein by reference).*
10.12
Separation Agreement, dated as of September 24, 2015, by and between the Company and Raymond K. Guba (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on September 25, 2015 and incorporated herein by reference).*
10.13	Executive Severance Plan, as Amended and Restated on August 19, 2015 (filed as Exhibit 10.2 to our Form 8-K filed with the Commission on September 25, 2015 and incorporated herein by reference).*
10.14
Stock Purchase Agreement, dated January 13, 2017, by and between the Company, as Seller, and Chart Lifecycle, Inc., as Buyer, relating to the sale of Hetsco Holdings, Inc., which is the sole stockholder of Hetsco, Inc. (filed as Exhibit 10.63 to our Form 10-K filed with the Commission on March 15, 2017 and incorporated herein by reference).
10.15
Securities Purchase Agreement, dated October 11, 2017, by and between the Company, Braden Holdings, LLC and GPEG C.V., as Sellers, and Innova Global Europe B.V., Innova Global Inc., Innova Global Operating Ltd. and 1938247 Alberta Ltd., as Buyers (filed as Exhibit 10.2 to our Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on December 19, 2017 and incorporated herein by reference).
10.16
Retirement and Consulting Agreement, dated March 15, 2017, by and between the Company and Timothy M. Howsman (filed as Exhibit 10.64 to our Form 10-K filed with the Commission on March 15, 2017 and incorporated herein by reference).*
10.17	Form of Time-Based Restricted Share Unit Agreement (filed as Exhibit 10.65 to our Form 10-K filed with the Commission on March 15, 2017 and incorporated herein by reference).*
10.18	Form of Performance-Based Restricted Share Unit Agreement. (filed as Exhibit 10.66 to our Form 10-K filed with the Commission on March 15, 2017 and incorporated herein by reference).*
10.19
Form of Time-Based Restricted Share Unit Agreement (dated April 17, 2017) (filed as Exhibit 10.1 to our Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on December 19, 2017 and incorporated herein by reference).*

Exhibit	Description
10.20	Form of Performance-Based Restricted Share Unit Agreement (dated April 17, 2017) (filed as Exhibit 10.2 to our Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on December 19, 2017 and incorporated herein by reference).*
10.21
Form of Cash-Based Award Agreement (dated April 17, 2017) (filed as Exhibit 10.3 to our Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on December 19, 2017 and incorporated herein by reference).*
10.22
Retention Incentives Agreement, dated as of March 19, 2016, by and between Timothy M. Howsman and the Company (filed as Exhibit 10.67 to our Form 10-K filed with the Commission on March 15, 2017 and incorporated herein by reference).*
10.23	Mark Jolly Offer Letter, dated November 8, 2016 (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on March 16, 2017 and incorporated herein by reference).*
10.24
Senior Secured Credit Agreement, dated as of June 16, 2017, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.51 to our Form 10-K filed with the Commission on September 12, 2017 and incorporated herein by reference).
10.25
First Amendment to Senior Secured Credit Agreement, dated as of August 17, 2017, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.52 to our Form 10-K filed with the Commission on September 12, 2017 and incorporated herein by reference).
10.26
Limited Waiver and Second Amendment to Senior Secured Credit Agreement, dated as of October 11, 2017, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.1 to our Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on December 19, 2017 and incorporated herein by reference).
10.27
Second Limited Waiver and Third Amendment to Senior Secured Credit Agreement, dated as of January 9, 2018, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.1 to our Form 10-Q filed with the Commission on January 31, 2018 and incorporated herein by reference).
10.28
Third Limited Waiver to Senior Secured Credit Agreement, dated as of March 30, 2018, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.58 to our Form 10-K filed with the Commission on April 16, 2018 and incorporated herein by reference).
10.29
Fourth Amendment to Senior Secured Credit Agreement, dated as of April 13, 2018, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.59 to our Form 10-K filed with the Commission on April 16, 2018 and incorporated herein by reference).

Exhibit	Description
10.30	Consent and Fifth Amendment to Senior Secured Credit Agreement, dated as of July 11, 2018, by and among the Company, as Borrower, the Lenders party thereto, and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.2 to our Form 10-Q filed with the Commission on August 14, 2018 and incorporated herein by reference).
10.31
Senior Secured Credit Agreement, dated as of September 18, 2018, by and among the Company, as Borrower, the lenders party thereto and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (filed as Exhibit 10.3 to our Form 10-Q filed with the Commission on November 14, 2018 and incorporated herein by reference).
10.32
Credit and Security Agreement, dated as of October 11, 2018, by and among the Company and the other borrowers from time to time party thereto, as Borrowers, MidCap Financial Trust, as Agent and as a Lender, and the additional lenders from time to time party thereto (filed as Exhibit 10.4 to our Form 10-Q filed with the Commission on November 14, 2018 and incorporated herein by reference).
10.33
Separation Agreement, dated as of July 26, 2017, by and between Terence J. Cryan and the Company (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on July 27, 2017 and incorporated herein by reference).*
10.34
Separation Agreement, dated as of August 1, 2017, by and between Mark Jolly and the Company (filed as Exhibit 10.54 to our Form 10-K filed with the Commission on September 12, 2017 and incorporated herein by reference).*
10.35
Employment Agreement, dated September 11, 2017, by and between Craig E. Holmes and the Company (filed as Exhibit 10.56 to our Form 10-K filed with the Commission on September 12, 2017 and incorporated herein by reference).*
10.36
Employment Agreement, dated September 11, 2017, by and between Erin Gonzalez and the Company (filed as Exhibit 10.57 to our Form 10-K filed with the Commission on September 12, 2017 and incorporated herein by reference).*
10.37
Separation Agreement, dated April 13, 2018, by and between Craig E. Holmes and the Company (filed as Exhibit 10.65 to our Form 10-K filed with the Commission on April 16, 2018 and incorporated herein by reference).*
10.38
Separation Agreement, dated May 29, 2018, by and between the Company and Erin Gonzalez (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on June 4, 2018 and incorporated herein by reference).*
10.39
Employment Agreement, dated June 20, 2018, by and between the Company and Tracy D. Pagliara (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on June 26, 2018 and incorporated herein by reference).*
10.40
Employment Agreement, dated July 31, 2018, by and between the Company and Timothy M. Howsman (filed as Exhibit 10.6 to our Form 10-Q filed with the Commission on August 14, 2018 and incorporated herein by reference).*
10.41	Form of Restricted Shares Award Agreement (dated January 22, 2019) (filed as Exhibit 10.42 to our Form 10-K filed the Commission on April 1, 2019 and incorporated herein by reference).*

Exhibit	Description
10.42	2015 Equity Incentive Plan (as amended and restated as of June 10, 2019) (filed as Exhibit 10.1 to our Form 8-K filed with the Commission on June 11, 2019 and incorporated herein by reference).*
10.43	Form of Time-Based Restricted Share Unit Agreement (filed as Exhibit 10.2 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).*
10.44	Form of Cash-Based Performance-Based Award Agreement (filed as Exhibit 10.3 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).*
10.45
Separation Agreement, dated June 24, 2019, between the Company and Timothy M. Howsman (filed as Exhibit 10.4 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).*
10.46
Employment Agreement, dated August 12, 2019, between the Company and Charles E. Wheelock (filed as Exhibit 10.5 to our Form 10-Q filed with the Commission on August 14, 2019 and incorporated herein by reference).*
10.50	Backstop Agreement, dated November 14, 2019, between the Company and Wynnefield Capital, Inc.**
10.51	Form of Registration Rights Agreement between the Company and Wynnefield Capital, Inc. (filed as Exhibit A to Backstop Agreement, dated November 14, 2019).**
10.52
Employment Agreement, dated September 30, 2019, between the Company and Randall R. Lay (filed as Exhibit 10.2 to our Form 10-Q filed with the Commission on November 14, 2019 and incorporated herein by reference).*
10.53
Time-Based Restricted Share Unit Agreement (Inducement Grant), dated September 30, 2019, between the Company and Randall R. Lay (filed as Exhibit 10.3 to our Form 10-Q filed with the Commission on November 14, 2019 and incorporated herein by reference).*
10.54
Performance-Based Restricted Share Unit Agreement (Inducement Grant), dated September 30, 2019, between the Company and Randall R. Lay (filed as Exhibit 10.4 to our Form 10-Q filed with the Commission on November 14, 2019 and incorporated herein by reference).*
21.1	Subsidiaries of the Company (filed as Exhibit 21.1 to our Form 10-K filed with the Commission on April 1, 2019 and incorporated herein by reference).
23.1	Consent of Independent Registered Public Accounting Firm (Moss Adams LLP).♦
23.2	Consent of Thompson Hine LLP (contained in opinion filed as Exhibit 5.1).♦
24.1	Powers of Attorney for our directors and certain executive officers (included on signature page).**
99.1	Form of Notice to Stockholders who are Record Holders.♦
99.2	Form of Notice to Stockholders who are Acting as Nominees.♦
99.3	Form of Notice to Clients of Stockholders who are Acting as Nominees.♦
99.4	Form of Notice of Guaranteed Delivery.♦
99.5	Form of Instructions to Rightsholders.♦

Exhibit	Description
101.INS	XBRL Instance Document.♦
101.SCH	XBRL Taxonomy Extension Schema Document.♦
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.♦
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.♦
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.♦
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.♦

*
Indicates a management contract or compensatory plan or arrangement.

♦
Filed herewith.

**
Previously filed.
(b)
Financial statement schedules

        No financial statement schedules are provided because the information called for is either not required or is shown either in the financial statements or the notes thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that, Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5.
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  6.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  7.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on January 17, 2020.

WILLIAMS INDUSTRIAL SERVICES GROUP INC.
By:	/s/ TRACY D. PAGLIARA
	Name:	Tracy D. Pagliara
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TRACY D. PAGLIARA Tracy D. Pagliara	President, Chief Executive Officer and Director Principal Executive Officer	January 17, 2020
/s/ RANDALL R. LAY Randall R. Lay	Senior Vice President, Chief Financial Officer Principal Financial and Accounting Officer	January 17, 2020
* Charles Macaluso	Chairman of the Board	January 17, 2020
* David A. B. Brown	Director	January 17, 2020
* Steven D. Davis	Director	January 17, 2020
* Robert B. Mills	Director	January 17, 2020
* Nelson Obus	Director	January 17, 2020

*
The undersigned, by signing his name hereto, executes this Amendment No. 1 to Registration Statement on Form S-1 pursuant to the power of attorney executed by the above-named persons and previously filed with the U.S. Securities and Exchange Commission on November 14, 2019.

*By:	/s/ CHARLES E. WHEELOCK Charles E. Wheelock Attorney-in-Fact